FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206582-01

Morgan Stanley Capital I Trust 2016-UBS9 Free Writing Prospectus Structural and Collateral Term Sheet $666,609,197 (Approximate Total Mortgage Pool Balance) $584,116,000 (Approximate Offered Certificates) Morgan Stanley Capital I Inc. as Depositor UBS Real Estate Securities Inc. Morgan Stanley Mortgage Capital Holdings LLC Bank of America, National Association as Sponsors and Mortgage Loan Sellers Commercial Mortgage Pass-Through Certificates Series 2016-UBS9 February 16, 2016 MORGAN STANLEY BofA MERRILL LYNCHCo-Lead Bookrunning Managers UBS Securities LLCDrexel Hamilton Co-Managers Academy Securities STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-206582) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com. This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Structural Overview

Offered Certificates

Class	Expected Ratings (Moody’s/Fitch/KBRA)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	Aaa(sf)/AAAsf/AAA(sf)	$29,800,000	30.000%	(7)	2.85	1 - 60	17.0%	38.1%
Class A-2	Aaa(sf)/AAAsf/AAA(sf)	$73,500,000	30.000%	(7)	6.75	80 - 83	17.0%	38.1%
Class A-SB	Aaa(sf)/AAAsf/AAA(sf)	$46,100,000	30.000%	(7)	7.44	60 - 116	17.0%	38.1%
Class A-3	Aaa(sf)/AAAsf/AAA(sf)	$125,000,000	30.000%	(7)	9.71	116 - 117	17.0%	38.1%
Class A-4	Aaa(sf)/AAAsf/AAA(sf)	$192,226,000	30.000%	(7)	9.80	117 - 118	17.0%	38.1%
Class X-A	Aaa(sf)/AAAsf/AAA(sf)	$466,626,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-B	NR/AA-sf/AAA(sf)	$87,493,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class A-S	Aa2(sf)/AAAsf/AAA(sf)	$47,496,000	22.875%	(7)	9.93	118 - 119	15.4%	42.0%
Class B	NR/AA-sf/AA(sf)	$39,997,000	16.875%	(7)	9.94	119 - 119	14.3%	45.3%
Class C	NR/A-sf/A(sf)	$29,997,000	12.375%	(7)	9.94	119 - 119	13.6%	47.8%

Privately Offered Certificates(10)

Class	Expected Ratings (Moody’s/Fitch/KBRA)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	NR/BBB-sf/BBB-(sf)	$34,164,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-E	NR/BB-sf/BB-(sf)	$14,999,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-FG	NR/NR/B-(sf)	$13,332,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-H	NR/NR/NR	$19,998,197(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class D	NR/BBB-sf/BBB-(sf)	$34,164,000	7.250%	(7)	9.94	119 - 119	12.8%	50.5%
Class E	NR/BB-sf/BB-(sf)	$14,999,000	5.000%	(7)	9.94	119 - 119	12.5%	51.8%
Class F	NR/B-sf/B+(sf)	$6,666,000	4.000%	(7)	10.28	119 - 159	12.4%	52.3%
Class G	NR/NR/B-(sf)	$6,666,000	3.000%	(7)	14.84	159 - 179	12.3%	52.9%
Class H	NR/NR/NR	$19,998,197	0.000%	(7)	14.94	179 - 179	11.9%	54.5%

(1)	Ratings shown are those of Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated February 16, 2016 (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-H certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG or Class X-H certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate.

(4)	The Expected Weighted Average Life (Years) and Principal Window (Months) during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (collectively referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Structural Overview

variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-H certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S and Class B certificates. The notional amount of the Class X-FG certificates will be equal to the aggregate certificate balance of the Class F and Class G certificates. The notional amount of each class of the Class X-D, Class X-E and Class X-H certificates will be equal to the outstanding certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-FG certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class F and Class G certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-D, Class X-E and Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Structural Overview

Issue Characteristics

Offered Certificates:	$584,116,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of eight principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C) and two interest-only classes (Class X-A and Class X-B)

Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC

Co-Managers:	Drexel Hamilton, LLC and Academy Securities, Inc.

Mortgage Loan Sellers:	UBS Real Estate Securities Inc., Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association

Rating Agencies:	Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc.

Master Servicer:	KeyBank National Association

Special Servicer:	CWCapital Asset Management LLC

Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association

Operating Advisor:	Park Bridge Lender Services LLC

Asset Representations Reviewer:	Park Bridge Lender Services LLC

Initial Directing Certificateholder:	Ellington Management Group, LLC or an affiliate thereof

Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in March 2016 (or, in the case of any mortgage loan that has its first due date in April 2016, the date that would have been its due date in March 2016 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Pricing Date:	Week of February 15, 2016

Expected Closing Date:	Week of March 7, 2016

Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in April 2016.

Rated Final Distribution Date:	The distribution date in March 2049

Interest Accrual Period:	Preceding calendar month

Payment Structure:	Sequential pay

Tax Treatment:	REMIC

Optional Termination:	1.00% clean-up call (calculated without regard to the Gateway Plaza mortgage loan)

Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.

Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.

Bloomberg Ticker:	MSCI 2016-UBS9 <MTGE><GO>

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:

On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows, to the extent of funds allocated to principal and available for distribution: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, to reimburse such classes of certificates for the amounts described in this clause third: first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, and second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class at the pass-through rate for such class from the date the related loss was allocated to such class;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and second, for interest on such unreimbursed losses at the pass-through rate for such class from the date the related loss was allocated to such class;

Fifth, to the non-offered certificates (other than the Class X-D, Class X-E, Class X-FG and Class X-H certificates and other than the Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Sixth, to the Class R certificates, any remaining amounts.

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all classes of certificates (other than the Class V and Class R certificates), pro rata, based on their respective amounts of accrued interest for the related distribution date. If a class receives less than the entirety of its interest entitlement on any distribution date, then the shortfall, excluding any shortfall due to prepayment interest shortfalls, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections.

Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (other than any non-serviced mortgage loan) that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to 0.25% per annum. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Structural Overview

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), in the case of each of clause (i) and (ii), subject to a cap of $1,000,000 and a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property and subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicer Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:	If any yield maintenance charge or prepayment premium that is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates the product of (a) such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates (other than the Control Eligible Certificates) for that distribution date. Any yield maintenance charge or prepayment premium that is collected during any collection period with respect to any mortgage loan and remaining after the distributions in the preceding sentence (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates as follows: (1) first, to the Class X-A, Class X-B, Class X-D, Class X-E and Class X-FG certificates, in each case in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable distribution date with respect to the class(es) of principal balance certificates whose certificate balance(s) comprise the notional amount of the applicable class of Class X certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (ii) the Class X YM Distribution Amount for the applicable distribution date, and (2) second, to the Class X-H certificates, in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A, Class X-B, Class X-D, Class X-E and Class X-FG certificates.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will pay to the holders of each class of principal balance certificates then entitled to distributions of principal on the related distribution date the product of (a) any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage, (b) the related Base Interest Fraction for such class and the applicable principal prepayment and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date. Any yield maintenance charge or prepayment premium that is collected during any collection period with respect to any mortgage loan and remaining after the distributions in the preceding sentence (as to the applicable distribution date, the “Class X YM Subordinate Distribution Amount”) will be distributed to the holders of the Class X certificates as follows: (1) first, to the Class X-E and Class X-FG certificates, in each case in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable distribution date with respect to the class(es) of principal balance certificates whose certificate balance(s)comprise the notional amount of the applicable class of Class X certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (ii) the Class X YM Subordinate Distribution Amount for the applicable distribution date, and (2) second, to the Class X-H certificates, in an amount equal to the portion of the Class X YM Subordinate Distribution Amount remaining after the distributions to the holders of the Class X-E and Class X-FG certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Structural Overview

Realized Losses:	On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date (any such deficit, a “Realized Loss”), which amount will be applied to the Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata based upon their respective certificate balances, until their respective certificate balances have been reduced to zero.

Serviced Whole Loans:

The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 2100 Ross secures (i) a mortgage loan (the “2100 Ross mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $59,915,784, representing approximately 9.0% of the initial pool balance, and (ii) two pari passu promissory notes that are not part of the mortgage pool (each, a “2100 Ross pari passu companion loan” and a “serviced pari passu companion loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $37,946,663. The 2100 Ross pari passu companion loans are expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date and may be contributed to one or more future securitization transactions or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. The 2100 Ross mortgage loan and the 2100 Ross pari passu companion loans are collectively referred to as the “2100 Ross whole loan” and a “serviced pari passu whole loan” and will be serviced pursuant to the pooling and servicing agreement for this transaction.

The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Twenty Ninth Street Retail secures (i) a mortgage loan (the “Twenty Ninth Street Retail mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $40,000,000, representing approximately 6.0% of the initial pool balance, and (ii) two pari passu promissory notes that are not part of the mortgage pool (each, a “Twenty Ninth Street Retail pari passu companion loan” and, as of the closing date, a “serviced pari passu companion loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $110,000,000. One of the Twenty Ninth Street Retail pari passu companion loans (Note A-1, the “Twenty Ninth Street Retail control note”) is expected to be held by Goldman Sachs Mortgage Company or an affiliate thereof on the closing date and may be contributed to one or more future securitization transactions or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. One of the Twenty Ninth Street Retail pari passu companion loans (Note A-3) is expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date and may be contributed to one or more future securitization transactions or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. The Twenty Ninth Street Retail mortgage loan and the Twenty Ninth Street Retail pari passu companion loans are collectively referred to as the “Twenty Ninth Street Retail whole loan” and, as of the closing date, a “serviced pari passu whole loan.” The Twenty Ninth Street Retail whole loan will be serviced pursuant to the pooling and servicing agreement for this transaction until the securitization of the Twenty Ninth Street Retail control note (such date, the “Twenty Ninth Street Retail Companion Loan Securitization Date”). On and after the Twenty Ninth Street Retail Companion Loan Securitization Date, the Twenty Ninth Street Retail whole loan will constitute a “non-serviced whole loan” and will be serviced pursuant to the pooling and servicing agreement entered into in connection with the securitization of the Twenty Ninth Street Retail control note. Accordingly, on and after the Twenty Ninth Street Retail Companion Loan Securitization Date, various servicing actions with respect to the Twenty Ninth Street Retail whole loan described in this Term Sheet will be performed by the master servicer and/or special servicer under, and in accordance with, a separate pooling and servicing agreement, the terms of which may differ from those of the pooling and servicing agreement for this transaction. At all times, the holder of the Twenty Ninth Street Retail control note or a representative thereof will act as the applicable control party with respect to the Twenty Ninth Street Retail whole loan.

The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Gateway Plaza secures (i) a mortgage loan (the “Gateway Plaza mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $28,000,000, representing approximately 4.2% of the initial pool balance, and (ii) two pari passu promissory notes that are not part of the mortgage pool (each, a “Gateway Plaza pari passu companion loan” and a “serviced pari passu companion loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $29,500,000. The Gateway Plaza pari passu companion loans are expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date and may be contributed to one or more future securitization transactions or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. The Gateway Plaza mortgage loan and the Gateway Plaza pari passu companion loans are collectively referred to as the “Gateway Plaza whole loan” and a “serviced pari passu whole loan” and will be serviced pursuant to the pooling and servicing agreement for this transaction.

There are no other “serviced pari passu whole loans,” and there are no “serviced AB whole loans,” related to the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Non-Serviced Whole Loans:	The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 525 Seventh Avenue secures (i) a mortgage loan (the “525 Seventh Avenue mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $62,000,000, representing approximately 9.3% of the initial pool balance, and (ii) three pari passu promissory notes that are not part of the mortgage pool (each, a “525 Seventh Avenue pari passu companion loan” and a “non-serviced pari passu companion loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $114,000,000. Two of the 525 Seventh Avenue pari passu companion loans (Notes A-3 and A-4) are expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date and may be contributed to one or more future securitization transactions or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. One of the 525 Seventh Avenue pari passu companion loans (Note A-2, the “525 Seventh Avenue control note”) is currently held by the MSCI 2015-UBS8 securitization trust. The 525 Seventh Avenue mortgage loan and the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Structural Overview

525 Seventh Avenue pari passu companion loans are collectively referred to as the “525 Seventh Avenue whole loan” and a “non-serviced pari passu whole loan” and will be serviced pursuant to the MSCI 2015-UBS8 pooling and servicing agreement. The holder of the 525 Seventh Avenue control note (or, to the extent such note remains included in a securitization trust and to the extent provided under the MSCI 2015-UBS8 pooling and servicing agreement, the controlling class representative thereunder) will be entitled to direct the servicing of the 525 Seventh Avenue whole loan and will have the right to replace the special servicer with respect to the 525 Seventh Avenue whole loan with or without cause.

The portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as GLP Industrial Portfolio B secures (i) a mortgage loan (the “GLP Industrial Portfolio B mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $56,000,000, representing approximately 8.4% of the initial pool balance, (ii) three pari passu promissory notes that are not part of the mortgage pool (each, a “GLP Industrial Portfolio B pari passu companion loan” and a “non-serviced pari passu companion loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $572,700,000, and (iii) two subordinate promissory notes that are not part of the mortgage pool (each, a “GLP Industrial Portfolio B subordinate companion loan” and a “non-serviced subordinate companion loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $335,300,000. The GLP Industrial Portfolio B mortgage loan is generally pari passu in right of payment with the GLP Industrial Portfolio B pari passu companion loans, and the GLP Industrial Portfolio B mortgage loans and the GLP Industrial Portfolio B pari passu companion loans are, collectively, generally senior in right of payment to the GLP Industrial Portfolio B subordinate companion loans. Four of the GLP Industrial Portfolio B companion loans (Note A-1 (the “GLP Industrial Portfolio B control note”) and Notes A-2, B-1 and B-2) are currently held by the CSMC 2015-GLPB securitization trust. One of the GLP Industrial Portfolio B companion loans (Note A-3) is expected to be held by Column Financial, Inc. or an affiliate thereof on the closing date and may be contributed to one or more future securitization transactions or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. The GLP Industrial Portfolio B pari passu companion loans and the GLP Industrial Portfolio B subordinate companion loans are collectively referred to herein as the “GLP Industrial Portfolio B companion loans.” The GLP Industrial Portfolio B mortgage loan and the GLP Industrial Portfolio B companion loans are collectively referred to as the “GLP Industrial Portfolio B whole loan” and a “non-serviced whole loan” and will be serviced pursuant to the CSMC 2015-GLPB trust and servicing agreement. The holder of the GLP Industrial Portfolio B control note (or, to the extent such note remains included in a securitization trust and to the extent provided under the CSMC 2015-GLPB trust and servicing agreement, the controlling class representative thereunder) will be entitled to direct the servicing of the GLP Industrial Portfolio B whole loan and will have the right to replace the special servicer with respect to the GLP Industrial Portfolio B whole loan with or without cause.

The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Princeton Pike Corporate Center secures (i) a mortgage loan (the “Princeton Pike Corporate Center mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $45,000,000, representing approximately 6.8% of the initial pool balance, and (ii) two pari passu promissory notes that are not part of the mortgage pool (each, a “Princeton Pike Corporate Center pari passu companion loan” and a “non-serviced pari passu companion loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $85,000,000. One of the Princeton Pike Corporate Center pari passu companion loans (Note A-3) is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date and may be contributed to one or more future securitization transactions or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. One of the Princeton Pike Corporate Center pari passu companion loans (Note A-1, the “Princeton Pike Corporate Center control note”) is expected to be held by the MSBAM 2015-C28 securitization trust on the closing date. The Princeton Pike Corporate Center mortgage loan and the Princeton Pike Corporate Center pari passu companion loans are collectively referred to as the “Princeton Pike Corporate Center whole loan” and a “non-serviced pari passu whole loan” and are expected to be serviced pursuant to the MSBAM 2015-C28 pooling and servicing agreement. The holder of the Princeton Pike Corporate Center control note (or, to the extent such note remains included in a securitization trust and to the extent provided under the MSBAM 2015-C28 pooling and servicing agreement, the directing certificateholder thereunder) will be entitled to direct the servicing of the Princeton Pike Corporate Center whole loan and will have the right to replace the special servicer with respect to the Princeton Pike Corporate Center whole loan with or without cause.

The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Ellenton Premium Outlets secures (i) a mortgage loan (the “Ellenton Premium Outlets mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $38,800,000, representing approximately 5.8% of the initial pool balance, and (ii) three pari passu promissory notes that are not part of the mortgage pool (each, a “Ellenton Premium Outlets pari passu companion loan” and a “non-serviced pari passu companion loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $139,200,000. Two of the Ellenton Premium Outlets pari passu companion loans (Note A-1 (the “Ellenton Premium Outlets control note”) and Note A-3) are currently held by the MSCI 2015-UBS8 securitization trust. One of the Ellenton Premium Outlets pari passu companion loans (Note A-4) is expected to be held by the MSBAM 2015-C28 securitization trust on the closing date. The Ellenton Premium Outlets mortgage loan and the Ellenton Premium Outlets pari passu companion loans are collectively referred to as the “Ellenton Premium Outlets whole loan” and a “non-serviced pari passu whole loan” and will be serviced pursuant to the MSCI 2015-UBS8 pooling and servicing agreement. The holder of the Ellenton Premium Outlets control note (or, to the extent such note remains included in a securitization trust and to the extent provided under the MSCI 2015-UBS8 pooling and servicing agreement, the controlling class representative thereunder) will be entitled to direct the servicing of the Ellenton Premium Outlets whole loan and will have the right to replace the special servicer with respect to the Ellenton Premium Outlets whole loan with or without cause.

The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Grove City Premium Outlets secures (i) a mortgage loan (the “Grove City Premium Outlets mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $20,000,000, representing approximately 3.0% of the initial pool balance,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Structural Overview

and (ii) three pari passu promissory notes that are not part of the mortgage pool (each, a “Grove City Premium Outlets pari passu companion loan” and a “non-serviced pari passu companion loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $120,000,000. One of the Grove City Premium Outlets pari passu companion loans (Note A-2, the “Grove City Premium Outlets control note”) is expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date and may be contributed to one or more future securitization transactions or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. One of the Grove City Premium Outlets pari passu companion loans (Note A-5) is expected to be held by Bank of America, National Association or an affiliate thereof on the closing date and may be contributed to one or more future securitization transactions or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. One of the Grove City Premium Outlets pari passu companion loans (Note A-1) is currently held by the MSCI 2015-UBS8 securitization trust. The Grove City Premium Outlets mortgage loan and the Grove City Premium Outlets pari passu companion loans are collectively referred to as the “Grove City Premium Outlets whole loan” and a “non-serviced pari passu whole loan” and will be serviced pursuant to the MSCI 2015-UBS8 pooling and servicing agreement until the securitization of the Grove City Premium Outlets control note, at which point such whole loan will be governed pursuant to the pooling and servicing agreement for such securitization. The holder of the Grove City Premium Outlets control note or its representative will be entitled to direct the servicing of the Grove City Premium Outlets whole loan and will have the right to replace the special servicer with respect to the Grove City Premium Outlets whole loan with or without cause.

The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Gulfport Premium Outlets secures (i) a mortgage loan (the “Gulfport Premium Outlets mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $9,330,000, representing approximately 1.4% of the initial pool balance, and (ii) two pari passu promissory notes that are not part of the mortgage pool (each, a “Gulfport Premium Outlets pari passu companion loan” and a “non-serviced pari passu companion loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $40,670,000. One of the Gulfport Premium Outlets pari passu companion loans (Note A-1, the “Gulfport Premium Outlets control note”) is expected to be held by Bank of America, National Association or an affiliate thereof on the closing date and may be contributed to one or more future securitization transactions or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. One of the Gulfport Premium Outlets pari passu companion loans (Note A-2) is currently held by the MSCI 2015-UBS8 securitization trust. The Gulfport Premium Outlets mortgage loan and the Gulfport Premium Outlets pari passu companion loans are collectively referred to as the “Gulfport Premium Outlets whole loan” and a “non-serviced pari passu whole loan” and will be serviced pursuant to the MSCI 2015-UBS8 pooling and servicing agreement until the securitization of the Gulfport Premium Outlets control note, at which point such whole loan will be governed pursuant to the pooling and servicing agreement for such securitization. The holder of the Gulfport Premium Outlets control note or its representative will be entitled to direct the servicing of the Gulfport Premium Outlets whole loan and will have the right to replace the special servicer with respect to the Gulfport Premium Outlets whole loan with or without cause.

There are no other “non-serviced pari passu whole loans” related to the issuing entity, except that, as described above, on and after the Twenty Ninth Street Retail Companion Loan Securitization Date, the Twenty Ninth Street Retail whole loan will constitute a “non-serviced whole loan.” See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Directing Certificateholder/ Controlling Class:

The initial Directing Certificateholder is expected to be Ellington Management Group, LLC or an affiliate.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate certificate balance of the Controlling Class will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (iii) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any appraisal reduction amounts) at least equal to 25% of the initial certificate balance thereof; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any appraisal reduction amounts. The Controlling Class as of the closing date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G and Class H certificates.

Control Rights:	Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class E certificates have a certificate balance (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balance thereof)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Structural Overview

of less than 25% of the initial certificate balance thereof or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder; provided, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder and the operating advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then outstanding certificate balance at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any appraisal reduction amounts; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder pursuant to the terms of the pooling and servicing agreement; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class E certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

A Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to any Excluded Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” is a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. As of the closing date, it is expected that there will be no Excluded Loans in this securitization.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or a mezzanine lender that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to the Twenty Ninth Street Retail whole loan and each non-serviced whole loan (other than the GLP Industrial Portfolio B whole loan), the Directing Certificateholder will only have certain consultation rights with respect to certain major decisions and other matters related to such non-serviced whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable.

Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Structural Overview

companion loan to be a specially serviced loan.

Any appraisal reduction in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any appraisal reduction will be calculated in respect of such whole loan taken as a whole and will be allocated, to the extent provided in the related intercreditor agreement, first to any related subordinate companion loan, and second, to any related mortgage loan and pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts will also be taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder (see “—Directing Certificateholder/Controlling Class” below).

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance.

Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred (such holders, the “Requesting Holders”). The special servicer will be required to obtain (and will be required to use reasonable efforts to obtain within 60 days from receipt of the Requesting Holders’ written request) an appraisal prepared on an “as is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the servicing standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

Sale of Defaulted Loans:

Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer may offer to sell a defaulted serviced mortgage loan, in which event it is required to use reasonable efforts to solicit offers for such defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the highest offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the first or highest offeror is a person other than a party to the PSA, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, a holder of any related companion loan or mezzanine loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a companion loan or any known affiliate of any such person (each, an “Interested Person”). If the first or highest offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least one other offer is received from an independent third party and the trustee will be required to rely on the opinion of an independent appraiser or other independent expert retained by the trustee in connection with making such determination. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the special servicer determines (with respect to any mortgage loan other than an Excluded Loan, in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists) and, in the case of a serviced whole loan or an REO property related to a serviced whole loan, the related companion holders), in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to a serviced whole loan or REO property related to a serviced whole loan, the holders of the related pari passu companion loans, as a collective whole as if such Certificateholders and, if applicable, the related companion holder constituted a single lender (taking

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Structural Overview

into account the pari passu nature of any companion loan), so long as such lower offer was not made by the special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the special servicer, trustee and the certificate administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement, as applicable, determines to sell the related companion loans if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the MSCI 2016-UBS9 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loans(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures similar to those set forth above.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced at any time by the Directing Certificateholder.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders to each applicable rating agency of a rating agency communication, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the trustee will immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may also recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, which such vote must occur within 180 days of the posting of such notice.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of certificates evidencing at least 75% of the aggregate voting rights (other than with respect to the termination of the asset representations reviewer, taking into account the application of any Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, a holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan. Notwithstanding any of the foregoing to the contrary, with respect to the Twenty Ninth Street Retail whole loan, the holder of the Twenty Ninth Street Retail control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause.

With respect to any non-serviced whole loan (other than the GLP Industrial Portfolio B whole loan) the MSCI 2016-UBS9 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan.

Excluded Special Servicer:	If the special servicer obtains knowledge that it is a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Structural Overview

Excluded Special Servicer Loan. Prior to the occurrence of a Control Termination Event, the Directing Certificateholder will be entitled to select a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, certificateholders holding more than 50% of the exercised voting rights (provided 20% or more of the total voting rights exercise their right to vote) will be entitled to appoint the Excluded Special Servicer; provided, that if such certificateholders do not appoint the Excluded Special Servicer within 30 days of the special servicer’s notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.

Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts.

Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the delivery of a report regarding, certain actions of the special servicer with respect to the resolution and/or liquidation of specially serviced loans to the certificate administrator. The review and report generally will be based on an annual meeting with the special servicer and any asset status reports and additional information delivered to the operating advisor by the special servicer. In addition, if a Control Termination Event has occurred and is continuing, the special servicer must seek to consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the special servicer as described above under “—Appointment and Replacement of Special Servicer.”

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the Class X-E, Class X-FG, Class X-H, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Operating Advisor Expenses:	In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each distribution date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified deliquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently a majority of those Certificateholders casting a vote authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the asset representations

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Structural Overview

reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the special servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

15

MSCI 2016-UBS9	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
UBS Real Estate Securities Inc.	21	71	$493,644,455	74.1%
Morgan Stanley Mortgage Capital Holdings LLC	3	144	$103,892,954	15.6%
Bank of America, National Association	7	7	$69,071,788	10.4%
Total:	31	222	$666,609,197	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$666,609,197
Number of Mortgage Loans:	31
Average Cut-off Date Balance per Mortgage Loan:	$21,503,522
Number of Mortgaged Properties:	222
Average Cut-off Date Balance per Mortgaged Property:	$3,002,744
Weighted Average Mortgage Rate:	4.5706%
% of Pool Secured by 5 Largest Mortgage Loans:	42.7%
% of Pool Secured by 10 Largest Mortgage Loans:	68.9%
% of Pool Secured by ARD Loans(2):	9.3%
Weighted Average Original Term to Maturity (months)(2):	118
Weighted Average Remaining Term to Maturity (months)(2):	116
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	18.1%
% of Pool Secured by Refinance Loans:	61.7%
% of Pool Secured by Acquisition Loans:	32.2%
% of Pool Secured by Recapitalization Loans:	6.0%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	53.9%
% of Pool with Subordinate Mortgage Debt:	8.4%
% of Pool with Mezzanine Debt:	15.2%

Credit Statistics(3)

Weighted Average UW NOI DSCR:	2.16x
Weighted Average UW NOI Debt Yield:	11.9%
Weighted Average UW NCF DSCR:	2.01x
Weighted Average UW NCF Debt Yield:	11.0%
Weighted Average Cut-off Date LTV Ratio(4):	54.5%
Weighted Average Maturity Date LTV Ratio(2)(4):	47.7%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

16

MSCI 2016-UBS9	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months):	339
Weighted Average Remaining Amortization Term (months):	339
% of Pool Amortizing Balloon:	39.5%
% of Pool Interest Only followed by Amortizing Balloon:	34.5%
% of Pool Interest Only through Maturity(2):	26.0%
% of Pool Fully Amortizing:	0.0%

Lockboxes

% of Pool with Hard Lockboxes:	52.6%
% of Pool with Springing Lockboxes:	30.4%
% of Pool with Soft Lockboxes:	11.3%
% of Pool with No Lockboxes:	5.8%

Reserves

% of Pool Requiring Tax Reserves:	61.5%
% of Pool Requiring Insurance Reserves:	33.9%
% of Pool Requiring Replacement Reserves:	46.6%
% of Pool Requiring TI/LC Reserves(5):	36.0%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	71.8%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	10.6%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	9.3%
% of Pool with the greater of a prepayment premium and yield maintenance until open period:	8.4%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to March 2016.

(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit calculations in this term sheet include the related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

(4)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized” values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(5)	Excludes hospitality, multifamily, manufactured housing and self-storage properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

17

MSCI 2016-UBS9	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	UBSRES	525 Seventh Avenue	New York	NY	Office	$62,000,000	9.3%	505,273	$348.33	1.70x	10.6%	45.1%	41.1%
2	UBSRES	U Haul AREC RW Portfolio	Various	Various	Self Storage	$61,878,649	9.3%	617,047	$100.28	1.64x	11.1%	47.6%	35.0%
3	UBSRES	2100 Ross	Dallas	TX	Office	$59,915,784	9.0%	843,728	$115.99	1.36x	9.8%	58.6%	47.9%
4	MSMCH	GLP Industrial Portfolio B	Various	Various	Industrial	$56,000,000	8.4%	26,238,861	$23.96	4.37x	18.4%	30.2%	30.2%
5	UBSRES	Preferred Freezer - San Leandro, CA	San Leandro	CA	Industrial	$45,000,000	6.8%	248,195	$181.31	1.41x	10.0%	61.6%	51.3%
6	MSMCH	Princeton Pike Corporate Center	Lawrence Township	NJ	Office	$45,000,000	6.8%	809,458	$160.60	1.38x	9.6%	65.3%	60.8%
7	UBSRES	Twenty Ninth Street Retail	Boulder	CO	Retail	$40,000,000	6.0%	704,713	$212.85	2.79x	12.0%	42.9%	42.9%
8	UBSRES	Ellenton Premium Outlets	Ellenton	FL	Retail	$38,800,000	5.8%	476,481	$373.57	2.45x	11.0%	53.6%	53.6%
9	UBSRES	Gateway Plaza	Richmond	VA	Office	$28,000,000	4.2%	330,309	$174.08	1.98x	13.8%	46.7%	43.3%
10	BANA	Hilton Garden Inn - Oxnard, CA	Oxnard	CA	Hospitality	$22,946,097	3.4%	170	$134,977.04	2.21x	15.8%	68.3%	56.7%
		Total/Wtd. Avg.				$459,540,530	68.9%			2.11x	12.0%	50.8%	44.9%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit calculations in this term sheet include the related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

18

MSCI 2016-UBS9	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR	Combined UW NOI Debt Yield	Combined Cut-off Date LTV
1	UBSRES	525 Seventh Avenue	$62,000,000	$114,000,000	$176,000,000	MSCI 2015-UBS8	Midland	Rialto	MSCI 2015-UBS8	1.70x	10.6%	45.1%
3	UBSRES	2100 Ross	$59,915,784	$37,946,663	$97,862,447	MSCI 2016-UBS9	KeyBank	CWCapital	MSCI 2016-UBS9	1.36x	9.8%	58.6%
4	MSMCH	GLP Industrial Portfolio B	$56,000,000	$572,700,000	$628,700,000	CSMC 2015-GLPB	KeyBank	AEGON	CSMC 2015-GLPB	4.37x	18.4%	30.2%
6	MSMCH	Princeton Pike Corporate Center	$45,000,000	$85,000,000	$130,000,000	MSBAM 2016-C28	Wells Fargo	C-III	MSBAM 2016-C28	1.38x	9.6%	65.3%
7	UBSRES	Twenty Ninth Street Retail	$40,000,000	$110,000,000	$150,000,000	MSCI 2016-UBS9(1)	KeyBank	CWCapital	(1)	2.79x	12.0%	42.9%
8	UBSRES	Ellenton Premium Outlets	$38,800,000	$139,200,000	$178,000,000	MSCI 2015-UBS8	Midland	Rialto	MSCI 2015-UBS8	2.45x	11.0%	53.6%
9	UBSRES	Gateway Plaza	$28,000,000	$29,500,000	$57,500,000	MSCI 2016-UBS9	KeyBank	CWCapital	MSCI 2016-UBS9	1.98x	13.8%	46.7%
12	UBSRES	Grove City Premium Outlets	$20,000,000	$120,000,000	$140,000,000	MSCI 2015-UBS8(1)	Midland	Rialto	(1)	2.66x	12.0%	54.9%
19	UBSRES	Gulfport Premium Outlets	$9,330,000	$40,670,000	$50,000,000	MSCI 2015-UBS8(1)	Midland	Rialto	(1)	2.80x	13.3%	46.3%

(1)	With respect to each of the Twenty Ninth Street Retail whole loan, the Grove City Premium Outlets whole loan and the Gulfport Premium Outlets whole loan, the holder of the related control note (the Twenty Ninth Street Retail control note, the Grove City Premium Outlets control note and the Gulfport Premium Outlets control note, respectively) will be the controlling noteholder with respect to such whole loan. Upon a securitization of such control note, servicing of the related whole loan will be governed by the pooling and servicing agreement entered into in connection with such securitization, and the representative of the controlling class under such pooling and servicing agreement is expected to have certain consent and control rights regarding servicing of the related whole loan similar to those of the MSCI 2016-UBS9 directing certificateholder with respect to the mortgage loans serviced in this securitization. The master servicer and the special servicer under any such pooling and servicing agreement may not be the same as the entities listed above with respect to the related whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Twenty Ninth Street Retail Whole Loan” and “Description of the Mortgage Loans—The Whole Loans—The Non-Serviced Whole Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

19

MSCI 2016-UBS9	Characteristics of the Mortgage Loans

Mortgage Loans with Subordinate Mortgage Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Subordinate Mortgage Debt Cut- off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Total Mortgage Debt Cut-off Date LTV
4	MSMCH	GLP Industrial Portfolio B	$56,000,000	$23.96	$335,300,000	4.37x	18.4%	30.2%	2.85x	12.0%	46.3%

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Mezzanine Debt Cut- off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut- off Date LTV
4	MSMCH	GLP Industrial Portfolio B	$56,000,000	$23.96	$330,000,000	4.37x	18.4%	30.2%	1.99x	8.9%	62.2%
6	MSMCH	Princeton Pike Corporate Center	$45,000,000	$160.60	$17,000,000	1.38x	9.6%	65.3%	1.07x	8.5%	73.9%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

20

MSCI 2016-UBS9	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
1	UBSRES	525 Seventh Avenue	New York	NY	Office	$62,000,000	9.3%	505,273	$348.33	1.70x	10.6%	45.1%	41.1%	MSC 2007-HQ11
2	UBSRES	U Haul AREC RW Portfolio(2)	Various	Various	Self Storage	$61,878,649	9.3%	617,047	$100.28	1.64x	11.1%	47.6%	35.0%	GMACC 2006-C1
3	UBSRES	2100 Ross	Dallas	TX	Office	$59,915,784	9.0%	843,728	$115.99	1.36x	9.8%	58.6%	47.9%	WBCMT 2007-C34
8	UBSRES	Ellenton Premium Outlets	Ellenton	FL	Retail	$38,800,000	5.8%	476,481	$373.57	2.45x	11.0%	53.6%	53.6%	WBCMT 2006-C23; WBCMT 2006-C25
10	BANA	Hilton Garden Inn – Oxnard, CA	Oxnard	CA	Hospitality	$22,946,097	3.4%	170	$134,977.04	2.21x	15.8%	68.3%	56.7%	MLCFC 2006-1
12	UBSRES	Grove City Premium Outlets	Grove City	PA	Retail	$20,000,000	3.0%	531,200	$263.55	2.66x	12.0%	54.9%	54.9%	WBCMT 2006-C23; WBCMT 2006-C25
13	UBSRES	Dembs Roth Kancov Portfolio	Various	Various	Retail	$19,409,822	2.9%	277,367	$69.98	1.86x	13.0%	65.4%	54.3%	CSMC 2006-C1
18	BANA	Day Creek Village	Rancho Cucamonga	CA	Retail	$9,400,000	1.4%	25,002	$375.97	1.58x	8.3%	60.6%	60.6%	MSBAM 2013-C13
19	UBSRES	Gulfport Premium Outlets	Gulfport	MS	Retail	$9,330,000	1.4%	300,249	$166.53	2.80x	13.3%	46.3%	46.3%	WBCMT 2006-C23; WBCMT 2006-C25
21	UBSRES	Woods Corner	Virginia Beach	VA	Retail	$9,000,000	1.4%	156,014	$57.69	1.88x	12.4%	56.6%	48.5%	JPMCC 2001-CIB3
24	UBSRES	Finksburg Plaza	Finksburg	MD	Retail	$7,100,000	1.1%	75,143	$94.49	1.34x	9.4%	66.2%	57.4%	CSMC 2006-C1
29	MSMCH	Walgreens - Glasgow, KY	Glasgow	KY	Retail	$2,892,954	0.4%	14,560	$198.69	1.35x	9.0%	61.6%	50.8%	MSC 2006-HQ9
		Total

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loans and exclude any related subordinate companion loans, as applicable.
(2)	Sixteen of the nineteen properties securing the U Haul AREC RW Portfolio mortgage loan secured a loan that was included in the GMACC 2006-C1 transaction.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

21

MSCI 2016-UBS9	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($73,500,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
4	MSMCH	GLP Industrial Portfolio B	Various	Industrial	$56,000,000	8.4%	$56,000,000	76.2%	26,238,861	$23.96	4.37x	18.4%	30.2%	30.2%	80	80
11	UBSRES	7141 Cleanwater Lane	WA	Office	$20,961,726	3.1%	$17,618,527	24.0%	148,311	$141.34	1.63x	12.6%	57.6%	48.4%	0	83
		Total/Wtd. Avg.			$76,961,726	11.5%	$73,618,527	100.2%			3.62x	16.8%	37.7%	35.2%	58	81

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

22

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23

MSCI 2016-UBS9	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Office	8	$221,994,215	33.3%	4.6308%	1.57x	10.8%	55.0%	48.4%
Suburban	3	$149,915,784	22.5%	4.5443%	1.62x	10.9%	50.8%	44.2%
CBD	4	$67,738,304	10.2%	4.7784%	1.47x	10.6%	62.9%	56.8%
Medical	1	$4,340,127	0.7%	5.3175%	1.40x	10.2%	74.8%	62.4%
Retail	35	$165,882,942	24.9%	4.4774%	2.33x	11.7%	54.1%	51.2%
Outlet Center	3	$68,130,000	10.2%	4.3083%	2.56x	11.6%	53.0%	53.0%
Regional Lifestyle Center	1	$40,000,000	6.0%	4.0970%	2.79x	12.0%	42.9%	42.9%
Unanchored	15	$19,277,007	2.9%	5.0781%	1.92x	13.3%	65.9%	54.7%
Anchored	2	$16,100,000	2.4%	4.7386%	1.64x	11.1%	60.8%	52.4%
Single Tenant	13	$12,975,935	1.9%	5.0495%	1.75x	12.1%	64.6%	53.5%
Shadow Anchored	1	$9,400,000	1.4%	4.8530%	1.58x	8.3%	60.6%	60.6%
Industrial	152	$130,986,763	19.6%	4.3710%	2.72x	14.1%	48.4%	41.9%
Warehouse	25	$63,556,285	9.5%	4.6086%	1.92x	11.8%	55.7%	46.4%
Distribution Warehouse	68	$37,085,459	5.6%	3.8164%	4.37x	18.4%	30.2%	30.2%
Flex	24	$24,590,379	3.7%	4.7233%	1.94x	12.6%	61.1%	50.6%
Light Industrial	24	$3,833,610	0.6%	3.8164%	4.37x	18.4%	30.2%	30.2%
Flex, Industrial, Distribution	11	$1,921,030	0.3%	3.8164%	4.37x	18.4%	30.2%	30.2%
Self Storage	19	$61,878,649	9.3%	4.4000%	1.64x	11.1%	47.6%	35.0%
Self Storage	19	$61,878,649	9.3%	4.4000%	1.64x	11.1%	47.6%	35.0%
Hospitality	3	$45,135,863	6.8%	5.1700%	1.97x	14.8%	65.2%	51.9%
Full Service	2	$38,418,795	5.8%	5.1909%	1.93x	14.4%	66.2%	53.2%
Limited Service	1	$6,717,068	1.0%	5.0502%	2.22x	17.4%	59.4%	44.9%
Multifamily	3	$26,455,073	4.0%	4.9232%	1.31x	8.6%	71.2%	60.9%
Garden	2	$19,155,073	2.9%	4.9911%	1.33x	8.9%	72.9%	61.7%
Mid Rise	1	$7,300,000	1.1%	4.7450%	1.27x	8.0%	66.8%	58.9%
Manufactured Housing	2	$14,275,691	2.1%	4.7388%	1.51x	9.6%	72.5%	65.3%
Manufactured Housing	2	$14,275,691	2.1%	4.7388%	1.51x	9.6%	72.5%	65.3%
Total/Wtd. Avg.	222	$666,609,197	100.0%	4.5706%	2.01x	11.9%	54.5%	47.7%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

24

MSCI 2016-UBS9	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	21	$97,887,084	14.7%	4.7227%	1.93x	12.5%	59.5%	50.3%
California – Northern(2)	10	$58,158,424	8.7%	4.6251%	1.69x	11.4%	58.8%	48.5%
California – Southern(2)	11	$39,728,660	6.0%	4.8656%	2.29x	14.1%	60.5%	53.0%
Texas	33	$95,072,892	14.3%	4.5473%	1.69x	10.8%	54.8%	44.7%
New York	1	$62,000,000	9.3%	4.1175%	1.70x	10.6%	45.1%	41.1%
Florida	38	$60,311,649	9.0%	4.5018%	2.46x	12.2%	53.5%	50.5%
New Jersey	1	$45,000,000	6.8%	4.6726%	1.38x	9.6%	65.3%	60.8%
Washington	13	$40,636,359	6.1%	4.8727%	1.78x	11.8%	58.8%	49.3%
Colorado	1	$40,000,000	6.0%	4.0970%	2.79x	12.0%	42.9%	42.9%
Virginia	4	$39,465,678	5.9%	5.0289%	1.95x	13.4%	50.1%	45.2%
Pennsylvania	21	$31,592,676	4.7%	4.1804%	3.04x	13.7%	47.4%	46.3%
Georgia	21	$28,247,028	4.2%	4.4547%	2.32x	12.5%	61.8%	56.1%
Mississippi	4	$25,785,748	3.9%	4.8746%	2.09x	12.8%	55.8%	46.6%
Connecticut	3	$16,939,732	2.5%	4.8539%	1.49x	10.9%	57.5%	44.5%
Illinois	8	$12,478,309	1.9%	5.0781%	1.96x	13.4%	66.1%	54.9%
Michigan	6	$9,288,879	1.4%	5.0367%	1.92x	13.0%	67.6%	55.9%
Arizona	17	$7,724,217	1.2%	3.8782%	4.08x	17.6%	32.0%	30.7%
Ohio	4	$7,427,138	1.1%	4.7254%	1.59x	12.1%	51.6%	35.8%
Louisiana	1	$7,300,000	1.1%	4.7450%	1.27x	8.0%	66.8%	58.9%
Maryland	1	$7,100,000	1.1%	5.0270%	1.34x	9.4%	66.2%	57.4%
Indiana	3	$5,716,210	0.9%	4.5123%	1.68x	11.4%	50.5%	38.2%
Oregon	5	$5,586,388	0.8%	4.2708%	2.24x	12.7%	43.7%	33.9%
Alaska	1	$4,488,654	0.7%	4.4000%	1.64x	11.1%	47.6%	35.0%
Massachusetts	1	$3,825,383	0.6%	4.4000%	1.64x	11.1%	47.6%	35.0%
Kentucky	1	$2,892,954	0.4%	4.9500%	1.35x	9.0%	61.6%	50.8%
Utah	4	$2,416,780	0.4%	3.8164%	4.37x	18.4%	30.2%	30.2%
North Carolina	2	$2,019,191	0.3%	4.5601%	1.69x	11.5%	51.8%	39.6%
District of Columbia	1	$1,727,592	0.3%	4.4000%	1.64x	11.1%	47.6%	35.0%
Tennessee	4	$1,475,982	0.2%	3.8164%	4.37x	18.4%	30.2%	30.2%
Missouri	1	$1,282,153	0.2%	5.0781%	1.86x	13.0%	65.4%	54.3%
Kansas	1	$920,520	0.1%	5.0781%	1.86x	13.0%	65.4%	54.3%
Total/Wtd. Avg.	222	$666,609,197	100.0%	4.5706%	2.01x	11.9%	54.5%	47.7%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loans and exclude any related subordinate companion loans, as applicable.
(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

25

MSCI 2016-UBS9	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1 - 5,000,000	4	12,918,996	1.9
5,000,001 - 10,000,000	10	77,572,737	11.6
10,000,001 - 15,000,000	2	24,587,698	3.7
15,000,001 - 20,000,000	4	71,027,511	10.7
20,000,001 - 25,000,000	2	43,907,822	6.6
25,000,001 - 50,000,000	5	196,800,000	29.5
50,000,001 - 62,000,000	4	239,794,433	36.0
Total:	31	$666,609,197	100.0%
Min: $2,842,849	Max: $62,000,000	Avg: $21,503,522

State or Other Jurisdiction

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	21	97,887,084	14.7
California – Northern(2)	10	58,158,424	8.7
California – Southern(2)	11	39,728,660	6.0
Texas	33	95,072,892	14.3
New York	1	62,000,000	9.3
Florida	38	60,311,649	9.0
New Jersey	1	45,000,000	6.8
Washington	13	40,636,359	6.1
Colorado	1	40,000,000	6.0
Virginia	4	39,465,678	5.9
Pennsylvania	21	31,592,676	4.7
Georgia	21	28,247,028	4.2
Mississippi	4	25,785,748	3.9
Connecticut	3	16,939,732	2.5
Illinois	8	12,478,309	1.9
Michigan	6	9,288,879	1.4
Arizona	17	7,724,217	1.2
Ohio	4	7,427,138	1.1
Louisiana	1	7,300,000	1.1
Maryland	1	7,100,000	1.1
Indiana	3	5,716,210	0.9
Oregon	5	5,586,388	0.8
Alaska	1	4,488,654	0.7
Massachusetts	1	3,825,383	0.6
Kentucky	1	2,892,954	0.4
Utah	4	2,416,780	0.4
North Carolina	2	2,019,191	0.3
District of Columbia	1	1,727,592	0.3
Tennessee	4	1,475,982	0.2
Missouri	1	1,282,153	0.2
Kansas	1	920,520	0.1
Total:	222	$666,609,197	100.0%

Property Type

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Office	8	221,994,215	33.3
CBD	3	149,915,784	22.5
Suburban	4	67,738,304	10.2
Medical	1	4,340,127	0.7
Retail	35	165,882,942	24.9
Outlet Center	3	68,130,000	10.2
Regional Lifestyle Center	1	40,000,000	6.0
Unanchored	15	19,277,007	2.9
Anchored	2	16,100,000	2.4
Single Tenant	13	12,975,935	1.9
Shadow Anchored	1	9,400,000	1.4
Industrial	152	130,986,763	19.6
Warehouse	25	63,556,285	9.5
Distribution Warehouse	68	37,085,459	5.6
Flex	24	24,590,379	3.7
Light Industrial	24	3,833,610	0.6
Flex, Light Industrial, Distribution	11	1,921,030	0.3
Self Storage	19	61,878,649	9.3
Self Storage	19	61,878,649	9.3
Hospitality	3	45,135,863	6.8
Full Service	2	38,418,795	5.8
Limited Service	1	6,717,068	1.0
Multifamily	3	26,455,073	4.0
Garden	2	19,155,073	2.9
Mid Rise	1	7,300,000	1.1
Manufactured Housing	2	14,275,691	2.1
Manufactured Housing	2	14,275,691	2.1
Total/Wtd. Avg.	222	$666,609,197	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.8164 - 4.5000	7	288,008,649	43.2
4.5001 - 5.0000	13	237,380,388	35.6
5.0001 - 5.5000	10	136,128,724	20.4
5.5001 - 5.6500	1	5,091,435	0.8
Total:	31	$666,609,197	100.0%
Min: 3.8164%	Max: 5.6500%	Wtd Avg: 4.5706%

Original Term to Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
84	2	76,961,726	11.5
120	28	561,647,471	84.3
180	1	28,000,000	4.2
Total:	31	$666,609,197	100.0%
Min: 84 mos.	Max: 180 mos.	Wtd Avg: 118 mos.

Remaining Term to Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
80 - 84	2	76,961,726	11.5
116 - 120	28	561,647,471	84.3
179 - 180	1	28,000,000	4.2
Total:	31	$1,179,418,010	100.0%
Min: 80 mos.	Max: 179 mos.	Wtd Avg: 116 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	6	173,530,000	26.0
240	1	2,842,849	0.4
300	7	163,605,810	24.5
360	17	326,630,538	49.0
Total:	31	$666,609,197	100.0%
Min: 240 mos.	Max: 360 mos.	Wtd Avg: 339 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	6	173,530,000	26.0
238 - 240	1	2,842,849	0.4
297 - 300	7	163,605,810	24.5
356 - 360	17	326,630,538	49.0
Total:	31	$666,609,197	100.0%
Min: 239 mos.	Max: 360 mos.	Wtd Avg: 339 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
UBS Real Estate Securities Inc.	21	493,644,455	74.1
Morgan Stanley Mortgage Capital Holdings LLC	3	103,892,954	15.6
Bank of America, National Association	7	69,071,788	10.4
Total:	31	$666,609,197	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Amortizing Balloon	15	263,096,572	39.5
Partial Interest Only	10	229,982,625	34.5
Interest Only	6	173,530,000	26.0
Total:	31	$666,609,197	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
30.2 - 40.0	1	56,000,000	8.4
40.1 - 50.0	5	201,208,649	30.2
50.1 - 60.0	9	171,813,095	25.8
60.1 - 65.0	4	72,765,653	10.9
65.1 - 70.0	6	117,900,909	17.7
70.1 - 75.0	5	40,920,892	6.1
75.1 - 75.9	1	6,000,000	0.9
Total:	31	$666,609,197	100.0%
Min: 30.2%	Max: 75.9%	Wtd Avg: 54.5%

Maturity Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
30.2 - 40.0	4	129,205,731	19.4
40.1 - 50.0	10	256,488,711	38.5
50.1 - 55.0	6	142,247,766	21.3
55.1 - 60.0	5	53,344,236	8.0
60.1 - 67.1	6	85,322,752	12.8
Total:	31	$666,609,197	100.0%
Min: 30.2%	Max: 67.1%	Wtd Avg: 47.7%

UW DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.27 - 1.30	2	20,455,073	3.1
1.31 - 1.40	5	119,248,865	17.9
1.41 - 1.50	4	70,916,859	10.6
1.51 - 1.60	4	32,806,982	4.9
1.61 - 1.80	4	153,990,375	23.1
1.81 – 2.00	5	75,397,879	11.3
2.01 – 2.25	2	29,663,164	4.4
2.26 - 2.50	1	38,800,000	5.8
2.51 – 3.00	3	69,330,000	10.4
3.01 – 4.37	1	56,000,000	8.4
Total:	31	$666,609,197	100.0%
Min: 1.27x	Max: 4.37x	Wtd Avg: 2.01x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.0 – 8.0	1	7,300,000	1.1
8.1 - 8.5	1	9,400,000	1.4
8.6 – 9.0	3	27,480,652	4.1
9.1 - 9.5	2	13,100,000	2.0
9.6 – 10.0	3	149,915,784	22.5
10.1 - 10.5	1	4,340,127	0.7
10.6 - 11.0	2	100,800,000	15.1
11.1 - 11.5	2	70,362,883	10.6
11.6 - 12.0	4	71,993,066	10.8
12.1 – 13.0	5	69,935,681	10.5
13.1 – 14.0	4	56,317,839	8.4
14.1 – 18.4	3	85,663,164	12.9
Total:	31	$666,609,197	100.0%
Min: 8.0%	Max: 18.4%	Wtd Avg: 11.9%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

26

MSCI 2016-UBS9	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)(4)

Prepayment Restrictions	March 2016	March 2017	March 2018	March 2019	March 2020
Locked Out	91.6%	91.5%	71.9%	72.0%	72.0%
Yield Maintenance Total	8.4%	8.5%	28.1%	28.0%	28.0%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$666,609,197	$662,004,530	$657,092,171	$651,347,228	$644,505,728
% Initial Pool Balance	100.0%	99.3%	98.6%	97.7%	96.7%

Prepayment Restrictions	March 2021	March 2022	March 2023	March 2024	March 2025
Locked Out	72.0%	71.9%	81.6%	81.6%	81.6%
Yield Maintenance Total	28.0%	28.1%	18.4%	18.4%	18.4%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$636,780,840	$627,402,532	$544,044,827	$534,369,932	$524,167,577
% Initial Pool Balance	95.5%	94.1%	81.6%	80.2%	78.6%

(1)	The analysis is based on Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and a 0% CPR as discussed in the Preliminary Prospectus.

(2)	See description of Yield Maintenance under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1, YM3 and DEF/YM1 on Annex A-1 I to the Preliminary Prospectus.

(4)	There may be limited exceptions to the indicated prepayment restrictions arising out of casualties, condemnations, property releases and the application of earnout reserves

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

27

MSCI 2016-UBS9	525 Seventh Avenue

Mortgage Loan No. 1 – 525 Seventh Avenue

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

28

MSCI 2016-UBS9	525 Seventh Avenue

Mortgage Loan No. 1 – 525 Seventh Avenue

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

29

MSCI 2016-UBS9	525 Seventh Avenue

Mortgage Loan No. 1 – 525 Seventh Avenue

MANHATTAN
525 Seventh Avenue
525 Seventh Avenue
New York, NY 10018
West Side
Midtown
Garment District
Chelsea
Flatiron District
HUDSON YARDS
Hudson River
Hudson River Greenway
Highline Elevated Park
High Line Elevated Park
Lincoln Tunnel
Jacob Javits Convention Center
Port Authority Bus Terminal
New York Times Bldg.
TIMES SQUARE
Condé Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
Bryant Park
New York Public Library
Grand Central Terminal (Metro North)
MetLife Building
Lefcourt Manhattan Bldg.
Republic Bank Tower
The Morgan Library & Museum
Macy's
HERALD SQUARE
Manhattan Center
One Penn Plaza
Madison Square Garden
PENN STATION
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Manhattan Mall
Empire State Building
LONG ISLAND RAILROAD
General Post Office
Fashion Institute of Technology
Chelsea Park
Clement Clarke Moore Park
Chelsea Waterside Park
Pier 62 Skatepark
Chelsea Piers Sports & Entertainment Complex
IAC Building
Chelsea Market
Google
Rubin Museum of Art
Starrett-Lehigh Building
Madison Square Park
Supreme Court-Appellate Division
Metropolitan Life Building
NY Life Insurance Bldg.
Flatiron Building
Theo. Roosevelt Birthplace Natl. Historic Site
Union Square
Gershwin Theatre
One Worldwide Plaza
Morgan Stanley Building
Imperial Theatre
Viacom Intl.
Bank of America Tower
Time-Life Building
Exxon Building
News Corp. Building
UBS
AXA Center
666 Fifth Avenue
75 Rockefeller Plaza
Radio City Music Hall
45 Rockefeller Plaza
ROCKEFELLER CENTER
GE Building
1 Rockefeller Plaza
Rockefeller Tower 49
St. Patrick's Cathedral
Saks Fifth Ave.
Park Avenue Plaza
Mutual of Omaha Building
ITT-American Building
Palmolive Building
JPMorgan Chase Tower
METRO NORTH
Broadway
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Park Ave. South
9th Ave.
10th Ave.
11th Ave.
12th Ave.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
9A
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
Weehawken
North Bergen
West New York
Upper West Side
Upper East Side
Central Park
Astoria
Long Island City
Williamsburg
Greenwich Village
SoHo
Tribeca
Chinatown
Financial District
Brooklyn Heights
Park Slope
Midtown
Chelsea
MANHATTAN

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

30

MSCI 2016-UBS9	525 Seventh Avenue

Mortgage Loan No. 1 – 525 Seventh Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$62,000,000			Location:	New York, NY 10018
Cut-off Date Balance(1):	$62,000,000			General Property Type:	Office
% of Initial Pool Balance:	9.3%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Samuel W. Rosenblatt; MSGT LLC			Year Built/Renovated:	1925/N/A
Mortgage Rate:	4.1175%			Size:	505,273 SF
Note Date:	10/8/2015			Cut-off Date Balance per Unit(1):	$348
First Payment Date:	12/6/2015			Maturity Date Balance per Unit(1):	$317
Maturity Date:	11/6/2025			Property Manager:	Olmstead Properties, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$18,668,527
Seasoning:	4 months			UW NOI Debt Yield(1):	10.6%
Prepayment Provisions(2):	LO (28); DEF (87); O (5)			UW NOI Debt Yield at Maturity(1):	11.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	2.36x (IO) 1.70x (P&I)
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$15,646,586 (12/31/2015 TTM)
Additional Debt Balance(3):	$114,000,000			2nd Most Recent NOI:	$14,280,806 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$14,868,976 (12/31/2013)
Reserves(4)				Most Recent Occupancy:	95.5% (1/19/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.6% (12/31/2014)
RE Tax:	$2,313,927	$462,785	N/A	3rd Most Recent Occupancy:	93.9% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$390,000,000 (10/1/2015)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	45.1%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	41.1%
Other:	$777,924	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$176,000,000	95.4%	Loan Payoff:	$172,000,000	93.3%
Borrower Equity:	$8,423,743	4.6%	Reserves:	$3,091,851	1.7%
			Closing Costs:	$1,657,424	0.9%
			Defeasance Costs:	$7,674,467	4.2%
Total Sources:	$184,423,743	100.0%	Total Uses:	$184,423,743	100.0%

(1)	The 525 Seventh Avenue Mortgage Loan is part of the 525 Seventh Avenue Whole Loan, which is comprised of four pari passu promissory notes with an aggregate principal balance of $176,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 525 Seventh Avenue Whole Loan.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last 525 Seventh Avenue promissory note to be securitized and (b) December 6, 2018.

(3)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debt)” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The largest mortgage loan (the “525 Seventh Avenue Mortgage Loan”) is part of a whole loan (the “525 Seventh Avenue Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $176,000,000, all of which are secured by a first priority fee mortgage encumbering a 24-story office building totaling 505,273 SF in New York, New York (the “525 Seventh Avenue Property”). Promissory Note A-1, in the original principal amount of $62,000,000, represents the 525 Seventh Avenue Mortgage Loan. Promissory Notes A-2, A-3 and A-4, in the aggregate original principal amount of $114,000,000, represent a non-serviced companion loan (the “525 Seventh Avenue Non-Serviced Companion Loan”). A portion of the 525 Seventh Avenue Non-Serviced Companion Loan, represented by Promissory Note A-2 in the original principal amount of $70,000,000, is currently held by the MSCI 2015-UBS8 securitization trust. The remaining portion of the 525 Seventh Avenue Non-Serviced Companion Loan, represented by Promissory Notes A-3 and A-4, are expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The 525 Seventh Avenue Whole Loan is serviced pursuant to the pooling and servicing agreement for the MSCI 2015-UBS8 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The 525 Seventh Avenue Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the 525 Seventh Avenue Whole Loan, along with approximately $8.4 million of borrower equity, were used to defease a previous mortgage loan secured by the 525 Seventh Avenue Property, fund reserves and pay closing costs. The previous mortgage loan secured by the 525 Seventh Avenue Property was included in the MSC 2007-HQ11 securitization trust.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

31

MSCI 2016-UBS9	525 Seventh Avenue

The Borrower and the Sponsor. The borrower is 525 Delaware LLC (the “525 Seventh Avenue Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors. The sponsors and the nonrecourse carve-out guarantors of the 525 Seventh Avenue Borrower are Samuel W. Rosenblatt and MSGT LLC. The 525 Seventh Avenue Borrower is wholly owned by 525 Building Co, LLC, a New York limited liability company. 525 Building Co, LLC is owned by managing member, Olmstead-Enterprise, LLC (44.8057%), as well as 525 Transactions, LLC (55.1943%).

Samuel W. Rosenblatt is the president of Olmstead Properties, Inc., a full service real estate company established in New York City in 1930. Olmstead Properties, Inc. owns and manages over 30 income-producing properties totaling approximately 3.0 million SF and specializes in the management, leasing and development of New York City office properties.

MSGT LLC is an affiliate of the 525 Seventh Avenue Borrower through Enterprise Asset Management, Inc. (“EAM”). MSGT LLC is owned by four separate sets of trusts each consisting of 10 individual trusts. The 40 total trusts each own a 2.5% stake in the 525 Seventh Avenue Borrower. Each set of trusts has a single beneficiary. MSGT LLC is managed by EAM which is owned by shareholders Robert G. James (20.0%), Lois Zaro (20.0%), Carol S. Weisman (20.0%), Bonnie Englebardt (20.0%), and Susan Z. Green (20.0%). EAM, a privately owned, family-run business, was founded in 1968 and is headquartered in New York City. EAM’s portfolio includes 10 office properties in New York City and a combined office portfolio of approximately 3.4 million SF. In addition, EAM owns and/or manages retail and residential properties in Texas, California, and New York.

The Property. The 525 Seventh Avenue Property is a 24-story, 505,273 SF Class B office building located at the northeast intersection of Seventh Avenue and West 38th Street. The 525 Seventh Avenue Property consists of 490,896 SF of office space and 14,377 SF of retail space with frontage along both Seventh Avenue and 38th Street. The 525 Seventh Avenue Property is in close proximity to Times Square, the Empire State Building, Bryant Park, Madison Square Garden, Herald Square, and within walking distance to several mass transit options including the A, C, E, N, R, S, 1, 2, 3, and 7 subway trains (all within four blocks). Penn Station, Grand Central, and Port Authority Bus Terminal are also within close proximity to the 525 Seventh Avenue Property providing access to New Jersey Transit, New Jersey PATH, Long Island Railroad, Amtrak, and Metro-North.

The 525 Seventh Avenue Property has undergone capital improvements totaling approximately $4.4 million between 2009 and 2014, which included a new air-conditioning cooling tower and air-conditioning units, corridor renovations, restoration of all façades, restroom renovations, window replacements, water main work, and new roofing, along with approximately $6.3 million in tenant improvements.

The 525 Seventh Avenue Property is currently 95.5% occupied as of January 19, 2016 by 89 office tenants and four retail tenants. The largest tenant, Jones Apparel Group, occupies 58,729 SF (11.6% NRA; 11.9% U/W Base Rent) of space and has been in occupancy at the 525 Seventh Avenue Property since December 1999, expanding twice in 2000 and 2007, with no termination or renewal options. The second largest tenant, Kobra International Ltd, occupies 29,461 SF (5.8% NRA; 6.8% U/W Base Rent) of space and has been in occupancy at the 525 Seventh Avenue Property since 1991, expanding both in 1993 and 2007. In 2007, Kobra International Ltd leased an additional 2,381 SF of space expiring on June 30, 2017, with one 9.5-year renewal option remaining. The third largest tenant, Fashion Avenue Sweater Knits, occupies 24,473 (4.8% NRA; 4.6% U/W Base Rent) of space expiring June 30, 2024, with one five-year renewal option remaining. No other tenant at the 525 Seventh Avenue Property occupies greater than 4.1% of net rentable area. The retail space is currently 100.0% occupied as of January 19, 2016 by Balarini Restaurant Corp, Duane Reade, Starbucks Corp, and Federal Express Corp. Historical occupancy at the 525 Seventh Avenue Property has averaged 95.9% over the last five years.

Major Tenants.

Jones Apparel Group (58,729 SF, 11.6% of NRA, 11.9% of underwritten rent). Jones Apparel Group, now known as The Jones Group, Inc., is a global designer, marketer and wholesaler of over 35 brands comprised of apparel, footwear, jeans-wear, jewelry and handbags. It markets directly to consumers through its branded specialty retail and outlet stores and through its ecommerce sites. Jones Apparel Group initially leased 9,784 SF at the 525 Seventh Avenue Property in 1999, expanding its space on two separate occasions, and currently occupies 58,729 SF. Jones Apparel Group pays an average current base rent of $51.28 PSF with a lease expiration date of December 31, 2019. Jones Apparel Group currently subleases the sixth floor, comprised of 24,473 SF, to Cameron Industries, Inc.

Kobra International Ltd (29,461 SF, 5.8% of NRA, 6.8% of underwritten rent). Kobra International Ltd, doing business as Nicole Miller, designs and sells apparel and accessories around the world for women offering bridal gowns, bridesmaid dresses, ready-to-wear apparel, sportswear, day dresses, swimwear, and accessories. The Nicole Miller collection is sold in more than 1,200 independent specialty stores and boutiques in several major U.S. cities as well as department stores such as Neiman Marcus, Saks Fifth Avenue, Bloomingdale’s, and Nordstrom. Kobra International Ltd initially leased 20,661 SF at the 525 Seventh Avenue Property in 1991 and expanded its space to 27,080 SF in 1993 expiring on June 30, 2027. In 2007, Kobra International Ltd leased an additional 2,381 SF of space expiring on June 30, 2017, with one 9.5-year renewal option. Kobra International Ltd pays an average current base rent of $58.78 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

32

MSCI 2016-UBS9	525 Seventh Avenue

The following table presents certain information relating to the leases at the 525 Seventh Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Major Tenants
Jones Apparel Group(3)	NR/NR/NR	58,729	11.6%	$3,011,785	11.9%	$51.28	12/31/2019
Kobra International Ltd	NR/NR/NR	29,461	5.8%	$1,731,709	6.8%	$58.78	Various(4)
Fashion Avenue Sweater Knits	NR/NR/NR	24,473	4.8%	$1,162,689	4.6%	$47.51	6/30/2024
Matague Co Ltd	NR/NR/NR	20,661	4.1%	$945,973	3.7%	$45.79	7/31/2016
NYC Knitwear	NR/NR/NR	19,250	3.8%	$794,538	3.1%	$41.27	Various(5)
Subtotal/Wtd. Avg.		152,574	30.2%	$7,646,693	30.1%	$50.12

Other Tenants		329,770	65.3%	$17,759,981	69.9%	$53.86
Vacant Space		22,929	4.5%	$0	0.0%	$0.00
Total/Wtd. Avg.		505,273	100.0%	$25,406,674	100.0%	$52.67

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(3)	Jones Apparel Group currently subleases the sixth floor, comprised of 24,473 SF, to Cameron Industries, Inc.

(4)	Kobra International Ltd’s space is leased pursuant to three leases. Two leases totaling 27,080 SF and $1,590,777 of underwritten base rent expire on June 30, 2027 and one lease totaling 2,381 SF and $140,932 of underwritten base rent expires on June 30, 2017.

(5)	NYC Knitwear’s space is leased pursuant to two leases. One lease totaling 13,756 SF and $542,393 of underwritten base rent expires on March 31, 2020 and one lease totaling 5,494 SF and $252,145 of underwritten base rent expires on April 30, 2020.

The following table presents certain information relating to the lease rollover schedule at the 525 Seventh Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	4	9,950	$37.14	2.0%	2.0%	$369,565	1.5%	1.5%
2016	12	70,980	$47.24	14.0%	16.0%	$3,353,196	13.2%	14.7%
2017	18	58,917	$49.71	11.7%	27.7%	$2,928,954	11.5%	26.2%
2018	11	32,372	$49.85	6.4%	34.1%	$1,613,633	6.4%	32.5%
2019	16	96,079	$50.89	19.0%	53.1%	$4,889,103	19.2%	51.8%
2020	21	71,210	$48.81	14.1%	67.2%	$3,475,627	13.7%	65.5%
2021	13	37,591	$63.32	7.4%	74.6%	$2,380,382	9.4%	74.8%
2022	4	9,288	$55.81	1.8%	76.5%	$518,402	2.0%	76.9%
2023	2	14,591	$44.28	2.9%	79.4%	$646,092	2.5%	79.4%
2024	3	43,039	$54.20	8.5%	87.9%	$2,332,740	9.2%	88.6%
2025	1	5,617	$56.65	1.1%	89.0%	$318,203	1.3%	89.8%
2026	0	0	$0.00	0.0%	89.0%	$0	0.0%	89.8%
2027 & Beyond	3	32,710	$78.90	6.5%	95.5%	$2,580,777	10.2%	100.0%
Vacant	0	22,929	$0.00	4.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	108	505,273	$52.67	100.0%		$25,406,674	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The 525 Seventh Avenue Property is located in the Garment District on 7th Avenue between 38th Street and 39th Street, in Midtown Manhattan. According to the appraisal, Midtown Manhattan is the largest office market in Manhattan, and features a number of signature buildings including the GM building, the Empire State Building and the Bank of America Tower. Traditionally drawing firms such as Donna Karan, Calvin Klein, Liz Claiborne and Jones Apparel, the Garment District has transformed into a diverse commercial district, resulting in the growth of office tenants in the area. New York City’s high concentration of financial services professionals has been a driver of office space. The demand for office space has produced increases in rents for space zoned for office use. In response to these changes, the current mayoral administration and the Fashion District BID have been seeking to rezone this district to allow more garment industry space to be converted into office space. Zoning rules currently in place stipulate that building owners preserve some space for garment-related tenants in order to keep the fashion industry in Manhattan.

The estimated 2015 population within a one-, three- and five-mile radius of the 525 Seventh Avenue Property is 177,762, 1,280,493 and 2,570,714, respectively, according to a third party market research report. The population within a one-, three- and five-mile radius is projected to increase by 5.43%, 3.55% and 4.04%, respectively, through 2020, according to a third party market research report. The 2015 average household income within a one-, three- and five-mile radius of the 525 Seventh Avenue Property is estimated to be to be $145,498, $137,025 and $112,153, respectively.

According to the appraisal, the 525 Seventh Avenue Property is located within the Midtown office submarket of Manhattan in New York, New York which consists of 564 Class B buildings totaling approximately 68.8 million SF of office space. As of 2Q 2015, the Midtown Class B office submarket vacancy

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

33

MSCI 2016-UBS9	525 Seventh Avenue

rate was 5.5% and the average rental rate was $55.05 PSF. The 525 Seventh Avenue Property has maintained an average occupancy of 95.9% over the past five years with a current occupancy of 95.5% as of January 19, 2016. According to the appraisal, the 525 Seventh Avenue Property’s competitive set, consisting of nine office properties totaling approximately 3.4 million SF, exhibits a vacancy rate of 5.7%.

The following table presents leasing data at certain office competitive properties with respect to the 525 Seventh Avenue Property:

Competitive Property Summary
Comparable Name	Address	Asking Rent PSF(1)	Original Year Built	Size (SF)	Total Occupancy
525 Seventh Avenue Property	525 Seventh Avenue	$52.67(2)	1925	505,273(2)	95.5%(2)
Office Comp 1	1328 Broadway	N/A	1909	219,000	100.0%
Office Comp 2	1333 Broadway	$50.00	1926	276,000	93.3%
Office Comp 3	1372 Broadway	N/A	1914	450,000	100.0%
Office Comp 4	1400 Broadway	$45.00	1939	686,000	94.7%
Office Comp 5	1440 Broadway	$55.00-$58.00	1925	493,000	86.2%
Office Comp 6	499 Seventh Avenue	N/A	1925	160,000	97.0%
Office Comp 7	501 Seventh Avenue	$51.00	1924	400,000	96.1%
Office Comp 8	512 Seventh Avenue	$44.00-$50.00	1930	502,960	92.5%
Office Comp 9	550 Seventh Avenue	N/A	1924	227,700	94.9%
Range/Wtd. Avg./Total(3)		$44.00-$58.00		3,414,660	94.4%

Source: Appraisal

(1)	Wtd. Avg. Asking Rent PSF excludes vacant space at the 525 Seventh Avenue Property.

(2)	Information is based on the underwritten rent roll.

(3)	Range/Wtd. Avg./Total excludes the 525 Seventh Avenue Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 525 Seventh Avenue Property:

Cash Flow Analysis
	2012	2013	2014	12/31/2015 TTM	UW	UW PSF
Base Rent(1)	$20,635,898	$20,779,084	$20,593,522	$22,105,943	$26,698,022	$52.84
Total Recoveries	$2,804,323	$3,153,802	$3,076,433	$3,452,400	$3,284,611	$6.50
Other Income	$33,107	$30,838	$51,018	$92,023	$92,023	$0.18
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,511,334)	($2.99)
Effective Gross Income	$23,473,328	$23,963,724	$23,720,973	$25,650,366	$28,563,322	$56.53
Total Operating Expenses	$8,214,402	$9,094,748	$9,440,167	$10,003,780	$9,894,795	$19.58
Net Operating Income	$15,258,926	$14,868,976	$14,280,806	$15,646,586	$18,668,527	$36.95
Capital Expenditures	$0	$0	$0	$0	$101,055	$0.20
TI/LC	$0	$0	$0	$0	$1,225,198	$2.42
Net Cash Flow	$15,258,926	$14,868,976	$14,280,806	$15,646,586	$17,342,275	$34.32

Occupancy %	98.4%	93.9%	95.6%	96.5%	95.5%
NOI DSCR	1.49x	1.45x	1.40x	1.53x	1.83x
NCF DSCR	1.49x	1.45x	1.40x	1.53x	1.70x
NOI Debt Yield	8.7%	8.4%	8.1%	8.9%	10.6%
NCF Debt Yield	8.7%	8.4%	8.1%	8.9%	9.9%

(1)	UW Base Rent is net of actual vacancy and includes approximately $51,300 of straight line contractual rent increases through June 2026 for the Duane Reade space, approximately $25,419 of straight line contractual rent increases through April 2020 for the Federal Express Corp space, approximately $22,321 of straight line contractual rent increases through March 2024 for the Starbucks Corp space, and approximately $621,189 of additional contractual rent steps effective August 1, 2016 for non-investment grade tenants and effective January 1, 2017 for investment grade tenants.

Escrows and Reserves. The 525 Seventh Avenue Borrower deposited $2,313,927 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The 525 Seventh Avenue Borrower is required to escrow 1/12 of the annual estimated insurance premiums (unless, with respect to the insurance premium only, the 525 Seventh Avenue Borrower maintains insurance under an acceptable blanket insurance policy and no event of default is continuing). During the continuance of a Trigger Period (as defined below), the 525 Seventh Avenue Borrower is required to escrow monthly $8,421 for replacement reserves and is required to escrow monthly $42,106 for TI/LC reserves. The 525 Seventh Avenue Borrower deposited $777,924 in escrow at loan origination for outstanding free rent periods ranging from one to nine months, relating to 21 individual tenants. During a Major Tenant Trigger Event (as defined below), all excess cash flow is required to be deposited into a reserve (the “Major Tenant Rollover Reserve”) to be held by the lender as additional security for the 525 Seventh Avenue Whole Loan. So long as no event of default exists, funds held in the Major Tenant Rollover Reserve are required to be used in connection with tenant improvements and leasing commissions incurred with respect to the Major Tenant space.

A “Trigger Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the 525 Seventh Avenue Borrower, the guarantors, or the property manager, (iii) the DSCR based on the trailing 12-month period falling below 1.15x, (iv) a Major Tenant Trigger Event, or (v) any indictment for fraud or misappropriation of funds by the 525 Seventh Avenue Borrower, the guarantors, or the property manager. A Trigger Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 120 days for the 525 Seventh Avenue Borrower, the guarantors, or the property manager and lender’s

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

34

MSCI 2016-UBS9	525 Seventh Avenue

determination that such filing does not materially affect the 525 Seventh Avenue Borrower’s, the guarantors’, or the property manager’s monetary obligations, in regard to clause (iii) above, the date the DSCR based on the trailing 12-month period is greater than or equal to 1.20x for two consecutive calendar quarters, or in regard to clause (iv) above, the Major Tenant Trigger Event is cured.

A “Major Tenant Trigger Event” will commence upon the earlier of (i) if, on or prior to no later than the earliest Major Tenant’s (as defined below) lease extension date and the date that is six months prior to the then-applicable expiration date of any Major Tenant’s lease, such Major Tenant fails to extend or renew such lease upon terms and conditions set forth in such Major Tenant’s lease (or as otherwise acceptable to the lender), (ii) if an event of default under any Major Tenant’s lease has occurred, (iii) a Major Tenant or lease guarantor of a Major Tenant’s lease becomes insolvent or a debtor in any bankruptcy action, (iv) if any Major Tenant’s lease is terminated or no longer in full force or effect, or (v) if a Major Tenant “goes dark,” vacates, ceases to occupy or discontinues its operations at more than 25% of its Major Tenant space at the 525 Seventh Avenue Property, provided, however that for so long as such Major Tenant has a rating of at least “BBB-” or the equivalent by two or more of the applicable rating agencies, no Major Tenant Trigger Event will occur under this clause (v) unless and until 18 months or less remain under the term of such Major Tenant’s lease. A Major Tenant Trigger Event will continue until, in regard to clause (i) above, the Major Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Major Tenant space, in regard to clause (ii) above, the applicable event of default has been cured, in regard to clause (iii) above, the Major Tenant’s lease is unconditionally affirmed in the applicable bankruptcy and the Major Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed with no material adverse effect on the guarantor’s ability to perform under the lease guaranty, in regard to clause (iv) above, certain re-leasing conditions have been satisfied with respect to the Major Tenant space, or in regard to clause (v) above, the applicable Major Tenant re-commences its operations at its leased premises for a period of at least three consecutive calendar months, or certain re-leasing conditions have been satisfied with respect to the Major Tenant space.

“Major Tenant” means (i) any tenant or replacement that together with its affiliates, leases space comprising either (a) greater than 25% of the total rentable SF or (b) 25% or more of gross income from operations, (ii) any tenant whose lease contains an option or preferential right to purchase all or any portion of the 525 Seventh Avenue Property, (iii) any tenant that is an affiliate of the 525 Seventh Avenue Borrower, the guarantors, or the property manager (other than Hays Ventures LLC (a borrower affiliate)), or (iv) any tenant that has entered into a lease during an event of default under the 525 Seventh Avenue Whole Loan.

Lockbox and Cash Management. The 525 Seventh Avenue Whole Loan provides for a springing hard lockbox (i.e., the 525 Seventh Avenue Borrower has agreed to establish and maintain a hard lockbox upon the commencement of a Trigger Period and thereafter maintain such hard lockbox throughout the term of the 525 Seventh Avenue Whole Loan). The 525 Seventh Avenue Whole Loan has springing cash management (i.e., the 525 Seventh Avenue Whole Loan has cash management only during the continuance of a Trigger Period). During the continuance of a Trigger Period for the 525 Seventh Avenue Whole Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the 525 Seventh Avenue Whole Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred or is continuing, to the 525 Seventh Avenue Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the 525 Seventh Avenue Borrower in connection with the operation and maintenance of the 525 Seventh Avenue Property reasonably approved by the lender, and to disburse the remainder to the 525 Seventh Avenue Borrower (or, during the continuance of a Cash Sweep Period (as defined below), to an account to be held by the lender as additional security for the 525 Seventh Avenue Whole Loan).

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the 525 Seventh Avenue Borrower, the guarantors, or the property manager, or (iii) the DSCR based on the trailing 12-month period falling below 1.10x. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed within 120 days for the 525 Seventh Avenue Borrower, the guarantors, or the property manager and lender’s determination that such filing does not materially affect the 525 Seventh Avenue Borrower’s, the guarantors’ or the property manager’s monetary obligations, or in regard to clause (iii) above, upon the date the DSCR based on the trailing 12-month period is greater than or equal to 1.15x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The 525 Seventh Avenue Property also secures the 525 Seventh Avenue Non-Serviced Companion Loan, with a Cut-off Date balance of $114,000,000. A portion of the 525 Seventh Avenue Non-Serviced Companion Loan is held by the MSCI 2015-UBS8 securitization trust, and the remaining portion of the 525 Seventh Avenue Non-Serviced Companion Loan is expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The promissory notes evidencing the 525 Seventh Avenue Non-Serviced Companion Loan accrue interest at the same rate as the 525 Seventh Avenue Mortgage Loan. The 525 Seventh Avenue Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 525 Seventh Avenue Non-Serviced Companion Loan. The holders of the 525 Seventh Avenue Mortgage Loan and the 525 Seventh Avenue Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 525 Seventh Avenue Whole Loan. Promissory Note A-2, comprising a portion of the 525 Seventh Avenue Non-Serviced Companion Loan, represents the controlling interest in the 525 Seventh Avenue Whole Loan, and is held by the MSCI 2015-UBS8 securitization trust. The 525 Seventh Avenue Whole Loan will be serviced pursuant to the terms of the pooling and servicing agreement for the MSCI 2015-UBS8 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The 525 Seventh Avenue Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 525 Seventh Avenue Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the 525 Seventh Avenue Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

35

MSCI 2016-UBS9	U Haul AREC RW Portfolio

Mortgage Loan No. 2 – U Haul AREC RW Portfolio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

36

MSCI 2016-UBS9	U Haul AREC RW Portfolio

Mortgage Loan No. 2 – U Haul AREC RW Portfolio

CANADA
Vancouver
Calgary
Winnipeg
Québec
Montreal
Ottawa
Toronto
Lake Superior
Lake Michigan
Lake Huron
Lake Ontario
Lake Erie
Seattle
Portland
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San Francisco
Sacramento
Redwood City
San Jose
Las Vegas
Los Angeles
Lynwood
Cottonwood
San Diego
Phoenix
Salt Lake City
Denver
Albuquerque
El Paso
Minneapolis
Milwaukee
Chicago
Detroit
Omaha
Kansas City
St. Louis
Indianapolis
Columbus
Cleveland
Pittsburgh
Louisville
Nashville
Memphis
Oklahoma City
Fort Worth
Dallas
Grand Prairie
Austin
San Antonio
Houston
New Orleans
Atlanta
Charlotte
Charleston
Jacksonville
Orlando
Tampa
Miami
Norfolk
Washington, DC
Baltimore
Philadelphia
New York
West Hartford
Boston
Fall River
WA
OR
ID
MT
ND
MN
SD
WY
NV
UT
CO
CA
AZ
NM
NE
KS
OK
TX
IA
MO
AR
LA
MS
AL
GA
FL
SC
NC
TN
KY
IN
OH
MI
WI
IL
WV
VA
PA
NY
VT
NH
ME
MA
CT
NJ
MD
DE
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
MEXICO
Chihuahua
Monterrey
BAHAMAS
CUBA
ALASKA
ANCHORAGE
RUSSIA
Fairbanks
Arctic Ocean
Gulf of Alaska
Pacific Ocean
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19

U-Haul AREC RW Portfolio

1	U-Haul Moving & Storage at I-20 & 360	Grand Prairie, TX
2	U-Haul Moving & Storage at N Sam Houston	Houston, TX
3	U-Haul Moving & Storage of Redwood City	Redwood City, CA
4	U-Haul Moving & Storage at Clackamas Town Center	Portland, OR
5	U-Haul Moving & Storage of Anchorage	Anchorage, AK
6	U-Haul Moving & Storage at South East St	Indianapolis, IN
7	U-Haul Moving & Storage of West Hartford	West Hartford, CT
8	U-Haul Moving & Storage at Fall River at I-195	Fall River, MA
9	U-Haul Moving & Storage of Levittown	Levittown, PA
10	U-Haul Moving & Storage of Lynwood	Lynwood, CA
11	U-Haul Moving & Storage of Eastland	Columbus, OH
12	U-Haul Moving & Storage of Capitol Hill	Washington, DC
13	U-Haul Moving & Storage of Newark	Newark, OH
14	U-Haul Moving & Storage of Jacksonville	Jacksonville, NC
15	U-Haul Moving & Storage of SE Seattle	Seattle, WA
16	U-Haul Moving & Storage of Rainier Valley	Seattle, WA
17	U-Haul Moving & Storage of Verde Valley	Cottonwood, AZ
18	U-Haul Moving & Storage of W Columbia Schoolhouse	Springfield, OH
19	U-Haul Moving & Storage at Washington St	Indianapolis, IN

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

37

MSCI 2016-UBS9	U Haul AREC RW Portfolio

Mortgage Loan No. 2 – U Haul AREC RW Portfolio

Mortgage Loan Information				Property Information(4)
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Portfolio
Original Balance:	$62,000,000			Location:	Various
Cut-off Date Balance:	$61,878,649			General Property Type:	Self Storage
% of Initial Pool Balance:	9.3%			Detailed Property Type:	Self Storage
Loan Purpose(1):	Refinance			Title Vesting:	Fee
Sponsor:	AMERCO			Year Built/Renovated:	Various
Mortgage Rate:	4.4000%			Size:	617,047 SF 7,341 Units
Note Date:	1/26/2016			Cut-off Date Balance per Unit:	$100 $8,429
First Payment Date:	3/6/2016			Maturity Date Balance per Unit:	$74 $6,198
Effective Maturity Date(2):	2/6/2026			Property Manager(5):	Various (borrower-related)
Original Term to Maturity(2):	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information(4)
IO Period:	0 months			UW NOI:	$6,870,623
Seasoning:	1 month			UW NOI Debt Yield:	11.1%
Prepayment Provisions:	LO (25); DEF/YM1 (91); O (4)			UW NOI Debt Yield at Maturity:	15.1%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.64x
Additional Debt Type:	N/A			Most Recent NOI:	$7,533,251 (12/31/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$6,859,490 (3/31/2014 TTM)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$6,153,978 (3/31/2013 TTM)
Reserves(3)				Most Recent Occupancy(6):	84.1% (12/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	88.5% (3/31/2015 TTM)
RE Tax:	$704,362	Springing	N/A	3rd Most Recent Occupancy(6):	86.1% (3/31/2014 TTM)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(7):	$130,000,000 (11/23/2015)
Deferred Maintenance:	$187,015	$0	N/A	Cut-off Date LTV Ratio(7):	47.6%
Recurring Replacements:	$76,700	Springing	$76,700	Maturity Date LTV Ratio(7):	35.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$62,000,000	100.0%	Reserves:	$968,077	1.6%
			Closing Costs:	$1,137,337	1.8%
			Return of Equity(1):	$59,894,586	96.6%
Total Sources:	$62,000,000	100.0%	Total Uses:	$62,000,000	100.0%

(1)	Sixteen of the properties included in the U Haul Portfolio Property secured mortgage loans that were repaid in full in March 2015; therefore, at the time of the U Haul Portfolio Mortgage Loan origination, the U Haul Portfolio Borrower had no outstanding mortgage debt associated with the U Haul Portfolio Property.

(2)	The U Haul Portfolio Mortgage Loan has an anticipated repayment date (“ARD”) of February 6, 2026 and a stated maturity date of February 6, 2041. In the event the U Haul Portfolio Mortgage Loan is not repaid in full by the ARD, the interest rate will increase from the initial interest rate of 4.4000% to the greater of (a) 3.0000% above the initial interest rate and (b) 3.0000% above the 10-year treasury yield as of the ARD plus 2.3800%, provided that in no event shall the interest rate exceed 9.4000%. After the ARD, the U Haul Portfolio Borrower is required to deposit all excess cash flow with the lender and the lender is required to apply such excess cash first to interest in an amount equal to interest that would have accrued at the initial interest rate, second to the reduction of the principal balance of the U Haul Portfolio Mortgage Loan, and third to the payment of accrued interest on the U Haul Portfolio Mortgage Loan in excess of interest at the initial interest rate, until all such accrued interest on the U Haul Portfolio Mortgage Loan is paid in full. References above to “Maturity” and “Maturity Date” refer to the ARD.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Property Information and Underwriting and Financial Information are based on the combination or sum of all 19 self storage facilities that comprise the U Haul Portfolio Property.

(5)	U-Haul Co. of Alaska; U-Haul Co. of Arizona; U-Haul Co. of California; U-Haul Co. of Connecticut; U-Haul Co. of Indiana, Inc.; U-Haul Co. of Massachusetts & Ohio, Inc.; U-Haul Co. of North Carolina; U-Haul Co. of Oregon; U-Haul Co. of Pennsylvania; U-Haul Co. of Texas; U-Haul Co. of Washington; U-Haul Co. of District of Columbia, Inc.

(6)	Most Recent Occupancy rates are based on number of units. Based on SF, most recent occupancy is 86.6% as of December 1, 2015.

(7)	The Appraised Value (as of) represents the “as-is portfolio value” conclusion. The sum of the “as-is” appraised values on a stand-alone basis is $123,200,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the stand-alone appraised “as-is” value are 50.2% and 36.9%, respectively. The “as-is” appraised value for each of the properties is the higher of (i) the concluded land value and (ii) the “in-use” value for such property. The “in-use” value for each of the properties is the value associated with such property if it continues to be used as a self storage facility. The “in-use portfolio value” conclusion is $110,000,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the appraised “in-use portfolio value” are 56.3% and 41.4%, respectively. The sum of the “in-use” appraised values on a stand-alone basis is $100,290,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the stand-alone appraised “in-use” values are 61.7% and 45.4%, respectively. There are no collateral partial release provisions within the terms of the U Haul Portfolio Mortgage Loan.

The Mortgage Loan. The second largest mortgage loan (the “U Haul Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $62,000,000 that is secured by a first priority fee mortgage encumbering 19 self storage facilities, which includes 285 recreational vehicle (“RV”) parking spaces located across 12 states and the District of Columbia (collectively, the “U Haul Portfolio Property”). The proceeds of the U Haul Portfolio Mortgage Loan were used to fund reserves, pay closing costs, and return equity to the U Haul Portfolio Borrower. The self storage facilities were purchased by AREC RW, or its affiliates, on various dates from 1969 to 2013, for a total purchase price of approximately $36.4 million. A previous mortgage loan secured by 16 of the U Haul Portfolio Properties was included in the GMACC 2006-C1 securitization trust.

The Borrower and the Sponsor. The borrowers are AREC RW, LLC (“AREC RW”) and UHIL RW, LLC (“UHIL RW”) (collectively, the “U Haul Portfolio Borrower”), each of which is a single-purpose Delaware limited liability company structured to be bankruptcy-remote, each with two independent directors. The U Haul Portfolio Borrower is 100% owned by AMERCO, a Nevada Corporation (NASDAQ: UHAL), which serves as the holding company

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

38

MSCI 2016-UBS9	U Haul AREC RW Portfolio

for U-Haul International, Inc. (“U-Haul”) and is the sponsor and nonrecourse carve-out guarantor. AMERCO is a leading do-it-yourself moving company with a network of approximately 1,600 company-operated retail moving stores and 18,200 independent U-Haul dealers throughout North America. U-Haul is one of the largest North American operators of self storage facilities and has been serving do-it-yourself movers since its founding in 1945. According to its annual report for the fiscal year ending March 31, 2015, AMERCO reported total revenue of approximately $3.08 billion in fiscal year 2015, an increase of 8.4% from fiscal year 2014 net revenue of approximately $2.84 billion. U-Haul operates more than 491,000 self storage units, comprising approximately 44.2 million SF of storage space with approximately 1,100 locations in 49 U.S. states and 10 Canadian provinces as of March 31, 2015. U-Haul locations provide customers with a variety of moving and storage supplies including self storage, packing supplies and truck and trailer rentals with a rental fleet of approximately 135,000 trucks, 107,000 trailers, and 38,000 towing devices as of March 31, 2015. An affiliate of the sponsor is currently subject to litigation. See “Risk Factors—Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. The U Haul Portfolio Property is comprised of 19 self storage facilities located across 12 states and the District of Columbia with a total of 7,341 units and 285 RV parking spaces totaling approximately 617,047 SF of space, excluding space associated with the 285 RV parking spaces. The U Haul Portfolio Property also contains 243 U-Box units, portable storage containers that are used for moving and storage. The U Haul Portfolio Properties were constructed between 1950 and 2004 and, as of December 1, 2015, were 86.6% occupied based on SF. The top five states by Cut-off Date allocated loan amount include Texas (33.3%), California (9.0%), Indiana (7.7%), Ohio (7.4%), and Alaska (7.3%). There are no collateral partial release provisions within the terms of the U Haul Portfolio Mortgage Loan documents.

The five largest self storage facilities comprising the U Haul Portfolio Property by Cut-off Date allocated loan amount are described below:

U-Haul Moving & Storage at I-20 & 360. The U-Haul Moving & Storage at I-20 & 360 property is a 92,020 SF, 933-unit self storage facility with 86 RV parking spaces consisting of three one-story buildings and one three-story building located in Grand Prairie, Texas, approximately 16 miles southwest of the Dallas central business district. Situated on a 9.10-acre site, the property was originally constructed in 2000. The facility also operates 11 U-Box units. The area surrounding the property represents a mix of industrial and commercial uses including retail, single-family and multifamily development. The tenant mix at the property is comprised of residential (70.0%), commercial (20.0%), students (5.0%) and military (5.0%) tenants. According to a third party market research report, the trade area consisting of a one-, three- and five-mile radius contained a population of 12,932, 127,754 and 321,957, respectively, with an estimated average household income of $66,960, $66,581 and $63,023, respectively, as of 2015.

U-Haul Moving & Storage at N Sam Houston. The U-Haul Moving & Storage at N Sam Houston property is a 79,015 SF, 609-unit self storage facility with 46 RV parking spaces consisting of six one-story buildings and a 45,647 SF truck repair facility located in Houston, Texas, approximately 17.7 miles northwest of the Houston central business district. Situated on a 20.06-acre site, the property was originally constructed in 2001. The area surrounding the property represents a mix of industrial and commercial uses including retail, single-family and multifamily development. The tenant mix at the property is comprised of residential (70.0%), commercial (20.0%), students (5.0%) and military (5.0%) tenants. According to a third party market research report, the trade area within a one-, three- and five-mile radius of the property contained a population of 15,296, 118,641 and 313,016, respectively, with an estimated average household income of $54,196, $59,519 and $60,568, respectively, as of 2015.

U-Haul Moving & Storage of Anchorage. The U-Haul Moving & Storage of Anchorage property is a 36,804 SF, 454-unit self storage facility consisting of three one-story buildings located in Anchorage, Alaska, approximately 4 miles south of the Anchorage central business district. Situated on a 3.61-acre site, the property was originally constructed in 1982. The facility also operates 15 U-Box units. The area surrounding the property represents a mix of single-family and multifamily development, light industrial and commercial uses including retail. The tenant mix at the property is comprised of residential (60.0%), military (25.0%), student (10.0%) and commercial (5.0%) tenants. According to a third party market research report, the trade area within a one-, three- and five-mile radius of the property contained a population of 10,246, 109,869 and 218,870, respectively, with an estimated average household income of $89,238, $89,343 and $92,732, respectively, as of 2015.

U-Haul Moving & Storage at Clackamas Town Center. The U-Haul Moving & Storage at Clackamas Town Center property is a 12,586 SF, 271-unit self storage facility consisting of five two-story buildings located in Portland, Oregon, approximately 8 miles south of the Portland central business district. Situated on a 7.56-acre site, the property was originally constructed in 1970 and subsequently renovated in 1981. The facility also operates 53 U-Box units. The area surrounding the property represents a mix of single-family and multifamily development, commercial uses including retail and light industrial. The tenant mix at the property is comprised of residential (80.0%), commercial (10.0%), students (5.0%) and military (5.0%) tenants. According to a third party market research report, the trade area within a one-, three- and five-mile radius of the property contained a population of 12,552, 118,185 and 293,305, respectively, with an estimated average household income of $54,350, $68,951 and $72,808, respectively, as of 2015.

U-Haul Moving & Storage of West Hartford. The U-Haul Moving & Storage of West Hartford property is a one-story, 46,890 SF, 600-unit self storage facility with 89 RV parking spaces located in West Hartford, Connecticut, approximately 3 miles west of the Hartford central business district. Situated on a 5.62-acre site, the property was originally constructed in 1955. The facility also operates five U-Box units. The area surrounding the property represents a mix of single-family and multifamily development, and commercial uses including retail and light industrial. According to a third party market research report, the trade area consisting of a one-, three- and five-mile radius contained a population of 11,111, 126,442 and 284,065, respectively, with an estimated average household income of $75,992, $70,187 and $70,812, respectively, as of 2015.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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The following tables present certain information relating to the U Haul Portfolio Property:

Property History
Property Name	Location	Cut-off Date ALA	Acquisition Date	Purchase Price	Capital Expenditures	Prior Securitization
UHMS at I-20 & 360	Grand Prairie, TX	$10,828,300	Oct 1999	$5,659,057	$716,898	N/A
UHMS at N Sam Houston	Houston, TX	$9,785,575	Sep 1994	$7,473,190	$321,726	GMACC 2006-C1
UHMS of Anchorage	Anchorage, AK	$4,488,654	Apr 1982	$6,384,977	$714,982	GMACC 2006-C1
UHMS at Clackamas Town Center	Portland, OR	$4,349,830	Jun 1969	$3,627,353	$569,406	GMACC 2006-C1
UHMS of West Hartford	West Hartford, CT	$4,115,371	Mar 1995	$1,716,730	$716,523	GMACC 2006-C1
UHMS at South East St	Indianapolis, IN	$4,028,992	Jun 1984	$1,090,703	$2,854,626	N/A
UHMS at Fall River at I-195	Fall River, MA	$3,825,383	Jun 2013	$5,078,255	$326,163	N/A
UHMS of Redwood City	Redwood City, CA	$3,103,496	May 1977	$624,651	$342,422	GMACC 2006-C1
UHMS of Levittown	Levittown, PA	$2,838,187	Nov 1980	$1,154,570	$130,529	GMACC 2006-C1
UHMS of Lynwood	Lynwood, CA	$2,492,669	Jun 1977	$196,359	$192,715	GMACC 2006-C1
UHMS of Eastland	Columbus, OH	$2,356,930	Jul 1979	$883,382	$250,136	GMACC 2006-C1
UHMS of Capitol Hill	Washington, DC	$1,727,592	Nov 1996	$83,139	$255,479	GMACC 2006-C1
UHMS of Newark	Newark, OH	$1,554,833	Jun 1980	$550,835	$853,239	GMACC 2006-C1
UHMS of Jacksonville	Jacksonville, NC	$1,542,493	Dec 1998	$32,891	$109,587	GMACC 2006-C1
UHMS of SE Seattle	Seattle, WA	$1,382,074	Oct 1980	$533,936	$150,278	GMACC 2006-C1
UHMS of Rainier Valley	Seattle, WA	$1,227,824	Dec 1976	$442,357	$63,909	GMACC 2006-C1
UHMS of Verde Valley	Cottonwood, AZ	$817,522	Dec 2000	$10,240	$69,130	GMACC 2006-C1
UHMS at Washington St	Indianapolis, IN	$740,397	May 1978	$504,071	$191,772	GMACC 2006-C1
UHMS of W Columbia Schoolhouse	Springfield, OH	$672,527	Jul 1980	$351,289	$107,932	GMACC 2006-C1
Total/Wtd. Avg.		$61,878,649		$36,397,983	$8,937,450

Property Summary

Property Name	Location	Year Built/ Renovated	% of Cut-off Date ALA	Self Storage Units(1)(2)	Climate- Controlled Units %(1)	RV Parking	U-Box Storage Units	GLA (SF)(1)(2)	Occ. Based on Total SF(1)(3)	% of Total NOI(4)
UHMS at I-20 & 360	Grand Prairie, TX	2000/N/A	17.5%	933	62.2%	86	11	92,020	94.7%	15.5%
UHMS at N Sam Houston	Houston, TX	2001/N/A	15.8%	609	57.8%	46	0	79,015	93.8%	15.4%
UHMS of Anchorage	Anchorage, AK	1982/N/A	7.3%	454	92.3%	0	15	36,804	87.8%	9.1%
UHMS at Clackamas Town Center	Portland, OR	1970/1981	7.0%	271	40.6%	0	53	12,586	99.2%	7.5%
UHMS of West Hartford	West Hartford, CT	1955/N/A	6.7%	600	0.0%	89	5	46,890	86.2%	7.2%
UHMS at South East St(5)	Indianapolis, IN	1956/2015	6.5%	790	58.1%	40	4	57,782	48.6%	3.3%
UHMS at Fall River at I-195	Fall River, MA	2004/N/A	6.2%	618	43.0%	0	0	65,375	92.7%	6.7%
UHMS of Redwood City	Redwood City, CA	1960/N/A	5.0%	230	0.0%	0	18	10,487	87.6%	5.2%
UHMS of Levittown	Levittown, PA	1984/N/A	4.6%	351	52.4%	24	6	30,175	95.5%	3.8%
UHMS of Lynwood	Lynwood, CA	1962/1977	4.0%	280	0.0%	0	3	14,816	98.4%	4.3%
UHMS of Eastland	Columbus, OH	1981/N/A	3.8%	429	20.0%	0	35	36,824	89.5%	5.0%
UHMS of Capitol Hill	Washington, DC	1995/N/A	2.8%	386	100.0%	0	0	10,888	85.7%	2.1%
UHMS of Newark	Newark, OH	1982/N/A	2.5%	333	22.2%	0	0	34,150	84.6%	2.7%
UHMS of Jacksonville	Jacksonville, NC	1950/2002	2.5%	289	75.8%	0	13	23,575	74.0%	2.4%
UHMS of SE Seattle	Seattle, WA	1955/N/A	2.2%	132	0.0%	0	38	8,935	96.6%	2.7%
UHMS of Rainier Valley	Seattle, WA	1981/N/A	2.0%	113	0.0%	0	36	10,027	86.3%	2.8%
UHMS of Verde Valley	Cottonwood, AZ	1980/N/A	1.3%	177	0.0%	0	0	20,035	87.5%	1.4%
UHMS at Washington St	Indianapolis, IN	1956/N/A	1.2%	114	33.3%	0	0	11,525	83.1%	1.5%
UHMS of W Columbia Schoolhouse	Springfield, OH	1979/N/A	1.1%	232	0.0%	0	6	15,138	90.4%	1.4%
Total/Wtd. Avg.			100.0%	7,341	43.2%	285	243	617,047	86.6%	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Self Storage Units and GLA (SF) exclude retail space, intercompany leased space, U-Box storage units, and RV parking spaces.

(3)	Occ. Based on Total SF is as of December 1, 2015 and is based on SF. Based on number of units, occupancy is 84.1%.

(4)	% of Total NOI is based on 12/31/2015 TTM.

(5)	U Haul Portfolio Borrower acquired the neighboring parcel in 2015 which contained a 30,800 SF used car dealership and converted it into a self storage facility adding 460 climate-controlled and non-climate controlled units and three additional U-Box units for a total of 26,758 SF of rental space. The new units were completed in October 2015, reducing the occupancy from 94.9% in September 2015 to 48.6% in December 2015 based on SF. Based on number of units, occupancy reduced from 93.0% in September 2015 to 38.0% in December 2015.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Property Summary by State
State	Cut-off Date Mortgage Loan Balance	% of Cut-off Date ALA	Appraised Value	Number of Properties	Self Storage Units(1)(2)	Climate- Controlled Units %(1)	RV Parking	U-Box Storage Units	Occ. Based on Total SF(1)(3)	GLA (SF)(1)(2)	% of Total NOI(4)
Texas	$20,613,876	33.3%	$33,410,000	2	1,542	60.4%	132	11	94.3%	171,035	30.9%
California	$5,596,164	9.0%	$11,210,000	2	510	0.0%	0	21	93.9%	25,303	9.5%
Indiana	$4,769,389	7.7%	$7,730,000	2	904	55.0%	40	4	54.3%	69,307	4.8%
Ohio	$4,584,290	7.4%	$7,430,000	3	994	16.1%	0	41	87.7%	86,112	9.1%
Alaska	$4,488,654	7.3%	$7,275,000	1	454	92.3%	0	15	87.8%	36,804	9.1%
Oregon	$4,349,830	7.0%	$8,000,000	1	271	40.6%	0	53	99.2%	12,586	7.5%
Connecticut	$4,115,371	6.7%	$6,670,000	1	600	0.0%	89	5	86.2%	46,890	7.2%
Massachusetts	$3,825,383	6.2%	$6,200,000	1	618	43.0%	0	0	92.7%	65,375	6.7%
Pennsylvania	$2,838,187	4.6%	$4,600,000	1	351	52.4%	24	6	95.5%	30,175	3.8%
Washington	$2,609,898	4.2%	$8,750,000	2	245	0.0%	0	74	91.2%	18,962	5.5%
District of Columbia	$1,727,592	2.8%	$18,100,000	1	386	100.0%	0	0	85.7%	10,888	2.1%
North Carolina	$1,542,493	2.5%	$2,500,000	1	289	75.8%	0	13	74.0%	23,575	2.4%
Arizona	$817,522	1.3%	$1,325,000	1	177	0.0%	0	0	87.5%	20,035	1.4%
Total/Wtd. Avg.	$61,878,649	100.0%	$130,000,000(5)	19	7,341	43.2%	285	243	86.6%	617,047	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	GLA (SF) and Self Storage Units exclude retail space, intercompany leased space, U-Box storage units, and RV parking spaces.

(3)	Occ. Based on Total SF is as of December 1, 2015 and is based on SF. Based on number of units, occupancy is 84.1%.

(4)	% of Total NOI is based on 12/31/2015 TTM.

(5)	The Total Appraised Value represents the “as-is portfolio value” conclusion. The sum of the “as-is” values on a stand-alone basis is $123,200,000. The “in-use portfolio value” conclusion is $110,000,000. The sum of the “in-use” values on a stand-alone basis is $100,290,000. The “as-is” appraised value for each of the properties is the higher of (i) the concluded land value and (ii) the “in-use” value for such property. The “in-use” value for each of the properties is the value associated with such property if it continues to be used as a self storage facility.

The Market. According to a third party market research report, in 2015 the U.S. self storage market encompassed approximately 51,476 self storage facilities totaling approximately 2.6 billion SF with approximately 24.6 million units. U-Haul is the third largest self storage operator according to a third party market research report. The customer base for self storage is broken down into four categories: residential (70.0%), commercial (17.5%), student (6.3%), and military (6.2%). The average occupancy rate of all self storage facilities in the U.S. was 89.1% in 2014, the second highest reported average over the last 17 years, with the highest occupancy rate of 89.9% reported in 1994. The below table depicts market information compared to the U Haul Portfolio Properties and local demographics.

The following table presents certain market information relating to the U Haul Portfolio Property:

Market and Portfolio Demographic Profile
				Market Comparables(1)			5-Mile Radius(2)
Property Name	Monthly Rent Per Unit(3)(4)	Monthly Rent PSF(3)	Occupancy(3)	Monthly Rent Per Unit(4)	Monthly Rent PSF	Economic Occupancy	2015 Population	Average Household Income
UHMS at I-20 & 360	$123	$1.23	94.7%	$123	$1.24	93.9%	321,957	$63,023
UHMS at N Sam Houston	$124	$0.97	93.8%	$125	$0.96	95.3%	313,016	$60,568
UHMS of Anchorage	$134	$1.65	87.8%	$134	$1.65	90.1%	218,870	$92,732
UHMS at Clackamas Town Center	$85	$1.82	99.2%	$84	$1.82	95.0%	293,305	$72,808
UHMS of West Hartford	$96	$1.21	86.2%	$94	$1.20	85.0%	284,065	$70,812
UHMS at South East St(5)	$86	$0.92	48.6%	$79	$1.08	89.0%	212,780	$51,489
UHMS at Fall River at I-195	$123	$1.18	92.7%	$116	$1.09	80.0%	124,349	$57,796
UHMS of Redwood City	$110	$2.43	87.6%	$110	$2.41	95.0%	258,236	$147,630
UHMS of Levittown	$116	$1.37	95.5%	$117	$1.36	86.7%	178,230	$76,888
UHMS of Lynwood	$108	$2.02	98.4%	$107	$2.02	95.0%	994,244	$50,829
UHMS of Eastland	$75	$0.91	89.5%	$74	$0.86	91.0%	221,604	$54,802
UHMS of Capitol Hill	$96	$3.27	85.7%	$94	$3.34	85.5%	765,695	$106,028
UHMS of Newark	$92	$0.89	84.6%	$88	$0.86	87.0%	63,371	$61,506
UHMS of Jacksonville	$98	$1.11	74.0%	$92	$1.13	69.0%	77,771	$53,826
UHMS of SE Seattle	$118	$1.73	96.6%	$118	$1.74	80.0%	318,845	$85,596
UHMS of Rainier Valley	$174	$1.84	86.3%	$169	$1.91	80.0%	358,594	$92,599
UHMS of Verde Valley	$87	$0.71	87.5%	$77	$0.68	87.0%	29,788	$55,224
UHMS at Washington St	$90	$0.88	83.1%	$89	$0.88	89.0%	219,562	$45,835
UHMS of W Columbia Schoolhouse	$55	$0.84	90.4%	$54	$0.84	88.0%	80,982	$48,109
Total/Wtd. Avg.	$111	$1.43	86.6%	$109	$1.43	89.3%	295,435	$70,550

(1)	Source: Appraisals dated November 6, 2015 to November 23, 2015

(2)	Source: Third Party Market Research Reports

(3)	Information based on the underwritten rent roll. Occupancy is based on SF. Based on number of units, occupancy is 84.1%.

(4)	Monthly Rent Per Unit excludes retail space, intercompany leased space, U-Box storage units, and RV parking spaces.

(5)	U Haul Portfolio Borrower acquired the neighboring parcel in 2015 which contained a 30,800 SF used car dealership and converted it into a self storage facility adding 460 climate-controlled and non-climate controlled units, and three additional U-Box units for a total of 26,758 SF of rental space. The new units were completed in October 2015, reducing the occupancy from 94.9% in September 2015 to 48.6% in December 2015 based on SF. Based on number of units, occupancy reduced from 93.0% in September 2015 to 38.0% in December 2015.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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The following table presents certain market information relating to the U Haul Portfolio Property:

Portfolio Market Tier Distribution
Market Tier(1)	Number of Properties	Size (Sq. Ft.)(2)	Size (Sq. Ft.) %	Size (Units)(2)	Size (Units) %	UW Total Revenue	UW Total Revenue %	% of Cut-off Date ALA
Primary	12	391,775	63.5%	4,912	66.9%	$7,567,175	74.7%	78.0%
Secondary	3	132,374	21.5%	1,398	19.0%	$1,657,562	16.4%	14.6%
Other	4	92,898	15.1%	1,031	14.0%	$902,661	8.9%	7.4%
Total	19	617,047	100.0%	7,341	100.0%	$10,127,398	100.0%	100.0%

(1)	Source: Appraisals

(2)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the U Haul Portfolio Property:

Cash Flow Analysis
	3/31/2013 TTM	3/31/2014 TTM	3/31/2015 TTM	12/31/2015 TTM	UW	UW PSF(1)
Base Rent	$7,009,560	$8,032,122	$8,509,980	$8,862,622	$10,494,219	$17.01
Total Recoveries	$0	$0	$0	$0	$0	$0.00
Other Income	$1,454,888	$1,302,328	$1,266,188	$1,264,776	$1,264,776	$2.05
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,631,596)	($2.64)
Effective Gross Income	$8,464,448	$9,334,450	$9,776,168	$10,127,398	$10,127,398	$16.41
Total Operating Expenses	$2,310,470	$2,474,960	$2,552,217	$2,594,147	$3,256,775	$5.28
Net Operating Income	$6,153,978	$6,859,490	$7,223,951	$7,533,251	$6,870,623	$11.13
Capital Expenditures	$0	$0	$0	$0	$153,400	$0.25
Net Cash Flow	$6,153,978	$6,859,490	$7,223,951	$7,533,251	$6,717,223	$10.89

Occupancy %(2)	85.0%	86.1%	88.5%	89.5%	84.1%
NOI DSCR	1.50x	1.68x	1.76x	1.84x	1.68x
NCF DSCR	1.50x	1.68x	1.76x	1.84x	1.64x
NOI Debt Yield	9.9%	11.1%	11.7%	12.2%	11.1%
NCF Debt Yield	9.9%	11.1%	11.7%	12.2%	10.9%

(1)	UW PSF excludes retail space, intercompany leased space, U-Box storage units, and RV parking spaces.

(2)	Occupancy % figures are based on number of units.

Escrows and Reserves. The U Haul Portfolio Borrower deposited $704,362 (an amount equal to six months of real estate taxes) in escrow for annual real estate taxes at loan origination and is required to escrow monthly (i) 1/12 of the annual estimated tax payments (unless an amount sufficient to pay taxes for six months is deposited into the real estate taxes and insurance reserve) and (ii) 1/12 of the annual insurance premiums (unless (a) the U Haul Portfolio Borrower maintains insurance under an acceptable blanket insurance policy or (b) an amount sufficient to pay insurance premiums for six months is deposited into the real estate taxes and insurance reserve, if the U Haul Portfolio Property is not covered by a blanket insurance policy). As of the date of loan origination, both the required (i) monthly tax escrow (due to the deposit of six months of real estate taxes) and (ii) monthly insurance escrow (due to the U Haul Portfolio Property being covered by a blanket insurance policy) are suspended. The U Haul Portfolio Borrower deposited $187,015 in escrow at loan origination for deferred maintenance. The U Haul Portfolio Borrower deposited $76,700 in escrow at loan origination for replacement reserves and is required to make monthly deposits of $12,783 for replacement reserves; provided, however, such monthly deposits are not required if the funds in such replacement reserve exceed $76,700. As of the date of loan origination, monthly deposits for replacement reserves are suspended due to the deposit at loan origination equaling the amount of the reserve cap.

Lockbox and Cash Management. A soft lockbox is in place with respect to the U Haul Portfolio Mortgage Loan (i.e., the U Haul Portfolio Borrower and/or the property manager collects all rents, revenues, charges and other consideration and causes such amounts to be deposited into the lockbox account within one business day after the receipt thereof). The U Haul Portfolio Mortgage Loan has springing cash management (i.e., the U Haul Portfolio Mortgage Loan has cash management only after the initial occurrence of a Cash Sweep Period (as defined below)). Provided a Cash Sweep Period is not continuing, funds in the lockbox account are swept daily to an account designated by the U Haul Portfolio Borrower. Upon the occurrence and during the continuance of a Cash Sweep Period, funds in the lockbox account are transferred to the cash management account and applied on each monthly payment date in the order set forth in the U Haul Portfolio Mortgage Loan agreement to pay debt service on the U Haul Portfolio Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to pay monthly operating expenses referenced in the annual budget (which is required to be approved by the lender during any Cash Sweep Period) and pay extraordinary operating expenses or capital expenses, in each case, greater than $25,000 not referenced in the annual budget and approved by the lender, and to disburse the remainder to an account to be held by the lender as additional security for the U-Haul Portfolio Mortgage Loan during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving, or insolvency of, the property manager, (iii) the DSCR based on the trailing 12-month period falling below 1.15x for two consecutive calendar quarters, (iv) the U Haul Portfolio Borrower fails to provide timely evidence of payment of taxes or that the U Haul Portfolio Property is insured, or (v) the payment date that is three payment dates prior to the ARD, if the U Haul Portfolio Mortgage Loan has not been repaid in full. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the property manager is replaced with a qualified manager, in regard to clause (iii) above, the date the DSCR based on the trailing 12-month period is greater than 1.20x for four consecutive calendar quarters, or in regard to clause (iv) above, the U Haul Portfolio Borrower provides evidence of payment of taxes or that the U Haul Portfolio Property is insured.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The U Haul Portfolio Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the U Haul Portfolio Mortgage Loan documents.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

43

MSCI 2016-UBS9	2100 Ross

Mortgage Loan No. 3 – 2100 Ross

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

44

MSCI 2016-UBS9	2100 Ross

Mortgage Loan No. 3 – 2100 Ross

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

45

MSCI 2016-UBS9	2100 Ross

Mortgage Loan No. 3 – 2100 Ross

2100 Ross
2100 Ross Avenue
Dallas, TX 75201
DALLAS
Uptown
Downtown
ARTS DISTRICT
Oak Lawn
City Place
Knox/ Henderson
Deep Ellum
DESIGN DISTRICT
DALLAS COUNTY
Dallas Love Field 4 miles
Dallas-Ft. Worth Intl. Airport 16 miles
Dallas North Tollway
Harry Hines Blvd
TRINITY RAILWAY EXPRESS
DART
Stemmons Frwy
Central Expwy
Woodall Rodgers Frwy
Margaret Hunt Hill Br.
Tom Landry Frwy
CONTINENTAL AVE. PEDESTRIAN BRIDGE
Dallas World Trade Ctr.
Wade College
Texas Scottish Rite Hospital for Children
Reverchon Park
Robert E. Lee Park
Turtle Creek Parkway
Cityplace Market
CITYPLACE
Griggs Park
Exall Park
Baylor Medical Center
BAYLOR
DEEP ELLUM
PEARL/ ARTS DIST
AT&T Performing Arts Center
Meyerson Symphony Center
Museum Tower
Klyde Warren Park
Chase Tower
Plaza of The Americas
Dallas Museum of Art
Nasher Sculpture Center
Trammell Crow Ctr.
Harwood Center
ST. PAUL
One Dallas Ctr.
Lincoln Plaza
Majestic Theatre
Comerica Bank Tower
Renaissance Tower
AKARD
WEST END
Dallas Holocaust Museum
6th Floor Mus.
Dealey Plaza
JFK Memorial Plaza
Bank of America Plaza
Central Library
Dallas City Hall
Dallas Farmers Market
PIONEER PLAZA
Dallas Convention Center
CONVENTION CENTER
UNION STATION
Reunion Tower
Frank Crowley Courts Building
Perot Museum of Nature and Science
American Airlines Center
VICTORY
House of Blues
Trinity River Greenbelt Park
Trinity River
Methodist Dallas Medical Center
Oak Lawn Ave
Cedar Springs Rd
Lemmon Ave
N. Hall St
Carlisle St
McKinney Ave
Turtle Creek Blvd
Maple Ave
McKinnon St
Hi Line Dr
Houston St
N. Field St
Riverfront Blvd
Lamar St
Ross Ave
Pacific St
Elm St
Main St
Commerce St
Wood St
Young St
Field St
Griffin Blvd
Marilla St
Harwood St
Cadiz St
Canton St
Live Oak St
Gaston Ave
Haskell Ave
Peak St
S. Good Latimer Expwy
W. Commerce St
N. Beckley Ave
Houston St
Market St
S. Houston St
Jefferson Blvd
S. Riverfront Blvd
N. Zang Blvd
TRE
35E
30
45
75
Allen
Lucas
Plano
The Colony
Lewisville
Flower Mound
Carrollton
Wylie
Coppell
Addison
Farmers Branch
Richardson
Sachse
Garland
Rowlett
University Park
Highland Park
Irving
DALLAS
Mesquite
Grand Prairie
Balch Springs
Seagoville
Duncanville
Hutchins
Cedar Hill
DeSoto
Lancaster
Wilmer
Combine
Midlothian
Ovilla
Red Oak

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

46

MSCI 2016-UBS9	2100 Ross

Mortgage Loan No. 3 – 2100 Ross

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$60,000,000			Location:	Dallas, TX 75201
Cut-off Date Balance(1):	$59,915,784			General Property Type:	Office
% of Initial Pool Balance:	9.0%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Thomas G. Dundon			Year Built/Renovated:	1982/2012-2015
Mortgage Rate:	4.6837%			Size:	843,728 SF
Note Date:	1/20/2016			Cut-off Date Balance per Unit(1):	$116
First Payment Date:	3/6/2016			Maturity Date Balance per Unit(1):	$95
Maturity Date:	2/6/2026			Property Manager:	Woods Capital Property Management, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(5)
IO Period:	0 months			UW NOI:	$9,555,890
Seasoning:	1 month			UW NOI Debt Yield(1):	9.8%
Prepayment Provisions(2):	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity(1):	12.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.36x
Additional Debt Type(3):	Pari Passu			Most Recent NOI(6):	$6,198,092 (11/30/2015 TTM)
Additional Debt Balance(3):	$37,946,663			2nd Most Recent NOI(6):	$2,804,159 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(6):	$4,827,310 (12/31/2013)
Reserves(4)				Most Recent Occupancy(7):	85.7% (12/31/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	82.3% (12/31/2014)
RE Tax:	$616,451	$237,097	N/A	3rd Most Recent Occupancy:	68.7% (12/31/2013)
Insurance:	$90,628	$10,538	N/A	Appraised Value (as of):	$167,000,000 (12/9/2015)
Recurring Replacements:	$0	$18,281	$658,108	Cut-off Date LTV Ratio(1):	58.6%
TI/LC:	$0	$105,466	$3,796,776	Maturity Date LTV Ratio(1):	47.9%
Other:	$7,517,759	Springing	(4)

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$98,000,000	68.8%	Purchase Price(8):	$131,189,897	92.1%
Borrower Equity:	$44,519,861	31.2%	Reserves:	$8,224,838	5.8%
			Closing Costs:	$3,105,126	2.2%
Total Sources:	$142,519,861	100.0%	Total Uses:	$142,519,861	100.0%

(1)	The 2100 Ross Mortgage Loan is part of the 2100 Ross Whole Loan, which is comprised of four pari passu promissory notes with an aggregate principal balance of $98,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 2100 Ross Whole Loan.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last 2100 Ross promissory note to be securitized and (b) March 6, 2019.

(3)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debt)” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Underwriting and Financial Information includes Turner Construction Company, which leased 29,358 SF of space commencing July 2014. Turner Construction Company has never taken occupancy of its space, but has continued to pay all rent and reimbursements owed under the terms of its lease. The 2100 Ross Borrower deposited $752,445 at closing into a Turner Construction Rent reserve for rents and reimbursements with respect to the Turner Construction Company lease. In addition, the 2100 Ross Borrower deposited $1,467,900 at closing into a Turner Allowance reserve, provided, that upon the occurrence of an event of default under the Turner Construction Company lease, all funds within the Turner Allowance reserve are required to be deposited into a Turner Construction Space Re-Tenanting Reserve (as defined below).

(6)	In July 2009, Ernst & Young’s lease expired and it vacated 244,810 SF (29% of NRA) causing occupancy to drop from 88.2% as of December 31, 2008 to 65.7% as of December 31, 2009. In August 2012, Cousins Properties Inc. acquired the 2100 Ross Property at foreclosure auction for approximately $59.2 million. In 2013, another tenant, Clark Bardes Consulting, also vacated 75,593 SF (9% of the NRA) of the 2100 Ross Property. Cousins Properties Inc. has since invested approximately $18.8 million in renovations from 2012 to 2015 and was able to sign new tenants with leases totaling approximately 274,959 SF from December 2013 until the 2100 Ross Borrower purchased the 2100 Ross Property in September 2015. An affiliate of the 2100 Ross Borrower has since leased two additional floors and renewed the Prudential Mortgage Capital Co. and Merrill Lynch, Pierce, Fenner & Smith, Inc. leases.

(7)	Includes approximately 7,535 SF recently leased to Netherland, Sewell & Associates, Inc. Netherland, Sewell & Associates, Inc. currently occupies 54,363 SF at the 2100 Ross Property and is expected to begin paying rent on the additional space as of October 1, 2016.

(8)	The sponsor purchased the 2100 Ross Property for $131.0 million without mortgage financing in September 2015 with $189,897 in closing costs. The sponsor received a credit totaling $5,918,653 due to obligations of the landlord, including credits for unfunded tenant improvements ($1,559,763), credits associated with the unexecuted Prudential Mortgage Capital Co. lease renewal ($4,079,486) and chiller and elevator repair ($279,404) for a net cost basis of approximately $125.1 million.

The Mortgage Loan. The third largest mortgage loan (the “2100 Ross Mortgage Loan”) is part of a whole loan (the “2100 Ross Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $98,000,000, all of which are secured by a first priority fee mortgage encumbering a 33-story Class A office building totaling 843,728 SF in Dallas, Texas (the “2100 Ross Property”). Promissory Notes A-1 and A-2, in the aggregate original principal amount of $60,000,000, represent the 2100 Ross Mortgage Loan. Promissory Notes A-3 and A-4, in the aggregate original principal amount of $38,000,000 (collectively, the “2100 Ross Serviced Companion Loan”), are expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The 2100 Ross Whole Loan will be serviced pursuant to the pooling and servicing agreement for this

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

47

MSCI 2016-UBS9	2100 Ross

transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The 2100 Ross Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the 2100 Ross Whole Loan, along with approximately $44.5 million of borrower equity, were primarily used to acquire the 2100 Ross Property for a purchase price of approximately $131.2 million including $189,897 in acquisition closing costs (approximately $121.5 million net of credits), fund reserves and pay closing costs. A previous mortgage loan secured by the 2100 Ross Property was included in the WBCMT 2007-C34 securitization trust, which foreclosed on such previous loan on the 2100 Ross Property in August 2012.

The Borrower and the Sponsor. The borrower is Dallas 2100 Ross, LP (the “2100 Ross Borrower”), a single-purpose Delaware limited partnership structured to be bankruptcy-remote, whose general partner, Dallas 2100 Ross GP, LLC, has two independent directors. The sponsor and the nonrecourse carve-out guarantor of the 2100 Ross Borrower is Thomas G. Dundon. The 2100 Ross Borrower is owned by Dallas 2100 Ross GP, LLC (0.01%) and DDFS Partnership LP (99.99%). Dallas 2100 Ross GP, LLC is wholly-owned by DDFS Management Company LLC which is wholly-owned by Thomas G. Dundon. DDFS Partnership LP is owned by Thomas G. Dundon (69.00%), The Dundon Children’s Trust (30.00%), as well as DDFS Management Company LLC (1.00%).

Thomas G. Dundon is the Chairman and Managing Partner of Dundon Capital Partners LLC, a private equity firm established in Dallas, Texas in 2015. Dundon Capital Partners LLC specializes in investments across multiple industries, and looks to partner with management teams to help companies achieve their long-term objectives. Prior to founding Dundon Capital Partners LLC, Mr. Dundon was the Chief Executive Officer of Santander Consumer USA, a large, publicly traded consumer finance company, from December 2006 to July 2015. Including the 2100 Ross Property, the sponsor currently holds interests in three commercial properties in Dallas, Texas totaling approximately 2.5 million SF with an estimated market value of approximately $345.8 million. The sponsor’s September 2015 financial statement disclosed total assets of approximately $1.8 billion.

The Property. The 2100 Ross Property is a 33-story, 843,728 SF Class A office building located in the Dallas Arts District within the Central Business District (“CBD”) of Dallas, Texas. The 2100 Ross Property also includes a parking garage with four levels of below-grade parking featuring 474 parking spaces (0.56 per 1,000 SF). The 2100 Ross Property is situated on a 1.368-acre site comprising a full city block bordering Ross Avenue, North Pearl Street, San Jacinto Street, and North Olive Street. It is adjacent to the Dallas Museum of Art, Nasher Sculpture Center and the Morton H. Meyerson Symphony Center. The 2100 Ross Property offers unobstructed views of the Dallas Arts District, Klyde Warren Park and Uptown. The 2100 Ross Property is connected via Skybridge to Chase Tower, is across from Plaza of the Americas, is within the vicinity of 143,000 SF of retail space and the Dallas Marriott City Center, and is within two blocks of the East Transfer Center DART rail station. Amenities at the 2100 Ross Property include 24-hour security, on-site property management, conference center, fitness center, three restaurants/cafés, dry cleaning service, auto detail service, optometrist, dentist, and massage therapy.

The 2100 Ross Property has recently undergone capital improvements totaling approximately $18.8 million ($22.32 PSF) between 2012 and 2015, which included security upgrades, exterior renovations, parking upgrades, a fitness center with state-of-the-art equipment, towel service and full locker room facilities, enhancements to the conference center complete with new videoconferencing system, high-tech A/V equipment and a catering area with an outdoor terrace, a new sundry shop, lobby and common areas remodeling including free Wi-Fi, flat-screen TV with presentation capabilities and new stairs between the first and second floors, as well as upgrades to the elevator, mechanical and plumbing systems.

The 2100 Ross Property is currently 85.7% occupied as of December 31, 2015 by 32 office tenants and three retail tenants. The five largest tenants at the 2100 Ross Property are CBRE, Inc. (15.2% NRA; 17.2% U/W Base Rent), Lockton Companies, LLC (11.7% NRA; 13.5% U/W Base Rent), Netherland, Sewell & Associates, Inc. (7.3% NRA; 9.2% U/W Base Rent), Prudential Mortgage Capital Co. (6.5% NRA; 9.0% U/W Base Rent), and Merrill Lynch, Pierce, Fenner & Smith, Inc. (5.6% NRA; 5.2% U/W Base Rent). Collectively, the top five tenants lease 46.4% of SF and represent 54.1% of U/W base rent with no other tenant at the 2100 Ross Property leasing more than 3.6% of SF or representing more than 4.9% of U/W base rent. Three of the top five tenants, representing a total of approximately 27.3% of total SF and 31.4% of total U/W base rent at the 2100 Ross Property, are investment grade tenants or have an investment grade parent company. Both Prudential Mortgage Capital Co. and Merrill Lynch, Pierce, Fenner & Smith, Inc. have recently extended their leases within the last five months to April 2027 and February 2022, respectively. The retail spaces are currently occupied by LaMadeleine of Texas, LLC, Subway Real Estate, LLC, and Dolani & Sons, Inc.

Major Tenants.

CBRE, Inc. (128,229 SF, 15.2% of NRA, 17.2% of underwritten rent). CBRE, Inc. (NYSE: CBG) (Moody’s: Baa3) initially leased 90,204 SF at the 2100 Ross Property in 2011, expanded its space on two separate occasions, and currently occupies 128,229 SF. CBRE, Inc. pays an average current base rent of $19.53 PSF with a lease expiration date of March 31, 2022, with two five-year renewal options at fair market rent. CBRE, Inc. has a one-time lease termination option pertaining to its initial 90,204 SF of space effective January 1, 2018 upon notice on or before January 31, 2017 and payment of a termination fee and a lease termination option pertaining to 7,957 SF of space effective upon six months’ notice and payment of any unamortized TI allowances and commissions incurred by the landlord. CBRE, Inc. is a prominent commercial real estate services company with approximately 370 offices worldwide offering a range of services to tenants, owners, lenders, and investors in office, retail, industrial, multifamily, and other types of commercial real estate, including property and facilities management, leasing, brokerage, valuation, asset management, financing, and market research.

Lockton Companies, LLC (98,725 SF, 11.7% of NRA, 13.5% of underwritten rent). Lockton Companies, LLC (“Lockton”) occupies 98,725 SF under a lease dated April 1, 2014 and expiring March 31, 2026. Prior to taking occupancy, Lockton contributed approximately $1.7 million ($17.22 PSF) of its own funds to complete its space. Pursuant to its lease, Lockton pays a current base rent of $20.00 PSF, which increases by $0.50 PSF in April of every year, with one 10-year or two five-year renewal options at fair market rent. Lockton has a lease termination option effective March 31, 2022 with 12 months’ notice and payment of a termination fee. With approximately 64 offices in 17 countries, Lockton is a privately held insurance brokerage, offering risk management, insurance, and employee benefits consulting services. Initially targeting construction businesses, Lockton has expanded its services to other industries including energy, health care, entertainment, hospitality, manufacturing, retail, and transportation.

Netherland, Sewell & Associates, Inc. (61,898 SF, 7.3% of NRA, 9.2% of underwritten rent). Netherland, Sewell & Associates, Inc. (“Netherland”) initially leased 54,363 SF at the 2100 Ross Property in 2014, and has leased an additional 7,535 SF commencing in October 2016 pursuant to the original executed lease. Prior to taking occupancy, Netherland contributed approximately $1.0 million ($16.16 PSF) of its own funds to complete its space. Netherland pays an average current base rent of $21.56 PSF with a lease expiration date of September 30, 2025, with one 10-year or two five-year renewal options at fair market rent. Netherland has a lease termination option effective September 30, 2023 with 12 months’ notice and payment of a termination fee. Netherland provides geological, geophysical, petrophysical, and engineering services in the United States and internationally. Its services include acquisition and divestiture evaluations, coalbed methane development studies, deepwater development studies, enhanced recovery projects, equity determinations, exploration resource assessments, gas storage development studies, modeling and simulation studies, non-U.S.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

48

MSCI 2016-UBS9	2100 Ross

regulatory agency reports, operations engineering services, pipeline supply studies, project finance certification, SEC reserve reports and audits, and shale oil and gas evaluations.

The following table presents certain information relating to the leases at the 2100 Ross Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
CBRE, Inc.	NR/Baa3/NR	128,229	15.2%	$2,504,352	17.2%	$19.53	3/31/2022(4)
Lockton Companies, LLC	NR/NR/NR	98,725	11.7%	$1,974,500	13.5%	$20.00	3/31/2026(5)
Netherland, Sewell & Associates, Inc.(6)	NR/NR/NR	61,898	7.3%	$1,334,575	9.2%	$21.56	9/30/2025(7)
Prudential Mortgage Capital Co.(8)	BBB+/Baa1/A	55,121	6.5%	$1,313,316	9.0%	$23.83	4/30/2027(9)
Merrill Lynch, Pierce, Fenner & Smith, Inc.	A/Baa1/NR	47,262	5.6%	$756,192	5.2%	$16.00	2/28/2022(10)
Subtotal/Wtd. Avg.		391,235	46.4%	$7,882,935	54.1%	$20.15

Other Tenants(11)		331,521	39.3%	$6,691,101	45.9%	$20.18
Vacant		120,972	14.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		843,728	100.0%	$14,574,036	100.0%	$20.16

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	CBRE, Inc. has a one-time lease termination option pertaining to its initial 90,204 SF of space effective January 1, 2018 upon notice to terminate on or before January 31, 2017 and payment of a termination fee and a lease termination option pertaining to 7,957 SF of space effective upon 120 days’ notice and payment of all TI allowance and leasing commissions paid or provided by the landlord.

(5)	Lockton Companies, LLC has a lease termination option effective March 31, 2022 with 12 months’ notice and payment of a termination fee.

(6)	Includes approximately 7,535 SF recently leased to Netherland, Sewell & Associates, Inc. Netherland, Sewell & Associates, Inc. currently occupies 54,363 SF at the 2100 Ross Property and is expected to begin paying rent on the additional space as of October 1, 2016 pursuant to the original executed lease .

(7)	Netherland, Sewell & Associates, Inc. has a lease termination option effective September 30, 2023 with 12 months’ notice and payment of a termination fee.

(8)	Prudential Mortgage Capital Co. currently leases 63,007 SF of office space and 799 SF of storage space expiring October 2016. Prudential Mortgage Capital Co. has recently extended its lease to April 2027 and reduced its office space to 54,322 SF effective November 1, 2016.

(9) Prudential Mortgage Capital Co. has a lease termination option on 54,322 SF of office space effective April 30, 2023 with 12 months’ notice and payment of a termination fee. Prudential Mortgage Capital Co. also has a lease termination option on 799 SF of storage space effective with 30 days’ notice and no termination fee.

(10)	Merrill Lynch, Pierce, Fenner & Smith, Inc. recently exercised the first of two five-year renewal options extending its lease term from February 2017 to February 2022. In addition, Merrill Lynch, Pierce, Fenner & Smith, Inc. has a one-time lease termination option on up to 10,000 SF of space on the 11th floor of the 2100 Ross Property effective December 31, 2016 with six months’ notice and payment of a termination fee.

(11)	Other Tenants include Management Conference Room, Conference Center, Management Office, Conference Board Room, Conference Room, and Elevator Storage, none of which contributed to Annual UW Rent.

The following table presents certain information relating to the lease rollover schedule at the 2100 Ross Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	9	12,131	$0.00	1.4%	1.4%	$0	0.0%	0.0%
2016	5	28,188	$18.26	3.3%	4.8%	$514,600	3.5%	3.5%
2017	4	65,654	$21.51	7.8%	12.6%	$1,411,949	9.7%	13.2%
2018	5	15,225	$23.11	1.8%	14.4%	$351,838	2.4%	15.6%
2019	6	57,627	$20.77	6.8%	21.2%	$1,196,664	8.2%	23.8%
2020	3	22,417	$19.53	2.7%	23.9%	$437,788	3.0%	26.8%
2021	1	5,134	$25.25	0.6%	24.5%	$129,634	0.9%	27.7%
2022	6	188,726	$18.59	22.4%	46.8%	$3,509,037	24.1%	51.8%
2023	3	18,736	$20.55	2.2%	49.0%	$384,950	2.6%	54.5%
2024	0	0	$0.00	0.0%	49.0%	$0	0.0%	54.5%
2025	6	122,942	$22.03	14.6%	63.6%	$2,708,823	18.6%	73.0%
2026	4	107,678	$20.20	12.8%	76.4%	$2,175,074	14.9%	88.0%
2027 & Beyond	4	78,298	$22.40	9.3%	85.7%	$1,753,679	12.0%	100.0%
Vacant	0	120,972	$0.00	14.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	56	843,728	$20.16	100.0%		$14,574,036	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	Includes Management Conference Room, Conference Center, Management Office, Conference Board Room, Conference Room, and Elevator Storage, none of which contribute to Annual UW Rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

49

MSCI 2016-UBS9	2100 Ross

The Market. The 2100 Ross Property is located in Downtown Dallas within the Dallas Arts District, which encompasses a 19-block, 68-acre area that serves as the cultural center of Dallas. The Arts District has evolved into one of the largest urban arts district in the country with numerous buildings designed by Pritzker Prize winning architects. Historic buildings in the Arts District include the Belo Mansion, the Cathedral Santurio de Guadalupe, and the St. Paul United Methodist Church. The AT&T Performing Arts Center, originally the Dallas Center for the Performing Arts, is a $354 million multi-venue center which was completed in late 2009 and encompasses ten acres within the Arts District. The center provides space for five resident companies: The Dallas Opera, Dallas Theater Center, Texas Ballet Theater, Dallas Black Dance Theatre, and Anita N. Martinez Ballet Folklorico. A local performing arts foundation has estimated that the center will have an annual impact of over $170 million in the Dallas economy and generate as many as 2,000 new jobs in the arts and hospitality industries.

Klyde Warren Park, a $110 million project, opened in 2012 and serves as a bridge between the Arts District and the Uptown submarket. The 5.2-acre park sits atop the Woodall Rodgers Freeway, which had historically been a barrier between the downtown and uptown neighborhoods. Built with a combination of public and private funds, the park features a flexible, pedestrian-oriented design that arranges a children’s park, reading room, lawn area, restaurant, performance pavilion, fountain plaza, games area, dog park, and botanical garden around a sweeping pedestrian promenade.

The 2100 Ross Property is located less than 0.5 miles from the Woodall Rodgers Freeway and North Central Expressway/Highway 75, and the East Transfer Center Station of the DART Light Rail System is just two blocks southeast, providing connections to the greater Dallas Metroplex including Dallas Fort Worth International Airport, located approximately 21 miles northwest of the 2100 Ross Property. The DFW International Airport serves over 50 million passengers annually and is the second busiest airport in the world with over 2,100 daily departures and arrivals, according to the appraisal. The 2100 Ross Property also offers access to the CBD’s pedestrian sky bridge and tunnel network through connection with Chase Tower to the east. This network of public and private pedestrian corridors covers several city blocks in the Dallas city center and provides connectivity among office buildings, retail shops, restaurants, residential towers, hotels, parking garages, and parks.

The estimated 2015 population within a one-, three- and five-mile radius of the 2100 Ross Property is 25,194, 159,167, and 345,752, respectively, according to a third party market research report. The population within a one-, three- and five-mile radius of the 2100 Ross Property is projected to increase at average annual rates by 2.78%, 1.28% and 1.06%, respectively, through 2020, according to a third party market research report. Comparatively, the populations within Dallas County, the Dallas SMA, and the State of Texas are projected to increase at average annual rates of 1.18%, 1.42%, and 1.34%, respectively, through 2020, according to a third party market research report. The 2015 average household income within a one-, three- and five-mile radius of the 2100 Ross Property is estimated to be to be $92,085, $75,534, and $78,694, respectively.

According to the appraisal, the 2100 Ross Property is located within the Dallas CBD office submarket which consists of 137 buildings totaling approximately 33.4 million SF of office space. As of 3Q 2015, the Dallas CBD office submarket vacancy rate was 19.4% and the average rental rate was $23.09 PSF.

The following table presents leasing data at certain competitive office properties with respect to the 2100 Ross Property:

Competitive Property Summary
Comparable Name	Address	Rent PSF(1)	Original Year Built	Size (SF)	Total Occupancy
2100 Ross Property	2100 Ross Avenue	$20.16(2)	1982	843,728(2)	85.7%(2)
St. Paul Place	750 North Saint Paul Street	$19.00-$20.00	1982	273,217	80.0%
Trammell Crow Center	2001 Ross Avenue	$25.00	1984	1,128,331	85.0%
Chase Tower	2200 Ross Avenue	$20.65	1987	1,296,407	93.0%
Fountain Place	1445 Ross Avenue	$23.75	1986	1,262,217	85.0%
KPMG Plaza at Hall Arts	2323 Ross Avenue	$33.00-$36.00	2015	459,383	65.0%
Range/Wtd. Avg./Total(3)		$19.00-$36.00		4,419,555	85.0%(4)

Source: Appraisal

(1)	Wtd. Avg. Asking Rent PSF excludes vacant space at the 2100 Ross Property.

(2)	Information is based on the underwritten rent roll.

(3)	Range/Wtd. Avg./Total excludes the 2100 Ross Property.

(4)	KPMG Plaza at Hall Arts was built in 2015 and remains in lease up. Excluding KPMG Plaza at Hall Arts, the weighted average occupancy of the competitive set is 87.0%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	2100 Ross

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 2100 Ross Property:

Cash Flow Analysis(1)(2)
	2012	2013(3)	2014(3)	11/30/2015 TTM	UW	UW PSF
Base Rent(4)	N/A	$9,149,070	$8,143,995	$10,143,877	$18,152,742	$21.51
Total Recoveries	N/A	$1,149,239	$1,634,414	$2,582,465	$2,824,992	$3.35
Other Income	N/A	$1,004,472	$1,059,895	$1,079,990	$1,079,990	$1.28
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($3,431,287)	($4.07)
Effective Gross Income	N/A	$11,302,781	$10,838,304	$13,806,332	$18,626,438	$22.08
Total Operating Expenses	N/A	$6,475,471	$8,034,145	$7,608,240	$9,070,548	$10.75
Net Operating Income	N/A	$4,827,310	$2,804,159	$6,198,092	$9,555,890	$11.33
Capital Expenditures	N/A	$0	$0	$0	$219,369	$0.26
TI/LC	N/A	$0	$0	$0	$1,030,609	$1.22
Net Cash Flow	N/A	$4,827,310	$2,804,159	$6,198,092	$8,305,911	$9.84

Occupancy %	N/A	68.7%	82.3%	85.8%	85.7%
NOI DSCR	N/A	0.79x	0.46x	1.02x	1.57x
NCF DSCR	N/A	0.79x	0.46x	1.02x	1.36x
NOI Debt Yield	N/A	4.9%	2.9%	6.3%	9.8%
NCF Debt Yield	N/A	4.9%	2.9%	6.3%	8.5%

(1)	According to the 2100 Ross Borrower, in July 2009, Ernst & Young’s lease expired and it vacated 244,810 SF (29% of NRA) causing occupancy to drop from 88.2% as of December 31, 2008 to 65.7% as of December 31, 2009. In August 2012, Cousins Properties Inc. acquired the 2100 Ross Property at foreclosure auction for approximately $59.2 million. In 2013, another tenant, Clark Bardes Consulting, also vacated 75,593 SF (9% of the NRA) of the 2100 Ross Property. Cousins Properties Inc. invested approximately $18.8 million in renovations from 2012 to 2015 and signed new leases totaling approximately 274,959 SF from December 2013 until the 2100 Ross Borrower purchased the 2100 Ross Property in September 2015. The 2100 Ross Borrower has since leased two additional floors and renewed the Prudential Mortgage Capital Co. and Merrill Lynch, Pierce, Fenner & Smith, Inc. leases.

(2)	Includes Turner Construction Company which leased 29,358 SF of space commencing July 2014. Turner Construction Company has never taken occupancy of its space, but has continued to pay all rent and reimbursements owed under the terms of its lease. The 2100 Ross Borrower deposited $752,445 at closing into a Turner Construction Rent reserve for rents and reimbursements with respect to the Turner Construction Company lease. In addition, the 2100 Ross Borrower deposited $1,467,900 at closing into a Turner Allowance reserve, provided, that upon the occurrence of an event of default under the Turner Construction Company lease, all funds within the Turner Allowance reserve are required to be deposited into a Turner Construction Space Re-Tenanting Reserve (as defined below).

(3)	The decrease in Net Operating Income is attributed to a drop in rental revenue and an increase in operating expenses. Expenses increased significantly in 2014 due to a tax reassessment, increasing taxes by approximately $0.8 million and operating costs associated with a fitness center opening in December 2013 and recent renovations. A large tenant, Clark Consulting, vacated 75,593 SF of space and was later replaced by Netherland, Sewell & Associates, Inc. (approximately $1.3 million in base rent), which did not begin paying rent until October 2014.

(4)	UW Base Rent is net of actual vacancy and includes approximately $108,773 of straight line contractual rent increases through March 2022 for the CBRE, Inc. space, approximately $101,854 of straight line contractual rent increases through December 2025 for the Prudential Mortgage Capital Co. space, approximately $37,908 of straight line contractual rent increases through February 2022 for the Merrill Lynch, Pierce, Fenner & Smith, Inc. space, approximately $20,276 of straight line contractual rent increases through September 2023 for the Allianz Global Investor space, approximately $5,630 of straight line contractual rent increases through October 2019 for the PNC Bank, NA space, and approximately $210,879 of additional contractual rent steps effective September 15, 2016 for non-investment grade tenants and effective March 15, 2017 for investment grade tenants.

Escrows and Reserves. The 2100 Ross Borrower deposited $616,451 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The 2100 Ross Borrower deposited $90,628 in escrow for annual insurance premiums at loan origination and is required to escrow monthly 1/12 of the annual estimated insurance premiums. On each monthly payment date, the 2100 Ross Borrower is required to escrow $18,281 for replacement reserves, provided that such monthly deposits are not required if the funds on deposit in such replacement reserve exceed $658,108, and $105,466 for TI/LC reserves, provided that such monthly deposits are not required if the funds on deposit in such TI/LC reserve exceed $3,796,776. The 2100 Ross Borrower deposited in escrow at loan origination (i) $5,297,414 for unfunded tenant obligations for any unpaid and outstanding tenant allowances, tenant improvements and leasing commissions and/or free rent relating to eight individual tenants, (ii) $752,445 into a Turner Construction Rent reserve for rents and reimbursements with respect to the Turner Construction Company lease, and (iii) $1,467,900 into a Turner Allowance reserve, provided, that upon the occurrence of any event of default under the Turner Construction Company lease, all funds within the Turner Allowance reserve are required to be deposited into a Turner Construction Space Re-Tenanting Reserve.

During the continuance of a Specified Tenant Trigger Event (as defined below), on each monthly payment date, all excess cash flow is required to be deposited into a reserve (the “Specified Tenant Rollover Reserve”) to be held by the lender as additional security for the 2100 Ross Whole Loan. So long as no event of default exists, funds held in the Specified Tenant Rollover Reserve are required to be used in connection with tenant improvements and leasing commissions incurred by the 2100 Ross Borrower upon the occurrence of (i) an extension or renewal of the Specified Tenant’s (as defined below) lease for a term not less than five years beyond the maturity date of the 2100 Ross Whole Loan or (ii) the leasing of all space formerly demised to the Specified Tenant to one or more replacement tenants approved by the lender, provided, that such monthly deposits are not required if the funds on deposit in such Specified Tenant Rollover Reserve exceed $2,164,459 (the “Specified Tenant Rollover Cap”). In the event a Trigger Period (as defined below) is triggered on account of a Specified Tenant Trigger Event, in lieu of the monthly deposit of excess cash flow, the 2100 Ross Borrower may deposit a letter of credit in the amount equal to the Specified Tenant Rollover Cap.

During the continuance of a Turner Construction Trigger Event (as defined below), on each monthly payment date, all excess cash flow (except to the extent required to be deposited into the Specified Tenant Rollover Reserve) is required to be deposited into a reserve (the “Turner Construction Space Re-Tenanting Reserve”) to be held by the lender as additional security for the 2100 Ross Whole Loan. So long as no event of default exists, funds held in the Turner Construction Space Re-Tenanting Reserve are required to be used in connection with tenant improvements and leasing commissions incurred by the 2100 Ross Borrower upon the occurrence of the leasing of all space formerly leased to Turner Construction Company to one or more replacement tenants (a “Turner Construction Space Re-Tenanting Event”), provided, that such monthly deposits are not required if the funds on deposit in such Turner Construction Space Re-Tenanting Reserve exceed an amount equal to the then remaining base rent and reimbursements payable under the Turner Construction Company lease for the remainder of the Turner Construction Company original lease term.

A “Specified Tenant Trigger Event” will commence upon the earlier of (i) if the Specified Tenant fails to extend or renew such lease upon terms and conditions set forth in the Specified Tenant’s lease (or as otherwise acceptable to the lender) on or prior to the earlier of (a) the date required for such

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

51

MSCI 2016-UBS9	2100 Ross

notice period pursuant to the Specified Tenant’s lease and (b) the date that is at least 12 months prior to the then-applicable expiration date of the Specified Tenant’s lease, (ii) if an event of default under the Specified Tenant’s lease has occurred, (iii) the Specified Tenant or lease guarantor of the Specified Tenant’s lease becomes insolvent or a debtor in any bankruptcy action, (iv) if the Specified Tenant’s lease is terminated or no longer in full force or effect, (v) if the Specified Tenant “goes dark,” vacates, ceases to occupy or discontinues its operations at the 2100 Ross Property, or (vi) the decline in rating of CBRE, Inc. or any lease guarantor for CBRE, Inc. below “B+” or the equivalent by any of the applicable rating agencies. A Specified Tenant Trigger Event will continue until, in regard to clause (i) above, the Specified Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Specified Tenant space, in regard to clause (ii) above, the applicable event of default has been cured, in regard to clause (iii) above, the Specified Tenant’s lease is unconditionally affirmed in the applicable bankruptcy and the Specified Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed with no material adverse effect on the guarantor’s ability to perform under the lease guaranty, in regard to clause (iv) above, certain re-leasing conditions have been satisfied with respect to the Specified Tenant space, in regard to clause (v) above, the applicable Specified Tenant re-commences its operations at its leased premises and is paying full unabated rent, or in regard to clause (vi) above, the rating is raised so that such rating is no lower than “B+” or the equivalent by each applicable rating agency.

“Specified Tenant” means (i) CBRE, Inc., (ii) Lockton, or (iii) any tenant, guarantor, or replacement that together with its affiliates, leases space comprising 10% or more of either (a) the total rentable SF at the 2100 Ross Property or (b) the total in-place base rent at the 2100 Ross Property.

A “Turner Construction Trigger Event” will commence upon the earlier of (i) an event of default under the Turner Construction Company lease has occurred or (ii) if the Turner Construction Company’s lease is terminated or no longer in full force or effect. A Turner Construction Trigger Event will continue until, (i) a Turner Construction Space Re-Tenanting Event occurs, (ii) the completion of all tenant improvements and payment of all leasing commissions in connection with a Turner Construction Space Re-Tenanting Event, (iii) the replacement tenant(s) are in occupancy of the former Turner Construction Company space and paying full rent, or (iv) the 2100 Ross Borrower has delivered to the lender an estoppel certificate from the replacement tenant(s) confirming there is no event of default under its lease and satisfaction of the conditions in (ii) and (iii) above.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 2100 Ross Whole Loan. The 2100 Ross Whole Loan has springing cash management (i.e., the 2100 Ross Whole Loan has cash management only after the initial occurrence of a Trigger Period (as defined below)). During the continuance of a Trigger Period for the 2100 Ross Whole Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the 2100 Ross Whole Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred or is continuing, to the 2100 Ross Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the 2100 Ross Borrower in connection with the operation and maintenance of the 2100 Ross Property reasonably approved by the lender, and to disburse the remainder to the 2100 Ross Borrower (or, during the continuance of a Cash Sweep Period (as defined below), provided no Specified Tenant Trigger Event or Turner Construction Trigger Event has occurred, to an account to be held by the lender as additional security for the 2100 Ross Whole Loan).

A “Trigger Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the 2100 Ross Borrower, the guarantor, or the property manager, (iii) the DSCR based on the trailing 12-month period falling below 1.15x, (iv) a Specified Tenant Trigger Event, (v) a Turner Construction Trigger Event, or (vi) any indictment for fraud or misappropriation of funds by the 2100 Ross Borrower, the guarantor or the property manager or any director or officer of the 2100 Ross Borrower, the guarantor, or the property manager. A Trigger Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed within 30 days for the 2100 Ross Borrower or the guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the 2100 Ross Borrower’s, the guarantor’s, or the property manager’s monetary obligations, in regard to clause (iii) above, upon the date the DSCR based on the trailing 12-month period is greater than 1.20x for two consecutive calendar quarters, in regard to clause (iv) above, the Specified Tenant Trigger Event is cured, in regard to clause (v) above, the Turner Construction Trigger Event is cured, or in regard to clause (vi) above, the property manager is replaced with a qualified manager.

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the 2100 Ross Borrower, the guarantor, or the property manager, or (iii) the DSCR based on the trailing 12-month period falling below 1.15x. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed within 30 days for the 2100 Ross Borrower or the guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the 2100 Ross Borrower’s, the guarantor’s, or the property manager’s monetary obligations, or in regard to clause (iii) above, upon the date the DSCR based on the trailing 12-month period is greater than 1.20x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The 2100 Ross Property also secures the 2100 Ross Serviced Companion Loan, with a Cut-off Date balance of $37,946,663. The 2100 Ross Serviced Companion Loan is expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The promissory notes evidencing the 2100 Ross Serviced Companion Loan accrue interest at the same rate as the 2100 Ross Mortgage Loan. The 2100 Ross Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 2100 Ross Serviced Companion Loan. The holders of the 2100 Ross Mortgage Loan and the 2100 Ross Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 2100 Ross Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The 2100 Ross Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 2100 Ross Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the 2100 Ross Mortgage Loan documents.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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53

MSCI 2016-UBS9	GLP Industrial Portfolio B

Mortgage Loan No. 4 – GLP Industrial Portfolio B

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

54

MSCI 2016-UBS9	GLP Industrial Portfolio B

Mortgage Loan No. 4 – GLP Industrial Portfolio B

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

55

MSCI 2016-UBS9	GLP Industrial Portfolio B

Mortgage Loan No. 4 – GLP Industrial Portfolio B

Mortgage Loan Information				Property Information(4)
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$56,000,000			Location:	Various
Cut-off Date Balance(1):	$56,000,000			General Property Type:	Industrial
% of Initial Pool Balance:	8.4%			Detailed Property Type:	Various
Loan Purpose:	Acquisition			Title Vesting(5):	Fee
Sponsor(2):	Global Logistic Properties Limited			Year Built/Renovated:	Various
Mortgage Rate:	3.8164107%			Size:	26,238,861 SF
Note Date:	11/4/2015			Cut-off Date Balance per Unit(1):	$24
First Payment Date:	12/6/2015			Maturity Date Balance per Unit(1):	$24
Maturity Date:	11/6/2022			Property Manager:	GLP US Management LLC (borrower-related)
Original Term to Maturity:	84 months
Original Amortization Term:	0 months			Underwriting and Financial Information(4)
IO Period:	84 months			UW NOI(6):	$115,451,134
Seasoning:	4 months			UW NOI Debt Yield(1):	18.4%
Prepayment Provisions:	YM1 (77); O (7)			UW NOI Debt Yield at Maturity(1):	18.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	4.37x
Additional Debt Type:	Pari Passu/B Note/Mezzanine			Most Recent NOI(6):	$100,410,302 (6/30/2015 TTM)
Additional Debt Balance(1):	$572,700,000/$335,300,000/$330,000,000			2nd Most Recent NOI:	$97,105,129 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$81,261,611 (12/31/2013)
Reserves(3)				Most Recent Occupancy:	93.8% (10/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	89.5% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	89.1% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(7):	$2,081,000,000 (Various)
Replacements:	$0	Springing	(3)	Cut-off Date LTV Ratio(1)(7):	30.2%
TI/LC:	$0	Springing	(3)	Maturity Date LTV Ratio(1):	30.2%
Deferred Maintenance:	$1,281,668	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan (A Notes):	$628,700,000	28.9%	Purchase Price:	$2,047,485,527	94.0%
Mortgage Loan (B Notes):	$335,300,000	15.4%	Closing Costs:	$129,154,208	5.9%
Mezzanine Loans:	$330,000,000	15.2%	Upfront Reserves:	$1,281,668	0.1%
Sponsor Equity:	$883,921,403	40.6%
Total Sources:	$2,177,921,403	100.0%	Total Uses:	$2,177,921,403	100.0%

(1)	The GLP Industrial Portfolio B Mortgage Loan is part of the GLP Industrial Portfolio B Whole Loan, which is comprised of four pari passu Senior Notes and two Junior Notes (as defined below), with an aggregate original principal balance of $964,000,000. The four Senior Notes have an aggregate original principal balance of $628,700,000, and the two Junior Notes have an aggregate original principal balance of $335,300,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the total principal balance of the four Senior Notes without regard to the Junior Notes. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate note balance of the GLP Industrial Portfolio B Non-Serviced Whole Loan (including the Junior Notes) are $37, $37, 12.0%, 2.85x, 46.3% and 46.3%, respectively.

(2)	The GLP Industrial Portfolio B loan’s sponsor and non-recourse carveout guarantors are eleven subsidiaries of Global Logistic Properties Limited.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Property Information and Underwriting and Financial Information are based on a combination or sum of all 142 industrial properties that comprise the GLP Industrial Portfolio B Property.

(5)	The property identified on Annex A-1 to the Preliminary Prospectus as GLP Industrial Portfolio B-Atlanta-Liberty DC, representing approximately 2.1% of the allocated loan amount of the GLP Industrial Portfolio B Whole Loan, is ground leased to the related borrower by the Henry County Development Authority in connection with a payment in lieu of taxes program. The county has granted to the lender a mortgage on its fee interest in the GLP Industrial Portfolio B Property. The ground lease expires on October 1, 2020; however, the borrower has the right, and is required under the loan documents, to purchase the fee interest for $10.00 and surrender of a county bond. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates—Ground Leases” in the Preliminary Prospectus

(6)	UW NOI exceeds TTM NOI due to increases in rents on the October 2015 rent roll and the inclusion of approximately $3.3 million for rent steps and $0.6 million for straight line rents.

(7)	The appraised value of $2,081.0 million is reflective of the value of the portfolio if sold in its entirety to a single buyer as of October 25, 2015. The appraisal determined an appraised value on both a portfolio and an individual basis. The concluded aggregate appraised value of the individual properties was $1,988.1 million, which would result in a Cut-off Date LTV Ratio of 31.6% and a Maturity Date LTV Ratio of 31.6%. The dates of the appraised values ranged from July 9, 2015 to October 2, 2015.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

56

MSCI 2016-UBS9	GLP Industrial Portfolio B

The Mortgage Loan. The fourth largest mortgage loan (the “GLP Industrial Portfolio B Mortgage Loan”) is part of a non-serviced whole loan (the “GLP Industrial Portfolio B Whole Loan”) evidenced by four pari passu senior notes (the “Senior Notes”) with an aggregate original principal balance of $628,700,000, and two junior notes (the “Junior Notes”) with an aggregate original principal balance of $335,300,000, all of which are secured by first priority fee mortgages encumbering 142 industrial properties comprising approximately 26.2 million SF located across 13 different markets (collectively, the “GLP Industrial Portfolio B Property”, or the “Portfolio”): (i) Promissory Note A-4 (one of the Senior Notes), in the original principal amount of $56,000,000, which represents the GLP Industrial Portfolio B Mortgage Loan, (ii) Promissory Notes A-1 and A-2 (two of the Senior Notes) and Promissory Notes B-1 and B-2 (the two Junior Notes), in the aggregate original principal amount of $804,010,000, which were contributed to the CSMC 2015-GLPB securitization trust (collectively, the “CSMC 2015-GLPB Notes”) and (iii) Promissory Note A-3 (one of the Senior Notes), in the original principal amount of $104,000,000, which is currently held by Column Financial, Inc. (or an affiliate) and is expected to be contributed to a future securitization trust. The three Senior Notes that do not comprise the GLP Industrial Portfolio B Mortgage Loan are collectively referred to as the “GLP Industrial Portfolio B Non-Serviced Pari Passu Companion Loan.” The GLP Industrial Portfolio B Whole Loan is serviced according to the CSMC 2015-GLPB trust and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The GLP Industrial Portfolio B Whole Loan” and “Pooling and Servicing Agreement--Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Proceeds of the GLP Industrial Portfolio B Non-Serviced Whole Loan were used to acquire the GLP Industrial Portfolio B Property, pay closing costs and fund reserves.

The Borrower and the Sponsor. The borrowers are 24 special-purpose Delaware limited liability companies, each with two independent directors (collectively, the “GLP Industrial Portfolio B Borrower”). The GLP Industrial Portfolio B Borrower is 100% owned by five subsidiaries of Global Logistic Properties Limited (“GLP”): Western B Southeast, LLC, Western B Northwest, LLC, Western B South, LLC, Western B West, LLC and Western B East, LLC, and the nonrecourse carve-out guarantors are eleven subsidiaries of GLP. GLP (SGX: MC0.SI; rated BBB+/Baa2 by Fitch/Moody’s) is a public, Singapore-based investment holding company that owns, leases, manages and develops logistics facilities. GLP began operations in 2003 and is one of the largest logistics operators by square footage globally with total assets under management valued at approximately $33 billion. GLP’s portfolio comprises approximately 2,300 properties and 521 million SF and 4,000 customers globally. GLP had a market capitalization of approximately $7 billion as of January 1, 2016.

The GLP Industrial Portfolio B Whole Loan is part of a larger $2.85 billion financing completed in November 2015 to facilitate the sponsor’s $4.8 billion acquisition (the “Acquisition”) of Industrial Income Trust Inc. (“IIT”), a public, non-traded REIT. The sponsor acquired IIT for a total cost of $4.8 billion (which includes closing costs and working capital) and invested approximately $2.0 billion of cash equity to facilitate the transaction. The financing consisted of financing three separate non-crossed pools. On a pro rata basis, approximately $883.9 million of invested equity was contributed for the acquisition of the Portfolio.

The recourse liability of the guarantor under the non-recourse carve-out guaranty for voluntary or collusive bankruptcy is limited to fifteen percent of the then-current principal amount of the GLP Industrial Portfolio B Whole Loan. In addition, the guarantor has no liability under the environmental indemnity so long as an environmental insurance policy meeting the requirements of the loan documents is in place. An environmental insurance policy meeting such requirements is currently in place.

The Property. The GLP Industrial Portfolio B Property is comprised of 142 cross-collateralized industrial properties located across 11 states and 13 different markets with a total of approximately 26.2 million SF. The top three markets in the Portfolio, by allocated loan amount, are Philadelphia (15.6%), Houston (15.3%) and Atlanta (13.7%). The top 10 properties in the Portfolio account for 23.3% of gross leasable area and 24.9% of UW NOI. The top 10 tenants in the Portfolio account for 23.3% of gross leasable area and 23.6% of UW Base Rent. The top 3 tenants in the Portfolio by UW Base Rent are Amazon.com, LLC (4.3%), Home Depot USA Inc (3.1%) and GSK Consumer Healthcare (3.0%). The properties comprising the Portfolio have a weighted average age of 15 years (2000), weighted average clear heights of 28 feet 7 inches and primary truck court depth of 155 feet 7 inches, with weighted averages of 66 dock high doors, 3 grade level doors, 48 trailer spaces and 8.5% (GLA) office space. As of October 1, 2015, the Portfolio was 93.8% occupied by 321 tenants with a weighted average base rent of $4.92 PSF and weighted average remaining lease term of 4.3 years.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

57

MSCI 2016-UBS9	GLP Industrial Portfolio B

The following tables present certain information relating to the GLP Industrial Portfolio B Property:

Top Twenty Properties(1)
Property	Market	GLA (SF)	Year Built	Occupancy	UW NOI	% of UW NOI	Allocated Loan Amount(2)	% of Allocated Loan Amount	Appraised Value(3)
Agave DC	Phoenix	1,267,110	2009	100.0%	$5,049,477	4.4%	$48,294,552	5.0%	$99,600,000
Lehigh Valley 13	Philadelphia	822,500	2000	100.0%	$3,630,185	3.1%	$25,941,351	2.7%	$53,500,000
Frontier Logistics BTS	Houston	600,004	2015	100.0%	$2,696,038	2.3%	$24,486,696	2.5%	$50,500,000
Sugarland Interchange DC	Houston	486,263	1995	100.0%	$2,676,204	2.3%	$22,207,736	2.3%	$45,800,000
York - Willow Springs	Philadelphia	624,000	2009	100.0%	$3,623,735	3.1%	$21,480,408	2.2%	$44,300,000
Atlanta - Liberty DC	Atlanta	851,349	2006	100.0%	$2,360,549	2.0%	$20,171,219	2.1%	$41,600,000
South Bay DC	Los Angeles	265,440	2013	100.0%	$2,047,719	1.8%	$19,395,403	2.0%	$40,000,000
Sorensen Industrial	Los Angeles	305,422	2012	100.0%	$2,156,620	1.9%	$19,007,495	2.0%	$39,200,000
Miramar DC	South Florida	289,300	2002	100.0%	$2,431,637	2.1%	$18,716,564	1.9%	$38,600,000
York DC II	Philadelphia	603,000	2011	100.0%	$2,068,207	1.8%	$17,455,862	1.8%	$36,000,000
Carlisle DC Bldg 1	Philadelphia	511,760	2001	100.0%	$2,156,559	1.9%	$17,213,420	1.8%	$35,500,000
Portside Distribution Center	Seattle/Puget Sound	416,050	2007	100.0%	$1,963,419	1.7%	$16,243,650	1.7%	$33,500,000
Marina West A	South Florida	276,175	2002	100.0%	$2,026,355	1.8%	$15,952,719	1.7%	$32,900,000
Fremont East Bay DC	East Bay/Oakland	246,450	1990	100.0%	$1,873,546	1.6%	$14,255,621	1.5%	$29,400,000
Harbor Gateway DC	Los Angeles	184,815	2000	100.0%	$1,635,027	1.4%	$14,255,621	1.5%	$29,400,000
Imperial DC 1	Houston	328,020	2014	100.0%	$1,483,545	1.3%	$14,158,646	1.5%	$29,200,000
Westport DC Bldg B	Salt Lake City	409,374	2008	100.0%	$1,738,070	1.5%	$13,867,713	1.4%	$28,600,000
Westport DC Bldg A	Salt Lake City	350,892	2007	100.0%	$2,065,162	1.8%	$13,431,317	1.4%	$27,700,000
Auburn DC	Seattle/Puget Sound	283,450	1999	100.0%	$1,326,039	1.1%	$12,413,058	1.3%	$25,600,000
Southaven DC Bldg 2	Memphis	602,500	2004	100.0%	$1,871,711	1.6%	$11,928,172	1.2%	$24,600,000
Subtotal – Top Twenty Properties		9,723,874	2006	100.0%	$46,879,804	40.6%	$380,877,223	39.5%	$785,500,000
Total/Wtd. Avg.		26,238,861	2000	93.8%	$115,451,134	100.0%	$964,000,000	100.0%	$1,988,100,000

(1)	Based on the underwritten rent roll dated October 1, 2015

(2)	Based on the GLP Industrial Portfolio B Non-Serviced Whole Loan.

(3)	Source: Appraisal. The appraised value of $2,081.0 million is reflective of the value of the Portfolio if sold in its entirety to a single buyer. The appraisal determined an appraised value on both a portfolio and individual basis. The concluded aggregate appraised value of the individual properties was $1,988.1 million.

Market Concentration(1)
Market	Property Count	GLA (SF)	Year Built	Occupancy	UW NOI	% of UW NOI	Allocated Loan Amount(2)	% of Allocated Loan Amount	Appraised Value(3)
Philadelphia	19	4,635,434	2000	99.8%	$20,944,995	18.1%	$150,702,279	15.6%	$310,800,000
Houston	29	3,731,328	1997	96.9%	$17,774,047	15.4%	$147,065,643	15.3%	$303,300,000
Atlanta	19	4,904,945	1998	87.2%	$14,283,015	12.4%	$131,937,226	13.7%	$272,100,000
Phoenix	16	3,438,993	2007	77.6%	$11,589,819	10.0%	$118,893,818	12.3%	$245,200,000
South Florida	21	1,792,712	1999	95.4%	$11,916,066	10.3%	$101,243,999	10.5%	$208,800,000
Los Angeles	7	1,170,879	1996	100.0%	$8,096,826	7.0%	$72,975,204	7.6%	$150,500,000
Seattle/Puget Sound	9	1,508,591	1995	100.0%	$8,081,587	7.0%	$67,302,048	7.0%	$138,800,000
East Bay/Oakland	5	823,009	1997	100.0%	$5,384,505	4.7%	$44,463,961	4.6%	$91,700,000
Memphis	6	2,175,946	2001	98.7%	$6,098,328	5.3%	$42,330,465	4.4%	$87,300,000
Salt Lake City	4	1,140,266	2008	100.0%	$5,735,079	5.0%	$41,603,139	4.3%	$85,800,000
Portland	4	544,565	2000	100.0%	$2,868,132	2.5%	$21,286,454	2.2%	$43,900,000
San Francisco	2	173,918	1974	100.0%	$1,520,153	1.3%	$12,994,919	1.3%	$26,800,000
Orange County	1	198,275	1985	100.0%	$1,158,582	1.0%	$11,200,845	1.2%	$23,100,000
Total/Wtd. Avg.	142	26,238,861	2000	93.8%	$115,451,134	100.0%	$964,000,000	100.0%	$1,988,100,000

(1)	Based on the underwritten rent roll dated October 1, 2015

(2)	Based on the GLP Industrial Portfolio B Whole Loan.

(3)	Source: Appraisal. The appraised value of $2,081.0 million is reflective of the value of the Portfolio if sold in its entirety to a single buyer. The appraisal determined an appraised value on both a portfolio and individual basis. The concluded aggregate appraised value of the individual properties was $1,988.1 million.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

58

MSCI 2016-UBS9	GLP Industrial Portfolio B

Property Sub-Type(1)
Property Sub-Type	Property Count	GLA (SF)	Year Built	Occupancy	UW NOI	% of UW NOI	Allocated Loan Amount(2)	% of Allocated Loan Amount	Appraised Value(3)
Distribution warehouse	68	17,640,316	2001	92.0%	$71,116,520	61.6%	$638,399,680	66.2%	$1,316,600,000
Warehouse	20	5,267,260	2000	100.0%	$24,880,187	21.6%	$182,850,159	19.0%	$377,100,000
Light Industrial	24	1,579,620	1991	96.9%	$8,302,697	7.2%	$65,992,856	6.8%	$136,100,000
Flex	19	943,246	1985	92.1%	$6,047,339	5.2%	$43,688,144	4.5%	$90,100,000
Flex, light industrial, distribution	11	808,419	2006	88.6%	$5,104,391	4.4%	$33,069,161	3.4%	$68,200,000
Total/Wtd. Avg.	142	26,238,861	2000	93.8%	$115,451,134	100.0%	$964,000,000	100.0%	$1,988,100,000

(1)	Based on the underwritten rent roll dated October 1, 2015

(2)	Based on the GLP Industrial Portfolio B Whole Loan.

(3)	Source: Appraisal. The appraised value of $2,081.0 million is reflective of the value of the Portfolio if sold in its entirety to a single buyer. The appraisal determined an appraised value on both a portfolio and individual basis. The concluded aggregate appraised value of the individual properties was $1,988.1 million.

Tenant Summary(1)

Tenant	Credit Rating (Fitch/Moody’s/S&P)(2)	Property Count	GLA	UW Base Rent	% of UW Base Rent	UW Base Rent PSF	Original Lease Start	Lease Expiration
Amazon.com, LLC	NA/Baa1/AA-	1	1,267,110	$5,159,907	4.3%	$4.07	10/1/2011	7/31/2022
Home Depot USA Inc	A/A2/A	1	822,500	$3,709,248	3.1%	$4.51	2/1/2010	9/30/2016
GSK Consumer Healthcare	A+/A2/A+	2	624,000	$3,682,573	3.0%	$5.90	Various	Various
Frontier Logistics	NR/NR/NR	1	600,004	$2,763,378	2.3%	$4.61	6/1/2015	6/30/2025
Phillips-Van Heusen	NR/Ba2/BB+	1	851,349	$2,451,687	2.0%	$2.88	8/1/2010	8/31/2030
Ollie’s Bargain Outlet, Inc.	NR/NR/B+	1	603,000	$2,200,950	1.8%	$3.65	3/1/2013	3/31/2028
Phoenix	NR/NR/NR	1	305,422	$2,197,620	1.8%	$7.20	9/1/2013	11/30/2020
S.C. Johnson & Son, Inc.	NR/A/A-	1	511,760	$2,192,883	1.8%	$4.28	1/1/2012	12/31/2019
Watson Laboratories,	NR/NR/NR	1	276,175	$2,090,005	1.7%	$7.57	2/1/2003	6/30/2016
Super Micro Computer	NR/NR/NR	1	246,450	$1,888,596	1.6%	$7.66	3/1/2008	7/31/2020
Ten Largest Tenants			6,107,770	$28,336,847	23.4%	$4.64
Remaining Tenants			18,497,760	$92,810,721	76.6%	$5.02
Vacant			1,633,331	0	0.0%	$0.00
Total/Wtd. Avg.			26,238,861	$121,147,568	100.0%	$4.92

(1)	Based on the underwritten rent roll dated October 1, 2015

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	22	706,356	$4.09	2.7%	2.7%	$2,887,151	2.4%	2.4%
2016	53	2,992,193	$4.67	11.4%	14.1%	$13,985,046	11.5%	13.9%
2017	81	3,314,390	$5.14	12.6%	26.7%	$17,049,885	14.1%	28.0%
2018	70	4,313,941	$4.97	16.4%	43.2%	$21,430,867	17.7%	45.7%
2019	35	1,894,577	$5.47	7.2%	50.4%	$10,359,797	8.6%	54.2%
2020	41	2,220,265	$6.20	8.5%	58.9%	$13,761,613	11.4%	65.6%
2021	14	868,406	$5.94	3.3%	62.2%	$5,161,448	4.3%	69.9%
2022	20	3,293,047	$4.89	12.6%	74.7%	$16,113,003	13.3%	83.2%
2023	13	1,310,754	$4.42	5.0%	79.7%	$5,799,006	4.8%	87.9%
2024	10	1,420,138	$4.30	5.4%	85.1%	$6,110,522	5.0%	93.0%
2025	5	816,756	$4.70	3.1%	88.2%	$3,836,594	3.2%	96.2%
2026 & Thereafter	3	1,454,707	$3.20	5.5%	93.8%	$4,652,637	3.8%	100.0%
Vacant	0	1,633,331	$0.00	6.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	367	26,238,861	$4.92	100.0%		$121,147,568	100%

(1)	Based on the underwritten rent roll dated October 1, 2015

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

59

MSCI 2016-UBS9	GLP Industrial Portfolio B

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the GLP Industrial Portfolio B Property:

Cash Flow Analysis(1)

	2013	2014	6/30/2015 TTM	Year 1 Budget	UW(2)	UW PSF
Base Rent	$88,544,486	$106,078,795	$107,985,396	$126,040,537	$128,917,069	$4.91
Total Recoveries	$25,440,761	$31,201,305	$32,193,863	$38,511,451	$38,141,021	$1.45
Other Income	$1,684,268	$1,923,614	$1,333,346	$781,552	$781,552	$0.03
Less Vacancy & Credit Loss	($4,399,854)	($4,567,002)	($3,059,638)	($7,890,038)	($10,833,209)	($0.41)
Effective Gross Income	$111,269,661	$134,636,713	$138,452,968	$157,443,502	$157,006,433	$5.98
Total Operating Expenses	$30,008,050	$37,531,583	$38,042,665	$41,516,696	$41,555,299	$1.58
Net Operating Income	$81,261,611	$97,105,129	$100,410,302	$115,926,806	$115,451,134	$4.40
Capital Expenditures	$0	$0	$0	$11,118,416	$9,183,601	$0.35
Net Cash Flow	$81,261,611	$97,105,129	$100,410,302	$104,808,390	$106,267,532	$4.05

Total GLA	25,310,837	25,638,857	26,238,861	26,238,861	26,238,861
Number of Assets	140	141	142	142	142
Occupancy %	89.1%	89.5%	88.3%	95.9%	93.8%
NOI DSCR	3.34x	3.99x	4.13x	4.77x	4.75x
NCF DSCR	3.34x	3.99x	4.13x	4.31x	4.37x
NOI Debt Yield	12.9%	15.4%	16.0%	18.4%	18.4%
NCF Debt Yield	12.9%	15.4%	16.0%	16.7%	16.9%

(1)	Not all of the properties in the Portfolio were the same in each of the historical periods. “Same Store” analysis, representing 90 properties, of net operating income and occupancy for 2013, 2014, June 30, 2015 TTM and Year 1 Budget was approximately $65.0 million, $69.1 million, $71.3 million and $70.3 million, respectively, and 90.5%, 89.9%, 91.0% and 94.9%, respectively.

(2)	Underwritten Base Rent is based on the October 2015 rent roll and includes approximately $3.3 million for rent steps and approximately $0.6 million for credit tenant rent steps. Rent steps reflect the difference between in-place rent and annualized contractual base rent steps through December 1, 2016. Credit tenant rent steps reflects the difference between in-place rent plus annualized contractual base rent steps through December 1, 2016 and credit tenants’ average rent from October 1, 2015 through the maturity date.

Escrows and Reserves. The GLP Industrial Portfolio B Borrower deposited $1,281,668 in escrow at loan origination for deferred maintenance items identified in the loan documents. During the continuance of a Trigger Period (defined below), the GLP Industrial Portfolio B Borrower is required to escrow monthly (i) 1/12th of the annual estimated tax payments and (ii) 1/12th of the annual estimated insurance premiums (unless the GLP Industrial Portfolio B Borrower maintains an acceptable blanket policy). During the continuance of a Trigger Period, the GLP Industrial Portfolio B Borrower is required to make monthly deposits equal to 1/12th of $0.10 PSF of the GLP Industrial Portfolio B Property into an escrow for capital expenditures on each monthly payment date on which the balance in such escrow is less than an amount equal to $0.10 PSF of the GLP Industrial Portfolio B Property. During the continuance of a Trigger Period, the GLP Industrial Portfolio B Borrower is required to make monthly deposits equal to 1/12th of $0.25 PSF of the GLP Industrial Portfolio B Property into an escrow for tenant improvements and leasing commissions (the “TI/LC Escrow”) on each monthly payment date on which the balance in such TI/LC Escrow is less than an amount equal to $0.25 PSF of the GLP Industrial Portfolio B Property.

Lockbox and Cash Management. A hard lockbox is in place with respect to the GLP Industrial Portfolio B Whole Loan. The GLP Industrial Portfolio B Whole Loan has springing cash management. Funds in the lockbox account are required to be swept to a cash management account; however, provided no event of default or Trigger Period under the GLP Industrial Portfolio B Whole Loan is continuing, funds in the cash management account are required to be swept daily to an account designated by the GLP Industrial Portfolio B Borrower, to the extent such funds exceed the aggregate amount payable to the lenders on the next monthly payment date. Funds in the cash management account are required to be applied on each monthly payment date to pay debt service on the GLP Industrial Portfolio B Whole Loan, to disburse, during the continuance of a Trigger Period, the monthly operating expenses referenced in the annual budget (which, during a Trigger Period, is required to be approved by the lender) or otherwise approved by the lender, to fund, during the continuance of a Trigger Period, the amount, if any, requested by the GLP Industrial Portfolio B Borrower in respect of leasing commissions and tenant improvement costs approved by the lender and incurred by the GLP Industrial Portfolio B Borrower in connection with a new lease (or lease extension), if and to the extent the amount contained in the TI/LC Escrow is insufficient after giving effect to the deposit required to be made therein on such monthly payment date, to fund, during the continuance of a Trigger Period, the required reserves deposits as described above under “Escrows and Reserves”, to pay, provided no event of default is continuing under the GLP Industrial Portfolio B Whole Loan, monthly debt service due under the GLP Industrial Portfolio B Senior Mezzanine Loan (defined below) and to pay, provided no event of default is continuing under either the GLP Industrial Portfolio B Whole Loan or the GLP Industrial Portfolio B Senior Mezzanine Loan, monthly debt service due under the GLP Industrial Portfolio B Junior Mezzanine Loan (defined below), and to disburse the remainder (i) if a Trigger Period is continuing, into an account to be held by the lender as additional security for the GLP Industrial Portfolio B Whole Loan during the continuance of such Trigger Period and (ii) otherwise, provided no event of default is continuing under the GLP Industrial Portfolio B Whole Loan, to the GLP Industrial Portfolio B Borrower.

A “Trigger Period” means the period:

(i) commencing as of the conclusion of the second consecutive fiscal quarter for which the combined net operating income debt yield on the GLP Industrial Portfolio B Whole Loan and GLP Industrial Portfolio B Mezzanine Loans (defined below) for the trailing twelve-month period falls below 6.75%, and ending at the conclusion of the second consecutive fiscal quarter for which such combined net operating income debt yield for the trailing twelve-month period is equal to or greater than 6.75%, or

(ii) commencing upon the GLP Industrial Portfolio B Borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such financial reports are so delivered, or

(iii) during the continuance of an event of default under either of the GLP Industrial Portfolio B Mezzanine Loans.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

60

MSCI 2016-UBS9	GLP Industrial Portfolio B

The GLP Industrial Portfolio B Borrower may avoid a Trigger Period by posting cash or a letter of credit in an amount such that, if the principal balance of the GLP Industrial Portfolio B Whole Loan were reduced by such amount, no Trigger Period would be continuing.

Additional Secured Indebtedness (not including trade debts). In addition to the GLP Industrial Portfolio B Mortgage Loan, the GLP Industrial Portfolio B Property also secures the GLP Industrial Portfolio B Non-Serviced Pari Passu Companion Loan (a portion of which was included in the CSMC 2015-GLPB securitization trust, and the remaining portion of which is expected to be contributed to future securitization trusts) and the Junior Notes (which were included in the CSMC 2015-GLPB securitization trust). The GLP Industrial Portfolio B Mortgage Loan, the GLP Industrial Portfolio B Non-Serviced Pari Passu Companion Loan and the Junior Notes all accrue interest at 3.8164107% per annum. Payments of interest on the GLP Industrial Portfolio Whole Loan are first applied, pro rata and pari passu, to interest on the GLP Industrial Portfolio B Mortgage Loan and GLP Industrial Portfolio B Non-Serviced Pari Passu Companion Loan, and then to interest on the Junior Notes, and payments of principal on the GLP Industrial Portfolio B Whole Loan are first applied, pro rata and pari passu, to pay principal on the GLP Industrial Portfolio B Mortgage Loan and GLP Industrial Portfolio B Non-Serviced Pari Passu Companion Loan, until their principal balances are reduced to zero and then to pay principal on the Junior Notes until their principal balances are reduced to zero. Such priorities and the allocation of collections on the GLP Industrial Portfolio B Whole Loan are set forth in an agreement between note holders governing the promissory notes comprising the GLP Industrial Portfolio B Whole Loan. The GLP Industrial Portfolio B Whole Loan will be serviced pursuant to the CSMC 2015-GLPB trust and servicing agreement. See “Description of the Mortgage Pool— The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The GLP Industrial Portfolio B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The “GLP Industrial Portfolio B Mezzanine Loans” refers to (i) a senior mezzanine loan in the original principal amount of $165,000,000 made to the owners of the GLP Industrial Portfolio B Borrower (the “GLP Industrial Portfolio B Senior Mezzanine Borrowers”) by Column Financial, Inc. and MSMCH, secured by 100% of the direct or indirect equity interest in the GLP Industrial Portfolio B Borrower (the “GLP Industrial Portfolio B Senior Mezzanine Loan”) and (ii) a junior mezzanine loan in the original principal amount of $165,000,000 made to the owners of the GLP Industrial Portfolio B Senior Mezzanine Borrowers by Column Financial, Inc. and MSMCH, secured by 100% of the direct or indirect equity interest in the GLP Industrial Portfolio B Senior Mezzanine Borrowers (the “GLP Industrial Portfolio B Junior Mezzanine Loan”). The GLP Industrial Portfolio B Mezzanine Loans and the GLP Industrial Portfolio B Whole Loan are subject to an intercreditor agreement between the GLP Industrial Portfolio B Whole Loan lender and the related mezzanine lenders. The GLP Industrial Portfolio B Senior Mezzanine Loan and GLP Industrial Portfolio B Junior Mezzanine Loan were transferred to Teachers Insurance and Annuity Association of America on November 20, 2015.

The following table presents certain information relating to the GLP Industrial Portfolio B Whole Loan and the GLP Industrial Portfolio B Mezzanine Loans:

Full Debt Summary

Notes	Original Principal Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Mortgage Loan	$56,000,000	3.8164107%	4.37x	18.4%	30.2%
Non-Serviced Companion Loan	$572,700,000	3.8164107%	4.37x	18.4%	30.2%
Junior Notes	$335,300,000	3.8164107%	2.85x	12.0%	46.3%
Senior Mezzanine Loan	$165,000,000	4.6500000%	2.36x	10.2%	54.3%
Junior Mezzanine Loan	$165,000,000	5.0500000%	1.99x	8.9%	62.2%
Total/Wtd. Avg.	$1,294,000,000		1.99x	8.9%	62.2%

Release of Property. The GLP Industrial Portfolio B Borrower may obtain the release of any of the individual GLP Industrial Portfolio B Property (each an “Individual GLP Industrial Portfolio B Property”) from the mortgage relating to the GLP Industrial Portfolio B Whole Loan by prepaying a portion of the GLP Industrial Portfolio B Whole Loan equal to the applicable allocated loan amount times (i) 105% until the first 10% of the GLP Industrial Portfolio B Whole Loan has been repaid; then (ii) 110% until 20% in aggregate of the GLP Industrial Portfolio B Whole Loan has been repaid; and (iii) thereafter 115%. All property releases under the GLP Industrial Portfolio B Whole Loan prior to the open prepayment date are subject to payment of yield maintenance, provided that if the lender applies loss proceeds from a casualty or condemnation at any Individual GLP Industrial Portfolio B Property toward prepayment of the GLP Industrial Portfolio B Whole Loan, then neither such loss proceeds nor any subsequent voluntary prepayment by the GLP Industrial Portfolio B Borrower of the remainder of the release price for such Individual GLP Industrial Portfolio B Property will be subject to payment of yield maintenance.

In addition, releases (other than releases that occur as a result of the application of loss proceeds from a casualty or condemnation) are further subject to a combined debt yield test under the GLP Industrial Portfolio B Whole Loan and GLP Industrial Portfolio B Mezzanine Loans, such that such combined debt yield after giving effect to such release is at least the lesser of (x) the debt yield immediately prior to such release and (y) 10.5%. The GLP Industrial Portfolio B Borrower may satisfy the foregoing debt yield test by posting cash or a letter of credit in an amount such that, if the principal balance of the GLP Industrial Portfolio B Whole Loan were reduced by such amount, such debt yield test would be satisfied; provided that the aggregate notional amount of all letters of credit delivered under the loan documents may not exceed 10% of the principal balance of the GLP Industrial Portfolio B Whole Loan. Release is also subject to certain additional conditions, including, among others, delivery of a REMIC opinion.

In addition, the GLP Industrial Portfolio B Borrower may obtain a release of certain excess parcels from the lien of the applicable mortgage without the lender’s consent or any requirement to prepay any portion of the GLP Industrial Portfolio B Whole Loan upon the satisfaction of certain conditions as described in the Preliminary Prospectus.

The GLP Industrial Portfolio B Borrower has the limited right, from and after the six-month anniversary of the origination date, to replace one of more individual properties included in the GLP Industrial Portfolio B Property (a “GLP Industrial Portfolio B Replaced Property”) with a qualified substitute property (a “Property Substitution”). Any Property Substitution must satisfy the following conditions, among others: (i) obtaining rating agency confirmation, (ii) the substitute property is located in one of the following states: Arizona, California, Florida, Georgia, Maryland, Mississippi, Nevada, New Jersey, New York, Oregon, Pennsylvania, Tennessee, Texas, Utah, Virginia or Washington; and the aggregate allocated loan amount of substitute properties located in states in which none of the Mortgaged Properties are located as of the origination date may not exceed 30% of the GLP Industrial Portfolio B Whole Loan amount, (iii) total substitutions (by allocated loan amount) may not exceed 10% of the original principal balance of the GLP Industrial Portfolio B Whole Loan, (iv) based on current appraisals, the as-is market value of the related substitute property must be equal to or greater

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	GLP Industrial Portfolio B

than the greater of (x) the as-is market value of the related GLP Industrial Portfolio B Replaced Property at the time and (y) the appraised value of the related GLP Industrial Portfolio B Replaced Property at origination, (v) the substitute property must primarily consist of warehouse/distribution or light industrial space, unless the related GLP Industrial Portfolio B Replaced Property is a flex office space, in which case it may also be a flex office space, (vi) after giving effect to the Property Substitution, no applicable metropolitan statistical area may have a geographic concentration greater than 30%, and such Property Substitution may not increase the geographic concentration of any such metropolitan statistical area by more than 30%; (vii) the GLP Industrial Portfolio B Borrower certifies to the lender in an officer’s certificate that the Property Substitution will not have a material adverse effect, (viii) after giving effect to the Property Substitution, the combined debt yield on the GLP Industrial Portfolio B Whole Loan and GLP Industrial Portfolio B Mezzanine Loans, recalculated to include only income and expense attributable to the remaining GLP Industrial Portfolio B Property (including the related substitute property) may not be less than such combined debt yield immediately prior to such Property Substitution; and, if such recalculated combined debt yield is less than the combined debt yield as of the origination date, then the property-specific combined debt yield of the substitute property as of the date of the related Property Substitution may not be less than the property-specific combined debt yield of the GLP Industrial Portfolio B Replaced Property as of the origination date, (ix) the lender receives reasonably satisfactory environmental reports and engineering reports regarding the substitute properties showing no structural, environmental or other issues that are not reasonably acceptable to the lender; and, if corrective measures are recommended in the environmental reports or engineering reports, the borrowers deposit into the deferred maintenance account 110% of the amount required to fund such corrective measures; (x) delivery of a REMIC opinion (xi) the borrowers or a party that has been added as a borrower in connection with the Property Substitution owns the fee interest (as opposed to the interest of a ground lessee) in each substitute property and (xii) satisfying the conditions to substitution under the related mezzanine loans.

Terrorism Insurance. The GLP Industrial Portfolio B Borrower is required to obtain terrorism insurance for foreign and domestic acts (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2007 or any extension thereof or other federal government program with substantially similar protection); provided that if such statute or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the GLP Industrial Portfolio B Borrower is required to carry terrorism insurance, but in such event the GLP Industrial Portfolio B Borrower is not required to pay insurance premiums with respect to such terrorism insurance in excess of the Terrorism Cap (defined below), and if the cost of terrorism insurance exceeds the Terrorism Cap, the GLP Industrial Portfolio B Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap. “Terrorism Cap” means two times the amount of the annual insurance premiums payable at such time in respect of the property and business interruption insurance required under the loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such insurance). In either such case, such insurance shall not have a deductible in excess of $250,000.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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63

MSCI 2016-UBS9	Preferred Freezer - San Leandro, CA

Mortgage Loan No. 5 – Preferred Freezer - San Leandro, CA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Preferred Freezer - San Leandro, CA

Mortgage Loan No. 5 – Preferred Freezer - San Leandro, CA

Preferred Freezer - San Leandro, CA
400 Polar Way
San Leandro, CA 94577
Moraga
Lafayette
Piedmont
St. Mary's Coll. of CA
CA College of The Arts
MACARTHUR
Warren Fwy
Pinehurst Rd.
Chabot Space & Science Center
CONTRA COSTA COUNTY
ROCKY RIDGE
Redwood Regional Park
Holy Names University
MacArthur Fwy
Park Blvd.
19TH ST.
Downtown
12TH ST.
Chinatown
LAKE MERRITT
Laney College
Jack London Square
College of Alameda
Lincoln Ave.
Central Ave.
Alameda
High St.
Alameda South Shore Center
35th Ave.
Fruitvale Ave.
FRUITVALE
Merritt College
Mills College
Skyline Blvd.
Upper San Leandro Reservoir
OAKLAND
International Blvd.
Eastmont Town Center
MacArthur Blvd.
Sequoyah Country Club
Redwood Rd.
OAKLAND COLISEUM
Oracle Arena
Bay Farm Island
Chuck Corica Golf Complex
O.co Coliseum
Doolittle Dr.
98th Ave.
Bancroft Ave.
Oakland Zoo
Lake Chabot Golf Course
Anthony Chabot Reg. Park
Crow Canyon Road
Oakland International Airport
OAKLAND AIRPORT
Nimitz Fwy
AMTRAK CAPITAL CORRIDOR
SAN LEANDRO
Lake Chabot
ALAMEDA COUNTY
Fairmont Hospital
Kaiser Permanente San Leandro Med. Ctr.
San Leandro
BART
Bayfair Center
BAYFAIR
Castro Valley
Redwood Rd.
CASTRO VALLEY
Tony Lema Golf Course
Greenhouse Marketplace Shopping Ctr.
San Lorenzo
B St.
Grant Ave.
Hesperian Blvd.
HAYWARD
Hayward Executive Airport
Skywest Golf Course
Winton Ave.
Mission Blvd.
Cal. State University-East Bay
Southland Mall
Chabot College
HAYWARD
Garin Regional Park
Clawiter Rd.
St. Rose Hospital
SOUTH HAYWARD
San Mateo Bridge
San Francisco Bay
Union City Blvd.
Union Landing
Union City
Alvarado Niles Rd.
FREMONT
San Jose Intl. Airport 20 miles
Fairfield
Vallejo
Richmond
Concord
Berkeley
OAKLAND
SAN FRANCISCO
Daly City
Hayward
Pleasanton
Livermore
Fremont
Pacific Ocean
SAN JOSE

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

65

MSCI 2016-UBS9	Preferred Freezer - San Leandro, CA

Mortgage Loan No. 5 – Preferred Freezer - San Leandro, CA

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance:	$45,000,000			Location:	San Leandro, CA 94577
Cut-off Date Balance:	$45,000,000			General Property Type:	Industrial
% of Initial Pool Balance:	6.8%			Detailed Property Type:	Warehouse
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Gary Edwards			Year Built/Renovated:	2014/N/A
Mortgage Rate:	4.6372%			Size:	248,195 SF
Note Date:	12/3/2015			Cut-off Date Balance per Unit:	$181
First Payment Date:	1/6/2016			Maturity Date Balance per Unit:	$151
Maturity Date:	12/6/2025			Property Manager:	Self-Managed
Original Term to Maturity:	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$4,513,256
Seasoning:	3 months			UW NOI Debt Yield:	10.0%
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NOI Debt Yield at Maturity:	12.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.03x (IO) 1.41x (P&I)
Additional Debt Type:	N/A			Most Recent NOI(2):	N/A
Additional Debt Balance:	N/A			2nd Most Recent NOI(2):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(2):	N/A
Reserves(1)				Most Recent Occupancy(3):	100.0% (3/1/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(3):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$73,000,000 (10/28/2015)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	61.6%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio:	51.3%
Other:	$65,000	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$45,000,000	100.0%	Loan Payoff:	$38,184,287	84.9%
			Reserves:	$65,000	0.1%
			Closing Costs:	$802,886	1.8%
			Return of Equity:	$5,947,827	13.2%
Total Sources:	$45,000,000	100.0%	Total Uses:	$45,000,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Preferred Freezer - San Leandro Property was built in 2014, and therefore historical financial statements are unavailable.

(3)	The Preferred Freezer Services lease was signed in August 2014, and therefore historical occupancy rates are unavailable.

The Mortgage Loan. The fifth largest mortgage loan (the “Preferred Freezer - San Leandro Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $45,000,000 secured by a first priority fee mortgage encumbering a 248,195 SF cold storage industrial warehouse located at 400 Polar Way in San Leandro, California (the “Preferred Freezer - San Leandro Property”). The proceeds of the Preferred Freezer - San Leandro Mortgage Loan were primarily used to refinance a previous loan secured by the Preferred Freezer - San Leandro Property in the original principal amount of $38,184,287, to fund upfront reserves, pay closing costs and return equity to the Preferred Freezer - San Leandro Borrower.

The Borrower and the Sponsor. The borrower is Chill Build San Leandro, LLC (the “Preferred Freezer - San Leandro Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director. Chill Build San Leandro, LLC is wholly owned by Chill Build, LLC. Chill Build, LLC is owned by Gary Edwards (99%) and Carol Edwards (1%). The sponsor and the guarantor of the Preferred Freezer - San Leandro Borrower is Gary Edwards. Gary Edwards is the owner of Victory Unlimited Construction, LLC (“Victory Unlimited”), a full service national general contractor established in 2009 in Indianapolis, Indiana. Victory Unlimited specializes in designing and building projects ranging from 10,000 SF to over 1.5 million SF. Victory Unlimited provides construction services for various types of projects, including industrial, distribution, manufacturing, commercial, and office.

The Property. The Preferred Freezer - San Leandro Property consists of a 248,195 SF cold storage industrial warehouse facility 100.0% leased to Preferred Freezer Services. Completed in 2014, the Preferred Freezer - San Leandro Property is situated on 15.29 acres and contains approximately 34,000 SF of cold dock/cooler area, approximately 200,000 SF of freezer area in three sections (Freezer A is 100,000 SF, Freezer B is 60,000 SF, and Freezer C is 40,000 SF), 9,000 SF of two-story office area, and approximately 5,195 SF of two-story mechanical and electrical areas. The freezer component has approximately 45,000 pallet positions in 12.586 million cubic feet of storage space. The Preferred Freezer - San Leandro Property features clear heights of 29 feet in the cold dock and 58 feet in the freezers. The building includes 28 dock-high doors and a ramp drive-in door, each serviced by its own overhead door, and features 230 parking spaces (0.93 per 1,000 SF).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Preferred Freezer - San Leandro, CA

The Preferred Freezer - San Leandro Property is 100.0% occupied by Preferred Freezer Services. The initial lease term is for 25 years with four five-year renewal options for a fully extended term of 45 years and no provisions for termination options. Preferred Freezer Services was founded in 1989. The Chatham, New Jersey-based company has become one of the largest public refrigerated warehouse companies in North America with over 1,200 employees and approximately $200 million in sales. Preferred Freezer Services designs, constructs, and operates state-of-the-art cold storage warehouses throughout the U.S. and Asia. Today, Preferred Freezer Services operates 35 facilities across 10 states with an additional six facilities under development totaling over 200 million cubic feet of warehouse space from coast-to-coast. Preferred Freezer Services also has an international presence with several cold storage warehouses in both China and Vietnam.

The following table presents certain information relating to the lease at the Preferred Freezer - San Leandro Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration

Preferred Freezer Services	NR/NR/NR	248,195	100.0%	$4,758,142	100.0%	$19.17	7/31/2039
Total/Wtd. Avg.		248,195	100.0%	$4,758,142	100.0%	$19.17

(1)	Information is based on the underwritten rent roll.

The following table presents certain information relating to the lease rollover schedule at the Preferred Freezer - San Leandro Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027 & Beyond	1	248,195	$19.17	100.0%	100.0%	$4,758,142	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	248,195	$19.17	100.0%		$4,758,142	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The Preferred Freezer - San Leandro Property is located in San Leandro, Alameda County, California. The city of San Leandro is 10.2 miles southeast of Oakland and 21.9 miles southeast of San Francisco. According to the appraisal, Oakland has recently benefited from the expansion of non-tech companies that seek close proximity to San Francisco and tech-related spillover growth due to lower costs. In addition, Tesla, an American automotive and energy storage company that designs, manufactures, and sells luxury electric cars, produces Tesla vehicles at its factory in Fremont, California, approximately 17.3 miles southeast of the Preferred Freezer - San Leandro Property. Tesla’s factory contains 5.3 million SF of manufacturing and office space providing thousands of jobs to the area with the capability of producing 1,000 cars a week.

Primary access to the Preferred Freezer - San Leandro Property is provided by Interstate 880, 1.3 miles to the west, connecting Oakland to the north and San Jose to the south, and Interstate 580, 1.7 miles to the east. The Port of Oakland is located approximately 10 miles northwest from the Preferred Freezer - San Leandro Property. It is the fifth busiest port in the United States, with intermodal rail and truck connections reaching more than 50% of the U.S. population within two days. The Port of Oakland’s major exports include agricultural commodities such as edible fruit and nuts, meat and fish, beverages, miscellaneous grains and seeds, cereals, vegetables and fruit, and preserved food. It is also the only port on the West Coast in which all of the top 20 ocean carriers have regular service.

The Preferred Freezer - San Leandro Property is located in the East Bay/Oakland industrial market and is part of the San Leandro East of 880 industrial submarket; one of 29 submarkets comprising the East Bay/Oakland industrial market. According to a third party market research report, the East Bay/Oakland industrial market consists of 675 buildings accounting for approximately 73.8 million SF of space. As of 4Q 2015, the vacancy rate of the East Bay/Oakland industrial market was 5.1%, a 0.4% decrease from the previous quarter’s vacancy rate of 5.5% with a 4Q 2015 average rental rate of $6.98 PSF triple net. The San Leandro East of 880 industrial submarket consists of 16 buildings accounting for approximately 1.4 million SF of space. As of 3Q 2015, the vacancy rate of the San Leandro East of 880 industrial submarket vacancy rate was 2.0% with a 3Q 2015 average rental rate of $6.81 PSF triple net.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Preferred Freezer - San Leandro, CA

The following table presents leasing data at certain cold storage competitive properties with respect to the Preferred Freezer - San Leandro Property:

Competitive Property Summary
Property Name	Building SF	Year Built/Renovated	Tenant Name	Total Occupancy	Rent PSF	Lease Type	Distance to Subject (mi.)
Preferred Freezer - San Leandro Property	248,195(1)	2014/N/A	Preferred Freezer Services(1)	100.0%(1)	$19.17(1)	NNN	N/A
Richmond Wholesale Meat Co.	109,594	2000/2005	HelloFresh	100.0%	$14.40	NNN	25.1
Washington Food Center	292,910	2008/N/A	Yosemite Valley Beef	49.0%	$17.40	NNN	365.0
A Cold Storage Property	106,631	2000/2010	Mikayawa	100.0%	$15.60	NNN	367.0
Huntington Park Cold Storage	78,280	1990/2008	32 Cold	100.0%	$13.80	NNN	367.0
A Cold Storage Facility	682,800	2007/N/A	Fresh & Easy	100.0%	$10.75	NNN	435.0

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Preferred Freezer - San Leandro Property:

Cash Flow Analysis(1)
	2012	2013	2014	2015	UW	UW PSF
Base Rent	N/A	N/A	N/A	N/A	$4,758,142	$19.17
Total Recoveries	N/A	N/A	N/A	N/A	$139,585	$0.56
Other Income	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($244,886)	($0.99)
Effective Gross Income	N/A	N/A	N/A	N/A	$4,652,841	$18.75
Total Operating Expenses	N/A	N/A	N/A	N/A	$139,585	$0.56
Net Operating Income	N/A	N/A	N/A	N/A	$4,513,256	$18.18
Capital Expenditures	N/A	N/A	N/A	N/A	$37,229	$0.15
TI/LC	N/A	N/A	N/A	N/A	$188,343	$0.76
Net Cash Flow	N/A	N/A	N/A	N/A	$4,287,683	$17.28

Occupancy %	N/A	N/A	N/A	N/A	100.0%
NOI DSCR	N/A	N/A	N/A	N/A	1.48x
NCF DSCR	N/A	N/A	N/A	N/A	1.41x
NOI Debt Yield	N/A	N/A	N/A	N/A	10.0%
NCF Debt Yield	N/A	N/A	N/A	N/A	9.5%

(1)	The Preferred Freezer – San Leandro Property was built in 2014, and therefore historical financial statements are unavailable.

Escrows and Reserves. During the continuance of a Funds Escrow Waiver Conditions Precedent (as defined below), the Preferred Freezer - San Leandro Borrower is required to escrow monthly (i) 1/12 of the annual real estate taxes, (ii) 1/12 of the annual estimated insurance premiums, and (iii) $3,102 for replacement reserves. The Preferred Freezer - San Leandro Borrower is not required to escrow monthly $10,341 for TI/LC reserves so long as the Preferred Freezer Services lease is in full force and effect. If a Cash Sweep Event Period (as defined below) caused solely by a Major Tenant Trigger Event (as defined below) is continuing, the Preferred Freezer - San Leandro Borrower is required to deposit all excess cash flow into a Major Tenant (as defined below) renewal account. In addition, the Preferred Freezer - San Leandro Borrower deposited $65,000 in escrow at loan origination for environmental work relating to monitoring of groundwater.

A “Funds Escrow Waiver Conditions Precedent” will occur (i) upon an event of default under the related loan document, (ii) upon a Major Tenant Trigger Event, (iii) if the Preferred Freezer Services lease is no longer in full force and effect, (iv) upon an event of default under the Preferred Freezer Services lease, (v) if the tenant under the Preferred Freezer Services lease becomes insolvent or a debtor in any bankruptcy action, or (vi) if taxes and other assessments are not paid within 30 days following the last day that payment of such taxes may be made without penalty or, if earlier, 30 days following the date of actual payment, the Preferred Freezer - San Leandro Borrower does not deliver to the lender evidence that all taxes relating to the Preferred Freezer - San Leandro Property have been paid prior to the last day they could have been paid without penalty.

A “Cash Sweep Event Period” will occur upon (i) an event of default, (ii) any bankruptcy action of the Preferred Freezer - San Leandro Borrower, guarantor or property manager, or (iii) the amortizing debt service coverage ratio based on the trailing 12 month period falling below 1.15x. A Cash Sweep Event Period will end, (a) with respect to clause (i) above, upon the cure of such event of default and acceptance of such cure by lender, (b) with respect to clause (ii) above, upon the filing being discharged, stayed or dismissed within 60 days for the Preferred Freezer - San Leandro Borrower or guarantor and 120 days for the property manager and lender determination that such filing does not materially affect the Preferred Freezer - San Leandro Borrower’s, guarantor’s or property manager’s monetary obligations, and (c) with respect to clause (iii) above, upon the date the amortizing debt service coverage ratio based on the trailing 12 month period is greater than 1.20x for two consecutive quarters.

A “Major Tenant Trigger Event” will commence upon the earliest of (i) a Major Tenant giving written notice of its intention to terminate or not extend or renew its lease, (ii) if, on or prior to the date that is twelve months prior to the then-applicable expiration date of any Major Tenant’s lease, such Major Tenant fails to extend or renew such lease upon terms and conditions set forth in such Major Tenant’s lease (or otherwise as acceptable to the lender), (iii) a Major Tenant fails to notify the Preferred Freezer - San Leandro Borrower of its election to extend or renew its lease prior to the date set forth in the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Preferred Freezer - San Leandro, CA

lease for exercise of such renewal or extension option, (iv) if an event of default under any Major Tenant’s lease has occurred, (v) a Major Tenant or lease guarantor of a Major Tenant’s lease becomes insolvent or a debtor in any bankruptcy action, or (vi) if any Major Tenant’s lease is terminated or no longer in full force or effect. A Major Tenant Trigger Event will end if, in regard to clause (i), clause (ii), clause (iii), clause (v), or clause (vi) above, the Major Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Major Tenant space, and in regard to clause (iv) above, upon the delivery of evidence acceptable to lender that such Major Tenant’s event of default has been cured.

“Major Tenant” means (i) Preferred Freezer Services, (ii) any tenant or replacement tenant or tenants that (together with its affiliates) leases space comprising 20% or more of either (a) the net rentable area or (b) the gross income from operations at the Preferred Freezer - San Leandro Property, (iii) the tenant under any lease that contains an option to purchase all or any portion of the Preferred Freezer - San Leandro Property, (iv) any tenant at the Preferred Freezer - San Leandro Property that is an affiliate of the Preferred Freezer - San Leandro Borrower, guarantor, or property manager, (v) any tenant under a lease that is entered into during any event of default or Cash Sweep Event Period, or (vi) any tenant identified by the lender as a Major Tenant of the Preferred Freezer - San Leandro Property.

Lockbox and Cash Management. The Preferred Freezer - San Leandro Mortgage Loan provides for a springing hard lockbox (i.e., the Preferred Freezer - San Leandro Borrower has agreed to establish and maintain a hard lockbox upon the commencement of a Cash Management Trigger Event (as defined below) and thereafter maintain such hard lockbox through the term of the Preferred Freezer - San Leandro Mortgage Loan). The Preferred Freezer - San Leandro Mortgage Loan has springing cash management (i.e., the Preferred Freezer - San Leandro Mortgage Loan has cash management only after the initial occurrence and during the continuance of a Cash Management Trigger Event). During the continuance of a Cash Management Trigger Event for the Preferred Freezer - San Leandro Mortgage Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Preferred Freezer - San Leandro Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred or is continuing, to the Preferred Freezer - San Leandro Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Preferred Freezer - San Leandro Borrower in connection with the operation and maintenance of the Preferred Freezer - San Leandro Property reasonably approved by the lender, and to disburse the remainder to the Preferred Freezer - San Leandro Borrower (or, during the continuance of a Cash Sweep Event Period, to an account to be held by the lender as additional security for the Preferred Freezer - San Leandro Mortgage Loan, or, in the case of a Cash Sweep Event Period caused solely by a Major Tenant Trigger Event, into a Major Tenant renewal account).

A “Cash Management Trigger Event” will occur upon (i) a Cash Sweep Event Period that is not caused by the amortizing debt service coverage ratio based on the trailing 12 month period falling below 1.20x, (ii) any indictment for fraud or misappropriation of funds by the Preferred Freezer - San Leandro Borrower, the guarantor, or the property manager or any director or officer of the Preferred Freezer - San Leandro Borrower, the guarantor, or the property manager, (iii) the amortizing debt service coverage ratio based on the trailing 12 month period falling below 1.20x, or (iv) a Major Tenant Trigger Event. A Cash Management Trigger Event will end, (a) with respect to clause (i) above, if the Cash Sweep Event Period is cured, (b) with respect to clause (ii) above, the payment in full of all principal and interest on the Preferred Freezer - San Leandro Mortgage Loan, (c) with respect to clause (iii) above, upon the date the amortizing debt service coverage ratio based on the trailing 12 month period is greater than 1.25x, and (d) with respect to clause (iv) above, the Major Tenant Trigger Event is cured.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Preferred Freezer - San Leandro Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Preferred Freezer - San Leandro Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

69

MSCI 2016-UBS9	Princeton Pike Corporate Center

Mortgage Loan No. 6 – Princeton Pike Corporate Center

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Princeton Pike Corporate Center

Mortgage Loan No. 6 – Princeton Pike Corporate Center

Princeton Pike Corporate Center
100, 989, 993, 997, 1000, 1009, 1200, and 2000 Lenox Drive
Lawrence Township, NJ 08648
Princeton
Lawrence Township
Hopewell Township
Pennington
Plainsboro Township
Princeton Junction
West Windsor Township
East Windsor Township
Hamilton Township
TRENTON
Ewing
Slackwood
Mercerville
Robbinsville
Edgebrook
White Horse
Bordentown Township
Morrisville
Rocky Hill
SOMERSET COUNTY
MIDDLESEX COUNTY
MERCER COUNTY
NEW JERSEY
PA
NY City 45 miles
Newark Intl. Airport 40 miles
Philadelphia 25 miles
Princeton Airport
Trenton Mercer Airport
Princeton University
Rider University
College of New Jersey
Mercer Co. Community College
Quakerbridge Mall
Mercer Mall
Nassau Park Pavilion
Bristol-Myers Squibb Research & Development
HDR Inc.
Morgan Stanley
Sirius XM Radio
Albridge Solutions
Institute for Advanced Study
Princeton Shopping Center
Princeton North Shopping Center
Princeton South Corporate Center
Lawrence Shopping Center
Hamilton Marketplace
Chauncey Conference Center
The Lawrenceville School
St. Lawrence Rehab Center
Capital Health Center for Digestive Health
Capital Health Regional Med. Ctr.
Capital Health System-Mercer
University Medical Center of Princeton
James Forrestal Campus of Princeton Univ.
Princeton Forrestal Village
Mercer County Park
Mercer Lake
Carnegie Lake
Rosedale Park
Northwest County Park
Princeton Battlefield State Park
Autumn Hill Reserve
Hamilton Park
John A. Roebling Park
Kuser Park
Moody Park
Cadwalader Park
John S. Watson Park
Central Park Recreation Area
Green Acres Country Club
Mercer Oaks Golf Course
Cherry Valley Country Club
Springdale Golf Club
TPC at Jasna Polana
Miry Run Country Club
Morrisville Golf Farm
Katzenbach School for the Deaf
NJ State Museum
NJ State House
NJ State Senate
Patriots Theatre at the War Memorial
NJ Superior Court
Sun National Bank Center
Trenton Thunder Baseball Stadium
TRENTON TRANSIT CTR.
Hamilton Ave.
Cass St.
HAMILTON
Delaware River
New Jersey Tpke
NJ TRANSIT NORTHEAST CORRIDOR
RIVER LINE LIGHT RAIL
SEPTA
Trenton Frwy
Brunswick Pike
Princeton Pike
Lincoln Hwy
Clarksville Rd
Village Rd
Quakerbridge Rd
Rosedale Rd
Carter Rd
Cold Soil Rd
Lawrenceville Pennington Rd
Federal City Rd
Upper Ferry Rd
Allen Ln
Olden Ave
Spruce St
MLK Jr Blvd
Parkway Ave
Prospect St
Hamilton Ave
Kuser Rd
Klockner Rd
Edinburg Rd
Hutchinson Rd
Nottingham Way
Sharon Rd
Robbinsville Rd
Arena Dr
Broad St
Cedar Ln
Yardley Rd
Pennsylvania Ave
State St Ext
White Horse-Mercerville Rd
White Horse-Hamilton Sq. Rd
Princeton Hightstown Rd
Post Rd
Penn Lyle Rd
Mill Rd
Old Trenton Rd
Washington Rd
Harrison St
Nassau St
Mapleton Rd
Main St
Canal Rd
River Rd
Blue Springs Rd
Cherry Valley Rd
Cherry Hill Rd
Great Rd
Province Line Rd
Delaware Ave
Pennington Rd
Blackwell Rd
Reed Rd
95
295
195
206
1
27
31
33
29
32
129
130
13
NEWARK
JERSEY CITY
NEW YORK
PENNSYLVANIA
PHILADELPHIA
CAMDEN
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Princeton Pike Corporate Center

Mortgage Loan No. 6 – Princeton Pike Corporate Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$45,000,000			Location:	Lawrence Township, NJ 08648
Cut-off Date Balance(1):	$45,000,000			General Property Type:	Office
% of Initial Pool Balance:	6.8%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	David Werner			Year Built/Renovated:	1978-2007/N/A
Mortgage Rate:	4.6726%			Size:	809,458 SF
Note Date:	12/23/2015			Cut-off Date Balance per Unit(1):	$161
First Payment Date:	2/1/2016			Maturity Date Balance per Unit(1):	$149
Maturity Date:	1/1/2026			Property Manager:	Vision Management LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$12,501,754
Prepayment Provisions(2):	LO (26); DEF (89); O (5)			UW NOI Debt Yield(1):	9.6%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	10.3%
Additional Debt Type(3):	Pari Passu/Mezzanine			UW NCF DSCR(1):	1.75x (IO) 1.38x (P&I)(5)
Additional Debt Balance(3):	$85,000,000/$17,000,000			Most Recent NOI:	$10,842,859 (10/31/2015 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$9,890,430 (12/31/2014)
Reserves(4)				3rd Most Recent NOI:	$9,764,682 (12/31/2013)
Type	Initial	Monthly	Cap	Most Recent Occupancy(6):	87.5% (12/15/2015)
RE Tax:	$0	$227,566	N/A	2nd Most Recent Occupancy:	83.1% (12/31/2014)
Insurance:	$30,882	$15,441	N/A	3rd Most Recent Occupancy:	80.2% (12/31/2013)
Recurring Replacements:	$0	$18,895	$3,000,000	Appraised Value (as of)(7):	$199,000,000 (11/5/2015)
TI/LC:	$11,500,000	Springing	N/A	Cut-off Date LTV Ratio(1):	65.3%
Other:	$6,828,740	$23,036	N/A	Maturity Date LTV Ratio(1):	60.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$130,000,000	60.8%	Net Purchase Price(8):	$186,000,000	87.0%
Mezzanine	$17,000,000	7.9%	Reserves:	$18,359,622	8.6%
Borrower Equity:	$66,881,276	31.3%	Closing Costs:	$9,521,655	4.5%
Total Sources:	$213,881,276	100.0%	Total Uses:	$213,881,276	100.0%

(1)	The Princeton Pike Corporate Center Mortgage Loan is part of the Princeton Pike Corporate Center Whole Loan, which is comprised of three pari passu promissory notes with an aggregate principal balance of $130,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Princeton Pike Corporate Center Whole Loan.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Princeton Pike Corporate Center promissory note to be securitized and (b) July 1, 2019.

(3)	See “—The Mortgage Loan”, “—Additional Secured Indebtedness (not including trade debts)” and “—Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The UW NCF DSCR (P&I) is based on the first twelve amortizing debt service payments pursuant to the loan agreement.

(6)	Includes 45,035 SF that is leased to Albridge/BNY Mellon, which has exercised its termination option effective 1/1/2017. The tenant was required to provide twelve months of notice. At loan closing, the borrower deposited $4,305,615 into the BNY Reserve Fund, which equates to approximately three years of underwritten base rent for such tenant. See “—Escrows and Reserves” below for further discussion. Also includes 11,599 SF recently leased to ADARE Pharmaceuticals, 2,606 SF recently leased to JMT Engineering and 1,898 SF recently leased to Navigant Consulting as occupied space. Such JMT Engineering and Navigant Consulting spaces are expansions of their existing space. ADARE Pharmaceuticals, JMT Engineering and Navigant Consulting are not yet in occupancy, but are expected to begin paying rent between January 2016 and April 2016. The Princeton Pike Corporate Center Borrower is currently in discussions with Wells Fargo Advisors LLC to extend the term of its lease, which expires July 31, 2016, for 5 years and 4 months at a rent of $30.00 per SF. It is anticipated that Wells Fargo Advisors LLC will give back 1,976 SF and the new suite under any extension lease (if entered into) would therefore be 10,575 SF. Occupancy includes the 1,976 SF that is expected to be given back; however, the space was underwritten as vacant.

(7)	The appraisal includes an extraordinary assumption. See “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus.

(8)	Concurrently with the origination of the Princeton Pike Corporate Center Mortgage Loan, a deed was recorded in Mercer County, New Jersey disclosing consideration of $156,000,000 paid to the third party seller by the Princeton Pike Corporate Center Borrower (as defined below) for the Princeton Pike Corporate Center Property. Simultaneously with the acquisition of the Princeton Pike Corporate Center Property, 90.0% of the indirect equity interests in the Princeton Pike Corporate Center Borrower were syndicated by the initial owners of the Princeton Pike Corporate Center Borrower pursuant to an equity contribution agreement at a purchase price of $186,000,000 for the Princeton Pike Corporate Center Property. Total cash equity consideration remaining in the transaction is $38,118,723.

The Mortgage Loan. The sixth largest mortgage loan (the “Princeton Pike Corporate Center Mortgage Loan”) is part of a Whole Loan (the “Princeton Pike Corporate Center Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $130,000,000, all of which are secured by a first priority fee mortgage encumbering an 809,458 SF office park known as Princeton Pike Corporate Center in Lawrence Township, New Jersey (the “Princeton Pike Corporate Center Property”). Promissory Note A-2, in the original principal amount of $45,000,000, represents the Princeton Pike Corporate Center Mortgage Loan. Promissory Notes A-1 and A-3, in the aggregate original principal amount of $85,000,000, collectively represent the “Princeton Pike Corporate Center Non-Serviced Companion Loan”. The Princeton Pike Corporate Center Non-Serviced Companion Loan represented by Promissory Note A-1 in the original principal amount of $50,000,000 is expected to be held by the MSBAM 2016-C28 securitization trust on the closing date of this transaction. The Princeton Pike Corporate Center Non-Serviced Companion Loan represented

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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by Promissory Note A-3 in the original principal amount of $35,000,000 is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction, and may be contributed to future securitization transactions or otherwise transferred at any time. The Princeton Pike Corporate Center Whole Loan will be serviced pursuant to the MSBAM 2016-C28 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans—The Princeton Pike Corporate Center Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the Princeton Pike Corporate Center Whole Loan and mezzanine debt (See “—Mezzanine Loan and Preferred Equity” below for further discussion) were primarily used to acquire the Princeton Pike Corporate Center Property, fund upfront reserves and pay closing costs. Concurrently with the origination of the Princeton Pike Corporate Center Mortgage Loan, a deed was recorded in Mercer County, New Jersey disclosing consideration of $156,000,000 paid to the third party seller by the Princeton Pike Corporate Center Borrower for the Princeton Pike Corporate Center Property. Simultaneously with the acquisition of the Princeton Pike Corporate Center Property, 90.0% of the indirect equity interests in the Princeton Pike Corporate Center Borrower were syndicated by the initial owners of the Princeton Pike Corporate Center Borrower pursuant to an equity contribution agreement at a purchase price of $186,000,000 for the Princeton Pike Corporate Center Property. Total cash equity consideration remaining in the transaction is $38,118,723.

The Borrower and the Sponsor. The borrower is Lenox Drive Office Park LLC (the “Princeton Pike Corporate Center Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote, with two independent directors. The Princeton Pike Corporate Center Borrower is 100.0% owned by Lenox Mezz LLC, which is in turn 100% owned by Lenox JV LLC. Lenox JV LLC is equally owned by F-W Princeton Pike LLC, as manager, and Princent Pike Realty Group LLC. F-W Princeton Pike LLC is further owned by a group of Class A membership interests and a group of Class B membership interest. FW Lenox Manager LLC is 40% of the Class B membership interest and is owned 50% each by David Werner and Joseph Friedland. The Princeton Pike Corporate Center Mortgage Loan sponsor and non-recourse carveout guarantor is David Werner. David Werner has been involved in commercial real estate for more than 30 years including ownership in the following properties: 5 Times Square, 150 East 42nd Street, Parkmerced, 100 West 57th Street (leased fee) and Milford Plaza (leased fee).

The Property. The Princeton Pike Corporate Center Property consists of eight low-rise multi-tenant office buildings comprised of 809,458 SF situated on an 89.9 acre site located off Princeton Pike in Lawrence Township, New Jersey and contains 3,394 surface parking spaces for an overall parking ratio of 4.19 spaces per 1,000 SF of net rentable area. The Princeton Pike Corporate Center Property is located just north of the Exit 8 interchange (Princeton Pike) for Interstate 295/95. The Princeton Pike Corporate Center Property is also located near the primary artery connecting two major employment hubs in the MSA: Trenton to the south, and Princeton and the Route One corridor to the north.

Trenton is in general characterized as urban, with lower to moderate level demographics. The area has a favorable population growth trend partly driven by a relatively lower cost of living than in surrounding areas. Its base of educational institutions is another reason for growth in the population base. According to the appraisal for the Princeton Pike Corporate Center Property, in the last ten years, the Trenton MSA’s population growth rate has doubled to almost twice that of the rest of New Jersey. The metropolitan area further benefits from its location between Philadelphia and New York.

Princeton is home to one of the most prestigious universities in the United States, and is an area of upper income households and high wage employment. The Princeton Route 1 Corridor is identified as including Princeton (Borough and Township), West Windsor and Lawrence Townships in Mercer County and Plainsboro and South Brunswick in Middlesex County. The Princeton Corridor has developed along Route One in immediate proximity to Princeton University. The initial growth of this corridor dates back to the 1950’s as large scale corporate projects with an emphasis on research and development were constructed in conjunction with the university. Speculative office development was also prevalent during the most recent 15 years, and today research indicates there is more than 18 million SF of existing owner occupied and office inventory in the Princeton Corridor.

The Princeton Pike Corporate Center Property is subject to three condominium regimes and one roadway covenant. The 100 Lenox Drive Condominium Regime is comprised of the building known as 100 Lenox Drive and is a 91,450 SF office building that is divided into two condominium units that share a structural wall. The Princeton Pike Corporate Center Borrower owns 50,942 SF, which is part of the collateral for the Princeton Pike Corporate Center Whole Loan, and Joseph Jingoli & Son, Inc. (“Jingoli”) owns 40,508 SF. The pro-rata share of the Princeton Pike Corporate Center Borrower is 55.7% and Jingoli is 44.3% of the building. Each respective unit owner is responsible for the services within their unit and the condominium association is responsible for performing all services for the common elements and billing back the respective unit owners for their pro-rata share of the expenses. The Princeton Pike Corporate Center Borrower, as majority unit owner, will be required to perform these common area services (i.e. snow removal, landscaping, fire alarm monitoring, parking lot maintenance, etc.) and bill back Jingoli for their pro-rata share. The real estate taxes are sent directly to each unit owner by the town. Within the condominium documents there is a listing defining which owner is responsible for common and limited common elements. The condominium is governed by a board of three directors with the Princeton Pike Corporate Center Borrower controlling the board.

The 1000 Lenox Condominium Regime is made up of four units, 1000 Lenox Drive, 1100 Lenox Drive, 1200 Lenox Drive and 1300 Lenox Drive. 1000 Lenox Drive and 1200 Lenox Drive are owned by the Princeton Pike Corporate Center Borrower and are part of the collateral for the Princeton Pike Corporate Center Whole Loan. The maintenance costs are directly billed to the unit owners who have improvements since this work is easily defined and there are no real shared elements at this time. Since 1100 Lenox Drive and 1300 Lenox Drive currently consist of unimproved land with no improvements and the related development rights, the condominium documents do not assess maintenance obligations for such units until improvements are put in place. The condominium is governed by a board of directors, as to which each unit owner is permitted to appoint one member; accordingly the Princeton Pike Corporate Center Borrower has the right to appoint only two of the four directors, and does not control the board.

The 2000 Lenox Condominium Regime is made up of three condominium units. 2000 Lenox Drive is the only developed lot out of those three condominium units and is the only condominium unit from that regime owned by the Princeton Pike Corporate Center Borrower and is included as collateral for the Princeton Pike Corporate Center Whole Loan. The other two condominium units are development lots (i.e. 2100 Lenox Drive and 2200 Lenox Drive). The condominium agreement defines how real estate taxes are to be handled. It also defines how maintenance responsibilities for common and limited common elements will be handled if and when the lots are developed. Since 2100 Lenox Drive and 2200 Lenox Drive have no improvements, the condominium documents do not assess maintenance obligations until improvements are put in place. The condominium association is governed by a board of three trustees, each of which is elected by majority vote. Each unit has one vote with a value equal to its interest in the common elements. The Princeton Pike Corporate Center Borrower has a 33.33% interest in the common elements, and accordingly does not control the board.

The roadway covenant is for Lenox Drive North, and established cross access easements between 2000 Lenox Drive, 1200 Lenox Drive, 1000 Lenox Drive and 100 Lenox Drive. This covenant binds each building with the maintenance responsibility for Lenox Drive North.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Over the past three years, the former owner invested approximately $5.7 million ($6.99 PSF) to renovate the Princeton Pike Corporate Center Property. The renovations included atrium renovation, elevator modernization, full bathroom gut renovations and roof replacements.

Property Management. The Princeton Pike Corporate Center Property is subject to a management agreement with Vision Management LLC. Vision Management LLC is a real estate investment, development and asset management company that focuses mainly on the greater New Jersey/New York metropolitan area.

Major Tenants.

Stark & Stark (93,961 SF, 11.6% of NRA, 13.5% of underwritten rent). Founded in 1933, Stark & Stark has over 105 attorneys and offers legal solutions in 27 practice areas. They have six offices located in New Jersey, New York and Pennsylvania. Stark & Stark has been a tenant at the Princeton Pike Corporate Center Property since 1995.

Fox Rothschild LLP (57,048 SF, 7.0% of NRA, 8.4% of underwritten rent). Fox Rothschild LLP is a national law firm with more than 750 attorneys practicing law in 22 offices located on both the east and west coast of the United States. They provide a full range of legal services to public and private companies, as well as represent charitable, medical and education institutions both in United States and in more than 50 countries worldwide.

GS1 US (47,215 SF, 5.8% of NRA, 7.2% of underwritten rent). GS1 US, a member of GS1, is an information standards organization that brings industry communities together to solve supply-chain problems through the adoption and implementation of GS1 Standards. More than 300,000 businesses in 25 industries rely on GS1 US for trading-partner collaboration and for maximizing the cost effectiveness, speed, visibility, security and sustainability of their business processes. They achieve these benefits through solutions based on GS1 global unique numbering and identification systems, barcodes, Electronic Product Code (EPC)-enabled Radio Frequency Identification (RFID), data synchronization, and electronic information exchange. GS1 US also manages the United Nations Standard Products and Services Code® (UNSPSC).

Albridge/BNY Mellon (“Albridge”) (45,035 SF, 5.6% of NRA, 6.9% of underwritten rent). Albridge, an affiliate of Pershing LLC, a BNY Mellon company, provides enterprise data management solutions for financial services companies. Albridge consolidates and reconciles client data and transaction data from different sources to develop downstream technology solutions. These solutions include performance reporting, sales practice monitoring, data warehousing, business intelligence, imaging and workflow. BNY Mellon (Fitch/Moody’s/S&P: AA-/A1/A), acquired Albridge in July 2010 and is the guarantor of their lease. Albridge has exercised its termination option effective 1/1/2017. The tenant was required to provide twelve months of notice. At loan closing, the Princeton Pike Corporate Center Borrower deposited $4,305,615 into the BNY Reserve Fund, which equates to approximately three years of underwritten base rent. See “—Escrows and Reserves” below for further discussion.

Parsons Brinckerhoff (43,509 SF, 5.4% of NRA, 6.8% of underwritten rent). Parsons Brinckerhoff Group Inc. (the parent company of Parsons Brinckerhoff, Inc.) merged with WSP Global Inc. in October 2014 to create the firm that is known today as WSP/Parsons Brinckerhoff. WSP/Parsons Brinckerhoff is an engineering professional services consultant. They provide a comprehensive set of capabilities involving designing, engineering and managing property and buildings, transport and infrastructure, industry, environment, mining, oil and gas, and power and engineering projects. The firm has over 32,000 employees based in more than 500 offices, across 39 countries. For 2014, the firm reported revenues of $2.9 billion, an increase of 44% compared to 2013 due to the acquisition of Parsons Brinckerhoff. WSP Global, Inc. is listed on the Toronto Stock Exchange under the symbol WSP. Based on a letter dated 10/21/2014 from Parsons Brinckerhoff to the previous landlord, the tenant is not being merged into or consolidated with any entity, nor is any of its stock being transferred as part of the transaction. The lease was not assigned to any entity. The tenant will continue to maintain its own separate financial statements. Parsons Brinckerhoff has a one-time option to terminate its lease at the end of the seventh lease year following the rent commencement date, upon 12 months of notice. The termination option is effective November 2018 with notice given by November 2017. Upon exercising its termination option, Parsons Brinckerhoff is required to pay (i) the unamortized portion of tenant allowance, brokerage commissions and free rent, amortized over the initial term at 9.5% interest, and (ii) 3 months of fixed rent.

The following table presents certain information relating to the leases at the Princeton Pike Corporate Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Tenants
Stark & Stark	NR/NR/NR	93,961	11.6%	$2,630,908	13.5%	$28.00	12/31/2022
Fox Rothschild LLP	NR/NR/NR	57,048	7.0%	$1,634,996	8.4%	$28.66	4/30/2024
GS1 US	NR/NR/NR	47,215	5.8%	$1,402,286	7.2%	$29.70	11/30/2018
Albridge/BNY Mellon	AA-/A1/A	45,035	5.6%	$1,339,791	6.9%	$29.75	1/1/2017(4)
Parsons Brinckerhoff	NR/NR/NR	43,509	5.4%	$1,316,147	6.8%	$30.25	7/31/2021(5)
Subtotal/Wtd. Avg.		286,768	35.4%	$8,324,127	42.9%	$29.03

Other Tenants		421,512	52.1%	$11,156,873	57.1%	$26.47
Vacant Space		101,178	12.5%	$0	0.0%	$0.00
Total/Wtd. Avg.		809,458	100.0%	$19,481,000	100.0%	$27.50

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Albridge/BNY Mellon has exercised its termination option effective January 1, 2017.

(5)	Parsons Brinckerhoff has a one-time termination option effective November 30, 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

74

MSCI 2016-UBS9	Princeton Pike Corporate Center

The following table presents certain information relating to the lease rollover schedule at the Princeton Pike Corporate Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	10	18,991	$3.12	2.3%	2.3%	$59,280	0.3%	0.3%
2016	3	17,825	$28.48	2.2%	4.5%	$507,625	2.6%	2.9%
2017	9	103,878	$28.80	12.8%	17.4%	$2,991,459	15.4%	18.3%
2018	4	77,971	$30.24	9.6%	27.0%	$2,357,888	12.1%	30.4%
2019	5	58,959	$24.02	7.3%	34.3%	$1,416,253	7.3%	37.6%
2020	6	72,514	$30.73	9.0%	43.3%	$2,228,444	11.4%	49.1%
2021	7	90,595	$28.03	11.2%	54.4%	$2,539,610	13.0%	62.1%
2022	2	111,124	$27.77	13.7%	68.2%	$3,085,728	15.7%	78.0%
2023	3	14,427	$29.25	1.8%	70.0%	$421,989	2.2%	80.1%
2024	2	91,677	$27.84	11.3%	81.3%	$2,552,664	13.1%	93.2%
2025	2	38,181	$26.29	4.7%	86.0%	$1,003,758	5.2%	98.4%
2026	2	12,138	$26.06	1.5%	87.5%	$316,303	1.6%	100.0%
2027 & Beyond	0	0	$0.00	0.0%	87.5%	$0	0.0%	100.0%
Vacant	0	101,178	$0.00	12.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	55	809,458	$27.50	100.0%		$19,481,000	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling is based on occupied SF.

(4)	MTM space is for Cafés, conference centers, fitness centers and conference room storage.

The Market. The Princeton Pike Corporate Center Property is located in the Central New Jersey Office Market within Mercer County between Trenton and Princeton, New Jersey. Access to the Princeton Pike Corporate Center Property is provided by Princeton Pike, which intersects Interstate 295/95. According to the appraisal, Interstate 295/95 - The I-295/95 beltway ties together all of the major roadways at the southern end of the Route 1 corridor in Mercer County and acts as a primary conduit to labor pools in Pennsylvania and Southern New Jersey. The Interstate 295/95 beltway also facilitates east/west traffic via Interstate 195 and connects the New Jersey Turnpike and Garden State Parkway. A mix of office and industrial uses predominate the local arterials. Residential development in the area comprises mostly single-family subdivisions, mostly located to the south and west of the neighborhood. Directly across the road from the Princeton Pike Corporate Center Property on the east side of Princeton Pike is the site for the new Bristol Myers Squibb (BMS) corporate campus. Upon completion, the campus will include about 650,000 SF of office campus space and will house upwards of 2,500 employees, most of whom will be transferred from the Plainsboro campus as BMS consolidates their operations. The new campus is scheduled for completion in late 2016. Also, the Green Acres Country Club & Golf Course is located less than ½ mile west of the subject, and the Quaker Bridge Mall is less than one mile to the northeast along US Route 1.

According to the appraisal for the Princeton Pike Corporate Center Property, as of 2Q 2015, the Central New Jersey office market was comprised of 78,718,146 SF with an overall vacancy rate of 17.6%, a direct vacancy rate of 16.1%, an overall asking rent of $24.55 PSF and direct Class A rent of $29.17 PSF. Year to date leasing volume achieved in 2015 surpassed the total volume achieved in 2014. The highest rental rates in the Central New Jersey market were achieved in the Mercer County Submarket, the submarket in which the Princeton Pike Corporate Center Property is located. As of 2Q 2015, the Mercer County Submarket was comprised of 16,467,540 SF with an overall vacancy rate of 14.4%, a direct vacancy of 12.7%, an overall asking rent of $26.72 PSF and a direct Class A rent of $32.48 PSF.

The estimated 2015 population within a one-, three- and five-mile radius of the Princeton Pike Corporate Center Property is 2,830, 39,159 and 152,437, respectively, according to the appraisal. The estimated 2015 average household income within a one-, three- and five-mile radius of the Princeton Pike Corporate Center Property is $110,473, $126,201 and $110,842, respectively. The respective 2015 average household incomes compare favorably to the average household income for the Mercer County and State of New Jersey of $104,567 and $101,779, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

75

MSCI 2016-UBS9	Princeton Pike Corporate Center

The following table presents recent occupancy and leasing data at certain competitive office buildings with respect to the Princeton Pike Corporate Center Property:

Competitive Property Summary
Property Name/Address	Year Built	Class	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Rent Steps
Carnegie Center 212 Carnegie Center West Windsor, NJ	1986	A	149,398	WIRB	15,289	May 2015	5.0	$33.00	$0.50/SF annual increases
University Square 1 University Square West Windsor, NJ	2007	A	466,000	Opthotech	35,206	May 2015	7.0	$32.00	$0.50/SF annual Increases
Princeton South Corporate Center 200 Charles Ewing Blvd Ewing, NJ	2008	A	267,244	Berkely Insurance	22,856	Feb 2015	8.0	$29.50	$0.50/SF annual Increases
Crossroads Corporate Center 3150 Brunswick Pike Lawrence Township, NJ	1991	A	102,000	RAMCO System Corporation	2,650	Aug 2014	5.0	$23.50	$0.50/SF annual Increases
Carnegie Center 300 Carnegie Center Drive West Windsor, NJ	2013	A	88,000	VMS Fund Administration, LLC	5,106	Jun 2014	7.3	$36.00	$0.50/SF annual increases
Metro Office Center 821 Alexander Road West Windsor, NJ	2000	A	44,000	DE Shaw	3,621	Feb 2014	5.0	$27.25	Bump to $28.75/SF in year 3

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Princeton Pike Corporate Center Property:

Cash Flow Analysis
	2013	2014	10/31/2015 TTM	UW(1)	UW PSF
Base Rent(2)	$15,413,260	$17,137,937	$17,765,256	$22,501,514	$27.80
Total Recoveries	$1,111,602	$1,439,338	$2,092,693	$1,719,888	$2.12
Total Other Income(3)	$99,894	$41,687	$78,523	$78,523	$0.10
Less Vacancy & Credit Loss	$0	$0	$0	($3,079,794)	($3.80)
Effective Gross Income	$16,624,756	$18,618,962	$19,936,472	$21,220,131	$26.22
Total Operating Expenses	$6,860,074	$8,728,532	$9,093,613	$8,718,377	$10.77
Net Operating Income	$9,764,682	$9,890,430	$10,842,859	$12,501,754	$15.44
Capital Expenditures	$0	$0	$0	$226,737	$0.28
TI/LC	$0	$0	$0	$1,521,779	$1.88
Net Cash Flow	$9,764,682	$9,890,430	$10,842,859	$10,753,238	$13.28

Occupancy %	80.2%	83.1%	N/A	86.3%
NOI DSCR	1.26x	1.27x	1.40x	1.61x
NCF DSCR	1.26x	1.27x	1.40x	1.38x
NOI Debt Yield	7.5%	7.6%	8.3%	9.6%
NCF Debt Yield	7.5%	7.6%	8.3%	8.3%

(1)	Increase in Net Operating Income is due to lease-up of 50,728 SF since October 2015 that increases base rent by $1,447,399.

(2)	Base Rent includes $1,339,791 in base rent that is leased to Albridge/BNY Mellon, which has exercised its termination option effective 1/1/2017. The tenant was required to provide twelve months of notice. At loan closing, the Princeton Pike Corporate Center Borrower deposited $4,305,615 into the BNY Reserve Fund, which equates to approximately three years of underwritten base rent for such tenant.

(3)	Historical Total Other Income included overtime HVAC, tenant work orders and other miscellaneous income.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

76

MSCI 2016-UBS9	Princeton Pike Corporate Center

Escrows and Reserves. The Princeton Pike Corporate Center Borrower deposited $30,882 in escrow for insurance reserves at loan origination and is required to escrow monthly (i) 1/12th of the annual estimated tax payments, and (ii) 1/12th of the annual estimated insurance premiums (unless the Princeton Pike Corporate Center Borrower maintains an acceptable blanket policy). The Princeton Pike Corporate Center Borrower is required to make monthly deposits equal to the lesser of (A) $18,894.76 or (B) an amount equal to the positive difference of (x) $3,000,000 less (y) the amount then on deposit for such purpose, for certain capital expenditures identified in the loan documents and other capital expenditures approved by lender. The Princeton Pike Corporate Center Borrower deposited $4,000,000 in escrow at loan origination (“Vacancy Funds”), for (i) $133,448 of existing tenant improvement obligations with respect to leases to Navigant Consulting and JMT Engineering and (ii) tenant improvements and leasing commissions that may be incurred after the loan origination date with respect to space that was vacant as of the loan origination date. In addition, on each monthly payment date on which the amount then on deposit and held as Vacancy Funds is less than $1,500,000, the Princeton Pike Corporate Center Borrower is required to deposit the lesser of (A) $118,046.00 or (B) an amount equal to the positive difference of (1) $1,500,000 less (2) the amount of Vacancy Funds then remaining on deposit, for tenant improvements and leasing commissions that may be incurred after the loan origination date with respect to space that was vacant on the loan origination date. Up to $300,000 of the Vacancy Funds may be used for reasonable and market costs in preparing or building out three specified suites (totaling 39,428 SF) of vacant space identified in the loan documents, at a cost of not more than $25 PSF, prior to any lease being executed, where the Princeton Pike Corporate Center Borrower reasonably believes such work will attract an acceptable tenant for such space. The Princeton Pike Corporate Center Borrower deposited $7,500,000 in escrow at loan origination (“Future Roll Funds”), and on each monthly payment date on which the amount then on deposit and held as Future Roll Funds is less than $1,500,000, the Princeton Pike Corporate Center Borrower is required to deposit the lesser of (A) $118,046.00 or (B) an amount equal to the positive difference of (1) $1,500,000 less (2) the amount of Future Roll Funds then remaining on deposit, in each case for tenant improvements and leasing commissions for space that is occupied as of the loan origination date but may become vacant thereafter. The Princeton Pike Corporate Center Borrower deposited $276,435 in escrow at loan origination for condominium assessments related to four buildings (100 Lenox Drive, 1200 Lenox Drive, 1000 Lenox Drive and 2000 Lenox Drive) included in the Princeton Pike Corporate Center Property that are subject to condominium regimes and is required to escrow monthly 1/12th of the annual estimated condominium assessments. The Princeton Pike Corporate Center Borrower deposited $578,044.60 in escrow at loan origination with respect to free rent for various tenants, of which $333,692.35 is required to be applied on each monthly payment date in lieu of the abated rent for the related tenants (Navigant Consulting, JMT Engineering, J. Knipper & Company, Segal & Company, Eckert Seamens and Bayada Nurses), and the remaining $244,352.15 is required to be released to the Princeton Pike Corporate Center Borrower upon delivery of estoppel certificates from JMT Engineering, ADARE Pharmaceuticals and Consulting Services of Princetown LLC stating, among other things, that such tenant is in possession of its space, open for business and paying full unabated rent, all free rent periods have expired and all tenant improvements and similar tenant inducements have been paid for and completed. The Princeton Pike Corporate Center Borrower deposited $1,668,645 in escrow at loan origination in connection with the renewal and extension of the lease to Wells Fargo Advisors LLC (“WFB”) with respect to 10,575 SF of space which funds are required (i) if such lease is not extended in accordance with the terms of the loan documents on or before July 31, 2016, to be deposited on each monthly payment date into the cash management account for the Princeton Pike Corporate Center Whole Loan in the amount of $27,810.75, until such funds are reduced to zero, and (ii) notwithstanding clause (i), to be released in full to the Princeton Pike Corporate Center Borrower if lender receives an estoppel certificate from WFB or from a replacement tenant reasonably acceptable to lender which, in either case, is leasing such WFB space pursuant to a lease or renewal lease with a minimum five-year term and meeting the requirements of the loan documents, stating, among other things, that such tenant is in possession of its space, open for business and paying full unabated rent, and all tenant improvements and similar tenant inducements and leasing commissions have been paid for and completed. The Princeton Pike Corporate Center Borrower deposited $4,305,615 in escrow at loan origination in connection with the termination of the lease to Albridge , which funds are required (i) to be deposited on each monthly payment date following such termination into the cash management account for the Princeton Pike Corporate Center Whole Loan in the amount of $119,600.42, until such funds are reduced to zero, and (ii) notwithstanding clause (i), to be released in full to the Princeton Pike Corporate Center Borrower if lender receives an estoppel certificate from a replacement tenant reasonably acceptable to lender which is leasing the space demised to Albridge at loan origination pursuant to a lease with a minimum five-year term and meeting the requirements of the loan documents, stating, among other things, that such tenant is in possession of its space, open for business and paying full unabated rent, and all tenant improvements and similar tenant inducements and leasing commissions have been paid for and completed.

Seller Non-Collateral Escrows. In connection with the acquisition of the Princeton Pike Corporate Center Property, reserves were established with Fidelity National Title Insurance Company as escrow agent by various third-party seller parties as of the origination date, including $312,336.41, for tenant improvement and leasing commissions associated with the lease to ADARE Pharmaceuticals, $378,286.38, for tenant improvement and leasing commissions associated with the lease to JMT Engineering, $220,944.11, for tenant improvement and leasing commissions associated with any future lease of a 4,229 SF space at 100 Lenox Drive known as the Advantest Space, $53,645.38, for scheduled rent abatements associated with the lease to ADARE Pharmaceuticals, $18,294.16 for scheduled rent abatements associated with the lease to JMT Engineering, $159,116.13, for 15 months of rent abatements associated with the vacancy of the Advantest Space, and $726,567.73 for ongoing capital expenditure work. Such reserves are not collateral for the Princeton Pike Corporate Center Whole Loan and are not held by the lender. The applicable seller party has the right to withdraw amounts from the foregoing reserves to the extent it performs the applicable pending capital expenditure work or tenant improvement work. Funds in the rent abatement escrow accounts are required to be disbursed as rent would otherwise become due under the applicable lease. To the extent such non-collateral escrows were established, reserves for the related items were not established under the Princeton Pike Corporate Center Whole Loan.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Princeton Pike Corporate Center Whole Loan. The Princeton Pike Corporate Center Whole Loan has in place cash management. Funds in the lockbox account are required to be transferred to a cash management account and applied on each monthly payment date to pay debt service on the Princeton Pike Corporate Center Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse, during the continuance of a Cash Sweep Period (other than a Cash Sweep Period which is due to an event of default under the Princeton Pike Corporate Center Whole Loan), the monthly operating expenses referenced in the annual budget (which is required to be approved by the lender) and pay extraordinary operating expenses or capital expenses not referenced in the annual budget and approved by the lender, to pay, provided no event of default is continuing under the Princeton Pike Corporate Center Whole Loan, monthly debt service due under the Princeton Pike Corporate Center Mezzanine Loan (as defined below), and to disburse the remainder (i) provided no event of default or Cash Sweep Period is continuing under the Princeton Pike Corporate Center Whole Loan, if lender has received notice that an event of default under the Princeton Pike Corporate Center Mezzanine Loan is continuing, to pay any other amount then due and payable under the Princeton Pike Corporate Center Mezzanine Loan (excluding accelerated principal), (ii) if a Cash Sweep Period is continuing, into an account to be held by the lender as additional security for the Princeton Pike Corporate Center Whole Loan during the continuance of such Cash Sweep Period and (iii) otherwise, to the Princeton Pike Corporate Center Borrower.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

77

MSCI 2016-UBS9	Princeton Pike Corporate Center

A “Cash Sweep Period” will:

(i) commence upon the occurrence of an event of default under the Princeton Pike Corporate Center Whole Loan and continue until the cure (if applicable) of the event of default, or

(ii) commence upon the date the combined debt service coverage ratio on the Princeton Pike Corporate Center Whole Loan and Princeton Pike Corporate Center Mezzanine Loan is less than (x) from the loan origination date through and including December 31, 2020, 1.20x and (y) thereafter, 1.10x, in each case for two consecutive calendar quarters and continue until the date such combined debt service coverage ratio has been equal to or greater than (x) from the loan origination date through and including December 31, 2020, 1.25x and (y) thereafter, 1.15x, in each case for two consecutive calendar quarters. During the period ending on January 31, 2021, such debt service coverage ratio is calculated based on the interest only payments due under the Princeton Pike Corporate Center Whole Loan and Princeton Pike Corporate Center Mezzanine Loan, and thereafter such debt service coverage ratio is calculated based on the principal and interest payments due under such loans.

Additional Secured Indebtedness (not including trade debts). The Princeton Pike Corporate Center Property also secures the Princeton Pike Corporate Center Non-Serviced Companion Loan, with a Cut-off Date Balance of $85,000,000. The Princeton Pike Corporate Center Non-Serviced Companion Loan represented by Promissory Note A-1 in the original principal amount of $50,000,000 is expected to be held by the MSBAM 2016-C28 securitization trust on the closing date of this transaction. The Princeton Pike Corporate Center Non-Serviced Companion Loan represented by Promissory Note A-3 in the original principal amount of $35,000,000 is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction, and may be contributed to future securitization transactions or otherwise transferred at any time. The promissory notes evidencing the Princeton Pike Corporate Center Non-Serviced Companion Loan accrue interest at the same rate as the Princeton Pike Corporate Center Mortgage Loan. The Princeton Pike Corporate Center Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Princeton Pike Corporate Center Non-Serviced Companion Loan. The holders of the Princeton Pike Corporate Center Mortgage Loan and the Princeton Pike Corporate Center Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Princeton Pike Corporate Center Whole Loan. The Princeton Pike Corporate Center Whole Loan will be serviced pursuant to the MSBAM 2016-C28 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Princeton Pike Corporate Center Whole Loan,” and “The Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The “Princeton Pike Corporate Center Mezzanine Loan” refers to a loan in the principal amount of $17,000,000 made to Lenox Mezz LLC, a Delaware limited liability company, by Morgan Stanley Mortgage Capital Holdings, LLC (“MSMCH”), secured by 100% of the direct or indirect equity interest in the Princeton Pike Corporate Center Borrower. The Princeton Pike Corporate Center Mezzanine Loan and the Princeton Pike Corporate Center Whole Loan are subject to an intercreditor agreement between the Princeton Pike Corporate Center Whole Loan lender and related mezzanine lender. As of the cut-off date, the Princeton Pike Corporate Center Mezzanine Loan is expected to be held by MSMCH or an affiliate.

The following table presents certain information relating to the Princeton Pike Corporate Center Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut- off Date LTV
$17,000,000	12.00%	120	360	60	1.07x	8.5%	73.9%

Release of Property. Not permitted.

Terrorism Insurance. The Princeton Pike Corporate Center Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to, and in an amount determined by, the lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the lender is required to accept terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism. The Princeton Pike Corporate Center Borrower is not required to pay insurance premiums solely with respect to such terrorism insurance in excess of the Terrorism Premium Cap (defined below) but must obtain as much terrorism insurance as is available for the Terrorism Premium Cap; provided that if the insurance premiums exceed the Terrorism Premium Cap, the lender may, at its option, purchase such separate terrorism policy, with the Princeton Pike Corporate Center Borrower paying insurance premiums equal to the Terrorism Premium Cap and the lender paying the excess. “Terrorism Premium Cap” means the greater of (A) the product of the rate of $0.15 per $100 and 100% of the full replacement cost and the required amount of business interruption insurance or (B) two times the amount of annual insurance premium that is payable at such time for the casualty and business interruption insurance coverage required under the loan documents (without giving effect to the cost of terrorism coverage).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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79

MSCI 2016-UBS9	Twenty Ninth Street Retail

Mortgage Loan No. 7 – Twenty Ninth Street Retail

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

80

MSCI 2016-UBS9	Twenty Ninth Street Retail

Mortgage Loan No. 7 – Twenty Ninth Street Retail

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

81

MSCI 2016-UBS9	Twenty Ninth Street Retail

Mortgage Loan No. 7 – Twenty Ninth Street Retail

Twenty Ninth Street Retail
1710 29th Street
Boulder, CO 80301
BOULDER
North Boulder
Central Boulder
Downtown
University Hill
Chautauqua
Table Mesa
South Boulder
Eldorado Springs
Gunbarrel
Valmont
BOULDER COUNTY
BOULDER CANYON
Boulder Mountain Park
The Flatirons
Longmont 9 miles
Denver 25 miles
Denver-Boulder Tpke.
Boulder Municipal Airport
University of Colorado
Univ. of Colorado East Campus/ Research Park
Boulder Community Foothills Hospital
Boulder Community Hospital
Mapleton Center at Boulder Comm. Hospital
The Village Shopping Center
Arapahoe Village
Folsom Field
Coors Event Center
University Memorial Center
School of Law
University Residences
Meadows on the Parkway Shopping Ctr.
National Weather Services (NOAA)
David Skaggs Research Ctr., US Tropospheric Chemistry
UCAR Foothills Laboratory
Pearl Street Mall
Boulder High School
Central Park
Chautauqua Park
Olmstead Park
Gateway Park
North Central Boulder Park
North Boulder Community Park
Wonderland Lake
Wonderland Lake Park
Boulder Reservoir
Boulder Reservoir Park
Sixmile Reservoir
Twin Lakes
Hayden Lake
Walden Ponds Wildlife Habitat
Stazio Recreation Complex
Legget Owen Reservoir
Valmont Reservoir
Hillcrest Reservoir
Flatirons Golf Course
Arapahoe Ridge High School
Baseline Reservoir
East Boulder Community Park
Tantra Park
South Campus Tennis Complex
South Boulder Recreation Area
Harlow Platts Park
Marshall Lake
Broadway
19th St.
26th St.
28th St.
30th St.
55th St.
63rd St.
6th St.
9th St.
Lehigh St.
S. Broadway
Greenbriar Blvd
Cherryvale Rd.
Foothills Pkwy
Diagonal Hwy.
Pearl Pkwy.
Pearl St.
Canyon Blvd.
Jay Rd.
Sumac Ave.
Iris Ave.
Valmont Rd.
Alpine Ave.
Arapahoe Ave.
University Ave.
Baseline Rd.
Table Mesa Dr.
Boulder Rd.
Darley Ave.
Marshall Rd.
29th St.
7
36
119
157
93
170
Longmont
Mead
Platteville
Firestone
Niwot
Frederick
Fort Lupton
Gunbarrel
Dacono
Boulder
Erie
Wattenberg
Lafayette
Lochbuie
Louisville
Todd Creek
Brighton
Superior
Broomfield
Thornton
Eldorado Springs
Northglenn
Westminster
Arvada
Commerce City
Wheat Ridge
Golden
DENVER
Applewood
Lakewood
AURORA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

82

MSCI 2016-UBS9	Twenty Ninth Street Retail

Mortgage Loan No. 7 – Twenty Ninth Street Retail

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$40,000,000			Location:	Boulder, CO 80301
Cut-off Date Balance(1):	$40,000,000			General Property Type:	Retail
% of Initial Pool Balance:	6.0%			Detailed Property Type:	Regional Lifestyle Center
Loan Purpose(2):	Recapitalization			Title Vesting:	Fee and Leasehold
Sponsor:	Macerich HHF Centers LLC			Year Built/Renovated:	1963/2006
Mortgage Rate:	4.0970%			Size(5):	704,713 SF
Note Date:	1/14/2016			Cut-off Date Balance per Unit(1)(6):	$213
First Payment Date:	3/6/2016			Maturity Date Balance per Unit(1)(6):	$213
Maturity Date:	2/6/2026			Property Manager:	Macerich Property Management Company, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$17,985,448
Seasoning:	1 month			UW NOI Debt Yield(1):	12.0%
Prepayment Provisions:	LO (25); YM1 (91); O (4)			UW NOI Debt Yield at Maturity(1):	12.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.79x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$16,467,702 (9/30/2015 TTM)
Additional Debt Balance(3):	$110,000,000			2nd Most Recent NOI:	$14,953,206 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$12,917,510 (12/31/2013)
Reserves(4)				Most Recent Occupancy(7):	99.0% (12/3/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.2% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	96.6% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$350,000,000 (11/30/2015)
Recurring Replacements:	$0	Springing	$118,224	Cut-off Date LTV Ratio(1):	42.9%
TI/LC:	$0	Springing	$472,878	Maturity Date LTV Ratio(1):	42.9%
Other:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$150,000,000	42.8%	Purchase Price(2):	$349,043,000	99.7%
Borrower Equity:	$200,234,239	57.2%	Closing Costs:	$1,191,239	0.3%
Total Sources:	$350,234,239	100.0%	Total Uses:	$350,234,239	100.0%

(1)	The Twenty Ninth Street Retail Mortgage Loan is part of the Twenty Ninth Street Retail Whole Loan, which is comprised of three pari passu promissory notes with an aggregate principal balance of $150,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Twenty Ninth Street Retail Whole Loan.

(2)	Loan proceeds were used to recapitalize the Twenty Ninth Street Retail Property (as defined below) and facilitate a joint venture between The Macerich Company (“Macerich”) and Heitman America Real Estate Trust, L.P. (“Heitman”), in which Heitman acquired a 49% interest in a three-property portfolio from Macerich, including the Twenty Ninth Street Retail Property. The Twenty Ninth Street Retail Property was previously encumbered by debt of $107.0 million, which Macerich paid off in November 2013. The allocated purchase price of the Twenty Ninth Street Retail Property (based on a 100% interest) was approximately $349.0 million.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debt)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Excludes Macy’s, which owns its own land and improvements totaling 150,281 SF and is not considered part of the collateral. Including Macy’s, total SF is 854,994 SF.

(6)	Based on total collateral SF of 704,713.

(7)	Occupancy is based on total collateral SF of 704,713 SF comprised of retail, office, and temporary tenants with a term greater than six months and excludes Macy’s, which owns its own land and improvements. Assumes the conditional termination of Sports Authority (13,240 SF) in 2016 and includes 11,000 SF recently leased to West Elm, 2,313 SF recently leased to Potbelly Sandwich Works, and 1,728 SF recently leased to Five on Black as occupied space. West Elm, Potbelly Sandwich Works, and Five on Black are not yet in occupancy, but are expected to begin paying rent as of November 1, 2016, April 1, 2016, and April 1, 2016, respectively. Sports Authority is expected to terminate on March 28, 2016.

The Mortgage Loan. The seventh largest mortgage loan (the “Twenty Ninth Street Retail Mortgage Loan”) is part of a whole loan (the “Twenty Ninth Street Retail Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $150,000,000, all of which are secured by a first priority fee and partial leasehold mortgage encumbering a 704,713 SF regional lifestyle center known as Twenty Ninth Street in Boulder, Colorado (the “Twenty Ninth Street Retail Property”). Promissory Note A-2, in the original principal amount of $40,000,000, represents the Twenty Ninth Street Retail Mortgage Loan. Promissory Note A-1, in the original principal amount of $75,000,000, is expected to be held by Goldman Sachs Mortgage Company, or an affiliate thereof on the closing date of this transaction, and Promissory Note A-3, in the original principal amount of $35,000,000, is expected to be held by UBS Real Estate Securities Inc., or an affiliate thereof on the closing date of this transaction (collectively, the “Twenty Ninth Street Retail Pari Passu Companion Loan”), both of which may be contributed to one or more future securitization transactions or otherwise transferred at any time. The Twenty Ninth Street Retail Whole Loan will (i) from and after the Closing Date, but prior to the date that the Twenty Ninth Street Retail Pari Passu Companion Loan evidenced by Promissory Note A-1 is included in a securitization trust, be serviced pursuant to the MSCI 2016-UBS9 pooling and servicing agreement, and (ii) from and after the securitization date of the Twenty Ninth Street Retail Pari Passu Companion Loan evidenced by Promissory Note A-1, the Twenty Ninth Street Retail Whole Loan will be serviced by the master servicer and the special servicer appointed under, and pursuant to the terms of, the pooling and servicing agreement entered into in connection with such securitization. See

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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“Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Twenty Ninth Street Retail Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the Twenty Ninth Street Retail Whole Loan, along with approximately $200.2 million of borrower equity, were primarily used to recapitalize the Twenty Ninth Street Retail Property pursuant to a transaction in which Heitman acquired a 49% interest in the Twenty Ninth Street Retail Property and two other properties for an allocated purchase price for the Twenty Ninth Street Retail Property (based on a 100% interest) of approximately $349.0 million, and to pay closing costs.

The Borrower and the Sponsor. The borrower is Macerich Twenty Ninth Street LLC (the “Twenty Ninth Street Retail Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent managers. The sponsor and the nonrecourse carve-out guarantor of the Twenty Ninth Street Retail Borrower is Macerich HHF Centers LLC. The Twenty Ninth Street Retail Borrower is wholly-owned by Macerich HHF Centers LLC. Macerich HHF Centers LLC is owned by Hart M-Rich Investor II, LLC (49.0000%), The Macerich Partnership, L.P. (36.4186%), The Westcor Company II Limited Partnership (11.6950%), Macerich PPR Corp. (2.5875%), and Macerich Deptford GP Corp. (0.2989%), all of which are a part of Macerich or Heitman.

Macerich (NYSE: MAC) is a publicly traded real estate investment trust and an S&P 500 company founded in 1972 and headquartered in Santa Monica, California. Macerich’s primary focus is the acquisition, leasing, development, redevelopment and management of regional malls in the U.S. Macerich currently owns or has ownership interests in 50 regional shopping centers across 16 states in the U.S. As of December 31, 2015, Macerich’s mall portfolio was 96.1% occupied and had sales of $635 PSF.

Heitman is a global real estate investment management firm founded in 1966 and headquartered in Chicago, Illinois with offices in Los Angeles, London, Luxembourg, Dusseldorf, Munich, Warsaw, Melbourne, Hong Kong, Seoul, and Tokyo. With approximately $34.8 billion in assets under management ($31.2 billion in real estate private equity, $3.1 billion in real estate securities, and $0.5 billion in real estate debt), Heitman specializes in real estate investments with a particular focus on apartment, industrial, office, retail, and self-storage.

The Property. The Twenty Ninth Street Retail Property represents 704,713 SF of net rentable area (“NRA”) of theater, anchor and major retail, in-line, and office space within an 854,994 SF one- and two-level outdoor regional lifestyle center located in Boulder, Colorado. The Twenty Ninth Street Retail Property is situated on a 57.38-acre site with approximately 4,207 (4.92 per 1,000 of total SF) parking spaces. The anchor store at the Twenty Ninth Street Retail Property is Macy’s, which is not part of the collateral for the Twenty Ninth Street Retail Whole Loan. The collateral of 704,713 SF includes seven ground leased parcels leased to The Home Depot, a 16-screen Century Theatres, Trader Joe’s, BJ’s Restaurant | Brewhouse, US Bank, Cantina Laredo, and Wells Fargo (totaling 231,835 SF). Major retail tenants include The Home Depot, Nordstrom Rack, Colorado Athletic Clubs, H&M, Trader Joe’s, Staples, West Elm, Arhaus and Anthropologie. In-line tenants include a diverse mix of nationally recognized retailers such as: The North Face, J. Crew Factory, Sephora, Sur La Table, Eddie Bauer, Victoria’s Secret, Apple Store, Madewell, Lululemon Athletica, Starbucks Coffee, Teavana, Panera Bread, Chipotle Mexican Grill, and Sunglass Hut. The Twenty Ninth Street Retail Property also contains office tenants such as Whole Foods Market, currently leasing 45,598 SF of office space as its regional headquarters, Zayo Group, Juwi Solar, and Lijit Networks, Inc.

As of the December 3, 2015 rent roll, the Twenty Ninth Street Retail Property was 99.2% occupied including recently executed leases with West Elm, Five on Black, and Potbelly Sandwich Works (15,041 SF) and the conditional termination of Sports Authority plus the non-collateral anchor space of 150,281 SF (Macy’s). Excluding Macy’s, the Twenty Ninth Street Retail Property was 99.0% occupied based on total owned collateral of 704,713 SF. From 2011 to 2014, historical occupancy ranged from 92.4% to 98.2%. Based on trailing twelve months ending November 30, 2015, the property’s in-line (<10,000 SF) comparable tenant sales are $468 PSF with an occupancy cost of 13.3%, excluding Apple Store. Including Apple Store, the Twenty Ninth Street Retail Property’s in-line comparable tenant sales are $638 PSF with an occupancy cost of 9.7%. Century Theatres is the only movie theatre in Boulder, Colorado. The closest movie theatre to the Twenty Ninth Street Retail Property is approximately 9.7 miles southeast in Broomfield, Colorado.

A portion of the Twenty Ninth Street Retail Property is leased to the Twenty Ninth Street Retail Borrower pursuant to a 99-year ground lease with The Charlotte Ball Seymour Children’s Trust, The Seymour-Ball Trust for Lee Seymour, and The Seymour-Ball Trust for Alexander Williamson Seymour, expiring on June 30, 2060 with no extension options (the “Ground Lease”). Ground rent is reset every ten years and is equal to 6% of the then appraised value of the land. The current annual rent is $2,052,000, and the next rent adjustment is scheduled to occur on July 1, 2022. Upon maturity of the Twenty Ninth Street Retail Whole Loan, there will be approximately 34 years remaining on the Ground Lease.

Major Tenants.

The Home Depot (141,373 SF, 20.1% of NRA, 10.0% of underwritten rent). The Home Depot (NYSE: HD) (Fitch/Moody’s/S&P: A/A2/A) leases 141,373 SF of space at the Twenty Ninth Street Retail Property. The Home Depot has been in occupancy at the Twenty Ninth Street Retail Property since January 2006 on a 25-year ground lease and owns its own improvements during the term of its lease. Its lease expires in January 2031, with five five-year renewal options and no termination options. The Home Depot is not required to report sales to the Twenty Ninth Street Retail Borrower per its lease. Estimated sales based upon information provided by The Home Depot to the Twenty Ninth Street Retail Borrower are $424 PSF for the November 2015 TTM period. The Home Depot offers products such as home appliances, tools, hardware, lumber, building materials, paint, plumbing, flooring garden supplies and plants in a big box format. Founded in Atlanta, Georgia, The Home Depot has a total of 340,000 associates within 2,269 stores in all 50 states and provinces of Canada as well as Mexico and China.

Century Theatres (48,510 SF, 6.9% of NRA, 3.3% of underwritten rent). Century Theatres commenced paying rent in July 2007 and has been in occupancy at the Twenty Ninth Street Retail Property since August 2007. Century Theatres reported sales of $531,175 per screen for the November 2015 TTM period. The 16-screen movie theater is under a 10-year lease and owns its improvements during the term of its lease, expiring in August 2017 and has six five-year renewal options remaining and no termination options. Century Theatres is a subsidiary of Cinemark, Inc. (NYSE: CNK) (Fitch/Moody’s/S&P: NR/NR/NR). Headquartered in Plano, Texas, Cinemark, Inc. and its subsidiaries operate 507 locations with 5,746 screens in the United States and Latin America as of September 30, 2015.

Whole Foods Market (45,598 SF, 6.5% of NRA, 2.8% of underwritten rent). Whole Foods Market (NASDAQ: WFM) (Fitch/Moody’s/S&P: NR/Baa3/BBB-) leases 45,598 SF of office space at the Twenty Ninth Street Retail Property and has been in occupancy since December 2006. Whole Foods Market utilizes the Twenty Ninth Street Retail Property as its regional headquarters. Whole Foods Market’s current term will expire in February 2017 with two five-year market-rent based renewal options remaining with no less than nine months’ notice. Whole Foods Market has no termination options. Founded in 1978 in Austin, Texas, Whole Foods Market is a leading natural and organic foods supermarket. In fiscal year 2015, Whole Foods Market had sales of approximately $15 billion and currently has 433 stores in the United States, Canada, and the United Kingdom. Whole Foods Market employs approximately 91,000 team members and has been ranked for 18 consecutive years as one of the “100 Best Companies to Work For” in America by Fortune magazine.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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The following table presents certain information relating to the leases by SF at the Twenty Ninth Street Retail Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Rent	Annual UW Rent PSF(3)	Sales (TTM 11/30/2015)(4)		Occ. Cost %	Lease Expiration
						$	PSF
Non-Collateral Anchor
Macy’s(5)	BBB+/Baa2/BBB+	150,281	N/A	N/A	N/A	$14,500,000	$96	0.8%	4/22/2048

Anchor/Major Tenants
The Home Depot(6)	A/A2/A	141,373	20.1%	$1,734,647	$12.27	$60,000,000	$424	3.3%	1/31/2031
Century Theatres(6)(7)	NR/NR/NR	48,510	6.9%	$582,120	$12.00	$8,498,798	$531,175	13.2%	8/31/2017
Whole Foods Market(8)	NR/Baa3/BBB-	45,598	6.5%	$478,779	$10.50	N/A	N/A	N/A	2/28/2017
Nordstrom Rack	BBB+/Baa1/A-	39,031	5.5%	$529,448	$13.56	N/A	N/A	N/A	4/30/2021
Colorado Athletic Clubs	NR/NR/NR	36,207	5.1%	$1,039,544	$28.71	N/A	N/A	N/A	6/30/2024
Zayo Group	NR/NR/NR	34,074	4.8%	$844,902	$24.80	N/A	N/A	N/A	7/31/2018
Juwi Solar	NR/NR/NR	19,266	2.7%	$429,225	$22.28	N/A	N/A	N/A	2/28/2019
H&M(9)	NR/NR/NR	18,451	2.6%	$381,817	$20.69	$4,008,893	$217	12.7%	1/31/2024
Trader Joe’s(6)	NR/NR/NR	14,000	2.0%	$550,060	$39.29	N/A	N/A	N/A	9/30/2028
Staples	BBB-/Baa2/BBB-	13,469	1.9%	$411,747	$30.57	$4,661,549	$346	12.8%	3/31/2025
Lijit Networks, Inc.(10)	NR/NR/NR	13,100	1.9%	$265,726	$20.28	N/A	N/A	N/A	8/31/2019
West Elm(11)	NR/NR/NR	11,000	1.6%	$396,000	$36.00	N/A	N/A	N/A	1/31/2029
Arhaus	NR/NR/NR	10,463	1.5%	$272,038	$26.00	$5,252,364	$502	8.1%	12/31/2020
Anthropologie	NR/NR/NR	10,460	1.5%	$331,279	$31.67	$4,207,259	$402	12.5%	1/31/2018
Subtotal/Wtd. Avg.		455,002	64.6%	$8,247,332	$18.13	$86,628,863	$402	6.0%

In-Line Tenants (< 10,000 SF)(12)		191,246	27.1%	$7,797,698	$40.77
Other Tenants(13)		51,243	7.3%	$1,362,672	$26.59
Vacant		7,222	1.0%	$0	$0.00
Total Collateral/Wtd. Avg.		704,713	100.0%	$17,407,702	$24.96
Total Lifestyle Center		854,994

Comparable In-Line < 10,000 SF(14)(15)		179,172				$114,387,210	$638	9.7%
Comparable In-Line < 10,000 SF Without Apple Store(14)(15)		174,272				$81,572,760	$468	13.3%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Sales $ and Sales PSF represent trailing 12 months ending November 30, 2015 as provided by the Twenty Ninth Street Retail Borrower. Sales $ and Sales PSF only include tenants reporting 2013, 2014, and TTM November 2015 comparable sales. Sales PSF for Century Theatres is calculated based on 16 screens. Wtd. Avg. Sales PSF excludes Century Theatres.

All sales information presented herein with respect to the Twenty Ninth Street Retail Property is based upon information provided by the Twenty Ninth Street Retail Borrower; in certain instances sales figures represent estimates because the tenants are not required to report, or otherwise may not have timely reported sales. Further, because sales information is self-reported, such information is not independently verified by the Twenty Ninth Street Retail Borrower.

(5)	Macy’s owns its land and improvements and has been operating at the Twenty Ninth Street Retail Property since 1983. Sales data is estimated based on information provided by Macy’s to the Twenty Ninth Street Retail Borrower as Macy’s does not report sales for this location.

(6)	The Home Depot, Century Theatres, and Trader Joe’s own their improvements during the terms of their leases subject to ground leases from the Twenty Ninth Street Retail Borrower. Sales data for The Home Depot is estimated based on information provided by The Home Depot to the Twenty Ninth Street Retail Borrower as The Home Depot does not report sales for this location.

(7)	The Century Theatres lease has six five-year renewal options remaining.

(8)	Whole Foods Market leases 45,598 SF at the Twenty Ninth Street Retail Property as office space for its regional headquarters.

(9)	H&M has a lease termination option if H&M’s sales from October 2016 to October 2017 do not equal or exceed $275 PSF, upon 120 days’ notice and payment of a termination fee. H&M reported sales of $217 PSF for the November TTM period.

(10)	Lijit Networks, Inc. has a lease termination option at any time with six months’ notice and payment of a termination fee.

(11)	West Elm has recently signed an approximately 12-year lease and is estimated to begin paying rent as of November 1, 2016.

(12)	Includes 1,973 SF of storage space leased to Apple Store, 2,313 SF recently leased to Potbelly Sandwich Works, and 1,728 SF recently leased to Five on Black as occupied space. Potbelly Sandwich Works and Five on Black are not yet in occupancy, but are both expected to begin paying rent as of April 1, 2016.

(13)	Includes 27,952 SF occupied by BJ’s Restaurant | Brewhouse, US Bank, Cantina Laredo and Wells Fargo, all of which own their improvements during the terms of their leases subject to a ground lease from the Twenty Ninth Street Retail Borrower and 20,099 SF of office space leased to seven tenants.

(14)	Comparable In-Line <10,000 SF excludes office and other non-retail tenants that do not report sales.

(15)	Apple Store leases 6,873 SF (1% of NRA) at the Twenty Ninth Street Retail Property consisting of 4,900 SF of in-line space and 1,973 SF of storage space. Only the in-line space is considered comparable SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Twenty Ninth Street Retail

The following table presents certain information relating to the lease rollover schedule at the Twenty Ninth Street Retail Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling(3)	Annual UW Rent PSF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	18	33,511	$40.30	4.8%	4.8%	$1,350,349	7.8%	7.8%
2017	18	155,122	$21.04	22.0%	26.8%	$3,264,382	18.8%	26.5%
2018	8	64,917	$31.96	9.2%	36.0%	$2,074,652	11.9%	38.4%
2019	6	43,403	$26.31	6.2%	42.1%	$1,141,883	6.6%	45.0%
2020	7	27,935	$31.06	4.0%	46.1%	$867,795	5.0%	50.0%
2021	10	68,511	$25.53	9.7%	55.8%	$1,749,411	10.0%	60.0%
2022	2	6,352	$41.43	0.9%	56.7%	$263,183	1.5%	61.5%
2023	3	10,343	$33.46	1.5%	58.2%	$346,084	2.0%	63.5%
2024	7	71,409	$28.41	10.1%	68.3%	$2,029,071	11.7%	75.2%
2025	3	17,578	$32.91	2.5%	70.8%	$578,572	3.3%	78.5%
2026(5)(6)	3	10,393	$34.64	1.5%	72.3%	$359,983	2.1%	80.6%
2027 & Beyond(7)	6	188,017	$17.99	26.7%	99.0%	$3,382,336	19.4%	100.0%
Vacant	0	7,222	$0.00	1.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	91	704,713	$24.96	100.0%		$17,407,702	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Excludes Macy’s, which owns its own land and improvements totaling 150,281 SF and is not part of the collateral. Including Macy’s, total SF Rolling is 854,994 SF.

(4)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(5)	Includes 2,313 SF recently leased to Potbelly Sandwich Works as occupied space. Potbelly Sandwich Works is not yet in occupancy, but is estimated to begin paying rent as of April 1, 2016.

(6)	Includes 1,728 SF recently leased to Five on Black as occupied space. Five on Black is not yet in occupancy, but is estimated to begin paying rent as of April 1, 2016.

(7)	Excludes 2nd Level Investors, which purchased a 3.552-acre parcel adjacent to the Twenty Ninth Street Retail Property from Macerich in December 2007 containing a 250-unit apartment complex completed in 2011. 2nd Level Investors pays a small amount of CAM. Includes 11,000 SF recently leased to West Elm as occupied space. West Elm is not yet in occupancy, but is estimated to begin paying rent as of November 1, 2016.

The Market. The Twenty Ninth Street Retail Property is located in Boulder, Colorado, approximately 25 miles north of Denver, Colorado. The Twenty Ninth Street Retail Property is situated approximately 0.7 mile west of Foothills Parkway, 1.0 mile east of the Boulder downtown business district and Pearl Street Mall area, and 1.3 miles north of U.S. Highway 36. The University of Colorado at Boulder, 0.6 miles southwest of the Twenty Ninth Street Retail Property, is the largest university in Colorado contributing approximately 43,000 residents to the region. During the 1950s, Boulder emerged as a hub for scientific and environmental research. Both the National Center for Atmospheric Research and the National Institute of Standards and Technology are located there, as are a number of technology and aerospace companies. With its climate, open spaces and close proximity to Rocky Mountain National Park, Boulder is also a major attraction for outdoor enthusiasts.

According to the appraisal, the estimated 2015 population within a two-, four- and six-mile radius of the Twenty Ninth Street Retail Property is 72,738, 111,419 and 131,115, respectively. The estimated 2015 average household income within a two-, four- and six-mile radius of the Twenty Ninth Street Retail Property is $79,992, $93,946 and $100,197, respectively. Comparatively, the average household incomes for Boulder County, the state of Colorado and the United States are $100,475, $83,467 and $76,502, respectively. In 2015, consumer expenditures within a two-, four-, and six-mile radius were $1.476 billion, $2.468 billion, and $3.008 billion, respectively. Furthermore, these figures are projected to grow at annual rates of 4.2%, 4.3%, and 4.3%, respectively, according to the appraisal.

The Twenty Ninth Street Retail Property is located in the Boulder County retail submarket. As of 3Q 2015, the Boulder County retail submarket had an overall vacancy rate of 2.3% and an average asking annual lease rate of $23.95 PSF compared to the overall Denver-Boulder retail market with an overall vacancy rate of 5.1% and an average asking annual lease rate of $15.29 PSF as of 3Q 2015. According to the appraisal, the Boulder County retail submarket contains 510 buildings accounting for 7,624,599 SF of retail space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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The following table presents leasing data at certain retail competitive properties with respect to the Twenty Ninth Street Retail Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject (mi.)
Twenty Ninth Street Retail Property	Regional Lifestyle Center	1963/2006	704,713(1)	99.0%(1)	Macy’s (non-collateral), The Home Depot, Century Theatres, Nordstrom Rack, Colorado Athletic Club, Trader Joe’s,	N/A
Flatiron Crossing	Super-Regional	2000/2013	1,434,000	96.4%	Nordstrom, Macy’s, Dillard’s, Dick’s, Cinemas	9.8
Village at Twin Peaks	Community Center	2015/N/A	425,000	82.6%	Sam’s Club, Sports Authority, Whole Foods, Gold’s Gym, Party City, Cinemas	12.5
The Orchard Westminster	Lifestyle Center	2006/2008	1,147,000	94.0%	Macy’s, JC Penney, Target, Cinemas	18.0
Larkridge Center	Power Center	2005/N/A	1,011,000	92.6%	Sears Grand, Home Depot, Costco	18.9
Promenade Shops Centerra	Lifestyle Center	2005/N/A	663,000	91.0%	Macy’s, Dicks, Barnes & Noble, Cinemas	39.7
Total/Wtd. Avg.(2)			4,680,000	93.0%

Source: Appraisal

(1)	Information is based on the underwritten rent roll. Excludes Macy’s, which owns its own land and improvements totaling 150,281 SF and is not part of the collateral. Including Macy’s, total SF and total occupancy are 854,994 SF and 99.2%, respectively. Includes 11,000 SF recently leased to West Elm, 2,313 SF recently leased to Potbelly Sandwich Works, and 1,728 SF recently leased to Five on Black as occupied space. West Elm, Potbelly Sandwich Works, and Five on Black are not yet in occupancy, but are estimated to begin paying rent as of November 1, 2016, April 1, 2016, and April 1, 2016, respectively.

(2)	Total/Wtd. Avg. excludes the Twenty Ninth Street Retail Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Twenty Ninth Street Retail Property:

		Cash Flow Analysis
	2012	2013	2014	9/30/2015 TTM	UW	UW PSF(1)
Base Rent(2)	$13,135,589	$14,549,321	$15,700,245	$16,232,061	$17,407,702	$24.70
Contractual Rent Steps(3)	$0	$0	$0	$0	$121,575	$0.17
Overage / Percentage Rent	$555,380	$380,454	$464,923	$842,703	$985,393	$1.40
Kiosks / Temporary / Specialty	$223,873	$72,706	$24,244	$70,590	$70,590	$0.10
Other Rental Revenue	$181,361	$188,927	$268,037	$357,083	$357,083	$0.51
Total Reimbursement Revenue	$7,082,419	$7,394,569	$7,537,288	$8,480,939	$9,644,415	$13.69
Market Revenue from Vacant Units	$0	$0	$0	$0	$332,770	$0.47
Other Revenue	$168,377	$118,970	$111,606	$75,716	$6,400	$0.01
Less Vacancy & Credit Loss	($22,953)	($564,138)	($208,949)	($204,958)	($553,226)	($0.79)
Effective Gross Income	$21,324,045	$22,140,809	$23,897,393	$25,854,134	$28,372,701	$40.26
Total Operating Expenses	$8,631,287	$9,223,298	$8,944,187	$9,386,431	$10,387,253	$14.74
Net Operating Income	$12,692,758	$12,917,510	$14,953,206	$16,467,702	$17,985,448	$25.52
Capital Expenditures	$0	$0	$0	$0	$160,779	$0.23
TI/LC	$0	$0	$0	$0	$437,240	$0.62
Net Cash Flow	$12,692,758	$12,917,510	$14,953,206	$16,467,702	$17,387,430	$24.67

Occupancy %(1)	96.7%	96.6%	98.2%	99.2%	99.0%
NOI DSCR	2.04x	2.07x	2.40x	2.64x	2.89x
NCF DSCR	2.04x	2.07x	2.40x	2.64x	2.79x
NOI Debt Yield	8.5%	8.6%	10.0%	11.0%	12.0%
NCF Debt Yield	8.5%	8.6%	10.0%	11.0%	11.6%

(1)	UW PSF and Occupancy % are based on total collateral SF of 704,713 excluding Macy’s, which owns its own land and improvements totaling 150,281 SF and is not considered part of the collateral. Including Macy’s, total SF is 854,994 SF. Includes 11,000 SF recently leased to West Elm, 2,313 SF recently leased to Potbelly Sandwich Works, and 1,728 SF recently leased to Five on Black as occupied space. West Elm, Potbelly Sandwich Works, and Five on Black are not yet in occupancy, but are estimated to begin paying rent as of November 1, 2016, April 1, 2016, and April 1, 2016, respectively.

(2)	UW Base Rent is based on the underwritten rent roll and includes West Elm (11,000 SF, $396,000 of UW Base Rent), Potbelly Sandwich Works (2,313 SF, $90,531 of UW Base Rent), and Five on Black (1,728 SF, $71,194 of UW Base Rent), which have executed leases, but have not yet taken occupancy or commenced paying rent. UW Base Rent includes contractual rent steps through March 31, 2017.

(3)	UW Contractual Rent Steps include future contractual rent steps for credit tenants through January 1, 2017.

Escrows and Reserves. During the continuance of a Trigger Period (as defined below), the Twenty Ninth Street Retail Borrower is required to escrow monthly (i) 1/12 of the annual estimated taxes, (ii) 1/12 of the annual rent payable under the Ground Lease, (iii) $9,852 for replacement reserves provided that such monthly deposits are not required if the funds on deposit in such replacement reserve account exceed $118,224, and (iv) $39,407 for TI/LC reserves provided that such monthly deposits are not required if the funds on deposit in such TI/LC reserve account exceed $472,878. The Twenty Ninth Street Retail Borrower is required to escrow 1/12 of the annual estimated insurance premiums (unless, with respect to the insurance premiums only, the Twenty Ninth Street Retail Borrower maintains insurance under an acceptable blanket insurance policy, no event of default is continuing and the Twenty Ninth Street Retail Borrower provides ongoing evidence of acceptable renewals and, upon lender request, payment of the premiums therefor).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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A “Trigger Period” will commence upon (i) an event of default or (ii) the DSCR based on the trailing 12-month period falling below 1.50x. A Trigger Period will continue until, in regard to clause (i) above, such event of default is no longer continuing and, in regard to clause (ii) above, the date the DSCR based on the trailing 12-month period is equal to or greater than 1.50x for two consecutive calendar quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Twenty Ninth Street Retail Whole Loan. The Twenty Ninth Street Retail Whole Loan has springing cash management (i.e., the Twenty Ninth Street Retail Whole Loan has cash management only during the continuance of a Trigger Period). During the continuance of a Trigger Period for the Twenty Ninth Street Retail Whole Loan, and provided the lender has not initiated foreclosure proceedings, exercised a power of sale or proceedings for the appointment of a receiver with respect to the Twenty Ninth Street Retail Property, funds in the lockbox account (less the minimum balance required to be maintained in the lockbox account) are required to be applied on each monthly payment date to fund the required reserves deposits as described above under “—Escrows and Reserves,” to pay debt service on the Twenty Ninth Street Retail Whole Loan, to disburse to the Twenty Ninth Street Retail Borrower the monthly amount payable for operating expenses and referenced in the annual budget approved by the lender together with other amounts incurred by the Twenty Ninth Street Retail Borrower in connection with the operation and maintenance of the Twenty Ninth Street Retail Property reasonably approved by the lender (provided that emergency expenses and non-discretionary items do not require lender’s consent or approval), for payment of replacement and leasing reserves, and to disburse the remainder to an account to be held by the lender as additional security for the Twenty Ninth Street Retail Whole Loan.

Additional Secured Indebtedness (not including trade debts). The Twenty Ninth Street Retail Property also secures the Twenty Ninth Street Retail Pari Passu Companion Loan, with a Cut-off Date balance of $110,000,000. The Twenty Ninth Street Retail Pari Passu Companion Loan is expected to be held by UBS Real Estate Securities Inc. and Goldman Sachs Mortgage Company or affiliates thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The promissory notes evidencing the Twenty Ninth Street Retail Pari Passu Companion Loan accrue interest at the same rate as the Twenty Ninth Street Retail Mortgage Loan. The Twenty Ninth Street Retail Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Twenty Ninth Street Retail Pari Passu Companion Loan. The holders of the Twenty Ninth Street Retail Mortgage Loan and the Twenty Ninth Street Retail Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Twenty Ninth Street Retail Whole Loan. The Twenty Ninth Street Retail Whole Loan will (i) from and after the Closing Date, but prior to the date that the portion of the Twenty Ninth Street Retail Pari Passu Companion Loan evidenced by Promissory Note A-1 is included in a securitization trust, be serviced pursuant to the MSCI 2016-UBS9 pooling and servicing agreement, and (ii) from and after the securitization date of the portion of the Twenty Ninth Street Retail Pari Passu Companion Loan evidenced by Promissory Note A-1, the Twenty Ninth Street Retail Whole Loan will be serviced by the master servicer and the special servicer appointed under, and pursuant to the terms of, the pooling and servicing agreement entered into in connection with such securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Twenty Ninth Street Retail Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Twenty Ninth Street Retail Borrower may transfer and obtain an outparcel release upon at least 30 days’ notice, of non-income producing and unimproved portions of the Twenty Ninth Street Retail Property, except for improvements related solely to surface parking, landscaping and similar non-structural improvements that are not material to the use and operation of the Twenty Ninth Street Retail Property as a retail shopping center, and disposition of which would not materially and adversely affect (i) business operations or the financial condition of the Twenty Ninth Street Retail Borrower, (ii) the ability of the Twenty Ninth Street Retail Borrower to repay the Twenty Ninth Street Retail Whole Loan, and/or (iii) the ongoing operations of the remaining Twenty Ninth Street Retail Property, provided that such outparcel release meets certain conditions in accordance with the terms of the Twenty Ninth Street Retail Whole Loan agreement.

Terrorism Insurance. The Twenty Ninth Street Retail Borrower is required to obtain insurance against acts of terrorism or other similar acts or events in accordance with the terms of the Twenty Ninth Street Retail Whole Loan agreement (but in no event more than the sum of 100% of full replacement cost). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (as the same may be further modified, amended or extended) is in effect, the Twenty Ninth Street Retail Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism. If TRIPRA is eliminated or not renewed at any point in the future, the Twenty Ninth Street Retail Borrower is not required to pay annual terrorism insurance premiums in excess of 200% of the amount of the then annual insurance premiums for property, loss of rents/business interruption, general liability and umbrella insurance policies required to be maintained with respect to the Twenty Ninth Street Retail Property under the Twenty Ninth Street Retail Whole Loan agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Ellenton Premium Outlets

Mortgage Loan No. 8 – Ellenton Premium Outlets

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Ellenton Premium Outlets

Mortgage Loan No. 8 – Ellenton Premium Outlets

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Ellenton Premium Outlets

Mortgage Loan No. 8 – Ellenton Premium Outlets

St. Pete.-Clearwater Intl. Airport 3 miles
TAMPA
Tampa Intl. Airport 20 miles
Bloomingdale
Pinellas Park
Harbor Isle
MacDill Air Force Base
Hillsborough Bay
Boyette Rd
Gibsonton
Tamiami Trail
Boyette
PINELLAS COUNTY
ST. PETERSBURG
Summerfield Xing Golf Club
Big Bend Rd
Al Lang Field
The Pier
Tropicana Field
Tampa Bay
Apollo Beach
Apollo Beach Golf Club
Balm Rd
Univ. of South Florida-St. Petersburg
Albert Whitted Airport
HILLSBOROUGH COUNTY
Coquina Key
19th Ave
Sun City Center
Ruskin
Sun City Center Blvd
Eckerd College
Kings Inn Golf Course
Wimauma
Little Manatee State Park
Tamiami Trail
Sunshine Skyway Bridge
Manatee Airport
Lake Parrish
Saffold Rd
Terra Ceia
Imperial Lakewoods Golf Club
Wauchula Rd
Buffalo Creek Golf Course
Ellenton Premium Outlets
5461 Factory Shops Boulevard
Ellenton, FL 34222
Ellenton
Memphis
Rutland Rd
River Wilderness Golf and CC
MANATEE COUNTY
Snead Island
Palmetto
Bradenton Area Convention Center
Manatee River
South Florida Museum
Manatee Memorial Hospital
Links at Greenfield Plantation
Bradenton
McKechnie Field
Blake Medical Center
DeSoto Square Mall
South Bradenton
Creekwood Crossing
Longboat Key
Manatee Community College
Bayshore Gardens Shopping Ctr.
Bayshore Gardens
Sarasota/Bradenton Intl. Airport
Sarasota Bay
Main Street at Lakewood Ranch
New College of Florida
University Walk
John & Mable Ringling Museum of Art
Asolo Repertory Theatre
North Sarasota
Lakewood Ranch Med. Center
Gulf of Mexico
SARASOTA COUNTY
Sarasota
Fruitville
Ocala
Daytona Beach
Atlantic Ocean
Deltona
Sanford
ORLANDO
Kissimmee
Melbourne
Palm Bay
Lakeland
Winter Haven
TAMPA
Brandon
ST. PETERSBURG
Bradenton
Ellenton
Sarasota
Gulf of Mexico
Port St. Lucie
Okeechobee
Lake Okeechobee
Port Charlotte
Cape Coral
Ft. Myers

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Ellenton Premium Outlets

Mortgage Loan No. 8 – Ellenton Premium Outlets

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$38,800,000			Location:	Ellenton, FL 34222
Cut-off Date Balance(1):	$38,800,000			General Property Type:	Retail
% of Initial Pool Balance:	5.8%			Detailed Property Type:	Outlet Center
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Simon Property Group, L.P.			Year Built/Renovated:	1991/N/A
Mortgage Rate:	4.2985%			Size:	476,481 SF
Note Date:	11/3/2015			Cut-off Date Balance per Unit(1):	$374
First Payment Date:	1/1/2016			Maturity Date Balance per Unit(1):	$374
Maturity Date:	12/1/2025			Property Manager:	Simon Management Associates, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$19,626,522
Seasoning:	3 months			UW NOI Debt Yield(1):	11.0%
Prepayment Provisions(2):	LO (27); DEF (86); O (7)			UW NOI Debt Yield at Maturity(1):	11.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.45x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$19,897,241 (12/31/2015 TTM)
Additional Debt Balance(3):	$139,200,000			2nd Most Recent NOI:	$19,170,080 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$17,585,591 (12/31/2013)
Reserves(4)				Most Recent Occupancy:	99.3% (1/21/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.6% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	98.8% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$332,000,000 (10/1/2015)
Recurring Replacements:	$0	Springing	$285,892	Cut-off Date LTV Ratio(1):	53.6%
TI/LC:	$0	Springing	$1,429,461	Maturity Date LTV Ratio(1):	53.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$178,000,000	100.0%	Loan Payoff:	$98,694,610	55.4%
			Closing Costs:	$790,233	0.4%
			Return of Equity:	$78,515,157	44.1%
Total Sources:	$178,000,000	100.0%	Total Uses:	$178,000,000	100.0%

(1)	The Ellenton Premium Outlets Mortgage Loan is part of the Ellenton Premium Outlets Whole Loan, which is comprised of four pari passu promissory notes with an aggregate principal balance of $178,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Ellenton Premium Outlets Whole Loan.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Ellenton Premium Outlets promissory note to be securitized and (b) January 1, 2019.

(3)	See “—The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debt)” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The eighth largest mortgage loan (the “Ellenton Premium Outlets Mortgage Loan”) is part of a whole loan (the “Ellenton Premium Outlets Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $178,000,000, all of which are secured by a first priority fee mortgage encumbering a 476,481 SF outlet center known as Ellenton Premium Outlets in Ellenton, Florida (the “Ellenton Premium Outlets Property”). Promissory Note A-2 represents the Ellenton Premium Outlets Mortgage Loan. Promissory Note A-1, in the original principal amount of $58,000,000, and Promissory Note A-3, in the original principal amount of $10,000,000, are currently held by the MSCI 2015-UBS8 securitization trust, and Promissory Note A-4, in the original principal amount of $71,200,000, is expected to be held by the MSBAM 2016-C28 securitization trust on the closing date of this transaction (collectively, the “Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan”). The Ellenton Premium Outlets Whole Loan is being serviced pursuant to the pooling and servicing agreement for the MSCI 2015-UBS8 transaction. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans—The Ellenton Premium Outlets Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the Ellenton Premium Outlets Whole Loan were used to refinance a previous mortgage loan secured by the Ellenton Premium Outlets Property in the original principal amount of approximately $98.7 million, to pay closing costs, and to return equity to the Ellenton Premium Outlets Borrower. The previous mortgage loan secured by the Ellenton Premium Outlets Property was included in the WBCMT 2006-C23 and WBCMT 2006-C25 securitization trusts.

The Borrower and the Sponsor. The borrower is Gulf Coast Factory Shops Limited Partnership (the “Ellenton Premium Outlets Borrower”), a single-purpose Illinois limited partnership structured to be bankruptcy-remote, with two independent directors. The sponsor and the guarantor of the Ellenton Premium Outlets Borrower is Simon Property Group, L.P. (the “Ellenton Premium Outlets Sponsor”). The Ellenton Premium Outlets Sponsor is the operating partnership of Simon Property Group, Inc. (“Simon”). Simon is a publicly traded self-administered and self-managed real estate investment

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owner, operator and developer of retail assets in the United States. As of December 31, 2014, Simon operated 207 income-producing properties in the United States, consisting of 109 malls, 68 outlet centers, 13 mills, three community centers, and 14 other retail properties located in 37 states and Puerto Rico containing an aggregate of approximately 182.0 million SF. Simon’s 68 outlet centers contain a variety of designer and manufacturer stores located in open-air centers and range in size from approximately 150,000 SF to 850,000 SF located near major metropolitan areas and/or tourist destinations.

The Ellenton Premium Outlets Whole Loan will be recourse to the Ellenton Premium Outlets Sponsor pursuant to standard carve-outs, however, the guaranty and the environmental indemnity agreement provide that the Ellenton Premium Outlets Sponsor’s liability may not exceed $35.6 million in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder.

The Ellenton Premium Outlets Borrower is affiliated with the borrowers of two other mortgage loans through partial or complete direct or indirect common ownership, identified as Grove City Premium Outlets and Gulfport Premium Outlets in Annex A-1 to the Preliminary Prospectus.

The Property. The Ellenton Premium Outlets Property is a single level 476,481 SF open-air outlet center situated on a 61.83-acre site located in Ellenton, Florida with approximately 2,400 surface parking spaces (5.04 per 1,000 SF). The Ellenton Premium Outlets Property is located approximately 19.7 miles north of Sarasota, Florida and 41.6 miles south of Tampa, Florida. Access to the Ellenton Premium Outlets Property is provided by Interstate 75 and U.S. Route 301. Interstate 75, located adjacent to the Ellenton Premium Outlets Property and accessible 0.5 miles to the south, is a major north/south interstate. U.S. Route 301 is a major north/south highway, traveling in an east/west manner in the neighborhood. Traffic counts adjacent to the Ellenton Premium Outlets Property on I-75 and U.S. Route 301 are approximately 86,000 vehicles per day and approximately 30,000 vehicles per day, respectively, according to a third party market research report.

The Ellenton Premium Outlets Property includes a diverse mix of nationally recognized retailers consisting of 120 tenants, with no tenant contributing more than 4.9% of net rentable area or 3.2% of underwritten base rent. Major tenants at the Ellenton Premium Outlets Property include V.F. Factory Outlet, Saks Fifth Avenue OFF 5th, Nike Factory Store, Gap Outlet, Adidas and Brooks Brothers. In-line tenants include vendors such as American Eagle Outfitter, Banana Republic Factory, Calvin Klein, Coach, Columbia Sportswear Company, Dress Barn, Guess, Loft Outlet, Michael Kors and Polo Ralph Lauren. There are also six food court tenants.

As of January 21, 2016, the Ellenton Premium Outlets Property was 99.3% occupied. Based upon lender calculation, weighted average comparable sales for the trailing 12 months ending December 31, 2015 were approximately $461 PSF with 112 tenants reporting comparable sales. The trailing 12-month weighted average occupancy cost for these tenants was 12.1%. Historical occupancy at the Ellenton Premium Outlets Property has averaged 99.1% from December 31, 2011 to December 31, 2015.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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The following table presents certain information relating to the leases at the Ellenton Premium Outlets Property. There are no tenants currently paying rent based upon a percentage of their sales in lieu of base rent.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(3)	Sales (TTM 12/31/2015)(4)		Occ. Cost %	Lease Expiration
						$	PSF
Major Tenants
V.F. Factory Outlet	NR/A3/A	23,272	4.9%	$576,240	$24.76	$5,092,000	$219	13.5%	12/31/2018
Saks Fifth Avenue OFF 5th(5)	NR/NR/NR	19,804	4.2%	$222,795	$11.25	$6,712,000	$339	5.5%	10/31/2016
Nike Factory Store	NR/A1/AA-	15,076	3.2%	$376,900	$25.00	$13,482,000	$894	4.6%	1/31/2020
Gap Outlet(6)	BBB-/Baa2/BBB-	11,429	2.4%	$245,900	$21.52	$5,338,000	$467	7.7%	11/30/2016
Adidas	NR/NR/NR	10,500	2.2%	$315,000	$30.00	$3,763,000	$358	12.2%	1/31/2018
Brooks Brothers	NR/NR/NR	10,033	2.1%	$230,759	$23.00	$2,571,000	$256	10.5%	12/31/2017
Subtotal/Wtd. Avg.		90,114	18.9%	$1,967,594	$21.83	$36,958,000	$410	7.6%

Top 10 In-Line Tenants(7)
Columbia Sportswear Company	NR/NR/NR	8,889	1.9%	$450,406	$50.67	$5,606,000	$631	10.9%	1/31/2019
Coach	BBB/Baa2/BBB-	5,864	1.2%	$381,160	$65.00	$7,344,000	$1,252	6.6%	1/31/2023
Michael Kors	NR/NR/NR	5,000	1.0%	$360,500	$72.10	$5,180,000	$1,036	8.8%	11/30/2025
Rack Room Shoes	NR/NR/NR	7,137	1.5%	$343,504	$48.13	$3,717,000	$521	13.0%	8/31/2018
The Children’s Place	NR/NR/NR	5,872	1.2%	$332,649	$56.65	$1,890,000	$322	23.9%	1/31/2020
Charlotte Russe	NR/NR/NR	6,587	1.4%	$310,841	$47.19	$1,825,000	$277	23.7%	1/31/2019
Bass Shoes	NR/NR/NR	7,069	1.5%	$293,505	$41.52	$2,156,000	$305	20.7%	11/30/2018
Dress Barn	NR/NR/NR	8,105	1.7%	$257,982	$31.83	$1,854,000	$229	23.1%	6/30/2024
Tommy Kids	NR/NR/NR	5,900	1.2%	$252,343	$42.77	$1,063,000	$180	35.3%	1/31/2023
Calvin Klein(8)	NR/Baa3/BB+	6,638	1.4%	$251,912	$37.95	$2,593,000	$391	10.7%	9/30/2016
Subtotal/Wtd. Avg.		67,061	14.1%	$3,234,801	$48.24	$33,228,000	$495	13.4%

Other Tenants		315,820	66.3%	$12,842,829	$40.67	$142,216,000
Vacant Space		3,486	0.7%	$0	$0.00
Total/Wtd. Avg.		476,481	100.0%	$18,045,223	$38.15	$212,402,000

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Sales $ and Sales PSF represent trailing 12 months ending December 31, 2015 as provided by the sponsor and only include tenants reporting comparable sales.

(5)	Saks Fifth Avenue OFF 5th has a current lease expiration date in October 2016. According to the sponsor, Saks Fifth Avenue OFF 5th is expected to exercise the second of three five-year renewal options pursuant to its lease. The second option provides for a fixed rent of $12.50 PSF.

(6)	Gap Outlet has a current lease expiration date in November 2016. According to the sponsor, Gap Outlet is expected to exercise the second of two five-year renewal options pursuant to its lease. The second option provides for a fixed rent of 2.0% over the prior year’s base rent.

(7)	Top 10 in-line tenants are ordered by Annual UW Rent.

(8)	Calvin Klein has a current lease expiration date in September 2016. A proposed renewal lease is out for signature but has not yet been signed.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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The following table presents certain information relating to the lease rollover schedule at the Ellenton Premium Outlets Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	9,285	$35.65	1.9%	1.9%	$331,043	1.8%	1.8%
2016	9	51,327	$26.44	10.8%	12.7%	$1,357,018	7.5%	9.4%
2017	16	47,779	$38.92	10.0%	22.7%	$1,859,786	10.3%	19.7%
2018	19	94,160	$35.43	19.8%	42.5%	$3,336,003	18.5%	38.1%
2019	14	55,056	$40.99	11.6%	54.1%	$2,256,608	12.5%	50.7%
2020	10	40,517	$38.09	8.5%	62.6%	$1,543,449	8.6%	59.2%
2021	12	35,723	$36.50	7.5%	70.1%	$1,303,997	7.2%	66.4%
2022	10	37,137	$38.37	7.8%	77.9%	$1,424,923	7.9%	74.3%
2023	9	30,746	$46.96	6.5%	84.3%	$1,443,915	8.0%	82.3%
2024	5	18,945	$36.47	4.0%	88.3%	$690,890	3.8%	86.2%
2025	7	26,305	$43.21	5.5%	93.8%	$1,136,539	6.3%	92.5%
2026	9	26,015	$52.32	5.5%	99.3%	$1,361,052	7.5%	100.0%
2027 & Beyond	0	0	$0.00	0.0%	99.3%	$0	0.0%	100.0%
Vacant	0	3,486	$0.00	0.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	122	476,481	$38.15	100.0%		$18,045,223	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Includes 15 tenants (71,651 SF) that have leases out for renewal.

(4)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Ellenton Premium Outlets Property is located in Ellenton, Florida adjacent to Interstate 75 and U.S. Route 301. Tourism serves a major role in the economy of the neighborhood, and some of the local attractions include the Siesta Key and Lido Key beaches. Siesta Key was named the best beach in the U.S. by TripAdvisor in 2015 and features six miles of beaches, white sands and clear green waters. Lido Key features tours for deep sea fishing, dolphin watching and sailing. Other leisure attractions in the area include the Ellenton Ice and Sports Complex, the DaySpring Episcopal Conference Center and the Manatee River. The Ellenton Ice and Sports Complex, located directly north of the Ellenton Premium Outlets Property, is comprised of two ice rinks, indoor soccer fields and a fitness center.

The Ellenton Premium Outlets Property is the only comparable outlet center within a 57.0-mile radius. A Tampa Premium Outlets recently opened in October 2015 and is also owned by the sponsor. Intercept studies conducted by the sponsor have revealed that the Ellenton Premium Outlets Property mainly draws its shoppers from vacationers visiting the Siesta Key and Lido Key beaches.

According to a third party market research report, the estimated 2015 population within a three-, five- and 10-mile radius around the Ellenton Premium Outlets Property is 33,381, 100,496 and 314,197, respectively. The estimated 2015 average household income within a three-, five- and 10-mile radius around the Ellenton Premium Outlets Property is $60,955, $61,247 and $64,801, respectively.

The Ellenton Premium Outlets Property is located within the Manatee retail submarket. As of June 30, 2015, the retail properties within the submarket had an overall vacancy rate of 8.0% and an average asking annual lease rate of $13.08 PSF. According to a third party market research report, the submarket contains 1,545 buildings accounting for approximately 18.2 million SF of retail space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

96

MSCI 2016-UBS9	Ellenton Premium Outlets

The following table presents leasing data at certain retail competitive properties with respect to the Ellenton Premium Outlets Property:

Competitive Property Summary(1)
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Tenants	Distance to Subject (mi.)
Ellenton Premium Outlets Property	Outlet Center	1991/N/A	476,481(2)	99.3%(2)	V.F. Factory Outlet, Saks Fifth Avenue OFF 5TH	N/A
DeSoto Square	Regional Center	1973/N/A	696,000	74.0%	JC Penney, Sears, Hudson’s Furniture	8.5
Mall at University Town Center	Super Regional Center/Mall	2014/N/A	880,000	96.0%	Dillard’s, Macy’s, Saks Fifth Avenue	13.0
Tyrone Square	Super Regional Center/Mall	1972/1998	1,124,600	94.0%	Dillard’s, JC Penney, Macy’s, Sears	30.0
Brandon Town Center	Super Regional Center/Mall	1995/2007	1,151,258	96.0%	Dillard’s, JC Penney, Macy’s, Sears, Dick’s Sporting Goods	34.0
International Plaza	Super Regional Center/Mall	2001/2015	1,295,548	90.0%	Dillard’s, Neiman Marcus, Nordstrom	88.0
Orlando Premium Outlets	Outlet Center	2000/N/A	550,000	99.0%	Polo Ralph Lauren, Nike, Saks Fifth Avenue OFF 5TH	98.0
Gulf Coast Town Center	Regional Center	2005/N/A	1,651,000	94.0%	Bass Pro Outdoor World, Belk, Dick’s Sporting Goods, Costco, Target	99.0
Miromar Outlets	Outlet Center	1998/2015	954,900	99.0%	Bloomingdale’s Outlet, Neiman Marcus Last Call	104.0
Orlando Premium Outlets - Int’l Dr.	Outlet Center	1989/2007	775,000	98.0%	Neiman Marcus Last Call, Nike, Saks Fifth Avenue OFF 5TH, Reebok	105.0
Sanibel Outlet Center	Outlet Center	1993/N/A	177,349	89.0%	Nike, Polo Ralph Lauren	108.0
Total/Wtd. Avg.(3)			9,255,655	94.0%

Source: Appraisal

(1)	Tampa Premium Outlets recently opened in October 2015, after the appraisal was completed, and therefore is not included as a competitive property for the Ellenton Premium Outlets Property.

(2)	Information is based on the underwritten rent roll.

(3)	Total/Wtd. Avg. excludes the Ellenton Premium Outlets Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ellenton Premium Outlets Property:

Cash Flow Analysis
	2012	2013	2014	12/31/2015 TTM	UW	UW PSF
Base Rent(1)	$15,792,937	$16,660,394	$17,590,662	$17,934,233	$18,891,012	$39.65
Total Recoveries	$5,762,640	$6,362,733	$7,068,590	$7,214,559	$7,705,718	$16.17
Other Income	$489,955	$495,302	$599,560	$624,317	$624,317	$1.31
Less Vacancy	$79,744	($15,184)	($32,932)	($26,166)	($1,329,837)	($2.79)
Effective Gross Income	$22,125,276	$23,503,245	$25,225,880	$25,746,943	$25,891,211	$54.34
Total Operating Expenses	$5,603,067	$5,917,654	$6,055,800	$5,849,702	$6,264,689	$13.15
Net Operating Income	$16,522,209	$17,585,591	$19,170,080	$19,897,241	$19,626,522	$41.19
Capital Expenditures	$0	$0	$0	$0	$138,179	$0.29
TI/LC	$0	$0	$0	$0	$507,107	$1.06
Net Cash Flow	$16,522,209	$17,585,591	$19,170,080	$19,897,241	$18,981,235	$39.84

Occupancy %	99.0%	99.2%	98.8%	98.6%	99.3%
NOI DSCR	2.13x	2.27x	2.47x	2.56x	2.53x
NCF DSCR	2.13x	2.27x	2.47x	2.56x	2.45x
NOI Debt Yield	9.3%	9.9%	10.8%	11.2%	11.0%
NCF Debt Yield	9.3%	9.9%	10.8%	11.2%	10.7%

(1)	UW Base Rent is net of actual vacancy and includes approximately $25,848 of straight line contractual rent increases through July 2022 for the Coach space, approximately $23,169 of straight line contractual rent increases through January 2015 for the V.F. Factory Outlet space, approximately $16,777 of straight line contractual rent increases through June 2021 for the Vans Outlet space, approximately $4,015 of straight line contractual rent increases through January 2020 for the Hershey’s Ice Cream space, and approximately $426,761 of additional contractual rent steps effective December 31, 2016.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSCI 2016-UBS9	Ellenton Premium Outlets

Escrows and Reserves. During the continuance of a Cash Sweep Period (as defined below), the Ellenton Premium Outlets Borrower is required to escrow monthly (i) 1/12 of the estimated annual real estate taxes, (ii) 1/12 of the annual estimated insurance premiums, (iii) $7,941 for replacement reserves provided that such monthly deposits are not required if the funds on deposit in such replacement reserve account exceed $285,892 and (iv) $59,561 for TI/LC reserves provided that such monthly deposits are not required if the funds on deposit in such TI/LC reserve account exceed $1,429,461.

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) a bankruptcy action involving the Ellenton Premium Outlets guarantors or property manager, or (iii) the DSCR based on the preceding four calendar quarters falling below 1.40x for two consecutive calendar quarters. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default, in regard to clause (ii) above, the filing is discharged, stayed, or dismissed and lender’s determination that such filing does not materially affect the Ellenton Premium Outlets Borrower’s, guarantor’s, or property manager’s monetary obligations, or in regard to clause (iii) above, upon the date the DSCR based on the preceding four calendar quarters is greater than or equal to 1.40x for two consecutive calendar quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Ellenton Premium Outlets Whole Loan. The Ellenton Premium Outlets Whole Loan has springing cash management (i.e., the Ellenton Premium Outlets Whole Loan has cash management only after the initial occurrence and during the continuance of a Cash Sweep Period). During the continuance of a Cash Sweep Period for the Ellenton Premium Outlets Whole Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Ellenton Premium Outlets Whole Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred or is continuing, to the Ellenton Premium Outlets Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Ellenton Premium Outlets Borrower in connection with the operation and maintenance of the Ellenton Premium Outlets Property reasonably approved by the lender, and to disburse the remainder to the Ellenton Premium Outlets Borrower (or, during the continuance of a Cash Sweep Period, to an account to be held by the lender as additional security for the Ellenton Premium Outlets Whole Loan).

Additional Secured Indebtedness (not including trade debts). The Ellenton Premium Outlets Property also secures the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $139,200,000. The Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan is included in the MSCI 2016-UBS8 and MSBAM 2016-C28 securitizations. The promissory notes evidencing the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan accrue interest at the same rate as the Ellenton Premium Outlets Mortgage Loan. The Ellenton Premium Outlets Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan. The holders of the Ellenton Premium Outlets Mortgage Loan and the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Ellenton Premium Outlets Whole Loan. The Ellenton Premium Outlets Whole Loan is being serviced pursuant to the pooling and servicing agreement for the MSCI 2015-UBS8 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Ellenton Premium Outlets Whole Loan” and “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Ellenton Premium Outlets Borrower without the consent of the lender may (i) make transfers of immaterial or non-income producing portions of the Ellenton Premium Outlets Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Ellenton Premium Outlets Property, including, without limitation, portions of the Ellenton Premium Outlets Property’s “ring road,” for dedication or public use, (ii) make transfers of non-income producing portions of the Ellenton Premium Outlets Property, including portions of the Ellenton Premium Outlets Property’s “ring road” (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the Ellenton Premium Outlets Borrower, including, owners of out parcels and department store pads, pads for office buildings, hotels or other properties and (iii) dedicate portions of the Ellenton Premium Outlets Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes.

Terrorism Insurance. The Ellenton Premium Outlets Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 18 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Ellenton Premium Outlets Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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99

MSCI 2016-UBS9	Gateway Plaza

Mortgage Loan No. 9 – Gateway Plaza

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

100

MSCI 2016-UBS9	Gateway Plaza

Mortgage Loan No. 9 – Gateway Plaza

GATEWAY PLAZA

19
Mechanical
18
CCA Industries, Inc.
25,707 SF
9/2030
17
McGuireWoods LLP
25,623 SF
8/2030
16
McGuireWoods LLP
25,623 SF
8/2030
15
McGuireWoods LLP
25,623 SF
8/2030
14
McGuireWoods LLP
25,623 SF
8/2030
13
McGuireWoods LLP
25,623 SF
8/2030
12
McGuireWoods LLP
25,623 SF
8/2030
11
McGuireWoods LLP
25,623 SF
8/2030
10
McGuireWoods LLP
25,623 SF
8/2030
9
Vacant
25,725 SF
8
Vacant
25,725 SF
7
TowneBank
13,705 SF
3/2031
McGuireWoods LLP
11,928 SF
8/2030
6
Garage Parking
5
Garage Parking
4
Garage Parking
3
Garage Parking
2
Garage Parking
1
TowneBank
9,657 SF
3/2031
TowneBank
2,685 SF
3/2031
Lobby
McGuireWoods LLP (storage)
7,625 SF 8/2030
Potbelly's
2,568 SF
4/2026
VACANT
BUILDING
2026
2030
2031

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

101

MSCI 2016-UBS9	Gateway Plaza

Mortgage Loan No. 9 – Gateway Plaza

Gateway Plaza
800 East Canal Street
Richmond, VA 23219
RICHMOND
Downtown
Washington, DC
104 miles
Richmond International Raceway
Richmond Intl. Airport
6 miles
HENRICO COUNTY
West End
Museum District
Carytown
Fan District
Carver
Northside
East Highland Park
Union Hill
Church Hill
East End
Shockoe Bottom
Blackwell
Manchester
Richmond Tech Center
The Diamond
Children's Museum of Richmond
Science Museum of Virginia
Virginia Historical Society
Virginia Museum of Fine Arts
Virginia Union University
Virginia Commonwealth University
Battery Park
Greater Richmond Convention Ctr.
Richmond Coliseum
Richmond CenterStage
Library of VA
VCU/ Medical Coll. of VA
VCU Medical Center
City Hall
State Capitol
Governor's Mansion
James Monroe Bldg.
RICHMOND MAIN STREET AMTRAK
Edgar Allen Poe Museum
Virginia Holocaust Museum
Virginia War Memorial Carillon
Dogwood Dell Amphitheater
William Byrd Park
Maymont Park
Hollywood Cemetery
Riverview Cemetery
Mount Calvary Cemetery
Belle Isle
James River
Chimborazo Park
Gillies Creek Park
Ancarrow's Landing
Maury Cemetery
AMTRAK
Downtown Expwy
Laburnum Ave
Brookland Pkwy
Brook Rd
Chamberlayne Ave
North Ave
Meadowbridge Rd
Dill Ave
Hermitage Rd
Jacque St
Westmoreland St
Monument Ave
Hamilton St
Malvern Ave
Patterson Ave
Grove Ave
Ellwood Ave
Cary St
Boulevard
Robinson St
Meadow St
Allen Ave
McCloy St
Idlewood Ave
W. Broad St
Lombardy St
Leigh St
Franklin St
Belvidere St
E. Main St
S. 1st St
N. 5th St
4th Ave
Magnolia St
Fairfield Ave
Fairmount Ave
9 Mile Rd
Venable St
Q St
N. 25th St
E. Broad St
E. Main St
Williamsburg Ave
Tredegar St
S. 14th St
Commerce Rd
E. 4th St
Bainbridge St
Hull St
Maury St
E. Main St
250
195
64
95
1
301
161
6
147
76
60
360
5
WEST VIRGINIA
BALTIMORE
WASHINGTON DC
MARYLAND
VIRGINIA
DEL.
NJ
RICHMOND
NORFOLK
VIRGINIA BEACH
NORTH CAROLINA
Chesapeake Bay
Atlantic Ocean
Frederick
Towson
Winchester
Leesburg
Columbia
Rockville
Dover
Front Royal
Arlington
Annapolis
Alexandria
St. Charles
Cambridge
Harrisonburg
Culpeper
Salisbury
Staunton
Fredericksburg
Lexington Park
Waynesboro
Charlottesville
Laurel
Glen Allen
Mechanicsville
Tuckahoe
Lynchburg
Chester
Hopewell
Williamsburg
Petersburg
Newport News
Hampton
Portsmouth
Chesapeake
Suffolk
South Boston

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

102

MSCI 2016-UBS9	Gateway Plaza

Mortgage Loan No. 9 – Gateway Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$28,000,000			Location:	Richmond, VA 23219
Cut-off Date Balance(1):	$28,000,000			General Property Type:	Office
% of Initial Pool Balance:	4.2%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting(5):	Fee
Sponsor:	Lexington Realty Trust			Year Built/Renovated:	2015/N/A
Mortgage Rate:	5.1910%			Size:	330,309 SF
Note Date:	2/4/2016			Cut-off Date Balance per Unit(1):	$174
First Payment Date:	3/6/2016			Maturity Date Balance per Unit(1):	$161
Maturity Date:	2/6/2031			Property Manager:	Colliers International Real Estate Management Services (VA), LLC
Original Term to Maturity:	180 months
Original Amortization Term:	360 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$7,935,258
Prepayment Provisions(2):	LO (25); DEF (130); O (25)			UW NOI Debt Yield(1):	13.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	14.9%
Additional Debt Type(3):	Pari Passu			UW NCF DSCR(1):	2.48x (IO) 1.98x (P&I)
Additional Debt Balance(3):	$29,500,000			Most Recent NOI(6):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(6):	N/A
Reserves(4)				3rd Most Recent NOI(6):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy(7):	84.4% (1/7/2016)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy(6):	N/A
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	N/A
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of):	$123,000,000 (12/30/2015)
TI/LC:	$0	Springing	$10,250,000	Cut-off Date LTV Ratio(1):	46.7%
Other:	$2,066,759	Springing	Springing	Maturity Date LTV Ratio(1):	43.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$57,500,000	51.4%	Purchase Price(8):	$108,772,730	97.3%
Borrower Equity(8):	$54,263,972	48.6%	Reserves:	$2,066,759	1.8%
			Closing Costs:	$924,483	0.8%
Total Sources:	$111,763,972	100.0%	Total Uses:	$111,763,972	100.0%

(1)	The Gateway Plaza Mortgage Loan is part of the Gateway Plaza Whole Loan, which is comprised of three pari passu promissory notes with an aggregate principal balance of $57,500,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Gateway Plaza Whole Loan.

(2)	Defeasance is permitted at any time on or after the end of the two-year period commencing on the closing date of the securitization of the last Gateway Plaza promissory note to be securitized.

(3)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debt)” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)	See “—The Mortgage Loan” and “—The Property” below for further discussion of collateral for the Gateway Plaza Mortgage Loan.

(6)	The Gateway Plaza Property was completed in August 2015 and acquired by the Gateway Plaza Borrower in December 2015. Historical operating and occupancy information are not available.

(7)	TowneBank (26,047 SF) and Potbelly’s (2,568 SF) are in the process of building out their spaces and are expected to begin paying rent in March 2016 and May 2016, respectively.

(8)	See “—The Mortgage Loan” below for further discussion of borrower equity and earn-out proceeds as a part of the purchase agreement relating to the acquisition of the Gateway Plaza Property.

The Mortgage Loan. The ninth largest mortgage loan (the “Gateway Plaza Mortgage Loan”) is part of a whole loan (the “Gateway Plaza Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $57,500,000, all of which are secured by a first priority fee and leasehold mortgage encumbering an 18-story office building in Richmond, Virginia, totaling 330,309 SF (other than a portion of the in-building parking garage which is owned as a leasehold condominium unit by the City of Richmond) (the “Gateway Plaza Property”). Promissory Note A-1, in the original principal amount of $28,000,000, represents the Gateway Plaza Mortgage Loan. Promissory Notes A-2 and A-3 in the aggregate original principal amount of $29,500,000 (the “Gateway Plaza Serviced Companion Loan”), are expected to be held by UBS Real Estate Securities Inc., or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The Gateway Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Gateway Plaza Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the Gateway Plaza Whole Loan, along with approximately $54.3 million of borrower equity, were used to purchase the Gateway Plaza Property for a purchase price of approximately $108.8 million, fund reserves and pay closing costs. As a part of the development of the Gateway Plaza Property, a construction loan was provided by an affiliate of the Gateway Plaza Sponsor (as defined below) that had a remaining balance of approximately $58.1 million at loan closing, and was paid off in its entirety from the proceeds of the Gateway Plaza Whole Loan. As part of the purchase

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

103

MSCI 2016-UBS9	Gateway Plaza

agreement, the sellers of the Gateway Plaza Property, CRG – Richmond, LLC and CRG – Richmond Tenant, LLC (collectively, the “Gateway Plaza Seller”) are required to pay rent to the Gateway Plaza Borrower under a two-year master lease for 80,065 SF of vacant space(including the TowneBank and Potbelly’s spaces until their respective lease rent commencement dates), subject to the Gateway Plaza Seller’s right to require the Gateway Plaza Borrower to enter into leases with third parties which satisfy certain parameters, at which point such vacant space is released from the master lease, and the Gateway Plaza Sponsor is required to pay the Gateway Plaza Seller any additional earn-out proceeds upon lease up of any vacant space until September 2017. The purchase price of approximately $108.8 million includes approximately $4.2 million of proceeds related to the earn-out purchase price upon rent commencement of the executed TowneBank and Potbelly’s leases.

The Borrower and the Sponsor. The borrowers are Lex Richmond L.P. (the “Gateway Plaza Fee Borrower”) and Lex Richmond Tenant L.P. (the “Gateway Plaza Leasehold Borrower” and collectively with the Gateway Plaza Fee Borrower, the “Gateway Plaza Borrower”), each a single-purpose Delaware limited partnership structured to be bankruptcy-remote, with two independent directors. The sponsor and the nonrecourse carve-out guarantor of the Gateway Plaza Whole Loan is Lexington Realty Trust (the “Gateway Plaza Sponsor”). Headquartered in New York, New York, Lexington Realty Trust (NYSE: LXP) (Fitch/Moody’s/S&P: BBB/Baa2/BB+) is a publicly traded real estate investment trust with a portfolio of equity and debt investments in single-tenant properties and land. It has over 40 years of experience in the acquisition and development of build-to-suit properties and offers financing alternatives to corporations through sale-leasebacks and mortgage, mezzanine, and construction financing. As of September 30, 2015, Lexington Realty Trust had ownership interests in approximately 215 consolidated real estate properties totaling approximately 41.7 million SF located in 40 states. For the fiscal year ended December 31, 2014, it reported net income of $97.5 million on $424.4 million of total gross revenues and shareholders’ equity of approximately $1.5 billion.

The Property. The Gateway Plaza Property is an 18-story, 330,309 SF Class A office building located in the central business district (“CBD”) of Richmond, Virginia. The office building also includes an in-building five-story parking garage featuring 511 parking spaces, 310 of which are part of the City of Richmond Leasehold Condominium Unit (as defined below) and are not included in the collateral (1.55 per 1,000 SF, including the non-collateral parking spaces). The Gateway Plaza Fee Borrower owns the fee interest in the Gateway Plaza Property and has ground leased such fee interest to the Gateway Plaza Leasehold Borrower pursuant to a ground lease expiring in August 2088 (the “Gateway Plaza Ground Lease”). The leasehold interest under the Gateway Plaza Ground Lease is subject to a condominium regime, consisting of two leasehold condominium units, one of which is comprised of the public portion of the in-building parking garage, consisting of 310 spaces, which leasehold condominium unit is owned by the City of Richmond (the “City of Richmond Leasehold Condominium Unit”), and the other of which is comprised of the remainder of the Gateway Plaza Property, and is owned by the Gateway Plaza Leasehold Borrower (the “Gateway Plaza Borrower Leasehold Condominium Unit”). The collateral subject to the Gateway Plaza Whole Loan includes (i) the fee interest of the Gateway Plaza Fee Borrower, (ii) the leasehold interest of the Gateway Plaza Leasehold Borrower (subject to the City of Richmond Leasehold Condominium Unit), and (iii) the Gateway Plaza Borrower Leasehold Condominium Unit. The Gateway Plaza Property consists of 307,774 SF of office space, 14,910 SF of retail space, 7,625 SF of storage space, and 201 parking spaces. The Gateway Plaza Property is currently 84.4% occupied as of January 7, 2016 by four tenants, including TowneBank and Potbelly’s. TowneBank (26,047 SF) and Potbelly’s (2,568 SF) are in the process of building out their spaces and are expected to begin paying rent in March 2016 and May 2016, respectively. Underwritten rent for the executed TowneBank and Potbelly’s leases was escrowed for the period between loan origination and the respective lease rent commencement dates.

The Gateway Plaza Property was completed in August 2015. It features unobstructed panoramic views of downtown Richmond and the James River, state-of-the-art operating systems, floor-to-ceiling glass windows, and has applied for LEED Gold Status and Energy Star labels. Valet parking, car wash services, car concierge services, bicycle lockers, dry cleaning and shoe and leather repair services are also provided to tenants and visitors.

The Gateway Plaza Property is located three blocks south of the Virginia State Capitol, eight blocks west of the Richmond Main Street Station, which is served by Amtrak and Richmond’s city transit bus services, and near the intersection of Interstate 95 and Interstate 64 in downtown Richmond, which provides for access to nearby amenities including Gambles Hill Park, as well as restaurants and shops. The Gateway Plaza Property is a 15-minute drive from Interstate 295, which provides access to the suburbs of Richmond. Richmond International Airport, which served approximately 3.5 million passengers in 2015, is located approximately 11 miles southeast of the Gateway Plaza Property.

Major Tenants.

McGuireWoods LLP (224,537 SF, 68.0% NRA; 82.2% of underwritten rent). McGuireWoods LLP (“McGuireWoods”) is a Richmond, Virginia based law firm founded in 1834 by a former private secretary to U.S. President James Monroe. The firm has over 1,000 attorneys serving business and corporate clients, operates in 21 offices across the United States, London, and Brussels, and collaborates with firms in Europe, Asia, South America and the Middle East. According to the National Law Journal’s 2015 NLJ 350 ranking of firms based on size, McGuireWoods is the 28th largest firm in the United States. With a reported $620.0 million in gross revenue in 2014, the firm placed 57th on The American Lawyer’s 2015 Am Law 200 ranking. McGuireWoods utilizes the Gateway Plaza Property as its international headquarters and was the driving force behind the acquisition, construction, and development of the Gateway Plaza Property. The firm leases floors seven and 10 through 17 under a 15-year lease that commenced in September 2015 and expires in August 2030. The firm leases 204,984 SF (floors 10 through 17) for a current contractual rent of $28.46 PSF, 11,928 SF of office space on the seventh floor for a current contractual rent of $17.00 PSF and 7,625 SF of storage space on the first floor for $18.50 PSF. McGuireWoods has two five-year renewal options upon lease expiration at 95% of fair market rent, two expansion options to include the entire 9th floor or 8th floor (provided, that if the tenant does not exercise the first expansion option, the second option shall be for the 9th floor only) to commence on the 5th and 10th anniversaries of the lease commencement, respectively, and two contraction options to reduce occupancy by one or two floors (but not more than two in the aggregate) to occur on the 7th (9/1/2022) and 11th (9/1/2026) anniversaries of the lease commencement.

TowneBank (26,047 SF, 7.9% NRA; 8.6% of underwritten rent). Headquartered in Portsmouth, Virginia, TowneBank (NASDAQ: TOWN) is a community bank that offers a full range of banking services as a residential mortgage, real estate, insurance, investment and asset management. The company operates 37 offices throughout Virginia and North Carolina and as of December 31, 2015, TowneBank reported $6.3 billion in assets and $4.5 billion in loans. For the fiscal year ending December 31, 2014, TowneBank reported total revenue of approximately $242.5 million, an increase of 3.4% from 2013 net revenue of approximately $234.4 million. Fiscal 2014 net income totaled approximately $42.2 million, an increase of 1.0% year-over-year. TowneBank reported total assets of approximately $5.0 billion and shareholders’ equity of approximately $608.9 million. TowneBank leases 13,705 SF of office space at a current contractual rent of $22.84 PSF and 12,342 SF of retail space at a current blended contractual rent of $26.80 PSF. It is currently in the process of building out its space and is expected to begin paying rent in March 2016. With a lease expiration in March 2031, TowneBank has five five-year renewal options upon lease expiration at 102.5% of the base rent during the last lease year of the lease term immediately preceding the extension term and will increase by 2.5% annually.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

104

MSCI 2016-UBS9	Gateway Plaza

The following table presents certain information relating to the leases at the Gateway Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Major Tenants
McGuireWoods LLP(3)	NR/NR/NR	224,537	68.0%	$6,332,126	82.2%	$28.20	8/31/2030
TowneBank(4)	NR/NR/NR	26,047	7.9%	$659,855	8.6%	$25.33	3/31/2031
CCA Industries, Inc.(5)	NR/NR/NR	25,707	7.8%	$633,420	8.2%	$24.64	9/30/2030
Potbelly’s(4)	NR/NR/NR	2,568	0.8%	$76,013	1.0%	$29.60	4/30/2026
Subtotal/Wtd. Avg.		278,859	84.4%	$7,701,414	100.0%	$27.62

Vacant Space		51,450	15.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		330,309	100.0%	$7,701,414	100.0%	$27.62

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(3)	McGuireWoods has two contraction options that allow for space reduction by one or two floors to occur on 9/1/2022 and 9/1/2026 with 12 months’ notice. If McGuireWoods exercises its first option to contract, it will pay a contraction payment equal to $140.57 PSF of reduced space and if McGuireWoods exercises its second option to contract, it will pay a contraction payment equal to $95.89 PSF of the reduced space.

(4)	Underwritten rents for the executed TowneBank and Potbelly’s leases were escrowed for the period between loan origination and March 2016 and May 2016, respectively.

(5)	CCA Industries, Inc. currently subleases 6,970 SF to Belk Consulting Group, Inc.

The following table presents certain information relating to the lease rollover schedule at the Gateway Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	1	2,568	$29.60	0.8%	0.8%	$76,013	1.0%	1.0%
2027 & Beyond	7	276,291	$27.60	83.6%	84.4%	$7,625,401	99.0%	100.0%
Vacant	0	51,450	$0.00	15.6%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	8	330,309	$27.62	100.0%		$7,701,414	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Gateway Plaza Property is a Class A property located in Richmond’s CBD office submarket. According to the appraisal, Richmond’s CBD office submarket is comprised of Class A, B, and C office buildings. Fueled by low demand for Class C office spaces, historic tax credits and city real estate tax abatements over the past 20 years, many Class C office spaces and older industrial buildings have been redeveloped and converted to mixed use properties. Many Class B office spaces are being refurbished to keep existing tenants. Class A office spaces have the lowest vacancies in the submarket and due to limited vacant land sites and high construction costs, additional Class A office supply in the CBD is limited.

The estimated 2015 population within a one-, three- and five-mile radius of the Gateway Plaza Property is 14,784, 124,254 and 248,047, respectively, according to a third party market research report. The population within a one-, three- and five-mile radius is projected to increase annually by 2.39%, 1.28% and 1.18%, respectively, through 2020, according to a third party market research report. The 2015 average household income within a one-, three- and five-mile radius of the Gateway Plaza Property is estimated to be to be $44,829, $48,572 and $54,904, respectively.

According to a third party source, the CBD Class A office submarket in Richmond, Virginia totals approximately 5.4 million SF with an average rental rate as of 3Q 2015 of $24.37 PSF and vacancy rate of 13.5%. As of 3Q 2015, the Richmond CBD office market consists of 10.9 million SF with a vacancy rate of 14.5% and average rental rate of $21.46 PSF. The larger Richmond office market consists of 153 Class A buildings totaling approximately 20.6 million SF of office space. According to the appraisal, the Gateway Plaza Property’s competitive set, consisting of six Class A office properties totaling approximately 2.1 million SF, exhibits a vacancy rate of 7.2%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

105

MSCI 2016-UBS9	Gateway Plaza

The following table presents leasing data at certain office competitive properties with respect to the Gateway Plaza Property:

Competitive Property Summary
Comparable Name	Address	Asking Rent PSF(1)	Year Built	Size (SF)	Class	Total Occupancy
Gateway Plaza Property	800 East Canal Street	$27.62(2)	2015	330,309(2)	A	84.4%(2)
Williams Mullen	200 S 10th Street	$23.65-$42.65	2010	205,698	A	98.6%
MeadeWestVaco	501 South Fifth Street	$32.42	2008	310,950	A	100.0%
Riverfront Plaza	901 E Byrd Street	$22.00-$32.00	1990	486,970	A	81.0%
Riverside on the James	1001 Haxall Point	$25.50-$34.34	2005	263,132	A	98.0%
SunTrust Building	919 E Main Street	$19.00-$26.00	1982	454,640	A	92.0%
Two James Center	1021 E. Cary Street	$19.00-$25.00	1986	334,200	A	97.0%
Range/Wtd. Avg./Total(3)		$19.00-$42.65		2,055,590		92.8%

Source: Appraisal

(1)	Wtd. Avg. Asking Rent PSF excludes vacant space at the Gateway Plaza Property.

(2)	Information is based on the underwritten rent roll.

(3)	Range/Wtd. Avg./Total excludes the Gateway Plaza Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Gateway Plaza Property:

Cash Flow Analysis(1)
	2012	2013	2014	Budget	UW	UW PSF
Base Rent(2)	N/A	N/A	N/A	$7,540,288	$8,936,214	$27.05
Total Recoveries	N/A	N/A	N/A	$2,950,706	$3,466,651	$10.50
Other Income(3)	N/A	N/A	N/A	$722,218	$773,340	$2.34
Less Vacancy & Credit Loss	N/A	N/A	N/A	$0	($1,774,884)	($5.37)
Effective Gross Income	N/A	N/A	N/A	$11,213,212	$11,401,321	$34.52
Total Operating Expenses	N/A	N/A	N/A	$2,777,251	$3,466,063	$10.49
Net Operating Income	N/A	N/A	N/A	$8,435,961	$7,935,258	$24.02
Capital Expenditures	N/A	N/A	N/A	$0	$49,546	$0.15
TI/LC	N/A	N/A	N/A	$0	$388,168	$1.18
Net Cash Flow	N/A	N/A	N/A	$8,435,961	$7,497,543	$22.70

Occupancy %	N/A	N/A	N/A	84.4%	84.4%
NOI DSCR	N/A	N/A	N/A	2.23x	2.10x
NCF DSCR	N/A	N/A	N/A	2.23x	1.98x
NOI Debt Yield	N/A	N/A	N/A	14.7%	13.8%
NCF Debt Yield	N/A	N/A	N/A	14.7%	13.0%

(1)	The Gateway Plaza Property was completed in August 2015 and acquired by the Gateway Plaza Borrower in December 2015. Historical operating and occupancy information are not available.

(2)	UW Base Rent includes $170,536 of additional contractual rent steps through March 2, 2017.

(3)	Other Income includes parking income from 183 tenant-reserved spaces ($362,340) and ground lease rent ($411,000) from the City of Richmond.

Escrows and Reserves. The Gateway Plaza Borrower deposited in escrow at loan origination $62,898 for underwritten rent attributable to the executed TowneBank and Potbelly’s leases for the period prior to their rent commencement dates and $2,003,861 for outstanding tenant improvement costs attributable to its four tenants. Upon a Cash Management Trigger Event (as defined below), the Gateway Plaza Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums. During the continuance of a Cash Management Trigger Event or the failure by the Gateway Plaza Borrower to maintain the Gateway Plaza Property as required by the Gateway Plaza Whole Loan documents, the Gateway Plaza Borrower is required to escrow monthly $5,015 for capital expenditures. During the continuance of a Cash Management Trigger Event (other than a Cash Management Trigger Event consisting of a Material Tenant Trigger Event) or if less than 70% of the office and retail component is leased, the Gateway Plaza Borrower is required to escrow monthly $27,526 for TI/LC reserves, provided that such monthly deposits are not required if the funds on deposit in such TI/LC reserve exceed $10,250,000. During a Material Tenant Trigger Event (as defined below), all excess cash flow is required to be deposited into a reserve (the “Material Tenant Rollover Reserve”), provided, however, if no Material Tenant Trigger Event has occurred other than the Material Tenant Trigger Event of the type set forth in clause (iv) of the definition below with respect to one Material Tenant (as defined below), then only 50% of all excess cash flow is required to be deposited into the Material Tenant Rollover Reserve. No payments are required to be deposited into the Material Tenant Rollover Reserve if the amount on deposit is equal to $45.00 PSF of the vacant space (or portion of the space failing to satisfy leasing conditions) of such Material Tenant. So long as no event of default exists, funds held in the Material Tenant Rollover Reserve will be released to fund tenant improvements and/or leasing commissions incurred with respect to the releasing of such Material Tenant space.

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the Gateway Plaza Borrower, guarantor or property manager that is an affiliate of the Gateway Plaza Borrower, (iii) the debt service coverage ratio (as calculated in the loan documents) falling below (a) 1.20x or (b) 1.25x, if the McGuireWoods lease is no longer in full force and effect, (iv) a Material Tenant Trigger Event, or (v) any indictment for fraud or misappropriation of funds by the Gateway Plaza Borrower, the guarantor, or the property manager or any director or officer of the Gateway Plaza Borrower, the guarantor, or the property manager, subject to certain exceptions. A Cash Management Trigger Event will end, (a) with respect to

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

106

MSCI 2016-UBS9	Gateway Plaza

clause (i) above, upon the cure of such event of default and acceptance of such cure by lender, (b) with respect to an involuntary action of clause (ii) above, upon the filing being discharged, stayed or dismissed within 60 days for the Gateway Plaza Borrower or guarantor and 120 days for the property manager and lender determination that such filing does not materially affect the Gateway Plaza Borrower’s, guarantor’s or property manager’s monetary obligations, (c) with respect to clause (iii) above, upon the date the debt service coverage ratio is greater than 1.25x for two consecutive quarters, (d) with respect to clause (iv) above, the Major Tenant Trigger Event is cured in accordance with the loan documents, and (d) with respect to clause (v) above, as applicable, the Gateway Plaza Borrower or guarantor remove and replace the indicted director or officer of the Gateway Plaza Borrower or guarantor or the Gateway Plaza Borrower replaces the property manager with a qualified property manager.

A “Material Tenant Trigger Event” will occur upon (i) a Material Tenant failing to extend or renew its lease upon the terms set forth in the Material Tenant’s lease, (ii) a Material Tenant giving written notice of its intention to terminate or cancel its lease, (iii) a Material Tenant terminating its lease, (iv) a Material Tenant “goes dark” or vacates its space at the Gateway Plaza Property, (v) an event of default under a Material Tenant lease, or (vi) any bankruptcy action of a Material Tenant.

A “Material Tenant” means (i) McGuireWoods or (ii) any lease, either individually or combined with its affiliate leases and assuming the exercise of all expansion rights, that covers (a) 65% or more of the total rentable square footage at the Gateway Plaza Property or (b) 65% or more of the total in place base rent at the Gateway Plaza Property.

Lockbox and Cash Management. The Gateway Plaza Whole Loan provides for a hard lockbox (i.e., at loan closing, the Gateway Plaza Borrower has agreed to establish and maintain a hard lockbox and thereafter maintain such hard lockbox throughout the term of the Gateway Plaza Whole Loan). The Gateway Plaza Whole Loan has springing cash management (i.e., the Gateway Plaza Whole Loan has cash management only after the initial occurrence and during the continuance of a Cash Management Trigger Event). During the continuance of a Cash Management Trigger Event for the Gateway Plaza Whole Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Gateway Plaza Whole Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse to the Gateway Plaza Borrower the monthly amount payable for operating expenses and referenced in the annual budget approved by the lender, and to disburse the remainder to the Gateway Plaza Borrower or, (x) during the continuance of a Cash Sweep Event Period (as defined below), to an account to be held by the lender as additional security for the Gateway Plaza Whole Loan or (y) following a Material Tenant Trigger Event (which has not been cured), to the Material Tenant Rollover Reserve.

A “Cash Sweep Event Period” will occur upon (i) an event of default, (ii) any bankruptcy action of the Gateway Plaza Borrower or guarantor, or (iii) the debt service coverage ratio (as calculated in the loan documents) falling below (a) 1.15x or (b) 1.25x, if the McGuireWoods lease is no longer in full force or effect. A Cash Sweep Event Period will end, (a) with respect to clause (i) above, upon the cure of such event of default and acceptance of such cure by lender, (b) with respect to an involuntary action of clause (ii) above, upon the filing being discharged, stayed or dismissed within 60 days for the Gateway Plaza Borrower or guarantor and lender determination that such filing does not materially affect the Gateway Plaza Borrower’s, guarantor’s monetary obligations, and (c) with respect to clause (iii) above, upon the date the debt service coverage ratio is greater than (x) 1.20x or (y) 1.25x, if the McGuireWoods lease is no longer in full force and effect, for two consecutive quarters.

Additional Secured Indebtedness (not including trade debts). The Gateway Plaza Property also secures the Gateway Plaza Serviced Companion Loan, with a Cut-off Date balance of $29,500,000. The Gateway Plaza Serviced Companion Loan is expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The promissory notes evidencing the Gateway Plaza Serviced Companion Loan accrue interest at the same rate as the Gateway Plaza Mortgage Loan. The Gateway Plaza Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Gateway Plaza Serviced Companion Loan. The holders of the Gateway Plaza Mortgage Loan and the Gateway Plaza Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Gateway Plaza Whole Loan. The Gateway Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans—The Gateway Plaza Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Mezzanine Loan. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Gateway Plaza Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Gateway Plaza Mortgage Loan documents.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

107

MSCI 2016-UBS9	Hilton Garden Inn - Oxnard, CA

Mortgage Loan No. 10 – Hilton Garden Inn - Oxnard, CA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

108

MSCI 2016-UBS9	Hilton Garden Inn - Oxnard, CA

Mortgage Loan No. 10 – Hilton Garden Inn - Oxnard, CA

Hilton Garden Inn - Oxnard, CA
2000 Solar Drive
Oxnard, CA 93036
VENTURA HILLS
SANTA SUSANA MTS.
Santa Paula
Santa Paula Airport
Mountain View Golf Course
Foothill Rd
Briggs Rd
Telegraph Rd
Santa Paula Fwy
Ojai Fwy
Arroyo Verden Park
Saticoy
Santa Barbara 30 miles
Downtown Ventura
Ventura County Medical Ctr.
Ventura College
Ventura County Government Center
Pacific View
Ventura County Fairgrounds
San Buenaventura State Beach
Pierpont Bay
Ventura
Telephone Rd Plaza Shopping Center
Bristol Rd
Santa Clara River
Vineyard Ave
Rose Ave
Los Angeles Ave
Saticoy Country Club
Santa Clara Ave
Las Posas Country Club
Sterling Hills Golf Club
Spanish Hills Country Club
Camarillo
Los Angeles 50 miles
EAST VENTURA
Olivas Park Dr
Olivas Park Golf Course
Harbor Blvd
The Collection at Riverpark
Martinez Shopping Center
Esplanade Shopping Center
River Ridge Golf Club
Market Place at Oxnard
Central Ave
Ventura Fwy
McGrath State Beach
Gonzales Rd
Shopping at the Rose
St. John's Regional Medical Ctr.
Camarillo Airport
Camarillo Town Center
Camarillo Premium Outlets
Pleasant Valley Rd
Victoria Ave
Oxnard Airport
OXNARD
5th St
METROLINK VENTURA COUNTY LINE
Wooley Rd
Pacific Ocean
Oxnard State Beach
Channel Islands Blvd
Centerpoint Mall
Rice Ave
Pleasant Valley Rd
VENTURA COUNTY
Las Posas Rd
Port Hueneme
US Navy Seabee Museum
Naval CBC Port Hueneme
J St
Saviers Rd
Oxnard College
Pacific Coast Hwy
Cal. State University - Channel Islands
Hueneme Rd
Port Hueneme Beach Park
Point Mugu Naval Air Station
John E. Clark Golf Course
Ventura County Game Resv.
Point Mugu State Park
Point Mugu
Santa Monica 35 miles
33
126
118
101
1
34
LOS PADRES NATIONAL FOREST
ANGELES NATIONAL FOREST
Ojai
Mira Monte
Santa Paula
Fillmore
Piru
Castaic
Valencia
Santa Clarita
Newhall
San Fernando
Ventura
Moorpark
Somis
Camarillo
Simi Valley
Oxnard
Port Hueneme
Thousand Oaks
Agoura Hills
Westlake Village
Calabasas
LOS ANGELES
Santa Monica
Pacific Ocean
El Segundo
Manhattan Beach
Torrance
Rancho Palos Verdes

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

109

MSCI 2016-UBS9	Hilton Garden Inn - Oxnard, CA

Mortgage Loan No. 10 – Hilton Garden Inn - Oxnard, CA

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$23,000,000			Location:	Oxnard, CA 93036
Cut-off Date Balance:	$22,946,097			General Property Type:	Hospitality
% of Initial Pool Balance:	3.4%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	T.M. Mian			Year Built/Renovated:	2005/2013
Mortgage Rate:	5.1450%			Size:	170 Rooms
Note Date:	12/3/2015			Cut-off Date Balance per Unit:	$134,977
First Payment Date:	2/1/2016			Maturity Date Balance per Unit:	$112,004
Maturity Date:	1/1/2026			Property Manager:	T.M. Mian & Associates, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$3,634,117
Seasoning:	2 months			UW NOI Debt Yield:	15.8%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity:	19.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.21x
Additional Debt Type:	N/A			Most Recent NOI:	$3,577,668 (12/31/2015)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,269,157 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,456,671 (12/31/2013)
Reserves(1)				Most Recent Occupancy:	71.6% (12/31/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	66.9% (12/31/2014)
RE Tax:	$60,968	$15,242	N/A	3rd Most Recent Occupancy:	60.5% (12/31/2013)
Insurance:	$64,459	$7,162	N/A	Appraised Value (as of):	$33,600,000 (10/28/2015)
Deferred Maintenance:	$3,125	$0	N/A	Cut-off Date LTV Ratio:	68.3%
Recurring Replacements:	$0	$25,784	N/A	Maturity Date LTV Ratio:	56.7%
Franchise Extension:	$0	$15,833	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,000,000	100.0%	Loan Payoff:	$10,148,665	44.1%
			Reserves:	$128,552	0.6%
			Closing Costs:	$321,562	1.4%
			Return of Equity:	$12,401,221	53.9%
Total Sources:	$23,000,000	100.0%	Total Uses:	$23,000,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The tenth largest mortgage loan (the “Hilton Garden Inn - Oxnard, CA Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,000,000 and secured by a first priority fee mortgage encumbering a full service hospitality property known as the Hilton Garden Inn - Oxnard, CA in Oxnard, California, (the “Hilton Garden Inn - Oxnard, CA Property”). The proceeds of the Hilton Garden Inn - Oxnard, CA Mortgage Loan were used to refinance a previous loan, fund upfront reserves, pay closing costs and return equity to the Hilton Garden Inn - Oxnard, CA Borrower.

The Borrower and the Sponsor. The borrower is Wyche Oak Park Apartments, Inc. d/b/a Hilton Garden Inn Oxnard/Camarillo (the “Hilton Garden Inn - Oxnard, CA Borrower”), a Texas corporation, with one independent director. Equity ownership in the Hilton Garden Inn – Oxnard, CA Borrower is held by T.M. Mian, the Hilton Garden Inn – Oxnard, CA Mortgage Loan sponsor and non-recourse carve-out guarantor.

T.M. Mian is the founder of T.M. Mian & Associates, Inc. and Mian Development Corporation, real estate firms specializing in property management, partnership ventures, residential and commercial real estate brokerage and residential and commercial development. T.M. Mian has ownership in three hotels in addition to the Hilton Garden Inn – Oxnard, CA Property, including the Homewood Suites by Hilton – Oxnard (adjacent to the Hilton Garden Inn – Oxnard, CA Property), Hilton Garden Inn – Calabasas and Sterling Hotel Dallas, as well as ownership in three office complexes in Texas.

The Property. The Hilton Garden Inn - Oxnard, CA Property consists of an eight story, 170-room full service hotel built on 2.71 acres. The guestroom configuration is comprised of five queen rooms, 57 queen/queen rooms, 106 king rooms, and two hospitality suites. Guestrooms feature flat panel televisions, work desks, high speed internet access, microwaves and refrigerators. Hotel features include a 60-seat restaurant and lounge serving breakfast, dinner and room service, 1,924 SF of meeting space, an outdoor pool and whirlpool, fitness room, 24-hour business center, market pantry, guest laundry, and 176 surface parking spaces.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

110

MSCI 2016-UBS9	Hilton Garden Inn - Oxnard, CA

The Hilton Garden Inn - Oxnard, CA Property was built by the Hilton Garden Inn - Oxnard, CA Borrower in 2005 and in 2013 underwent renovations to the guestrooms, guest bathrooms, guest corridors, lobby, meeting space and pool at an approximate cost of $1,318,000 ($7,752/room). The Hilton Garden Inn - Oxnard, CA Borrower has a cost basis of approximately $16,046,000 in the Hilton Garden Inn - Oxnard, CA Property.

The Hilton Garden Inn - Oxnard, CA Property is currently subject to a franchise agreement with Hilton Inns, Inc. expiring May 22, 2025. By the date that is one year prior to the expiration date of the franchise agreement, the Hilton Garden Inn – Oxnard, CA Borrower is required to escrow $1,700,000 ($10,000/room) in a franchise extension reserve. See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Hilton Garden Inn - Oxnard, CA Property generates approximately 75% of its room nights from commercial demand, 20% from leisure demand, and 5% from meeting and group business.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Hilton Garden Inn - Oxnard, CA			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	59.3%	$102.20	$60.58	65.9%	$109.28	$72.01	111.2%	106.9%	118.9%
2011	60.8%	$101.48	$61.65	60.1%	$107.81	$64.80	98.9%	106.2%	105.1%
2012	60.7%	$103.84	$63.02	62.1%	$110.37	$68.53	102.3%	106.3%	108.8%
2013	64.6%	$102.92	$66.46	62.0%	$116.46	$72.20	96.0%	113.2%	108.6%
2014	71.5%	$108.73	$77.70	69.5%	$130.81	$90.85	97.2%	120.3%	116.9%
2015	72.0%	$120.33	$86.63	71.6%	$142.20	$101.79	99.4%	118.2%	117.5%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Garden Inn-Oxford, CA Property are attributable to variances in reporting methodologies and/or timing differences.

The Market. The Hilton Garden Inn - Oxnard, CA Property is located at 2000 Solar Drive, Oxnard, CA, approximately 40 miles southeast of Santa Barbara off of U.S. Highway 101. Located within two miles of the Hilton Garden Inn - Oxnard, CA Property is St. John’s Regional Medical Center, the largest employer in the area, as well as several large corporations including Procter & Gamble, Northrop Grumman, Haas Automation, Parker-Hannifin Corporation and Seminis. Within seven miles of the Hilton Garden Inn - Oxnard, CA Property is the Naval Base Ventura County and Port of Hueneme.

Oxnard is the largest city in Ventura County known for its primary industry of agriculture, producing annual gross sales estimated at $2.1 billion, and is home to the Naval Base of Ventura County which employs more than 20,000 military and civilian personnel with base operations of more than 80 military commands. Oxnard also draws tourists to its beaches, the Channel Islands National Park, and to its annually held Ventura County Fair and Strawberry Festival, each drawing over 100,000 attendees.

According to the appraisal, the Oxnard hospitality submarket had 2014 occupancy, ADR and RevPAR of 71.7%, $111.79 and $80.16, respectively. The Oxnard submarket’s RevPAR has grown at an average annual compounded rate of 6.0% since 2010.

According to the appraisal, estimated 2015 population within a one-, three-, and five-mile radius of the Hilton Garden Inn - Oxnard, CA Property was 11,789, 98,151 and 265,130, respectively. Estimated average household income within a one-, three-, and five-mile radius of the Hilton Garden Inn - Oxnard, CA Property was $77,628, $72,481 and $78,447, respectively.

Primary competitive properties to the Hilton Garden Inn - Oxnard, CA Property are shown in the table below:

Competitive Property Summary

Property Name	No. of Rooms	Commercial Demand	Group Demand	Leisure Demand	2014 Occupancy	2014 ADR	2014 RevPAR
Hilton Garden Inn - Oxnard, CA Property(1)	170	75%	5%	20%	66.9%	$133.96	$89.61
Courtyard by Marriott Camarillo	130	80%	10%	10%	75-80%	$120-125	$90-95
Courtyard by Marriott Ventura Oxnard	166	65%	15%	20%	65-70%	$105-110	$70-75
Hampton Inn & Suites Camarillo	115	75%	5%	20%	75-80%	$120-125	$95-100
Holiday Inn Express Camarillo	105	80%	5%	15%	65-70%	$100-105	$70-75
Total/Wtd. Avg.	686	74%	8%	17%	71.9%	$118.31	$85.01

Source: Appraisal

(1)	The minor variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Garden Inn-Oxford, CA Property are attributable to variances in reporting methodologies and/or timing differences.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

111

MSCI 2016-UBS9	Hilton Garden Inn - Oxnard, CA

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hilton Garden Inn - Oxnard, CA Property:

Cash Flow Analysis
	2012	2013	2014	2015	UW	UW per Room
Occupancy(1)	60.6%	60.5%	66.9%	71.6%	71.6%
ADR(1)	$111.57	$117.97	$133.96	$143.55	$143.55
RevPAR(1)	$67.61	$71.37	$89.62	$102.75	$102.75

Rooms Revenue	$4,209,193	$4,431,318	$5,560,546	$6,376,229	$6,376,229	$37,507
Food & Beverage	$489,585	$685,397	$830,844	$926,853	$926,853	$5,452
Other Income	$135,021	$208,594	$128,877	$106,357	$106,357	$626
Total Revenue	$4,833,799	$5,325,309	$6,520,267	$7,409,439	$7,409,439	$43,585
Total Expenses	$2,640,113	$2,868,638	$3,251,110	$3,831,771	$3,775,322	$22,208
Net Op. Income	$2,193,686	$2,456,671	$3,269,157	$3,577,668	$3,634,117	$21,377
FF&E	$0	$0	$0	$0	$309,400	$1,820
Net Cash Flow	$2,193,686	$2,456,671	$3,269,157	$3,577,668	$3,324,717	$19,557

NOI DSCR	1.46x	1.63x	2.17x	2.38x	2.41x
NCF DSCR	1.46x	1.63x	2.17x	2.38x	2.21x
NOI Debt Yield	9.6%	10.7%	14.2%	15.6%	15.8%
NCF Debt Yield	9.6%	10.7%	14.2%	15.6%	14.5%

(1)	Occupancy, ADR and RevPAR figures have been taken from the Hilton Garden Inn - Oxnard, CA borrower-provided financial statements.

Escrows and Reserves. The Hilton Garden Inn - Oxnard, CA Borrower deposited in escrow $60,968 for real estate taxes and $64,459 for insurance premiums at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the Hilton Garden Inn - Oxnard, CA Borrower maintains an acceptable blanket insurance policy). The Hilton Garden Inn - Oxnard, CA Borrower deposited in escrow $3,125 for immediate repairs and is required to deposit monthly for furniture, fixtures and equipment 1/12 of an amount equal to 4% of annual gross revenue from the prior fiscal year, currently estimated at $25,784 (the “FF&E Reserve”). The Hilton Garden Inn - Oxnard, CA Borrower is required to deposit monthly through May 1, 2024 the amount of $15,833 towards a franchise extension reserve, which funds are required to be used to fund replacements as required by any property improvement plan in connection with an extension of the current franchise agreement or a replacement franchise agreement.

Lockbox and Cash Management. The Hilton Garden Inn - Oxnard, CA Mortgage Loan has a hard lockbox with springing cash management upon the commencement of a Cash Sweep Period (as defined below). Also during a Cash Sweep Period, the Hilton Garden Inn - Oxnard, CA Borrower will be required to deposit all excess cash with respect to the Hilton Garden Inn - Oxnard, CA Mortgage Loan to an account to be held by the lender as additional security for the Hilton Garden Inn - Oxnard, CA Mortgage Loan.

A “Cash Sweep Period” will commence upon (i) an event of default, (ii) the DSCR being less than 1.20x on a trailing 12-month basis tested quarterly, (iii) the funds in the franchise extension reserve being less than $1,700,000 on May 1, 2024, or (iv) termination of the franchise agreement. A Cash Sweep Period will end upon, as applicable, (i) cure of the event of default, (ii) the DSCR equaling or exceeding 1.30x on a trailing 12-month basis for two consecutive quarters, (iii) the funds in the franchise extension reserve equaling or exceeding $1,700,000, or (iv) a replacement franchise agreement being entered into with a qualified franchisor.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Hilton Garden Inn - Oxnard, CA Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that does not exclude perils of terrorism and acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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113

MSCI 2016-UBS9	7141 Cleanwater Lane

Mortgage Loan No. 11 – 7141 Cleanwater Lane

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance:	$21,000,000			Location:	Tumwater, WA 98501
Cut-off Date Balance:	$20,961,726			General Property Type:	Office
% of Initial Pool Balance:	3.1%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Leasehold
Sponsor:	Herb Simon; Gene Colin; James Seeley; Richard Shaw			Year Built/Renovated:	2005/N/A
				Size:	148,311 SF
Mortgage Rate:	4.9800%			Cut-off Date Balance per Unit:	$141
Note Date:	1/29/2016			Maturity Date Balance per Unit:	$119
First Payment Date:	3/6/2016			Property Manager:	Airdustrial PM LLC (borrower-related)
Maturity Date:	2/6/2023
Original Term to Maturity:	84 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$2,640,638
Seasoning:	1 month			UW NOI Debt Yield:	12.6%
Prepayment Provisions:	LO (25); YM3 (52); O (7)			UW NOI Debt Yield at Maturity:	15.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.63x
Additional Debt Type:	N/A			Most Recent NOI:	$2,520,976 (10/31/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,561,269 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,495,459 (12/31/2013)
Reserves				Most Recent Occupancy:	100.0% (3/1/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2014)
RE Tax:	$143,264	$25,583	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2013)
Insurance:	$6,327	$2,433	N/A	Appraised Value (as of):	$36,400,000 (10/27/2015)
Recurring Replacements:	$0	$2,472	N/A	Cut-off Date LTV Ratio:	57.6%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio:	48.4%
Other(1):	$8,326	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,000,000	99.1%	Loan Payoff:	$20,737,099	97.8%
Borrower Equity:	$198,235	0.9%	Reserves:	$157,916	0.7%
			Closing Costs:	$303,220	1.4%
Total Sources:	$21,198,235	100.0%	Total Uses:	$21,198,235	100.0%

(1)	The 7141 Cleanwater Lane Borrower deposited $8,326 at origination into a ground rent reserve. The 7141 Cleanwater Lane Borrower is required to escrow monthly (i) $8,326 for ground rent reserves, (ii) $15,000 for Office of the Attorney General for the State of Washington lease work funds from the closing date of the 7141 Cleanwater Lane Mortgage Loan through and including February 6, 2017, and (iii) 1/12 of the annual condominium common charges pursuant to the condominium documents. During a Material Tenant Trigger Event (as defined below), all excess cash flow is required to be deposited into a reserve (the “Material Tenant Funds Reserve”) to be used for tenant improvements and leasing commissions incurred in connection with extending or re-tenanting the Material Tenant (as defined below) space.

A “Material Tenant Trigger Event” will commence upon (i) if a Material Tenant (as defined below) gives notice to the 7141 Cleanwater Lane Borrower to terminate, cancel, or not renew its lease, (ii) if on or prior to the date that is 18 months prior to the then-applicable expiration date of the Material Tenant’s lease, the Material Tenant fails to extend or renew such lease upon terms and conditions set forth in such Material Tenant’s lease (or as otherwise acceptable to the lender), (iii) if an event of default under the Material Tenant’s lease has occurred, (iv) the Material Tenant or lease guarantor of a Material Tenant’s lease becomes insolvent or a debtor in any bankruptcy action, (v) if any Material Tenant’s lease is terminated, (vi) if a Material Tenant “goes dark,” vacates, ceases to occupy or discontinues its operations at the 7141 Cleanwater Lane Property, (vii) if any debt obligation issued by a Material Tenant or lease guarantor of a Material Tenant is downgraded below BBB- by S&P, Baa3 by Moody’s or BBB- by Fitch (or its equivalent by other rating agencies), or (viii) a Material Tenant consisting of an agency, bureau, office or subdivision of the State of Washington (a) fails to procure funds to satisfy its obligations under its applicable lease, (b) such tenant admits in a public forum its lack of funds to satisfy its obligations under its applicable lease or (c) if any debt obligation issued by the State of Washington is downgraded below BBB- by S&P, Baa3 by Moody’s or BBB- by Fitch (or its equivalent by other rating agencies). A Material Tenant Trigger Event will continue until, in regard to clause (i) or (ii) above, the Material Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Material Tenant space or the Material Tenant rescinds its termination notice, in regard to clause (iii) above, the applicable event of default has been cured, in regard to clause (iv) above, the Material Tenant’s lease is affirmed in the applicable bankruptcy and the Material Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed with no material adverse effect on guarantor’s ability to perform under the lease guaranty, in regard to clause (v) above, certain re-leasing conditions have been satisfied with respect to the Material Tenant space, in regard to clause (vi) above, the applicable Material Tenant re-commences its operations at its leased premises, or certain re-leasing conditions have been satisfied with respect to the Material Tenant space, in regard to clause (vii) above, the long term unsecured debt rating of the applicable Material Tenant is subsequently raised so that such rating is no lower than BBB- by S&P, Baa3 by Moody’s or BBB- by Fitch (or its equivalent by other rating agencies), in regard to clause (viii) above, the 7141 Cleanwater Lane Borrower has delivered evidence that the applicable tenant has funds sufficient to satisfy its obligations under its applicable lease, or in regard to any clause above, the 7141 Cleanwater Lane Borrower delivers to lender as additional collateral for the 7141 Cleanwater Lane Mortgage Loan, a letter of credit equal to $2.0 million.

A “Material Tenant” means (i) Office of the Attorney General for the State of Washington or (ii) any tenant or replacement that together with its affiliates, leases space comprising at least 20% of (a) the total rentable SF or (b) the total in-place base rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

114

MSCI 2016-UBS9	7141 Cleanwater Lane

The Mortgage Loan. The eleventh largest mortgage loan (the “7141 Cleanwater Lane Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,000,000, which is secured by a first priority leasehold mortgage encumbering a four-story Leadership in Energy & Environmental Design (“LEED”) certified suburban office building totaling 148,311 SF in Tumwater, Washington (the “7141 Cleanwater Lane Property”). The proceeds of the 7141 Cleanwater Lane Mortgage Loan, along with $198,235 of borrower equity, were used to refinance a previous mortgage loan secured by the 7141 Cleanwater Lane Property, fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is Airdustrial Equity II LLC (the “7141 Cleanwater Lane Borrower”), a single-purpose Washington limited liability company structured to be bankruptcy-remote, with one independent director. The sponsors and the nonrecourse carve-out guarantors of the 7141 Cleanwater Lane Borrower are Herb Simon, Gene Colin, James Seeley and Richard Shaw. The 7141 Cleanwater Lane Borrower is owned by Olympia Airdustrial Park Associates, L.L.C. (99.5%), a Washington limited liability company, and Airdustrial Equity Management, Inc., a Washington corporation (0.5%). Olympia Airdustrial Park Associates, L.L.C. is owned by Herb Simon (30.0%), Gene Colin (30.0%), Richard Shaw (30.0%), Carlisle Dash Point LLC (5.0%) and the Seeley Family Limited Partnership (5.0%), and managed by Herb Simon and Richard Shaw. Airdustrial Equity Management, Inc. is owned by Herb Simon (30.0%), Richard Shaw (30.0%), Gene Colin (30.0%), Dana Carlisle (5.0%) and David Seeley (5.0%), and is controlled by Herb Simon and Richard Shaw.

Herb Simon is the president of Herb Simon Associates, Inc. a commercial real estate firm that acquires and builds commercial real estate properties including commercial centers, mini-storage facilities, residential lot developments, and townhouse developments. Mr. Simon owns and has redeveloped several downtown Tacoma office buildings as well as a number of projects in the Olympia market. In addition to his commercial real estate experience, Mr. Simon has twice been appointed by the Governor of Washington to the Board of Regents for the University of Washington. Mr. Simon was reappointed by the Governor of Washington in 2011 and continues to serve on the board through 2017. In addition, Mr. Simon has been a repeat landlord for the State of Washington for over 20 years.

Gene Colin is the President and CEO of Ferguson Construction, a general contracting firm founded in 1948 that has constructed over 32 million SF of commercial, industrial, office, and retail facilities with annual revenues of $80.0 million. Ferguson Construction was the general contractor for the construction of the 7141 Cleanwater Lane Property in 2005. Richard Shaw and James Seeley are commercial real estate developers and investors.

The Property. The 7141 Cleanwater Lane Property is a four-story, 148,311 SF Class B+ office building located in Tumwater, Washington and comprises Unit 1 within a leasehold condominium regime that contains three separate units and shared common elements that are together situated on a 9.31 acre parcel of land that is ground leased by the condominium unit owners from the Port of Olympia. Unit 2 at the condominium regime is currently improved with a four-story steel frame that has been approved for development as a four-story 74,000 SF office building. Unit 3 at the condominium regime is currently vacant land that could be developed into a four-story 74,000 SF office building. Units 2 and 3 at the condominium regime are not part of the collateral for the 7141 Cleanwater Lane Mortgage Loan, and are currently separately owned by the sponsors of the 7141 Cleanwater Lane Mortgage Loan.

The 7141 Cleanwater Lane Property is LEED certified, a green building certification program that is intended to recognize best-in-class building strategies and practices. The 7141 Cleanwater Lane Property was built in 2005 on a build-to-suit basis for the Office of the Attorney General for the State of Washington, which occupies the entire building under a 15-year lease through November 2021. The State of Washington currently carries a rating of AA+/Aa1/AA+ from Fitch/Moody’s/S&P, respectively. The Office of the Attorney General for the State of Washington currently employs approximately 500 attorneys and 600 professional staff, approximately 70% of which are at the 7141 Cleanwater Lane Property. The Office of the Attorney General for the State of Washington’s lease provides the tenant with a purchase option at any time during the term of its lease, and a right of first refusal relative to a sale during its lease term; however, the Office of the Attorney General for the State of Washington has agreed that (i) the right of first refusal will not apply in a foreclosure, deed in lieu or other exercise of remedies by lender, (ii) it will not exercise the purchase option during the lockout period, and (iii) the purchase option is conditional on the 7141 Cleanwater Lane Borrower complying with the prepayment provisions in the loan documents and repayment of the 7141 Cleanwater Lane Mortgage Loan in full. The Office of the Attorney General for the State of Washington has no termination options. A small portion of the subject property is sub-leased to an on-site coffee shop, which has no direct effect on the value of the 7141 Cleanwater Lane Property.

The sponsors invested approximately $28.3 million ($190.82 PSF) in the 7141 Cleanwater Lane Property, including approximately $2.7 million to acquire the leasehold interest in 1988 and approximately $25.6 million to build the 7141 Cleanwater Lane Property in 2005. In addition to the sponsors’ construction cost, the Office of the Attorney General for the State of Washington spent approximately $1.1 million of its own funds to relocate to the 7141 Cleanwater Lane Property in 2005 and has continued to invest in its space over the years, including the recent expenditure of approximately $100,000 in space reconfigurations and upgrades to finishes and technology.

The 7141 Cleanwater Lane Property is ground leased pursuant to a 32-year ground lease with the Port of Olympia as lessor and Olympia Airdustrial Park Associates, LLC (guarantor), the 7141 Cleanwater Lane Borrower (lessee of Unit 1 at the condominium regime), and Phase II Airdustrial Equity, LLC (lessee of Unit 2 and Unit 3 at the condominium regime), collectively, as lessee. Including the related leasehold excise tax, the total current annual ground rent of $99,907 was set in August 2014, and increases by 10.0% every five years, resulting in an increased ground rent of $109,898 in August 2019. The entire ground rent is paid by the 7141 Cleanwater Lane Borrower until Unit 2 and Unit 3 of the condominium regime are developed and sold in accordance to the loan documents, and is not reimbursed by the space tenant, the Office of the Attorney General for the State of Washington. The ground lease commenced on August 1, 2004 and ends on July 31, 2036, and provides for one thirty-year renewal option.

The following table presents certain information relating to the leases at the 7141 Cleanwater Lane Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Office of the Attorney General for the State of Washington	AA+/Aa1/AA+	148,311	100.0%	$3,556,498	100.0%	$23.98	11/30/2021
Total/Wtd. Avg.		148,311	100.0%	$3,556,498	100.0%	$23.98

(1)	Information is based on the underwritten rent roll.

(2)	Ratings are those of the State of Washington whether or not the State of Washington guarantees the lease.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

115

MSCI 2016-UBS9	7141 Cleanwater Lane

The following table presents certain information relating to the lease rollover schedule at the 7141 Cleanwater Lane Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	1	148,311	$23.98	100.0%	100.0%	$3,556,498	100.0%	100.0%
2022	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2023	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2024	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2025	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2026	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2027 & Beyond	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	148,311	$23.98	100.0%		$3,556,498	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The 7141 Cleanwater Lane Property is located in Tumwater, Thurston County, Washington, situated in the Tumwater/South Olympia submarket, approximately 2.5 miles south of the Central Business District of Olympia, the capital of the State of Washington. The 7141 Cleanwater Lane Property is located in a State of Washington Preferred Leasing Area (“PLA”), which are specific areas within the cities of Olympia, Lacey and Tumwater, designated for the leasing of state offices and government facilities. The boundaries of the PLA are characterized by medium-to-high density locations that are well served by public transportation to promote co-location of state office facilities, improve cost, and maintain and enhance the vitality of the communities in which the state facilities are located. The State of Washington leases over 4.1 million SF of office space from the private sector in Thurston County, of which approximately 90% of such leases are within the PLAs. Access to the 7141 Cleanwater Lane Property’s neighborhood is provided by Interstate 5 and Capitol Boulevard Southeast. Interstate 5, located approximately 1.1 miles west of the 7141 Cleanwater Lane Property, is a regional north/south thoroughfare that extends from San Diego, California to the south and the Canadian border to the north. Adjacent land uses to the 7141 Cleanwater Lane Property include single family residential and the Tumwater Fire Department to the north, the Tumwater Police Department and vacant land to the west, commercial uses to the south, and government buildings and Capitol Boulevard Southeast to the east.

The estimated 2015 population within a one-, three- and five-mile radius of the 7141 Cleanwater Lane Property is 4,099, 33,554, and 96,485, respectively, according to a third party market research report. The population within a one-, three- and five-mile radius of the 7141 Cleanwater Lane Property is projected to increase by 0.80%, 1.47%, and 1.25%, respectively, through 2020, according to a third party market research report. The 2015 average household income within a one-, three- and five-mile radius of the 7141 Cleanwater Lane Property is estimated to be to be $61,764, $75,802, and $70,157, respectively.

According to a third party market research report, the 7141 Cleanwater Lane Property is located within the Tumwater/South Olympia office submarket which consists of 159 buildings totaling approximately 1.8 million SF of office space. As of 3Q 2015, the Tumwater/South Olympia office submarket vacancy rate was 9.2% and the average rental rate for all building classes was $12.97 PSF. There are no expected construction deliveries in the Tumwater/South Olympia office submarket through 2Q 2016.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

116

MSCI 2016-UBS9	7141 Cleanwater Lane

The following table presents leasing data at certain competitive office properties with respect to the 7141 Cleanwater Lane Property:

Competitive Property Summary
Comparable Name	Address	Asking Rent PSF (Modified Gross)(1)	Original Year Built	Size (SF)	Total Occupancy
7141 Cleanwater Lane Property	7141 Cleanwater Lane	$23.98(2)	2005	148,311(2)	100.0%(2)
State Department of Health(3)(4)	111 Israel Road Southeast	$21.50	2005	130,984	100.0%
South Hill Business & Technology Center	1019 39th Avenue Southeast	$22.50	1985	152,167	100.0%
M Parsons Plaza(3)(4)	1111 Israel Road Southwest	$22.26	2008	52,510	100.0%
605 Woodland Square Loop(3)(5)	605 Woodland Square Loop Southeast	$23.50	1986	76,143	0.0%
Blake Office Park(3)(6)	1009 College Street Southeast	$22.00	1992	60,000	0.0%
Total/Wtd. Avg.(7)		$22.29		471,804	71.1%

Source: Appraisal

(1)	Wtd. Avg. Asking Rent PSF excludes vacant space at the 7141 Cleanwater Lane Property.

(2)	Information is based on the underwritten rent roll.

(3)	These competitive properties are located in a State of Washington PLA.

(4)	The State of Washington recently executed leases for 71,200 SF of space at State Department of Health ($21.50 PSF) for the State of Washington Department of Health and 52,510 SF of space at M Parsons Plaza for the State of Washington Parks Department ($22.26 PSF).

(5)	605 Woodland Square is currently vacant and the rental rate is the current asking rent, as provided by the appraisal. The current owner filed for bankruptcy during the economic downturn and remains in bankruptcy. The property has not been maintained during the owner’s time in bankruptcy. According to the appraisal, the property has numerous and significant deferred maintenance issues. Located in the Lacey PLA, the building was previously leased to the State of Washington, which has since moved out.

(6)	Blake Office Park is currently vacant and the rental rate is the current asking rent, as provided by the appraisal. Blake Office Park was formerly an old retail building, converted to an office property and is unable to be subdivided into smaller space according to the appraisal. The property is located in the Lacey PLA.

(7)	Total/Wtd. Avg. excludes the 7141 Cleanwater Lane Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 7141 Cleanwater Lane Property:

Cash Flow Analysis
	2012	2013	2014	10/31/2015 TTM	UW	UW PSF
Base Rent(1)	$3,233,180	$3,233,180	$3,233,180	$3,233,180	$3,556,498	$23.98
Total Recoveries	$196,694	$180,231	$187,006	$174,851	$190,015	$1.28
Other Income	$6,745	$182	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($187,326)	($1.26)
Effective Gross Income	$3,436,619	$3,413,593	$3,420,185	$3,408,031	$3,559,187	$24.00
Total Operating Expenses	$962,660	$918,134	$858,916	$887,055	$918,549	$6.19
Net Operating Income	$2,473,959	$2,495,459	$2,561,269	$2,520,976	$2,640,638	$17.80
Capital Expenditures	$0	$0	$0	$0	$22,247	$0.15
TI/LC	($2,592)	$0	$0	$0	$215,570	$1.45
Net Cash Flow	$2,476,551	$2,495,459	$2,561,269	$2,520,976	$2,402,822	$16.20

Occupancy %	100.0%	100.0%	100.0%	100.0%	100.0%
NOI DSCR	1.68x	1.70x	1.74x	1.71x	1.80x
NCF DSCR	1.68x	1.70x	1.74x	1.71x	1.63x
NOI Debt Yield	11.8%	11.9%	12.2%	12.0%	12.6%
NCF Debt Yield	11.8%	11.9%	12.2%	12.0%	11.5%

(1)	UW Base Rent includes approximately $323,318 of additional contractual rent steps effective December 1, 2016.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

117

MSCI 2016-UBS9	Grove City Premium Outlets

Mortgage Loan No. 12 – Grove City Premium Outlets

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$20,000,000			Location:	Grove City, PA 16127
Cut-off Date Balance(1):	$20,000,000			General Property Type:	Retail
% of Initial Pool Balance:	3.0%			Detailed Property Type:	Outlet Center
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Simon Property Group, L.P.			Year Built/Renovated:	1994/2004
Mortgage Rate:	4.3085%			Size:	531,200 SF
Note Date:	11/3/2015			Cut-off Date Balance per Unit(1):	$264
First Payment Date:	1/1/2016			Maturity Date Balance per Unit(1):	$264
Maturity Date:	12/1/2025			Property Manager:	Simon Management Associates, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$16,829,581
Seasoning:	3 months			UW NOI Debt Yield(1):	12.0%
Prepayment Provisions(2):	LO (27); DEF (86); O (7)			UW NOI Debt Yield at Maturity(1):	12.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.66x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$16,672,134 (12/31/2015)
Additional Debt Balance(3):	$120,000,000			2nd Most Recent NOI:	$16,145,772 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$15,045,440 (12/31/2013)
Reserves				Most Recent Occupancy:	97.9% (1/21/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.6% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	96.5% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$255,000,000 (9/28/2015)
Recurring Replacements:	$0	Springing	$318,727	Cut-off Date LTV Ratio(1):	54.9%
TI/LC:	$0	Springing	$1,593,636	Maturity Date LTV Ratio(1):	54.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$140,000,000	100.0%	Loan Payoff:	$106,741,610	76.2%
			Closing Costs:	$434,834	0.3%
			Return of Equity:	$32,823,556	23.4%
Total Sources:	$140,000,000	100.0%	Total Uses:	$140,000,000	100.0%

(1)	The Grove City Premium Outlets Mortgage Loan is part of the Grove City Premium Outlets Whole Loan, which is comprised of five pari passu promissory notes with an aggregate principal balance of $140,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Grove City Premium Outlets Whole Loan.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Grove City Premium Outlets promissory note to be securitized and (b) January 1, 2019.

(3)	See “—The Mortgage Loan” below for further discussion of additional debt.

The Mortgage Loan. The twelfth largest mortgage loan (the “Grove City Premium Outlets Mortgage Loan”) is part of a whole loan (the “Grove City Premium Outlets Whole Loan”) evidenced by five pari passu promissory notes in the aggregate original principal amount of $140,000,000, all of which are secured by a first priority fee mortgage encumbering a 531,200 SF outlet center known as Grove City Premium Outlets in Grove City, Pennsylvania (the “Grove City Premium Outlets Property”). Promissory Notes A-3 and A-4, in the aggregate original principal amount of $20,000,000, represent the Grove City Premium Outlets Mortgage Loan. Promissory Notes A-1, A-2 and A-5, in the aggregate original principal amount of $120,000,000, represent a non-serviced pari passu companion loan (the “Grove City Premium Outlets Non-Serviced Pari Passu Companion Loan”). A portion of the Grove City Premium Outlets Non-Serviced Pari Passu Companion Loan, represented by Promissory Note A-1, in the original principal amount of $40,000,000, is currently being held by the MSCI 2015-UBS8 securitization trust, a portion of the Grove City Premium Outlets Non-Serviced Pari Passu Companion Loan, represented by Promissory Note A-2, in the original principal amount of $24,000,000, is currently being held by UBS Real Estate Securities, Inc. or an affiliate thereof and may be contributed to future securitization transactions or otherwise transferred at any time, and a portion of the Grove City Premium Outlets Non-Serviced Pari Passu Companion Loan, represented by Promissory Note A-5, in the original principal amount of $56,000,000, is currently being held by Bank of America, N.A. or an affiliate thereof and may be contributed to future securitization transactions or otherwise transferred at any time. The Grove City Premium Outlets Whole Loan is currently being serviced pursuant to the pooling and servicing agreement for the MSCI 2015-UBS8 transaction, and from and after the securitization of Promissory Note A-2, the Grove City Premium Outlets Whole Loan will be serviced by the master servicer and the special servicer appointed under, and pursuant to the terms of, the pooling and servicing agreement entered into in connection with such securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Grove City Premium Outlets Whole Loan” and “Pooling and Servicing Agreement—The Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the Grove City Premium Outlets Whole Loan were used to refinance a previous mortgage loan secured by the Grove City Premium Outlets Property in the original principal amount of $106,741,610, to pay closing costs, and to return equity to the Grove City Premium Outlets Borrower. The previous mortgage loan secured by the Grove City Premium Outlets Property was included in the WBCMT 2006-C23 and WBCMT 2006-C25 securitization trusts.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

118

MSCI 2016-UBS9	Grove City Premium Outlets

The Borrower and the Sponsor. The borrower is Grove City Factory Shops Limited Partnership (the “Grove City Premium Outlets Borrower”), a single-purpose Delaware limited partnership structured to be bankruptcy-remote, with two independent directors. The sponsor and the guarantor of the Grove City Premium Outlets Borrower is Simon Property Group, L.P. (the “Grove City Premium Outlets Sponsor”). The Grove City Premium Outlets Sponsor is the operating partnership of Simon Property Group, Inc. (“Simon”). Simon is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owner, operator and developer of retail assets in the United States. As of December 31, 2014, Simon operated 207 income-producing properties in the United States, consisting of 109 malls, 68 outlet centers, 13 mills, three community centers, and 14 other retail properties located in 37 states and Puerto Rico containing an aggregate of approximately 182.0 million SF. Simon’s 68 outlet centers contain a variety of designer and manufacturer stores located in open-air centers and range in size from approximately 150,000 SF to 850,000 SF located near major metropolitan areas and/or tourist destinations.

The Grove City Premium Outlets Whole Loan will be recourse to the Grove City Premium Outlets Sponsor pursuant to standard carve-outs, however, the guaranty and the environmental indemnity agreement provide that the Grove City Premium Outlets Sponsor’s liability may not exceed $28.0 million in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder.

The Grove City Premium Outlets Borrower is affiliated with the borrowers of two other mortgage loans through partial or complete direct or indirect common ownership, identified as Ellenton Premium Outlets and Gulfport Premium Outlets in Annex A-1 to the Preliminary Prospectus.

The Property. The Grove City Premium Outlets Property is a single level 531,200 SF open-air outlet center situated on a 56.64-acre site located in Grove City, Pennsylvania with approximately 2,931 surface parking spaces (5.52 per 1,000 SF). The Grove City Premium Outlets Property is located approximately 54.3 miles north of Pittsburgh, Pennsylvania along Leesburg Grove City Road and Interstate 79, a primary thoroughfare through western Pennsylvania and West Virginia, and makes up part of a corridor to Buffalo, New York, and the Canadian border.

The Grove City Premium Outlets Property includes a diverse mix of nationally recognized retailers consisting of 125 tenants, with no tenant contributing more than 5.5% of net rentable area or 4.3% of underwritten base rent. Major tenants at the Grove City Premium Outlets Property include V.F. Factory Outlet, Old Navy, Nike Factory Store, and Reebok/Rockport Outlet. In-line tenants include American Eagle Outfitters, Ann Taylor Factory Store, Banana Republic Factory, Bose, Brooks Brothers, Calvin Klein, Coach, Gap Outlet, Guess, J. Crew Factory Store, Levi’s/Dockers Outlet, Loft Outlet, The North Face, Polo Ralph Lauren, and Adidas. In addition, there are eight food court tenants, one outparcel tenant, and one ATM tenant.

As of January 21, 2016, the Grove City Premium Outlets Property was 97.9% occupied. Based upon lender calculation, weighted average comparable sales for the trailing 12 months ending December 31, 2015, were approximately $341 PSF with 103 tenants reporting comparable sales. The trailing 12 months weighted average occupancy cost for these tenants was 13.2%. Historical occupancy at the Grove City Premium Outlets Property has averaged 95.1% over the last four years.

The Grove City Premium Outlets Property has recently undergone capital and tenant improvements totaling approximately $3.1 million between 2010 and 2014, which included new roofing, landscaping, paving, concrete sidewalks, gutters, signage, lighting, and benches. Capital improvements for 2015 were budgeted at $861,000 and include asphalt repair, roof and shingle replacement, entry signage, restrooms, maintenance equipment, and gutters. The capital improvement expenditures exclude land acquisition costs.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

119

MSCI 2016-UBS9	Grove City Premium Outlets

The following table presents certain information relating to the leases at the Grove City Premium Outlets Property. There are no tenants currently paying rent based upon a percentage of their sales in lieu of base rent:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(3)	Sales (12/31/2015 TTM)(4)		Occ. Cost %	Lease Expiration
						$	PSF
Major Tenants
V.F. Factory Outlet	NR/A3/A	29,224	5.5%	$362,163	$12.39	$6,072,000	$208	10.3%	Various(5)
Old Navy	BBB-/Baa2/BBB-	20,188	3.8%	$548,710	$27.18	$4,519,000	$224	12.3%	1/31/2021
Nike Factory Store	NR/A1/AA-	16,475	3.1%	$345,975	$21.00	$12,298,000	$746	4.7%	6/30/2018
Reebok/Rockport Outlet	NR/NR/NR	11,356	2.1%	$293,893	$25.88	$1,891,000	$167	15.7%	4/30/2017
Subtotal/Wtd. Avg.		77,243	14.5%	$1,550,741	$20.08	$24,780,000	$321	8.3%

Top 10 In-Line(6)
Coach	BBB/Baa2/BBB-	7,481	1.4%	$673,290	$90.00	$7,620,000	$1,019	10.5%	1/31/2025
Under Armour	NR/NR/NR	7,749	1.5%	$318,561	$41.11	$8,159,000	$1,053	6.9%	4/30/2024
Eddie Bauer Outlet	NR/NR/NR	8,395	1.6%	$302,640	$36.05	$1,725,000	$205	25.3%	1/31/2026
Van Heusen Factory Outlet	NR/NR/NR	6,492	1.2%	$292,140	$45.00	$1,491,000	$230	28.2%	1/31/2021
Gap Outlet	BBB-/Baa2/BBB-	9,097	1.7%	$296,016	$32.54	$2,969,000	$326	14.5%	3/31/2020
Brooks Brothers	NR/NR/NR	9,584	1.8%	$287,520	$30.00	$2,040,000	$213	16.0%	12/31/2019
Columbia Sportswear Company	NR/NR/NR	7,357	1.4%	$280,522	$38.13	$4,369,000	$594	9.4%	1/31/2020
Bass Shoes	NR/NR/NR	6,886	1.3%	$274,407	$39.85	$2,048,000	$297	20.0%	1/31/2025
The Children’s Place	NR/NR/NR	7,444	1.4%	$268,505	$36.07	$1,621,000	$218	25.0%	1/31/2021
Bose	NR/NR/NR	3,715	0.7%	$261,833	$70.48	$1,906,000	$513	13.8%	5/31/2018
Subtotal/Wtd. Avg.		74,200	14.0%	$3,255,435	$43.87	$33,948,000	$458	13.2%

Other Tenants		368,778	69.4%	$10,745,176	$29.14	$118,231,000
Vacant Space		10,979	2.1%	$0	$0.00
Total/Wtd. Avg.		531,200	100.0%	$15,551,352	$29.89	$176,959,000

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Sales $ and Sales PSF represent the trailing 12 months ending December 31, 2015 as provided by the sponsor.

(5)	V.F. Factory Outlet’s space is leased pursuant to two leases. One lease totaling 26,842 SF and $328,815 of underwritten base rent expires on November 30, 2019 and one lease totaling 2,382 SF and $33,348 of underwritten base rent expires on December 31, 2016.

(6)	Top 10 in-line tenants are ordered by Annual UW Rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

120

MSCI 2016-UBS9	Grove City Premium Outlets

The following table presents certain information relating to the lease rollover schedule at the Grove City Premium Outlets Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	7,754	$24.03	1.5%	1.5%	$186,360	1.2%	1.2%
2016	14	50,993	$21.24	9.6%	11.1%	$1,082,944	7.0%	8.2%
2017	25	83,979	$27.30	15.8%	26.9%	$2,292,387	14.7%	22.9%
2018	9	41,463	$31.80	7.8%	34.7%	$1,318,642	8.5%	31.4%
2019	16	76,267	$26.57	14.4%	49.0%	$2,026,514	13.0%	44.4%
2020	14	58,468	$30.86	11.0%	60.0%	$1,804,180	11.6%	56.0%
2021	11	59,977	$32.83	11.3%	71.3%	$1,968,858	12.7%	68.7%
2022	8	26,685	$29.19	5.0%	76.4%	$779,018	5.0%	73.7%
2023	8	30,721	$27.02	5.8%	82.1%	$830,019	5.3%	79.0%
2024	5	17,847	$34.72	3.4%	85.5%	$619,596	4.0%	83.0%
2025(4)	8	45,477	$43.29	8.6%	94.1%	$1,968,663	12.7%	95.7%
2026	6	20,590	$32.74	3.9%	97.9%	$674,172	4.3%	100.0%
2027 & Beyond	1	0	$0.00	0.0%	97.9%	$0	0.0%	100.0%
Vacant	0	10,979	$0.00	2.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	127	531,200	$29.89	100.0%		$15,551,352	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	Includes Dress Barn (8,457 SF) that has a lease out for renewal which expired in January 2015. Dress Barn has a lease renewal expiration date in January 2025. The proposed renewal lease is out for signature but has not yet been signed.

The Market. The Grove City Premium Outlets Property is located in Grove City, Mercer County, Pennsylvania, along Interstate 79, approximately three miles south of Interstate 80, 30.6 miles east of Youngstown, Ohio, 54.3 miles north of Pittsburgh, Pennsylvania, and 106 miles southeast from Cleveland, Ohio. Grove City is historically a traditional industrial center manufacturing locomotive engines, carriages, gas engines, foundry products, and motor trucks. It is home to Grove City College, General Electric, Instron, USIS and a number of small businesses. Due to its location near the United States / Canadian border, the Grove City Premium Outlets Property draws over 6 million visitors per year from the U.S. and Canada. With the Canadian border just over a three-hour drive from the Grove City Premium Outlets Property, Canadians take advantage of tax-free shopping as well as various shopping bus tours from Toronto, Canada to the property. The Grove City Premium Outlets Property has a shopper population of approximately 8 million people within a 100-mile radius in Pittsburgh and Erie, Pennsylvania, and Akron, Youngstown and Cleveland, Ohio.

The Grove City Premium Outlets Property is located within the Youngstown-Warren retail market. As of June 30, 2015, the retail properties within Mercer County had an overall vacancy rate of 4.6% and an average asking annual lease rate of $7.69 PSF. According to a third party market research report, the Mercer County retail market contains 560 buildings accounting for approximately 4,669,383 SF of retail space.

The Grove City Premium Outlets Property is the 26th largest outlet center in the U.S. with only 31 outlet centers exceeding 500,000 SF. The Grove City Premium Outlets Property is the only outlet center within a 1.15-hour drive.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

121

MSCI 2016-UBS9	Grove City Premium Outlets

The following table presents leasing data at certain retail competitive properties with respect to the Grove City Premium Outlets Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Tenants	Distance to Subject (mi.)
Grove City Premium Outlets Property	Outlet Center	1994/2004	531,200(1)	97.9%(1)	V.F. Factory Outlet, Old Navy, Nike Factory Outlet	N/A
Shenango Valley Mall	Regional Center	1967/1997	509,000	50.0%	JC Penney, Macy’s, Sears	16.4
Clearview Mall	Regional Center	1981/2000	760,000	70.0%	Boscov’s, Dick’s Sporting Goods, JC Penney, TJ Maxx, Sears	21.4
Southern Park Mall	Super Regional Center/Mall	1970/1997	1,205,000	85.0%	Dillard’s, JC Penney, Macy’s, Sears	27.4
The Streets of Cranbury	Lifestyle Center	2008/N/A	110,000	100.0%	N/A	30.8
Eastwood Mall	Super Regional Center/Mall	1969/2006	1,453,000	87.0%	Dillard’s, JC Penney, Macy’s Sears, Target	31.3
Ross Park Mall	Super Regional Center/Mall	1986/2000	1,246,000	90.0%	JC Penney, Macy’s, Nordstrom, Sears	48.0
Tanger Outlet	Outlet Center	2008/N/A	371,000	100.0%	H&M, Saks Fifth Avenue OFF 5th	71.0
Aurora Farms Premium Outlets	Outlet Center	1987/N/A	285,000	98.0%	Saks Fifth Avenue OFF 5th	79.0
Total/Wtd. Avg.(2)			5,939,000	83.5%

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Total/Wtd. Avg. excludes the Grove City Premium Outlets Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Grove City Premium Outlets Property:

Cash Flow Analysis
	2012	2013	2014	12/31/2015 TTM	UW	UW PSF
Base Rent(1)	$14,254,179	$14,403,840	$14,960,111	$15,203,140	$16,435,809	$30.94
Total Recoveries	$5,835,788	$6,230,807	$7,131,019	$7,368,612	$7,623,750	$14.35
Other Income	$512,645	$429,202	$431,067	$497,509	$497,509	$0.94
Less Vacancy & Credit Loss	$40,673	$13,427	$3,930	($8,184)	($1,202,978)	($2.26)
Effective Gross Income	$20,643,285	$21,077,276	$22,526,127	$23,061,077	$23,354,090	$43.96
Total Operating Expenses	$5,932,771	$6,031,836	$6,380,355	$6,388,943	$6,524,509	$12.28
Net Operating Income	$14,710,514	$15,045,440	$16,145,772	$16,672,134	$16,829,581	$31.68
Capital Expenditures	$0	$0	$0	$0	$217,792	$0.41
TI/LC	$0	$0	$0	$0	$359,436	$0.68
Net Cash Flow	$14,710,514	$15,045,440	$16,145,772	$16,672,134	$16,252,353	$30.60

Occupancy %	94.1%	96.5%	95.6%	94.0%	97.9%
NOI DSCR	2.41x	2.46x	2.64x	2.73x	2.75x
NCF DSCR	2.41x	2.46x	2.64x	2.73x	2.66x
NOI Debt Yield	10.5%	10.7%	11.5%	11.9%	12.0%
NCF Debt Yield	10.5%	10.7%	11.5%	11.9%	11.6%

(1)	UW Base Rent is net of actual vacancy and includes approximately $44,886 of straight line rent credit through February 2024 for the Coach space, approximately $23,012 of straight line rent credit through August 2022 for The North Face space, approximately $10,148 of straight line rent credit through September 2023 for the Starbucks Coffee Company space, approximately $1,012 of straight line rent credit through March 2018 for the AT&T Wireless space, and approximately $554,412 of additional contractual rent steps effective September 30, 2016.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 13 – Dembs Roth Kancov Portfolio

Mortgage Loan Information				Property Information(1)
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio(2):	Portfolio
Original Balance:	$19,500,000			Location:	Various
Cut-off Date Balance:	$19,409,822			General Property Type:	Retail
% of Initial Pool Balance:	2.9%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Dennis Dembs; Irving Nusbaum; The Michael N. Roth Irrevocable Trust Dated October 6, 1971; The Irving Nusbaum Amended And Restated Revocable Trust Agreement Dated May 31, 1994; Berlin Family Real Estate Company LLC			Year Built/Renovated:	Various/N/A
				Size:	277,367 SF
				Cut-off Date Balance per Unit:	$70
				Maturity Date Balance per Unit:	$58
				Property Manager:	Dembs-Roth Construction Co. (borrower-related)
Mortgage Rate:	5.0781%
Note Date:	11/10/2015
First Payment Date:	12/6/2015
Maturity Date:	11/6/2025
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	4 months			Underwriting and Financial Information(1)
Prepayment Provisions:	LO (28); DEF (85); O (7)			UW NOI:	$2,517,409
Lockbox/Cash Mgmt Status:	N/A			UW NOI Debt Yield:	13.0%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	15.6%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.86x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$2,703,024 (8/31/2015 Ann. T-8)
Reserves				2nd Most Recent NOI:	$2,463,643 (12/31/2014)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$2,298,961 (12/31/2013)
RE Tax:	$351,866	Springing	N/A	Most Recent Occupancy:	100.0% (11/1/2015)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2014)
Deferred Maintenance:	$353,959	$0	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2013)
Recurring Replacements:	$0	Springing	Springing	Appraised Value (as of):	$29,665,000
TI/LC:	$250,000	Springing	$250,000	Cut-off Date LTV Ratio:	65.4%
Other(3):	$94,415	Springing	Springing	Maturity Date LTV Ratio:	54.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,500,000	97.4%	Loan Payoff(4):	$18,038,169	90.1%
Borrower Equity(4):	$528,553	2.6%	Reserves:	$1,050,239	5.2%
			Closing Costs:	$940,145	4.7%
Total Sources:	$20,028,553	100.0%	Total Uses:	$20,028,553	100.0%

(1)	Property Information and Underwriting and Financial Information are based on a combination or sum of all 21 retail properties that comprise the Dembs Roth Kancov Portfolio.

(2)	The Dembs Roth Kancov Portfolio Borrower may obtain the release of an individual Dembs Roth Kancov Portfolio Property, at any time on or after the earlier of (i) December 6, 2018 and (ii) the end of the two-year period commencing on the closing date of this securitization, subject to the payment of a yield maintenance premium calculated pursuant to the terms of the loan agreement for the Dembs Roth Kancov Portfolio Mortgage Loan and Release Amount with respect to the released property. “Release Amount” will be an amount equal to the greatest of (A) 115% of the allocated loan amount of the released property, (B) an amount that would result, after giving effect to the release, in the DSCR being not less than the greater of (i) 1.80x and (ii) the DSCR for the Dembs Roth Kancov Portfolio preceding the release; (C) an amount that would result, after giving effect to the release, in the debt yield being not less than the greater of (i) 11.6% and (ii) the debt yield for the Dembs Roth Kancov Portfolio preceding the release; and (D) an amount that would result, after giving effect to the release, in the loan-to-value ratio being not greater than the lesser of (i) 65.0% and (ii) the loan-to-value ratio for the Dembs Roth Kancov Portfolio preceding the release.

(3)	At loan origination, $94,415 was escrowed into an unfunded obligations reserve for three tenants. On each monthly payment date on or after which any tenant that either (x) leases 20% or more of the Dembs Roth Kancov Portfolio NRA or (y) pays rent equal to 20% or more of the total in place base rent at the Dembs Roth Kancov Portfolio (each, a “Major Tenant”) (i) provides notification of its intent to terminate or not renew its lease, (ii) does not renew its lease at least six months prior to the lease expiration, (iii) does not renew its lease upon the date it is required to do so in said lease, (iv) has an event of default under its lease, (v) files or otherwise becomes involved as a debtor in bankruptcy proceedings, (vi) terminates its lease or (vii) goes dark (each, a “Major Tenant Trigger Event”), the Dembs Roth Kancov Portfolio Borrower is required to deposit all excess cash flow into a major tenant TI/LC reserve, capped at $25 PSF of the total rentable square footage of each Major Tenant involved in any then existing Major Tenant Trigger Event.

(4)	See “—The Mortgage Loan” below for further discussion of the Dembs Roth Kancov Portfolio Mortgage Loan refinancing.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Dembs Roth Kancov Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,500,000 that is secured by a first priority fee mortgage encumbering 21 retail properties in Florida, Illinois, Virginia, Missouri, Indiana, Michigan, Kansas and North Carolina (each individually, a “Dembs Roth Kancov Portfolio Property”, and all collectively, the “Dembs Roth Kancov Portfolio”). The proceeds of the Dembs Roth Kancov Portfolio Mortgage Loan were primarily used to refinance a previous loan of approximately $18,038,169 at the time of payoff, secured by the 21 retail properties comprising the Dembs Roth Kancov Portfolio and several other properties that are not collateral for the Dembs Roth Kancov Portfolio Mortgage Loan. While the payoff letter was unable to be broken out by property,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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based on a schedule of allocated loan balances provided by the borrower as of October 31, 2015, the estimated balance attributable to the Dembs Roth Kancov Portfolio was approximately $15.3 million.

The Borrower and the Sponsor. The borrower is Kancov Investment Limited Partnership (the “Dembs Roth Kancov Portfolio Borrower”), a single-purpose Michigan limited partnership structured to be bankruptcy-remote, with no independent directors. The sponsors and the nonrecourse carve-out guarantors of the Dembs Roth Kancov Portfolio Mortgage Loan are Dennis Dembs, Irving Nusbaum, The Michael N. Roth Irrevocable Trust Dated October 6, 1971, The Irving Nusbaum Amended And Restated Revocable Trust Agreement Dated May 31, 1994, and Berlin Family Real Estate Company, LLC. Mr. Dembs, along with Michael N. Roth, founded Dembs Roth Group in 1968, offering construction, leasing and property management services. Since inception, Dembs Roth Group has constructed in excess of 15 million SF of combined industrial and commercial space. The Dembs Roth Group owns and manages approximately 75 strip centers and free standing commercial properties across ten states and approximately 133 industrial and commercial buildings across southeastern Michigan, ranging in size from 10,000 SF to over 300,000 SF. The Dembs Roth Kancov Portfolio is managed by Dembs-Roth Construction Co., a borrower-affiliated entity of the Dembs Roth Group.

The Dembs Roth Kancov Portfolio Borrower is affiliated with the borrowers of one other mortgage loan through partial or complete direct or indirect common ownership, identified as Dembs Roth Cross Group Portfolio in Annex A-1 to the Preliminary Prospectus.

The Property. The Dembs Roth Kancov Portfolio consists of 21 single tenant and unanchored retail properties located across eight states and 15 different markets. The top three state concentrations based on allocated Cut-off Date loan amount are Florida at approximately 51%, Illinois at approximately 13%, and Virginia at approximately 13%. The Dembs Roth Kancov Portfolio totals approximately 277,367 SF and is leased to 37 separate tenants. Many of the Dembs Roth Kancov Portfolio Properties were developed and designed in partnership with the retailer in occupancy in order to maximize visibility for the tenants. The Dembs Roth Kancov Portfolio ranges in size from 9,400 SF to 19,888 SF, with an average of 13,208 SF.
See “—Major Portfolio Tenants (by underwritten base rents)” below for further discussion of the top five tenant concentrations.

The following table presents each property comprising the Dembs Roth Kancov Portfolio by descending Allocated Cut-off Date Loan Amount:

Property Summary
Property Name	Location	Size (SF)(1)	Occ. %(1)	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Year Built	Appraised Value
745 Battlefield Boulevard	Chesapeake, VA	16,865	100.0%	$1,643,786	8.5%	1991	$2,500,000
336 Army Trail Road	Bloomingdale, IL	12,000	100.0%	$1,492,558	7.7%	1991	$2,270,000
5858 Sue Mandy Drive	St. Peters, MO	12,000	100.0%	$1,282,153	6.6%	1991	$1,950,000
13809 N. Dale Mabry Highway	Tampa, FL	14,100	100.0%	$1,078,323	5.6%	1995	$1,640,000
5974-5990 S. Tamiami Trail	Sarasota, FL	14,279	100.0%	$1,045,448	5.4%	1987	$1,590,000
#1 Auto Row Drive	Bloomington, IL	14,000	100.0%	$1,035,585	5.3%	1995	$1,575,000
5137-5177 14th Street West	Bradenton, FL	19,888	100.0%	$1,005,997	5.2%	1987	$1,530,000
5510 Franklin Street	Michigan City, IN	16,950	100.0%	$946,821	4.9%	1996	$1,440,000
12579 Felch Street	Holland, MI	17,600	100.0%	$920,520	4.7%	1994	$1,400,000
12740 W. 87th Parkway	Lenexa, KS	12,000	100.0%	$920,520	4.7%	1991	$1,400,000
5018 West Colonial Drive	Orlando, FL	11,960	100.0%	$835,043	4.3%	1997	$1,270,000
4690 US Highway 98 North	Lakeland, FL	12,000	100.0%	$828,468	4.3%	1991	$1,260,000
4207 Portsmouth Boulevard	Chesapeake, VA	12,000	100.0%	$821,892	4.2%	1992	$1,250,000
28365 US Highway 19 North	Clearwater, FL	9,400	100.0%	$821,892	4.2%	1985	$1,250,000
3770 West Haven Avenue	Melbourne, FL	12,000	100.0%	$775,867	4.0%	1992	$1,180,000
6237 East Colonial Drive	Orlando, FL	12,000	100.0%	$756,141	3.9%	1993	$1,150,000
2020 Principal Row	Orlando, FL	12,000	100.0%	$756,141	3.9%	1992	$1,150,000
2660 SW College Road	Ocala, FL	12,000	100.0%	$683,815	3.5%	1995	$1,040,000
2641 Enterprise Road	Orange City, FL	12,000	100.0%	$670,664	3.5%	1995	$1,020,000
1734 S. Tamiami Trail	Venice, FL	11,530	100.0%	$611,488	3.2%	1993	$930,000
1150 North Wesleyan Boulevard	Rocky Mount, NC	10,795	100.0%	$476,698	2.5%	1994	$870,000
Total/Wtd. Avg.		277,367	100.0%	$19,409,822	100.0%		$29,665,000

(1)	Information is based on the underwritten rent roll.

Major Portfolio Tenants (by underwritten base rents).

Butler Carpet (32,413 SF, 11.7% of portfolio NRA, 12.4% of portfolio underwritten base rent). Butler Carpet d/b/a Bob’s Carpet Mart leases a total of 32,413 SF at three unanchored and single tenant properties within the Dembs Roth Kancov Portfolio. Founded in 1969, Butler Carpet is a flooring retailer headquartered in Clearwater, Florida. It has 15 store locations throughout the Tampa Bay area offering carpet and flooring products and contractor services. Within the Dembs Roth Kancov Portfolio, Butler Carpet has been in occupancy at 13809 N. Dale Mabry Highway for over 20 years (12,000 SF) paying a current base rent of $10.30 PSF, 28365 US Highway 19 North for 24 years (9,400 SF) paying a current base rent of $12.42 PSF and 5974-5990 S. Tamiami Trail for nine years (11,013 SF) paying a current base rent of $10.33 PSF. Butler Carpet does not have any termination options.

American Mattress (12,000 SF, 4.3% of portfolio NRA, 6.7% of portfolio underwritten base rent). American Mattress is a mattress retailer based in Illinois and Indiana. American Mattress offers an assortment of mattress brands, adjustable beds, pillows and bedding accessories and futons. American Mattress has been in operation for over 25 years and 108 store locations, making it the largest retailer in the Midwest of Serta and Tempurpedic, two major national mattress brands. American Mattress, the sole tenant at 336 Army Trail Road, occupies 12,000 SF and pays a current base rent of $16.00 PSF. The original five-year lease term expires in October 2020, has two five-year extension options remaining and no termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Total Renal (10,908 SF, 3.9% of portfolio NRA, 5.7% of portfolio underwritten base rent). Total Renal operates and provides dialysis services for patients suffering from chronic kidney failure and end stage renal disease and related medical services primarily in dialysis centers and contracted hospitals. Total Renal operates as a subsidiary of DaVita Healthcare Partners, Inc. (NYSE: DVA) (Fitch/Moody’s/S&P: NR/Ba3/BB), a Fortune 500 company and leading provider of dialysis and healthcare services in the United States by offering integrated treatment plans, personalized care teams and convenient health-management services. As of September 30, 2015, DaVita Kidney Care operated or provided administrative services at 2,225 outpatient dialysis centers throughout the United States serving approximately 177,000 patients. The outpatient dialysis centers range in size from approximately 500 SF to 33,000 SF, with an average of approximately 7,000 SF. For the fiscal year ending December 31, 2014, DaVita Healthcare Partners, Inc. reported net income of $723.1 million on revenue of $12.8 billion, $17.9 billion in total assets, including approximately $965.2 million in cash and equivalents, and shareholders’ equity of $5.2 billion. Total Renal has been at the 745 Battlefield Boulevard property since February 1999 with a lease expiration in September 2024. It has two five-year extension option remaining and no termination options.

David’s Bridal (12,000 SF, 4.3% of portfolio NRA, 5.5% of portfolio underwritten base rent). David’s Bridal is a clothier in the United States that specializes in wedding dresses, prom gowns and other formal wear. It is the largest American bridal-store chain and operates in more than 300 stores across 45 states, Canada, Puerto Rico and the United Kingdom. In 2012, David’s Bridal was acquired by Clayton, Dubilier & Rice Inc. at a valuation of $1.05 billion. David’s Bridal is the sole tenant at the 5858 Sue Mandy Drive property, occupying 12,000 SF over a 21-year lease term. The lease expires in December 2016 and has two, five-year extension options and no termination options.

Transamerican 4 Wheel (11,960 SF, 4.3% of portfolio NRA, 4.4% of portfolio underwritten base rent). Transamerican 4 Wheel is the top distributor of aftermarket parts for Jeep, light trucks and SUV’s. Founded in 1961, the company is a large distributor of off-road parts and accessories. Transamerican 4 Wheel has a nationwide chain of 72 retail stores and service centers across North America with six distribution centers. Transamerican 4 Wheel has approximately $50 million of off-road parts from more than 250 manufacturers in its inventory. Its wholesale business is the only aftermarket accessories distributor to offer global exporting to over 200 countries. Transamerican 4 Wheel is the sole tenant at the 5018 West Colonial Drive property, occupying 11,960 SF. The lease expires in September 2019, has three five-year extension options, and no termination options.

The following table presents a summary regarding the 10 largest tenants by SF within the Dembs Roth Kancov Portfolio:

Dembs Roth Kancov Portfolio Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Total Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Retail Center
Top 10 Portfolio Tenants
Butler Carpet	NR/NR/NR	32,413	11.7%	$354,167	12.4%	$10.93	3/31/2018 7/31/2017 7/31/2019	13809 N. Dale Mabry Highway 5974-5990 S. Tamiami Trail 28365 US Highway 19 North
American Mattress	NR/NR/NR	12,000	4.3%	$192,000	6.7%	$16.00	10/16/2020	336 Army Trail Road
David’s Bridal	NR/NR/NR	12,000	4.3%	$156,000	5.5%	$13.00	12/14/2016	5858 Sue Mandy Drive
Salvation Army	NR/NR/NR	12,000	4.3%	$122,400	4.3%	$10.20	10/31/2018	12579 Felch Street
Gomer’s Fine Wine	NR/NR/NR	12,000	4.3%	$114,000	4.0%	$9.50	8/31/2018	12740 W. 87th Parkway
K & P Capital	NR/NR/NR	12,000	4.3%	$111,840	3.9%	$9.32	8/9/2019	3770 West Haven Avenue
SOS Furniture	NR/NR/NR	12,000	4.3%	$110,160	3.9%	$9.18	12/19/2016	2020 Principal Row
Carr Boys	NR/NR/NR	12,000	4.3%	$108,000	3.8%	$9.00	3/31/2022	6237 East Colonial Drive
Dollar Floor	NR/NR/NR	12,000	4.3%	$99,840	3.5%	$8.32	7/31/2020	2641 Enterprise Road
Ocala Health	NR/NR/NR	12,000	4.3%	$99,000	3.5%	$8.25	6/25/2016	2660 SW College Road
Subtotal/Wtd. Avg.		140,413	50.6%	$1,467,407	51.5%	$10.45

Other Tenants		136,954	49.4%	$1,383,131	48.5%	$10.10
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		277,367	100.0%	$2,850,538	100.0%	$10.28

(1)	Information is based on the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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The following table presents certain information relating to the aggregate lease rollover at the Dembs Roth Kancov Portfolio and is based on the underwritten rent rolls of the properties comprising the Dembs Roth Kancov Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0%	0%
2016	6	47,465	$10.13	17.1%	17.1%	$480,623	16.9%	16.9%
2017	5	29,304	$10.91	10.6%	27.7%	$319,627	11.2%	28.1%
2018	7	49,642	$10.42	17.9%	45.6%	$517,341	18.1%	46.2%
2019	8	47,883	$10.38	17.3%	62.8%	$497,140	17.4%	63.7%
2020	8	68,165	$10.05	24.6%	87.4%	$684,987	24.0%	87.6%
2021	1	12,000	$6.60	4.3%	91.7%	$79,200	2.8%	90.5%
2022	1	12,000	$9.00	4.3%	96.1%	$108,000	3.8%	94.3%
2023	0	0	$0.00	0.0%	96.1%	$0	0.0%	94.3%
2024	1	10,908	$15.00	3.9%	100.0%	$163,620	5.7%	100.0%
2025	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2026	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2027 & Beyond	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	37	277,367	$10.28	100.0%		$2,850,538	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Markets. The Dembs Roth Kancov Portfolio is comprised of 21 single-tenant and unanchored retail properties in eight states and 15 different markets, listed below by descending Allocated Cut-off Date Loan Amount.

Market Summaries
Property Name	Address	Allocated Cut-off Date Loan Amount	Estimated 2015 Population (five-mile radius)(1)	Estimated Average 2015 Household Income (five-mile radius)(1)	Average Submarket Retail Vacancy(1)
745 Battlefield Boulevard	745 North Battlefield Boulevard, Chesapeake, VA	$1,643,786	177,667	$85,695	2.5%
336 Army Trail Road	336 Army Trail Road, Bloomingdale, IL	$1,492,558	256,035	$96,174	11.4%
5858 Sue Mandy Drive	5858 Suemandy Drive, St. Peters, MO	$1,282,153	146,603	$86,026	6.4%
13809 N. Dale Mabry Highway	13809 North Dale Mabry Highway, Tampa, FL	$1,078,323	242,907	$57,439	5.2%
5974-5990 S. Tamiami Trail	5974-5990 South Tamiami Trail, Sarasota, FL	$1,045,448	115,709	$68,064	4.9%
#1 Auto Row Drive	1 Auto Row Drive Unit 1, Bloomington, IL	$1,035,585	134,197	$78,585	6.6%(2)
5137-5177 14th Street West	5137-5177 14th Street West, Bradenton, FL	$1,005,997	171,649	$52,474	6.4%
5510 Franklin Street	5510 Franklin Street, Michigan City, IN	$946,821	41,577	$54,063	6.0%(2)
12579 Felch Street	12579 Felch Street, Holland, MI	$920,520	95,818	$63,119	2.8%
12740 W. 87th Parkway	12740 West 87th Street Parkway, Lenexa, KS	$920,520	206,604	$79,540	7.0%
5018 West Colonial Drive	5018 West Colonial Drive, Orlando, FL	$835,043	288,942	$51,391	7.2%
4690 US Highway 98 North	4690 US Highway 98 North, Lakeland, FL	$828,468	110,648	$50,494	6.3%
4207 Portsmouth Boulevard	4207 Portsmouth Boulevard, Chesapeake, VA	$821,892	135,411	$73,688	5.0%
28365 US Highway 19 North	28365 US Highway 19 North, Clearwater, FL	$821,892	221,346	$68,287	7.2%
3770 West Haven Avenue	3770 West New Haven Avenue, Melbourne, FL	$775,867	108,976	$55,336	8.5%
6237 East Colonial Drive	6237 East Colonial Drive, Orlando, FL	$756,141	290,116	$58,873	4.3%
2020 Principal Row	9320 South Orange Blossom Trail, Orlando, FL	$756,141	168,371	$52,674	6.6%
2660 SW College Road	2660 Southwest College Road, Ocala, FL	$683,815	70,140	$54,073	8.3%
2641 Enterprise Road	2641 Enterprise Road, Orange City, FL	$670,664	90,742	$52,486	6.4%
1734 S. Tamiami Trail	1734 South Tamiami Trail, Venice, FL	$611,488	73,083	$62,664	8.3%
1150 North Wesleyan Boulevard	1150 North Wesleyan Boulevard, Rocky Mount, NC	$476,698	57,698	$49,445	7.9%(2)

(1)	Source: Industry Report

(2)	Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow of the Dembs Roth Kancov Portfolio:

Cash Flow Analysis
	2012(1)	2013	2014	8/31/2015 Ann. T-8	UW	UW PSF
Base Rent(2)	N/A	$2,457,286	$2,611,497	$2,595,719	$2,850,538	$10.28
Total Recoveries	N/A	$578,483	$646,583	$683,085	$816,688	$2.94
Other Income	N/A	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($183,361)	($0.66)
Effective Gross Income	N/A	$3,035,769	$3,258,080	$3,278,804	$3,483,865	$12.56
Total Operating Expenses	N/A	$736,808	$794,437	$575,780	$966,456	$3.48
Net Operating Income	N/A	$2,298,961	$2,463,643	$2,703,024	$2,517,409	$9.08
Capital Expenditures	N/A	$0	$0	$0	$56,289	$0.20
TI/LC	N/A	$0	$0	$0	$109,870	$0.40
Net Cash Flow	N/A	$2,298,961	$2,463,643	$2,703,024	$2,351,250	$8.48

Occupancy %	N/A	100.0%	100.0%	100.0%	100.0%
NOI DSCR	N/A	1.81x	1.94x	2.13x	1.99x
NCF DSCR	N/A	1.81x	1.94x	2.13x	1.86x
NOI Debt Yield	N/A	11.8%	12.7%	13.9%	13.0%
NCF Debt Yield	N/A	11.8%	12.7%	13.9%	12.1%

(1)	Operating statements prior to 2013 were not available.

(2)	UW Base Rent includes approximately $18,598 of additional contractual rent steps effective November 1, 2016.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 14 – Dembs Roth Cross Group Portfolio

Mortgage Loan Information				Property Information(1)
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio(2):	Portfolio
Original Balance:	$16,220,000			Location:	Various
Cut-off Date Balance:	$16,144,990			General Property Type:	Various
% of Initial Pool Balance:	2.4%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Dennis Dembs; Irving Nusbaum; The Michael N. Roth Irrevocable Trust Dated October 6, 1971; The Irving Nusbaum Amended And Restated Revocable Trust Agreement Dated May 31, 1994; Berlin Family Real Estate Company LLC			Year Built/Renovated:	Various
				Size:	280,729 SF
				Cut-off Date Balance per Unit:	$58
				Maturity Date Balance per Unit:	$48
				Property Manager:	Dembs-Roth Construction Co. (borrower-related)
Mortgage Rate:	5.0781%
Note Date:	11/10/2015
First Payment Date:	12/6/2015
Maturity Date:	11/6/2025
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	4 months			Underwriting and Financial Information(1)
Prepayment Provisions:	LO (28); DEF (85); O (7)			UW NOI:	$2,181,421
Lockbox/Cash Mgmt Status:	N/A			UW NOI Debt Yield:	13.5%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	16.3%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.98x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$1,993,197 (8/31/2015 Ann. T-8)
Reserves				2nd Most Recent NOI:	$1,783,032 (12/31/2014)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$1,910,047 (12/31/2013)
RE Tax:	$290,098	Springing	N/A	Most Recent Occupancy:	95.9% (11/1/2015)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	83.8% (12/31/2014)
Deferred Maintenance:	$189,988	$0	N/A	3rd Most Recent Occupancy:	77.1% (12/31/2013)
Recurring Replacements:	$0	Springing	Springing	Appraised Value (as of):	$24,355,000
TI/LC:	$555,000	Springing	$630,000	Cut-off Date LTV Ratio:	66.3%
Other(3):	$91,594	Springing	Springing	Maturity Date LTV Ratio:	55.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,220,000	100.0%	Loan Payoff(4):	$12,638,607	77.9%
			Reserves:	$1,126,680	6.9%
			Closing Costs:	$499,612	3.1%
			Return of Equity(4):	$1,955,101	12.1%
Total Sources:	$16,220,000	100.0%	Total Uses:	$16,220,000	100.0%

(1)	Property Information and Underwriting and Financial Information are based on a combination or sum of all 11 properties that comprise the Dembs Roth Cross Group Portfolio.

(2)	The Dembs Roth Cross Group Portfolio Borrower may obtain the release of an individual Dembs Roth Cross Group Portfolio Property, at any time on or after the earlier of (i) December 6, 2018 and (ii) the end of the two-year period commencing on the closing date of this securitization, subject to the payment of the yield maintenance premium calculated pursuant to the terms of the loan agreement for the Dembs Roth Cross Group Portfolio Mortgage Loan and Release Amount with respect to the released property. “Release Amount” will be an amount equal to the greatest of (A) 115% of the allocated loan amount of the released property, (B) an amount that would result, after giving effect to the release, in the DSCR being not less than the greater of (i) 1.81x and (ii) the DSCR for the Dembs Roth Cross Group Portfolio preceding the release; (C) an amount that would result, after giving effect to the release, in the debt yield being not less than the greater of (i) 11.6% and (ii) the debt yield for the Dembs Roth Cross Group Portfolio preceding the release; and (D) an amount that would result, after giving effect to the release, in the loan-to-value ratio being not greater than the lesser of (i) 66.6% and (ii) the loan-to-value ratio for the Dembs Roth Cross Group Portfolio preceding the release.

(3)	At loan origination, $91,594 was escrowed into an unfunded obligations reserve for two tenants. On each monthly payment date on or after which any tenant that either (x) leases 20% or more of the Dembs Roth Cross Group Portfolio NRA or (y) pays rent equal to 20% or more of the total in place base rent at the Dembs Roth Cross Group Portfolio (each such, a “Major Tenant”) (i) provides notification of its intent to terminate or not renew its lease, (ii) does not renew its lease at least six months prior to the lease expiration, (iii) does not renew its lease upon the date it is required to do so in said lease, (iv) has an event of default under its lease, (v) files or otherwise becomes involved as a debtor in bankruptcy proceedings, (vi) terminates its lease or (vii) goes dark, (each, a “Major Tenant Trigger Event”), the Dembs Roth Cross Group Portfolio Borrower is required to deposit all excess cash flow into a major tenant TI/LC reserve, capped at $25 PSF of the total rentable square footage of each Major Tenant involved in any then existing Major Tenant Trigger Event.

(4)	See “—The Mortgage Loan” below for further discussion of the Dembs Roth Cross Group Portfolio Mortgage Loan refinancing.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Dembs Roth Cross Group Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $16,220,000 that is secured by a first priority fee mortgage encumbering a portfolio of 11 retail, industrial and office properties in Illinois, Michigan and Florida (each individually, a “Dembs Roth Cross Group Portfolio Property”, and all collectively, the “Dembs Roth Cross Group Portfolio”). The proceeds of the Dembs Roth Cross Group Portfolio Mortgage Loan were primarily used to refinance a previous loan of approximately $12,638,607 at the time of payoff, secured by 10 of the 11 properties comprising the Dembs Roth Cross Group Portfolio. The debt on the remaining property was included in the Dembs Roth Kancov Portfolio Mortgage Loan refinancing. While the payoff letter was unable to be broken out by

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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property, based on a schedule of allocated loan balances provided by the borrower as of October 31, 2015, the estimated balance attributable to the Dembs Roth Cross Group Portfolio Property included in the Dembs Roth Kancov Portfolio refinancing was approximately $1.7 million.

The Borrower and the Sponsor. The borrowers are Briar Group Limited Partnership, Downers Grove Limited Partnership, Christopher Management CL LLC, Gainesville Group Limited Partnership, Hampton Mercury Investment Company II Limited Partnership, Rockford Associates Limited Partnership, Stansbury Partners, L.L.C. and D R Group CL LLC (collectively, the “Dembs Roth Cross Group Portfolio Borrower”), eight single-purpose Michigan limited liability companies and partnerships structured to be bankruptcy-remote, with no independent directors. Each borrowing entity owns between one and three properties and no property is owned by more than one borrower. The sponsors and the nonrecourse carve-out guarantors of the Dembs Roth Cross Group Portfolio Mortgage Loan are Dennis Dembs, Irving Nusbaum, The Michael N. Roth Irrevocable Trust Dated October 6, 1971, The Irving Nusbaum Amended And Restated Revocable Trust Agreement Dated May 31, 1994, and Berlin Family Real Estate Company LLC. Mr. Dembs, along with Michael N. Roth, founded Dembs Roth Group in 1968, offering construction, leasing and property management services. Since inception, Dembs Roth Group has constructed in excess of 15 million SF of combined industrial and commercial space. The Dembs Roth Group owns and manages approximately 75 strip centers and free standing commercial properties across ten states and approximately 133 industrial and commercial buildings across southeastern Michigan, ranging in size from 10,000 SF to over 300,000 SF. The Dembs Roth Cross Group Portfolio is managed by Dembs-Roth Construction Co., a borrower-affiliated entity of the Dembs Roth Group.

The Dembs Roth Cross Group Portfolio Borrower is affiliated with the borrower of one other mortgage loan through partial or complete direct or indirect common ownership, identified as Dembs Roth Kancov Portfolio in Annex A-1 to the Preliminary Prospectus.

The Property. The Dembs Roth Cross Group Portfolio consists of six unanchored retail, three industrial, and two suburban office properties located across Illinois (60% of NRA), Michigan (36% of NRA), and Florida (4% of NRA). The Dembs Roth Cross Group Portfolio totals approximately 280,729 SF and is leased to 39 separate tenants. Many of the retail properties in the Dembs Roth Cross Group Portfolio were developed and designed in partnership with the retailer in occupancy in order to maximize visibility for the tenants. Five of the six retail properties in the Dembs Roth Cross Group Portfolio are 100.0% occupied, with the remaining retail property at 71.4% occupancy. The retail properties range in size from 21,050 SF to 40,179 SF, with an average of 28,219 SF. All of the industrial and office properties in the Dembs Roth Cross Group Portfolio are 100.0% occupied. The office properties are approximately 10,000 SF and the industrial properties range in size from 10,200 SF to 54,080 SF, with an average of 30,455 SF. See “—Major Portfolio Tenants (by underwritten base rents)” below for further discussion of the top five tenant concentrations.

The following table presents each property comprising the Dembs Roth Cross Group Portfolio by descending Allocated Cut-off Date Loan Amount:

Property Summary
Property Name	Location	Size (SF)(1)	Occ. %(1)	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Property Type	Year Built	Appraised Value
40984 Concept Drive (Rofin Sinar)	Plymouth, MI	54,080	100.0%	$2,711,271	16.8%	Industrial	2002	$4,090,000
6905-6943 E. State Street	Rockford, IL	40,179	71.4%	$2,054,998	12.7%	Retail	1991	$3,100,000
14706-14740 LaGrange Road	Orland Park, IL	21,050	100.0%	$1,988,707	12.3%	Retail	1986	$3,000,000
1101-1141 E. Rand Road	Arlington Heights, IL	29,065	100.0%	$1,663,885	10.3%	Retail	1988	$2,510,000
1640 75th Street	Downers Grove, IL	22,618	100.0%	$1,590,966	9.9%	Retail	1962	$2,400,000
28188-28196 Schoolcraft Road	Livonia, MI	27,084	100.0%	$1,405,353	8.7%	Industrial	1983	$2,120,000
310-330 W. Roosevelt Road	Lombard, IL	27,733	100.0%	$1,392,095	8.6%	Retail	1987	$2,100,000
4732 N. Brandywine Road (Briar Group)	Peoria, IL	28,668	100.0%	$1,259,515	7.8%	Retail	1958	$1,900,000
27750 Stansbury Street	Farmington Hills, MI	10,002	100.0%	$1,107,047	6.9%	Office	1998	$1,670,000
6933 NW 36th Avenue	Gainesville, FL	10,050	100.0%	$669,532	4.1%	Office	1996	$1,010,000
34360 Glendale Street (Christopher Mgmt Prop)	Livonia, MI	10,200	100.0%	$301,621	1.9%	Industrial	1979	$455,000
Total/Wtd. Avg.		280,729	95.9%	$16,144,990	100.0%			$24,355,000

(1)	Information is based on the underwritten rent roll.

Major Portfolio Tenants (by underwritten base rents).

Rofin Sinar (54,080 SF, 19.3% of portfolio NRA, 14.6% of portfolio underwritten base rent). Founded in 1975 and headquartered in Plymouth, Michigan and Hamburg, Germany, Rofin Sinar (NASDAQ: RSTI) specializes in industrial laser technology. It develops, manufactures, and sells laser sources and laser-based solutions for industrial material processing and its products are marketed in approximately 70 countries. For the fiscal year ending September 31, 2015, the company reported net income of $41.3 million on revenue of $519.6 million, of which, 21% of sales were generated in North America. The sole tenant at the 40984 Concept Drive (Rofin Sinar) property for over 13 years, Rofin Sinar utilizes both the industrial (approximately 86% of property NRA) and office (approximately 14% of property NRA) spaces for its operations. Originally on a ten-year lease, Rofin Sinar’s extended lease expires in May 2017 and pays a current base rent of $6.64 PSF. Rofin Sinar does not have any termination options.

Mattress Firm (19,000 SF, 6.8% of portfolio NRA, 6.1% of portfolio underwritten base rent). Mattress Firm (NASDAQ: MFRM) is a mattress retailer headquartered in Houston, Texas. Mattress Firm carries conventional and specialty mattresses and furniture and bedding related products. As of February 3, 2015, Mattress Firm and its franchisees operate over 2,200 stores, primarily under the Mattress Firm® and Sleep Train® brand names, in 105 markets across 40 states. For the fiscal year ending December 31, 2014, Mattress Firm reported net sales of $1.8 billion. The largest tenant at the 4732 N. Brandywine Road (Briar Group) property, Mattress Firm has been in occupancy for over three years (14,500 SF), pays a current base rent of $5.00 PSF and has two five-year extension options remaining. The second largest tenant at the 14706-14740 LaGrange Road property, Mattress Firm has been in occupancy for over 19 years (4,500 SF), pays a current base rent of $17.00 PSF, and has no extension options remaining. Mattress Firm does not have any termination options.

Grand Appliance & TV (12,000 SF, 4.3% of portfolio NRA, 5.9% of portfolio underwritten base rent). Grand Appliance & TV is a retailer that sells appliance, electronics, mattresses, and appliance parts and accessories. Founded in 1930, it operates 18 stores in Illinois, Wisconsin, and Iowa serving

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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a wide customer base of consumers, developers, interior design firms and government housing facilities. Grand Appliance & TV is the largest tenant at the 14706-14740 LaGrange Road property occupying 12,000 SF at current base rent of $12.00 PSF. Its five-year lease term expires in May 2020 and provides for two five-year extension options without any termination options.

Kentwood Office (12,000 SF, 4.3% of portfolio NRA, 5.1% of portfolio underwritten base rent). Kentwood Office is an office furniture retailer with seven store locations in Michigan, Illinois, and Indiana. Founded in 1976, Kentwood Office carries more than 68 manufacturer brands of new, used, and remanufactured office furniture and also offers professional services such as project management and storage and asset management. Kentwood Office is the largest tenant at the 310-330 W. Roosevelt Road property, occupying 12,000 SF over a five-year lease term. The lease expires in October 2019 and has one five-year extension option and no termination options.

Harbor Freight (14,458 SF, 5.2% of portfolio NRA, 5.0% of portfolio underwritten base rent). Harbor Freight is a discount tool retailer with over 600 stores throughout the United States serving approximately 30 million customers. It offers hand, air, power, and automotive tools, shop equipment, and generators. Harbor Freight is the largest tenant at the 1640 75th Street property, occupying 14,458 SF over a 10-year lease term. The lease expires in October 2025, has five five-year extension options, and no termination options.

The following table presents a summary regarding the 10 largest tenants by SF within the Dembs Roth Cross Group Portfolio:

Dembs Roth Cross Group Portfolio Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Total Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Property
Top 10 Portfolio Tenants
Rofin Sinar	NR/NR/NR	54,080	19.3%	$358,889	14.6%	$6.64	5/31/2017	40984 Concept Drive (Rofin Sinar)
Mattress Firm	NR/NR/NR	19,000	6.8%	$149,000	6.1%	$7.84	11/13/2017 3/31/2017	4732 N. Brandywine Road (Briar Group) 14706-14740 LaGrange Road
Harbor Freight	NR/NR/NR	14,458	5.2%	$122,893	5.0%	$8.50	10/31/2025	1640 75th Street
Crest Furniture	NR/NR/NR	12,361	4.4%	$95,798	3.9%	$7.75	2/28/2020	1101-1141 E. Rand Road
Grand Appliance & TV	NR/NR/NR	12,000	4.3%	$144,000	5.9%	$12.00	5/31/2020	14706-14740 LaGrange Road
Kentwood Office	NR/NR/NR	12,000	4.3%	$125,000	5.1%	$10.42	10/31/2019	310-330 W. Roosevelt Road
Four Seasons	NR/NR/NR	10,600	3.8%	$77,380	3.2%	$7.30	4/6/2017	4732 N. Brandywine Road (Briar Group)
Blue Team Restoration	NR/NR/NR	10,200	3.6%	$45,900	1.9%	$4.50	4/30/2018	34360 Glendale Street (Christopher Mgmt Prop)
New Horizon	NR/NR/NR	10,050	3.6%	$102,008	4.2%	$10.15	2/4/2017	6933 NW 36th Avenue
Graybar Electric	NR/NR/NR	9,600	3.4%	$45,600	1.9%	$4.75	12/28/2017	28188-28196 Schoolcraft Road
Subtotal/Wtd. Avg.		164,349	58.5%	$1,266,467	51.7%	$7.71

Other Tenants		104,880	37.4%	$1,184,958	48.3%	$11.30
Vacant Space		11,500	4.1%	$0	0.0%	$0.00
Total/Wtd. Avg.		280,729	100.0%	$2,451,425	100.0%	$9.11

(1)	Information is based on the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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The following table presents certain information relating to the aggregate lease rollover at the Dembs Roth Cross Group Portfolio and is based on the underwritten rent rolls of the properties comprising the Dembs Roth Cross Group Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2016	2	5,607	$11.08	2.0%	2.0%	$62,124	2.5%	2.5%
2017	15	151,887	$8.19	54.1%	56.1%	$1,243,876	50.5%	53.0%
2018	6	25,106	$7.97	8.9%	65.0%	$200,051	8.1%	61.2%
2019	6	34,930	$9.66	12.4%	77.5%	$337,420	13.8%	74.9%
2020	5	30,741	$11.37	11.0%	88.4%	$349,444	14.3%	89.2%
2021	1	1,500	$10.50	0.5%	89.0%	$15,750	0.6%	89.8%
2022	0	0	$0.00	0.0%	89.0%	$0	0.0%	89.8%
2023	0	0	$0.00	0.0%	89.0%	$0	0.0%	89.8%
2024	3	5,000	$23.97	1.8%	90.8%	$119,868	4.9%	94.7%
2025	1	14,458	$8.50	5.2%	95.9%	$122,893	5.0%	100.0%
2026	0	0	$0.00	0.0%	95.9%	$0	0.0%	100.0%
2027 & Beyond	0	0	$0.00	0.0%	95.9%	$0	0.0%	100.0%
Vacant	0	11,500	$0.00	4.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	39	280,729	$9.11	100.0%		$2,451,425	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Markets. The Dembs Roth Cross Group Portfolio is comprised of six unanchored retail, three industrial, and two suburban office properties, listed below by descending Allocated Cut-off Date Loan Amount.

Market Summaries
Property Name	Location	Property Type	Allocated Cut-off Date Loan Amount	Estimated 2015 Population (five-mile radius)(1)	Estimated Average 2015 Household Income (five-mile radius)(1)	Average Submarket Vacancy(1)
40984 Concept Drive (Rofin Sinar)	Plymouth, MI	Industrial	$2,711,271	209,232	$84,721	4.6%
6905-6943 E. State Street	Rockford, IL	Retail	$2,054,998	122,966	$69,543	12.4%
14706-14740 LaGrange Road	Orland Park, IL	Retail	$1,988,707	169,122	$95,800	7.4%
1101-1141 E. Rand Road	Arlington Heights, IL	Retail	$1,663,885	332,750	$90,934	10.1%
1640 75th Street	Downers Grove, IL	Retail	$1,590,966	240,585	$103,007	6.8%
28188-28196 Schoolcraft Road	Livonia, MI	Industrial	$1,405,353	284,709	$58,311	5.9%
310-330 W. Roosevelt Road	Lombard, IL	Retail	$1,392,095	271,740	$102,327	6.8%
4732 N. Brandywine Road (Briar Group)	Peoria, IL	Retail	$1,259,515	125,637	$60,664	7.6%
27750 Stansbury Street	Farmington Hills, MI	Office	$1,107,047	187,233	$91,500	17.7%
6933 NW 36th Avenue	Gainesville, FL	Office	$669,532	148,547	$67,023	7.7%(2)
34360 Glendale Street (Christopher Mgmt Prop)	Livonia, MI	Industrial	$301,621	236,186	$68,710	5.9%

(1)	Source: Industry Report

(2)	Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow of the Dembs Roth Cross Group Portfolio:

Cash Flow Analysis
	2012(1)	2013	2014	8/31/2015 Ann. T-8	UW	UW PSF
Base Rent(2)	N/A	$2,112,138	$2,060,909	$2,177,454	$2,569,300	$9.15
Total Recoveries	N/A	$769,001	$837,167	$817,449	$1,040,920	$3.71
Other Income	N/A	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($180,511)	($0.64)
Effective Gross Income	N/A	$2,881,139	$2,898,076	$2,994,903	$3,429,709	$12.22
Total Operating Expenses	N/A	$971,092	$1,115,044	$1,001,707	$1,248,288	$4.45
Net Operating Income	N/A	$1,910,047	$1,783,032	$1,993,197	$2,181,421	$7.77
Capital Expenditures	N/A	$0	$0	$0	$57,949	$0.21
TI/LC	N/A	$0	$0	$0	$38,149	$0.14
Net Cash Flow	N/A	$1,910,047	$1,783,032	$1,993,197	$2,085,323	$7.43

Occupancy %	N/A	77.1%	83.8%	98.9%	95.9%
NOI DSCR	N/A	1.81x	1.69x	1.89x	2.07x
NCF DSCR	N/A	1.81x	1.69x	1.89x	1.98x
NOI Debt Yield	N/A	11.8%	11.0%	12.3%	13.5%
NCF Debt Yield	N/A	11.8%	11.0%	12.3%	12.9%

(1)	Operating statements prior to 2013 were not available.

(2)	UW Base Rent includes approximately $6,939 of additional contractual rent steps effective November 1, 2016.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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135

MSCI 2016-UBS9	Hilton Garden Inn Tupelo

Mortgage Loan No. 15 – Hilton Garden Inn Tupelo

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance:	$15,500,000			Location:	Tupelo, MS 38804
Cut-off Date Balance:	$15,472,699			General Property Type:	Hospitality
% of Initial Pool Balance:	2.3%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Gregory M. Friedman; Mitul Patel; Jatin Desai			Year Built/Renovated:	2006/2014
				Size:	158 Rooms
Mortgage Rate:	5.2590%			Cut-off Date Balance per Unit:	$97,928
Note Date:	1/25/2016			Maturity Date Balance per Unit:	$74,285
First Payment Date:	3/6/2016			Property Manager:	Peachtree Hospitality Management, LLC (borrower-related)
Maturity Date:	2/6/2026
Original Term to Maturity:	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$1,891,692
Seasoning:	1 month			UW NOI Debt Yield:	12.2%
Prepayment Provisions:	LO (25); DEF (88); O (7)			UW NOI Debt Yield at Maturity:	16.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.52x
Additional Debt Type:	N/A			Most Recent NOI:	$1,880,355 (11/30/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,382,472 (12/31/2014)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			3rd Most Recent NOI:	$1,088,599 (12/31/2013)
Reserves				Most Recent Occupancy:	69.4% (11/30/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	67.5% (12/31/2014)
RE Tax:	$40,086	$15,418	N/A	3rd Most Recent Occupancy(4):	60.9% (12/31/2013)
Insurance:	$25,430	$2,192	N/A	Appraised Value (as of):	$24,500,000 (12/7/2015)
FF&E:	$0	$16,200	N/A	Cut-off Date LTV Ratio:	63.2%
Other(2):	$0	Springing	(2)	Maturity Date LTV Ratio:	47.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$15,500,000	100.0%	Loan Payoff:	$10,480,489	67.6%
			Reserves:	$65,516	0.4%
			Closing Costs:	$676,496	4.4%
			Return of Equity:	$4,277,498	27.6%
Total Sources:	$15,500,000	100.0%	Total Uses:	$15,500,000	100.0%

(1)	Future mezzanine debt is permitted provided (i) no event of default exists, (ii) the mezzanine loan is secured by interests that are not collateral for the Hilton Garden Inn Tupelo Mortgage Loan, (iii) approval by the lender is obtained, (iv) the term of the mezzanine loan expires on or after February 6, 2026, (v) the mezzanine loan lender is a qualified institutional lender which enters into an intercreditor agreement, (vi) the Hilton Garden Inn Tupelo Borrower obtains rating agency confirmation, (vii) the debt yield prior to the funding of the mezzanine loan is at least 11.0%, (viii) the aggregate loan-to-value ratio based on the then current appraisal and combined outstanding balance of the Hilton Garden Inn Tupelo Mortgage Loan and the mezzanine loan is not greater than 63.3%, (ix) the proforma DSCR for the 12-month period following the funding of the mezzanine loan is no less than 1.51x, and (x) the mezzanine loan is non-transferrable without prior written consent of the lender (other than to a qualified institutional lender).

(2)	During the continuance of a PIP Trigger Event (as defined below), the Hilton Garden Inn Tupelo Borrower is required to deposit with the lender all excess cash flow for PIP requirements into a PIP reserve fund, provided that the amount of such deposit or the amount in the PIP reserve fund does not exceed 125% of the cost to complete the PIP requirements as determined by the lender.

A “PIP Trigger Event” will commence upon (a) if a franchise agreement is applicable, (i) the franchisor gives notice of its intent to terminate, not renew or not extend the franchise agreement, (ii) an event of default under the franchise agreement or (iii) a bankruptcy action with respect to the franchisor, or (b) if a management agreement provides for the use of a brand and a separate franchise agreement is not applicable, (i) the property manager under such management agreement gives notice of its intent to terminate, not renew or not extend the management agreement, (ii) an event of default under the management agreement or (iii) a bankruptcy action with respect to the property manager. A PIP Trigger Event will continue until the lender receives confirmation from the franchisor, (or if the context requires, a qualified replacement franchisor) that all PIP requirements under the franchise agreement or replacement franchise agreement have been completed in accordance with the franchise agreement or replacement franchise agreement.

(3)	Adjusted to exclude available room nights that were offline during June-August 2014 due to significant renovations and PIP upgrades at the Hilton Garden Inn Tupelo Property.

(4)	Does not include the months of July 2013 and August 2013 as data for these months were unavailable. The sponsors purchased the Hilton Garden Inn Tupelo Property in September 2013.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Hilton Garden Inn Tupelo Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $15,500,000 secured by a first priority fee mortgage encumbering a 158-room full service hospitality property in Tupelo, Mississippi (the “Hilton Garden Inn Tupelo Property”). The proceeds of the Hilton Garden Inn Tupelo Mortgage Loan were primarily used to refinance a previous loan with an outstanding principal balance of approximately $10,480,489 secured by the Hilton Garden Inn Tupelo Property, fund reserves, pay closing costs, and to return equity to the Hilton Garden Inn Tupelo Borrower.

The Borrower and the Sponsor. The borrower is PHG Tupelo Owner, LLC (the “Hilton Garden Inn Tupelo Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director. PHG Tupelo Owner, LLC is wholly-owned by PHG Tupelo, LLC. PHG Tupelo, LLC is owned by PHG Tupelo Investors, LLC (75%) and Master Hospitality Development Services, LLC (25%) with Peachtree Hotel Group II, LLC as a non-member manager. PHG Tupelo Investors, LLC is owned by Peachtree Hotel Group II, LLC (2.5765%) and various investors that

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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make up the remaining 97.4235%, with no individual or entity owning more than 33.3%. Peachtree Hotel Group II, LLC is owned by Gregory M. Friedman (33.3%), Mitul Patel (33.3%) and Jatin Desai (33.3%), the sponsors and non-recourse guarantors.

Mr. Friedman is the Chief Executive Officer of Peachtree Hotel Group (“PHG”), a hospitality investment and management organization. Since its inception, PHG has acquired or developed approximately $778 million of hotels and first mortgage notes. PHG currently owns, operates, or is invested in approximately 57 hotels, comprising approximately 6,504 guest rooms throughout the U.S. Its management arm, Peachtree Hospitality Management, LLC operates 26 hotels with approximately 2,922 rooms. Mr. Friedman has more than 15 years of hospitality experience with an emphasis on deal structure and financing. He has led PHG in more than $450 million in hotel acquisitions, investments and developments since co-founding the company. He was formerly senior vice president of business development for Specialty Finance Group, LLC, a direct lender providing hotel first mortgage and FF&E financing, where he originated more than $2 billion of hotel debt.

Mr. Patel is the Chief Operating Officer of PHG bringing 20 years of operating experience and overseeing management of the company’s growing portfolio, including development and renovation programs. To date, he has been responsible for more than $100 million in both new construction and refurbishment programs. Mr. Desai is the Chief Investment Officer of PHG with responsibilities including sourcing, negotiating and financing hotel acquisition and development projects. Mr. Desai was previously at Wachovia Securities, where he focused on asset underwriting and private equity transactions ranging from $100 million to more than $5 billion.

The Property. The Hilton Garden Inn Tupelo Property is a four-story, 158-room full service hotel built on 2.43 acres. Hotel amenities include a full-service restaurant and lounge, room service, indoor pool, indoor whirlpool, exercise room, business center, two meeting and banquet facilities totaling 1,200 SF of indoor meeting space, a 24-hour Pavilion Pantry convenience store, guest laundry room, complimentary parking, vending areas and complimentary Wi-Fi. Room amenities include a flat screen HD TV, complimentary internet, complimentary Wi-Fi, a workspace area with an ergonomic Herman Miller Mirra chair, a mini refrigerator, a microwave oven and a coffee maker. The guestroom mix includes 90 king rooms, 60 queen/queen rooms and eight one-bedroom suites.

Originally built in 2006, the Hilton Garden Inn Tupelo Property was acquired by the Hilton Garden Inn Tupelo Borrower in September 2013 and was recently renovated from 2013 to 2014. The renovation from 2013 to 2014 consisted of property improvement plan (“PIP”) renovations totaling approximately $2.0 million ($12,905 per room). PIP upgrades included renovations to the lobby, in accordance with Hilton Garden Inn’s “Project Grow” concept, including new lobby and restaurant seating, carpeting, and décor. Guestroom upgrades included carpeting, drapes, paint, accent walls, and select case goods. Guestroom bathrooms received new countertops, tile flooring, and wallcovering. Guestroom corridors received new carpeting and fresh paint. Restaurant renovations included new furniture, resurfaced countertops, fresh wall paint, new cabinetry in the breakfast/bar area, and a new widescreen flat-panel television. Additional improvements included upgrades to the Pavilion Pantry, upgrades to the business center with new equipment, new equipment for the kitchen facilities, and a new central air-conditioning unit.

The Hilton Garden Inn Tupelo Property operates under a franchise agreement with Hilton Garden Inns Franchise LLC (the “Franchisor”) as a Hilton Garden Inn expiring on September 30, 2028. The Hilton Garden Inn brand is owned by Hilton Worldwide, a global hospitality group which reported over $10.5 billion in gross revenue as of year-end 2014. Hilton Worldwide has a portfolio of 13 brands with more than 4,600 hotels, resorts and timeshare properties comprising more than 750,000 rooms in 100 countries and territories. According to the appraisal, as of year-end 2014, there were 546 Hilton Garden Inn hotels (74,524 rooms) in the U.S.

More specific information about the Hilton Garden Inn Tupelo Property and the related competitive set is set forth in the following table:

Hilton Garden Inn Tupelo Historical Occupancy, ADR, RevPAR
	Competitive Set			Hilton Garden Inn Tupelo(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	58.5%	$91.51	$53.51	58.5%	$113.77	$66.53	100.0%	124.3%	124.3%
2013	67.2%	$91.92	$61.73	60.9% (2)	$111.65	$68.02(2)	90.7%	121.5%	110.2%
2014	58.6%	$98.60	$57.81	67.5% (3)	$111.01	$74.93(3)	115.1%	112.6%	129.6%
11/30/2015 TTM	63.8%	$101.11	$64.47	69.4%	$112.82	$78.28	108.8%	111.6%	121.4%

Source: Industry Report

(1)	Based on Hilton Garden Inn Tupelo Borrower-provided historical operating statements.

(2)	Does not include financial data for the months of July and August as data for these months were unavailable. The sponsors purchased the Hilton Garden Inn Tupelo Property in September 2013.

(3)	Adjusted to exclude available room nights that were offline during June-August 2014 due to significant renovations and PIP upgrades at the Hilton Garden Inn Tupelo Property.

The Market. The Hilton Garden Inn Tupelo Property is located in the city of Tupelo, Lee County, Mississippi. Incorporated as a city in 1870 and serving as a rail distribution and manufacturing center, Tupelo is located at the intersection of U.S. Highway 78 and U.S. Highway 45. At the center of the Americana Music Triangle, Tupelo is the home city of Elvis Presley and draws tourists from across the country. Although tourism is prevalent in Tupelo, the local economy is driven primarily by the manufacturing industry and healthcare sector. Multiple furniture and automobile manufacturers provide Tupelo with an employment base and continue to expand their operations in the area. Tupelo also serves the northern Mississippi region as a medical hub with the presence of North Mississippi Health Services.

The manufacturing industry is the primary economic anchor of Tupelo with seven of the top ten employers in the manufacturing sector. The $800 million Toyota Motor Manufacturing Mississippi (TMMMS) plant opened in 2011 on the outskirts of Tupelo in Blue Springs. The plant assembles the Corolla. TMMMS is Toyota’s 14th North American plant and the 10th in the U.S. with a plant size of approximately 1.4 million SF. Cooper Tire & Rubber Company, a global company involved in the design, manufacture, marketing, and sales of passenger car and light trucks, motorcycle, and racing tires, also has a large presence within the Tupelo market. In 2010, Cooper Tire completed a $7.0 million, 32,000 SF expansion of its facility, which created 150 new jobs. The healthcare sector also plays an important role in the Tupelo economy. North Mississippi Health Services, headquartered in Tupelo, is a diversified regional healthcare organization that serves 24 counties in north Mississippi and northwest Alabama.

The market benefits from a variety of tourist and leisure attractions in the area. The peak season for tourism in this area is from May to September. The most significant landmark of Tupelo’s modern history is a modest, two room house where Elvis Presley was born on January 8, 1935. The house draws over 50,000 visitors each year from across the world. The Tupelo Buffalo Park offers tours on the Monster Bison Bus, where visitors can experience buffalos in a nature-like habitat. Guests can also camp out overnight in the Chickasaw Indian Village. The park houses a restored train depot building,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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snack bar, and souvenir shop. The Tupelo Automobile Museum features 120,000 SF of automobile displays and open-viewing restoration bays and houses 100 antique, classic, and collectible automobiles, chronologically displayed. The collection is valued at over $6 million.

The estimated 2015 demand at the Hilton Garden Inn Tupelo Property is approximately 60% commercial, 30% meeting and group, and 10% leisure. In the subject market area, commercial demand is generated by major employers in the manufacturing industry, a regional hospital, and events at the BancorpSouth Conference Center. A major factor considered in the development of growth rates for the local market is the presence of the Toyota Manufacturing Plant, Cooper Tire & Rubber, and other large manufacturers throughout the area. Leisure guests are primarily generated by the Elvis Presley Birthplace historic museum, the HealthWorks Kids’ Museum, and the Tupelo Buffalo Park.

Competitive properties to the Hilton Garden Inn Tupelo Property are shown in the table below:

Primary Competitive Hotel Supply – Occupancy and Average Rate Comparison (Estimated)

Property Name	Rooms	2014 Occupancy	2014 Average Rate	2014 RevPAR	2015 Occupancy	2015 Average Rate	2015 RevPAR	Occupancy Penetration	Yield Penetration
Hilton Garden Inn Tupelo Property(1)	158	67.5%(2)	$111.01	$74.93(2)	69.4%	$112.82	$78.28	108.8%(3)	121.5%(3)
Courtyard by Marriott	93	50.0%-55.0%	$90.00-$95.00	$50.00-$55.00	65.0%-70.0%	$90.00-$95.00	$65.00-$70.00	100.0%-110.0%	95.0%-100.0%
Holiday Inn Hotel & Suites Tupelo North	121	45.0%-50.0%	$105.00-$110.00	$50.00-$55.00	45.0%-50.0%	$110.00-$115.00	$55.00-$60.00	75.0%-80.0%	80.0%-85.0%
Hampton Inn & Suites Tupelo Barnes Crossing	88	60.0%-65.0%	$105.00-$110.00	$65.00-$70.00	55.0%-60.0%	$105.00-$110.00	$60.00-$65.00	N/A	N/A
Fairfield Inn & Suites by Marriott Tupelo	87	45.0%-50.0%	$105.00-$110.00	$50.00-$55.00	45.0%-50.0%	$110.00-$115.00	$55.00-$60.00	N/A	N/A

Source: Appraisal

(1)	Based on Hilton Garden Inn Tupelo Borrower-provided historical operating statements. 2015 Occupancy, 2015 Average Rate and 2015 RevPAR are based on the trailing twelve months ended November 30, 2015.

(2)	Adjusted to exclude available room nights that were offline during June-August 2014 due to significant renovations and PIP upgrades at the Hilton Garden Inn Tupelo Property.

(3)	Hilton Garden Inn Tupelo Occupancy Penetration and Yield Penetration based on an industry report.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hilton Garden Inn Tupelo Property:

Cash Flow Analysis
	2012	2013(1)	2014	11/30/2015 TTM	UW	UW per Room
Occupancy	58.5%	60.9%	67.5%(2)	69.4%	69.4%
ADR	$113.77	$111.65	$111.01	$112.82	$112.82
RevPAR	$66.53	$68.02	$74.93(2)	$78.28	$78.28

Rooms Revenue	$3,847,527	$3,119,753	$3,956,003	$4,514,214	$4,514,214	$28,571
Food & Beverage	$383,904	$324,568	$300,547	$298,844	$298,844	$1,891
Other Income	$60,607	$37,644	$52,673	$47,006	$47,006	$298
Total Revenue	$4,292,038	$3,481,966	$4,309,223	$4,860,065	$4,860,065	$30,760
Total Expenses	$3,157,953	$2,393,367	$2,926,751	$2,979,710	$2,968,373	$18,787
Net Operating Income	$1,134,085	$1,088,599	$1,382,472	$1,880,355	$1,891,692	$11,973
FF&E	$0	$0	$0	$0	$194,403	$1,230
Net Cash Flow	$1,134,085	$1,088,599	$1,382,472	$1,880,355	$1,697,290	$10,742

NOI DSCR	1.02x	0.98x	1.24x	1.69x	1.70x
NCF DSCR	1.02x	0.98x	1.24x	1.69x	1.52x
NOI Debt Yield	7.3%	7.0%	8.9%	12.2%	12.2%
NCF Debt Yield	7.3%	7.0%	8.9%	12.2%	11.0%

(1)	Does not include financial data for the months of July and August as data for these months were unavailable. The sponsors purchased the Hilton Garden Inn Tupelo Property in September 2013.

(2)	Adjusted to exclude available room nights that were offline during June-August 2014 due to significant renovations and PIP upgrades at the Hilton Garden Inn Tupelo Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This Term Sheet was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its affiliates, “BofA Merrill Lynch”), UBS Securities LLC (together with its affiliates, “UBS Securities”), Drexel Hamilton, LLC (together with its affiliates, “Drexel”) and Academy Securities, Inc. (together with its affiliates and, collectively with Morgan Stanley, BofA Merrill Lynch, UBS Securities and Drexel, the “Underwriters”). This Term Sheet was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

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The securities/instruments discussed in this Term Sheet may not be suitable for all investors. This Term Sheet has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this Term Sheet. This Term Sheet does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this Term Sheet as only a single factor in making an investment decision.

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